AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 1998


                                                      REGISTRATION NO. 333-51609
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------


                               AMENDMENT NO. 4 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  -------------

                                INDYMAC ABS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                  -------------

          DELAWARE                                       APPLIED FOR
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)

                              155 NORTH LAKE AVENUE
                           PASADENA, CALIFORNIA 91101
                                 (800) 669-2300
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  -------------

                                MICHAEL W. PERRY
                                  INDYMAC, INC.
                              155 NORTH LAKE AVENUE
                           PASADENA, CALIFORNIA 91101
                                 (800) 669-2300
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  -------------

                                 WITH A COPY TO:
                              EDWARD J. FINE, ESQ.
                                BROWN & WOOD LLP
                             ONE WORLD TRADE CENTER
                          NEW YORK, NEW YORK 10048-0557

                                  -------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time on or after the effective date of the registration statement, as determined by market conditions.

                                  -------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                           PROPOSED          PROPOSED
                                                                           MAXIMUM           MAXIMUM                AMOUNT OF
TITLE OF EACH CLASS OF                                 AMOUNT TO BE        OFFERING PRICE    AGGREGATE              REGISTRATION
SECURITIES TO BE REGISTERED                            REGISTERED(1) (2)   PER UNIT(2)       OFFERING PRICE(2)      FEE
------------------------------------------------------------------------------------------------------------------------------------
Asset Backed Certificates                              $1,800,000,000       100%              $1,800,000,000               (3)
------------------------------------------------------------------------------------------------------------------------------------
Asset Backed Notes                                     $200,000,000         100%              $200,000,000                 (3)
====================================================================================================================================

(1) This Registration Statement relates to the offering from time to time of $1,800,000,000 aggregate principal amount of Asset Backed Certificates and $200,000,000 aggregate principal amount of Asset Backed Notes and to any resales thereof in market making transactions by Countrywide Securities Corporation, an affiliate of the Registrant, to the extent required.
(2)      Estimated for the purpose of calculating the registration fee.
(3) A total registration fee of $595,295.00 (for all Asset Backed Certificate and Asset Backed Notes registered) was previously paid.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

               SUBJECT TO COMPLETION, DATED ____________ __, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED __________, 1998)

                                  $-----------
                                  (Approximate)

                                INDYMAC ABS, INC.
                                    DEPOSITOR

                                 [INDYMAC, INC.]
                           SELLER AND MASTER SERVICER

                   INDYMAC MORTGAGE PASS-THROUGH TRUST 19__-__
                                     ISSUER

DISTRIBUTIONS PAYABLE ON THE ____THE DAY OF EACH MONTH, COMMENCING IN _____ 19__
                              --------------------


          The Mortgage Pass-Through Certificates, Series 199__-__ (collectively, the "Certificates") will represent the entire beneficial interest in IndyMac Mortgage Pass-Through Trust 19__-__ (the "Trust Fund"). The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of [fixed-rate] Mortgage Loans secured by first liens on one- to four-family residential properties. Only the Classes identified in the table below (collectively, the "Offered Certificates") are offered hereby.


         THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST FUND ONLY AND WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL ENTITY, THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES OR ANY OTHER PERSON. DISTRIBUTIONS ON THE CERTIFICATES WILL BE PAYABLE SOLELY FROM THE ASSETS TRANSFERRED TO THE TRUST FUND FOR THE BENEFIT OF CERTIFICATEHOLDERS.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
  OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

================================================================================

                                 [Initial Class
                             Certificate Balance (1)           Pass-Through Rate
                             -----------------------           -----------------

Class A -                            $                        %
---------------------------------------------------- ---------------------------
Class                                $                        %
---------------------------------------------------- ---------------------------
Class PO                             $                        (2)
---------------------------------------------------- ---------------------------
Class X                              (3)                      (4)
---------------------------------------------------- ---------------------------
Class A-R                            $                        %
---------------------------------------------------- ---------------------------
Class B -                            $                        %
---------------------------------------------------- ---------------------------
Class                                $                        %
---------------------------------------------------- ---------------------------
Class                                $                        %
================================================================================
(1) Subject to the permitted variance described herein.
(2) The Class PO Certificates will be Principal Only Certificates and will not bear interest.
(3) The Class X Certificates will be Notional Amount Certificates, will have no principal balance and will bear interest on their Notional Amount (initially expected to be approximately $____________).
(4) The Pass-Through Rate for the Class X Certificates for any Distribution Date will be equal to the excess of (a) the weighted average of the Net Mortgage Rates of the Non-Discount Mortgage Loans over (b) % per annum. The Pass-Through Rate for the Class X Certificates for the first Distribution Date is expected to be approximately % per annum.]

         [The Senior Certificates, other than the Class PO and Class X Certificates (the "Underwritten Senior Certificates"), will be purchased by _______ and the Class ____ Certificates (together with the Underwritten Senior Certificates, the "Underwritten Certificates") offered hereby will be purchased by ______ (each, an "Underwriter") from the Depositor and will be offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Underwritten Certificates are expected to be approximately $_______ , plus accrued interest, before deducting issuance expenses payable by the Depositor. The Class , Class PO and Class X Certificates will be issued to the Depositor on or about _________, 19__ as partial consideration for the sale of the Mortgage Loans to the Trust Fund.]

         [The Underwritten Certificates are offered by the respective Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Underwritten Senior Certificates, other than the Class A-R Certificates, will be made in book-entry form only through the facilities of The Depository Trust Company, that the Class A-R Certificates will be delivered at the offices of _________________ in New York, New York and that the Class Certificates will be delivered at the offices of_______________ in New York, New York, in each case on or about _________, 19__.]

         [This Prospectus Supplement and the Prospectus are to be used by Countrywide Securities Corporation, an affiliate of IndyMac ABS, Inc. and IndyMac, Inc., in connection with offers and sales related to market making transactions in the Offered Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at pries related to prevailing prices at the time of sale.]

                                 [Underwriters]

         The Mortgage Loans will be sold to the Depositor by [IndyMac, Inc. ("IndyMac")].

         An election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" (the "REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the Offered Certificates, other than the Class A-R Certificates, will constitute "regular interests" in the REMIC. The Class A-R Certificates will constitute the sole class of "residual interest" in the REMIC. Prospective investors are cautioned that a Class A-R Certificateholder's REMIC taxable income and the tax liability thereon will exceed cash distributions in certain periods, in which event such holder must have sufficient alternative sources of funds to pay such tax liability. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

         The Class A-R Certificates will be subject to certain transfer restrictions. See "Description of the Certificates -- Restrictions on Transfer of the Class A-R Certificates" herein.

         THE YIELD TO INVESTORS ON EACH CLASS OF OFFERED CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO, AMONG OTHER THINGS, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS, WHICH MAY VARY SIGNIFICANTLY OVER TIME. THE YIELD TO MATURITY OF A CLASS OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT OR PREMIUM WILL BE MORE SENSITIVE TO THE RATE AND TIMING OF PAYMENTS THEREON. HOLDERS OF THE OFFERED CERTIFICATES SHOULD CONSIDER, IN THE CASE OF ANY SUCH CERTIFICATES PURCHASED AT A DISCOUNT, AND
PARTICULARLY THE PRINCIPAL ONLY CERTIFICATES, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY OFFERED CERTIFICATES PURCHASED AT A PREMIUM AND PARTICULARLY THE INTEREST ONLY CERTIFICATES, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD. HOLDERS OF THE INTEREST ONLY CERTIFICATES SHOULD CAREFULLY CONSIDER THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH HOLDERS TO RECOVER THEIR INITIAL INVESTMENTS. THE YIELD TO INVESTORS IN THE OFFERED CERTIFICATES, AND PARTICULARLY THE CLASS ____ CERTIFICATES, ALSO WILL BE ADVERSELY AFFECTED BY NET INTEREST SHORTFALLS AND BY REALIZED LOSSES. NO REPRESENTATION IS MADE AS TO THE ANTICIPATED RATE OF PREPAYMENTS ON THE MORTGAGE LOANS, THE AMOUNT AND TIMING OF NET INTEREST SHORTFALLS OR REALIZED LOSSES, OR AS TO THE RESULTING YIELD TO MATURITY OF ANY CLASS OF CERTIFICATES.

         Each Underwriter intends to make a secondary market in the Classes of Underwritten Certificates being purchased by it, but no Underwriter has an obligation to do so. There is currently no secondary market for the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment.

                              --------------------

         This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus of the Depositor dated ____________, 1998 (the "Prospectus") and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

         UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                SUMMARY OF TERMS

         THIS SUMMARY OF TERMS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY OF TERMS ARE DEFINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT OR IN THE PROSPECTUS. [TO THE EXTENT STATEMENTS CONTAINED HEREIN DO NOT RELATE TO HISTORICAL OR
CURRENT INFORMATION, THIS PROSPECTUS SUPPLEMENT MAY BE DEEMED TO CONSIST OF FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE BUT ARE NOT LIMITED TO STATEMENTS CONTAINED IN "RISK FACTORS" AND "PREPAYMENT AND YIELD CONSIDERATIONS," INHERENTLY ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN FOREIGN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE DEPOSITOR'S CONTROL. THE DEPOSITOR EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE DEPOSITOR'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.]

Title of Certificates...................     Mortgage Pass-Through Certificates,
                                             Series         199__-__        (the
                                             "Certificates").

Offered Certificates.....................    Class A-____, Class ____, Class PO,
                                             Class X, Class A-R, Class B-___ and
                                             Class ____  Certificates.  Only the
                                             Offered  Certificates  are  offered
                                             hereby. The aggregate initial Class
                                             Certificate    Balances    of   the
                                             Certificates  will be  subject to a
                                             permitted variance in the aggregate
                                             of plus or minus __%.  Variances in
                                             the Class Certificate  Balances may
                                             result in variances in the Notional
                                             Amount  of the  Class  of  Notional
                                             Amount Certificates.

                                             The Notional  Amount of the Class X
                                             Certificates  for any  Distribution
                                             Date will be equal to the aggregate
                                             of the Stated Principal Balances of
                                             the  Non-Discount   Mortgage  Loans
                                             with  respect to such  Distribution
                                             Date. The initial  Notional  Amount
                                             of the Class X Certificates will be
                                             equal  to  the   aggregate  of  the
                                             Stated  Principal  Balances  of the
                                             Non-Discount  Mortgage  Loans as of
                                             the Cut-off Date.

Certificates other than the
  Offered Certificates...................    In    addition   to   the   Offered
                                             Certificates, the following Classes
                                             of  Certificates  will be issued in
                                             the indicated  approximate  initial
                                             Class Certificate Balances and will
                                             bear   interest  at  the  indicated
                                             Pass-Through  Rates,  but  are  not
                                             offered hereby:

                                                            INITIAL
                                                             CLASS         PASS-
                                                          CERTIFICATE    THROUGH
                                                            BALANCE        RATE
                                                          -----------    -------
                                             Class (1)..... $                  %
                                             Class (1)..... $                  %
                                             Class (1)......$                  %
                                             ---------------

                                             (1) The Class ____,  Class____  and
                                             Class   ____    Certificates   will
                                             provide  limited  credit support to
                                             the  Senior  Certificates  and  the
                                             other Subordinated Certificates, as
                                             described herein.

                                             Any  information  contained  herein
                                             with  respect  to the  Class  ___ ,
                                             Class   ____   and   Class    _____
                                             Certificates  is  provided  only to
                                             permit  a better  understanding  of
                                             the Offered Certificates.

Designations

  Regular Certificates....................   All Classes of  Certificates  other
                                             than the Class A-R Certificates.

  Residual Certificates...................   Class A-R Certificates.

  Senior Certificates.....................   Class A- ,  Class_____,  Class  PO,
                                             Class X and Class A-R Certificates.

  Subordinated Certificates...............   Class   B-   ,   Class_____,    and
                                             Class____Certificates.

  Principal Only Certificates.............   Class PO Certificates.

  Interest Only Certificates..............   Class X Certificates.

  Notional Amount Certificates............   Class X Certificates.

  Fixed Rate Certificates.................   All Classes  of  Certificates other
                                             than  the  Class  PO  and  Class  X
                                             Certificates.

  Variable Rate Certificates..............   Class X Certificates.

  Physical Certificates...................   Class  PO,  Class  X  and Class A-R
                                             Certificates  and  the Subordinated
                                             Certificates.

  Book-Entry Certificates.................   All  Classes  of Certificates other
                                             than the Physical Certificates.

Trust Fund................................   The Certificates will represent the
                                             entire     beneficial     ownership
                                             interest in the Trust  Fund,  which
                                             will   consist   primarily  of  the
                                             Mortgage Pool.


Issuer...................................   IndyMac Mortgage  Pass-Through Trust
                                            19__-__.


Pooling and Servicing
  Agreement...............................   The  Certificates  will  be  issued
                                             pursuant to a Pooling and Servicing
                                             Agreement  dated as of  ____,  19__
                                             (the   "Agreement"),    among   the
                                             Depositor,  the Seller,  the Master
                                             Servicer and the Trustee.

Depositor.................................   IndyMac     ABS,      Inc.     (the
                                             "Depositor"),       a      Delaware
                                             corporation  and a limited  purpose
                                             finance subsidiary of IndyMac, Inc.
                                             See   "The    Depositor"   in   the
                                             Prospectus.

Seller and Master Servicer................   [IndyMac,  Inc. ("IndyMac")] or the
                                             "Seller"  and,  in its  capacity as
                                             master  servicer  of  the  Mortgage
                                             Loans, the "Master Servicer").  See
                                             "Servicing of Mortgage Loans -- The
                                             Master   Servicer"   herein.    The
                                             Mortgage  Loans were  originated or
                                             acquired  in the  normal  course of
                                             its business by the Seller and will
                                             be acquired by the  Depositor  in a
                                             privately  negotiated  transaction.
                                             The   Master   Servicer   will   be
                                             responsible  for the  servicing  of
                                             the Mortgage Loans and will receive
                                             the  Master   Servicing   Fee  from
                                             interest  collected on the Mortgage
                                             Loans.  See  "Servicing of Mortgage
                                             Loans  -Servicing  Compensation and
                                             Payment of Expenses" herein.

Trustee...................................   __________________,               a
                                             _____________________     organized
                                             under       the       laws       of
                                             _____________________          (the
                                             "Trustee").

Cut-off Date..............................   _________, 19__.

Closing Date..............................   On or about ____________, 19__.

Determination Date........................   The  ______day of each month or, if
                                             such day is not a business day, the
                                             preceding  business  day;  provided
                                             that the Determination Date in each
                                             month will be at least two business
                                             days    prior   to   the    related
                                             Distribution Date.

Mortgage Loans............................   The  Mortgage   Pool  will  consist
                                             primarily  of 30-year  conventional
                                             [fixed-rate] mortgage loans secured
                                             by   first   liens   on   one-   to
                                             four-family residential properties.
                                             Distributions   of  principal   and
                                             interest on the  Certificates  will
                                             be   based   solely   on   payments
                                             received on the Mortgage  Loans, as
                                             described herein. See "The Mortgage
                                             Pool" herein.

Distribution Date.........................   The ____ day of each  month  or, if
                                             such day is not a business  day, on
                                             the first business day  thereafter,
                                             commencing in ___________ 19 (each,
                                             a       "Distribution       Date").
                                             Distributions on each  Distribution
                                             Date     will     be     made    to
                                             Certificateholders  of record as of
                                             the  related  Record  Date,  except
                                             that the final  distribution on the
                                             Certificates will be made only upon
                                             presentment  and  surrender  of the
                                             Certificates at the Corporate Trust
                                             Office of the Trustee.

Record Date...............................   The    Record    Date    for   each
                                             Distribution  Date will be the last
                                             business day of the month preceding
                                             the  month  of  such   Distribution
                                             Date.

Priority of Distributions.................   Distributions  will be made on each
                                             Distribution  Date  from  Available
                                             Funds  in the  following  order  of
                                             priority:  (i) to  interest on each
                                             interest  bearing  Class of  Senior
                                             Certificates;  (ii) to principal on
                                             the Classes of Senior  Certificates
                                             then     entitled     to    receive
                                             distributions of principal,  in the
                                             order and subject to the priorities
                                             set forth herein under "Description
                                             of the  Certificates -- Principal,"
                                             in each case in an aggregate amount
                                             up  to  the   maximum   amount   of
                                             principal to be distributed on such
                                             Classes on such Distribution  Date;
                                             (iii)  to  any  Class  PO  Deferred
                                             Amounts  with  respect to the Class
                                             PO  Certificates,   but  only  from
                                             amounts  that  would  otherwise  be
                                             distributable on such  Distribution
                                             Date    as    principal    of   the
                                             Subordinated Certificates; and (iv)
                                             to interest  on and then  principal
                                             of  each   Class  of   Subordinated
                                             Certificates, in the order of their
                                             numerical    Class    designations,
                                             beginning   with   the   Class   __
                                             Certificates,  in each case subject
                                             to the limitations set forth herein
                                             under     "Description    of    the
                                             Certificates -- Principal."

                                             Under     certain     circumstances
                                             described   herein,   distributions
                                             from   Available    Funds   for   a
                                             Distribution    Date   that   would
                                             otherwise    be    made    on   the
                                             Subordinated  Certificates  may  be
                                             distributed  instead  on the Senior
                                             Certificates.  See  "Description of
                                             the  Certificates  -- Allocation of
                                             Losses" herein.

Distributions of Interest.................   To the extent  funds are  available
                                             therefor,   each  interest  bearing
                                             Class  of   Certificates   will  be
                                             entitled to receive interest in the
                                             amount of the Interest Distribution
                                             Amount for such Class. The Class PO
                                             Certificates   are  Principal  Only
                                             Certificates   and  will  not  bear
                                             interest.  See  "Description of the
                                             Certificates -- Interest" herein.

  A. Interest Distribution Amount.........   For each interest  bearing Class of
                                             Certificates,    the    amount   of
                                             interest accrued during the related
                                             Interest   Accrual  Period  at  the
                                             applicable Pass-Through Rate on the
                                             related Class  Certificate  Balance
                                             or Notional Amount, as the case may
                                             be.

  B. Pass-Through Rate...................    The  Pass-Through   Rate  for  each
                                             interest  bearing  Class of Offered
                                             Certificates for each  Distribution
                                             Date   will  be  as  set  forth  or
                                             described on the cover page hereof.

                                             The Pass-Through Rate for the Class
                                             X Certificates for any Distribution
                                             Date will be equal to the excess of
                                             (a) the weighted average of the Net
                                             Mortgage Rates of the  Non-Discount
                                             Mortgage  Loans over  (b)____ % per
                                             annum.  The  Pass-Through  Rate for
                                             the  Class X  Certificates  for the
                                             first Distribution Date is expected
                                             to be approximately ___% per annum.

                                             With  respect to each  Distribution
                                             Date, the "Interest Accrual Period"
                                             for each interest  bearing Class of
                                             Certificates  will be the  calendar
                                             month  preceding  the month of such
                                             Distribution Date.

Distributions of Principal...............    On each  Distribution  Date, to the
                                             extent    funds    are    available
                                             therefor,  principal  distributions
                                             in    reduction    of   the   Class
                                             Certificate  Balances of each Class
                                             of  Certificates  (other  than  the
                                             Notional Amount  Certificates) will
                                             be made in the order and subject to
                                             the  priorities  set  forth  herein
                                             under     "Description    of    the
                                             Certificates  --  Principal"  in an
                                             aggregate   amount  equal  to  such
                                             Class'  allocable  portion  of  the
                                             Senior    Principal    Distribution
                                             Amount,   the  Class  PO  Principal
                                             Distribution    Amount    or    the
                                             Subordinated Principal Distribution
                                             Amount, as applicable. The Notional
                                             Amount  Certificates  do  not  have
                                             principal   balances  and  are  not
                                             entitled  to any  distributions  in
                                             respect   of   principal   of   the
                                             Mortgage Loans. See "Description of
                                             the   Certificates   --  Principal"
                                             herein.

Credit Enhancement--General............      Credit  enhancement  for the Senior
                                             Certificates  will be  provided  by
                                             the  Subordinated  Certificates and
                                             credit  enhancement  for each Class
                                             of Subordinated  Certificates  will
                                             be provided by the Class or Classes
                                             of Subordinated  Certificates  with
                                             higher        numerical       Class
                                             designations,  as described  below.
                                             The  aggregate of the initial Class
                                             Certificate  Balances  of the Class
                                             ___ , Class  _____  and  Class  ___
                                             Certificates,  which  are the  only
                                             Certificates  supporting  the Class
                                             Certificates,  is  expected  to  be
                                             approximately $_______ .

Subordination.............................   The   rights  of   holders  of  the
                                             Subordinated     Certificates    to
                                             receive  distributions with respect
                                             to the Mortgage  Loans in the Trust
                                             Fund will be  subordinated  to such
                                             rights  of  holders  of the  Senior
                                             Certificates, and the rights of the
                                             holders    of   each    Class    of
                                             Subordinated   Certificates  (other
                                             than the Class ______ Certificates)
                                             to receive such  distributions will
                                             be  further  subordinated  to  such
                                             rights of the Class or  Classes  of
                                             Subordinated    Certificates   with
                                             lower numerical Class designations,
                                             in each  case  only  to the  extent
                                             described herein.

                                             The     subordination     of    the
                                             Subordinated  Certificates  to  the
                                             Senior   Certificates,    and   the
                                             further  subordination  within  the
                                             Subordinated    Certificates,    is
                                             intended to increase the likelihood
                                             of timely receipt by the holders of
                                             Certificates  with higher  relative
                                             payment  priority  of  the  maximum
                                             amount to which  they are  entitled
                                             on  any  Distribution  Date  and to
                                             provide  such  holders   protection
                                             against   losses  on  the  Mortgage
                                             Loans  to  the   extent   described
                                             herein.       The      Subordinated
                                             Certificates      also      provide
                                             protection,  to  a  lesser  extent,
                                             against   Special   Hazard  Losses,
                                             Bankruptcy Losses and Fraud Losses.
                                             However,  in certain  circumstances
                                             the     amount     of     available
                                             subordination     (including    the
                                             limited subordination  provided for
                                             certain  types  of  losses)  may be
                                             exhausted    and    shortfalls   in
                                             distributions  on the  Certificates
                                             could result. Holders of the Senior
                                             Certificates    will   bear   their
                                             proportionate  share of any  losses
                                             realized on the  Mortgage  Loans in
                                             excess     of     the     available
                                             subordination      amount.      See
                                             "Description of the Certificates --
                                             Priority  of  Distributions   Among
                                             Certificates,"  " --  Allocation of
                                             Losses," and "Credit Enhancement --
                                             Subordination  of Certain  Classes"
                                             herein.

Advances..................................   The Master Servicer is obligated to
                                             make  cash  advances   ("Advances")
                                             with respect to delinquent payments
                                             of  [principal  of and interest] on
                                             any  Mortgage  Loan  to the  extent
                                             described   herein.   [The   Master
                                             Servicer will not make any Advances
                                             with    respect    to    delinquent
                                             principal  payments on the Mortgage
                                             Loans.]   The   Trustee   will   be
                                             obligated  to make any such Advance
                                             if the Master Servicer fails in its
                                             obligation  to do so, to the extent
                                             provided  in  the  Agreement.   See
                                             "Servicing  of  Mortgage  Loans  --
                                             Advances" herein.

Prepayment Considerations and
  Risks; Reinvestment Risk................   The rate of  principal  payments on
                                             the   Offered   Certificates,   the
                                             aggregate  amount of  distributions
                                             on the Offered Certificates and the
                                             yield to  maturity  of the  Offered
                                             Certificates will be related to the
                                             rate  and  timing  of  payments  of
                                             principal on the Mortgage Loans.

                                             Since  the  rate  of   payment   of
                                             principal  on  the  Mortgage  Loans
                                             will depend on future  events and a
                                             variety of  factors,  no  assurance
                                             can be given as to such rate or the
                                             rate of principal prepayments.  The
                                             extent   to  which   the  yield  to
                                             maturity  of  a  Class  of  Offered
                                             Certificates   may  vary  from  the
                                             anticipated  yield may depend  upon
                                             the degree to which it is purchased
                                             at a discount or  premium,  and the
                                             degree  to  which  the   timing  of
                                             payments  thereon is  sensitive  to
                                             prepayments,    liquidations    and
                                             purchases  of the  Mortgage  Loans.
                                             Further,    an   investor    should
                                             consider the risk that, in the case
                                             of the Principal Only  Certificates
                                             and any other  Offered  Certificate
                                             purchased  at a discount,  a slower
                                             than  anticipated rate of principal
                                             payments (including prepayments) on
                                             the Mortgage  Loans could result in
                                             an  actual  yield to such  investor
                                             that is lower than the  anticipated
                                             yield  and,  in  the  case  of  the
                                             Interest Only  Certificates and any
                                             other Offered Certificate purchased
                                             at  a   premium,   a  faster   than
                                             anticipated   rate   of   principal
                                             payments  could result in an actual
                                             yield  to  such  investor  that  is
                                             lower than the  anticipated  yield.
                                             Investors  in  the  Interest   Only
                                             Certificates    should    carefully
                                             consider the risk that a rapid rate
                                             of   principal   payments   on  the
                                             Mortgage  Loans could result in the
                                             failure   of  such   investors   to
                                             recover their initial investments.

                                             Because the  Mortgage  Loans may be
                                             prepaid  at  any  time,  it is  not
                                             possible  to  predict  the  rate at
                                             which distributions of principal of
                                             the  Offered  Certificates  will be
                                             received. Since prevailing interest
                                             rates are  subject to  fluctuation,
                                             there  can  be  no  assurance  that
                                             investors     in    the     Offered
                                             Certificates   will   be   able  to
                                             reinvest the distributions  thereon
                                             at yields equaling or exceeding the
                                             yields     on     such      Offered
                                             Certificates.  It is possible  that
                                             yields  on any  such  reinvestments
                                             will   be   lower,   and   may   be
                                             significantly   lower,   than   the
                                             yields on the Offered Certificates.
                                             See "Yield, Prepayment and Maturity
                                             Considerations" herein.

Optional Termination......................   On any  Distribution  Date on which
                                             the Pool Principal  Balance is less
                                             than 10% of the  Cut-off  Date Pool
                                             Principal   Balance,   the   Master
                                             Servicer  will  have the  option to
                                             purchase,  in whole,  the  Mortgage
                                             Loans and the REO Property, if any,
                                             remaining  in the Trust  Fund.  See
                                             "Description of the Certificates --
                                             Optional Termination" herein.

Federal Income Tax Consequences...........   An  election  will be made to treat
                                             the  Trust  Fund as a "real  estate
                                             mortgage     investment    conduit"
                                             ("REMIC")  for  federal  income tax
                                             purposes.  The Regular Certificates
                                             will constitute "regular interests"
                                             in  the  REMIC  and  the   Residual
                                             Certificates  will  constitute  the
                                             sole class of  "residual  interest"
                                             in the REMIC.  The Class A-_, Class
                                             PO and Class X  Certificates  will,
                                             and  depending on their  respective
                                             issue prices  certain other Classes
                                             of  Offered  Certificates  may,  be
                                             issued with original issue discount
                                             ("OID")  for  federal   income  tax
                                             purposes.   See  "Certain   Federal
                                             Income Tax Consequences" herein and
                                             in the Prospectus.

                                             The   holders   of  the  Class  A-R
                                             Certificates  will  be  subject  to
                                             special  federal  income  tax rules
                                             that may  significantly  reduce the
                                             after-tax     yield     of     such
                                             Certificates.  Further, significant
                                             restrictions  apply to the transfer
                                             of the Class A-R Certificates.  See
                                             "Description         of         the
                                             Certificates--Restrictions       on
                                             Transfer    of   the    Class   A-R
                                             Certificates" herein.

ERISA Considerations......................   The   acquisition   of  an  Offered
                                             Certificate  by a pension  or other
                                             employee  benefit  plan (a  "Plan")
                                             subject to the Employee  Retirement
                                             Income  Security  Act of  1974,  as
                                             amended  ("ERISA"),  could, in some
                                             instances,  result in a  prohibited
                                             transaction  or other  violation of
                                             the    fiduciary     responsibility
                                             provisions  of  ERISA  and  Section
                                             4975 of the  Internal  Revenue Code
                                             of 1986, as amended (the "Code").

                                             Subject to the  considerations  and
                                             conditions  described  under "ERISA
                                             Considerations"   herein,   it   is
                                             expected     that    the     Senior
                                             Certificates  (other than the Class
                                             PO,   Class   X   and   Class   A-R
                                             Certificates) may be purchased by a
                                             Plan.     Any    Plan     fiduciary
                                             considering whether to purchase any
                                             Offered Certificates on behalf of a
                                             Plan   should   consult   with  its
                                             counsel regarding the applicability
                                             of the  provisions of ERISA and the
                                             Code.  See  "ERISA  Considerations"
                                             herein.

Legal Investment..........................   The  Senior  Certificates  and  the
                                             Class   ____    Certificates   will
                                             constitute     "mortgage    related
                                             securities"  for  purposes  of  the
                                             Secondary      Mortgage      Market
                                             Enhancement  Act of 1984  ("SMMEA")
                                             so long as they are rated in one of
                                             the two highest  rating  categories
                                             by   at   least   one    nationally
                                             recognized    statistical    rating
                                             organization   and,  as  such,  are
                                             legal   investments   for   certain
                                             entities to the extent provided for
                                             in SMMEA.

                                             It is  anticipated  that the  Class
                                             ____ and  Class  ____  Certificates
                                             will not be rated in one of the two
                                             highest  rating   categories  by  a
                                             nationally  recognized  statistical
                                             rating organization and, therefore,
                                             will   not   constitute   "mortgage
                                             related securities" for purposes of
                                             SMMEA.

                                             Institutions    whose    investment
                                             activities are subject to review by
                                             federal    or   state    regulatory
                                             authorities   should  consult  with
                                             their  counsel  or  the  applicable
                                             authorities to determine whether an
                                             investment     in    the    Offered
                                             Certificates      complies     with
                                             applicable    guidelines,    policy
                                             statements  or  restrictions.   See
                                             "Legal     Investment"    in    the
                                             Prospectus.

Ratings...................................   It is a condition  to the  issuance
                                             of  the  Senior  Certificates  that
                                             they be rated _____ by ("________")
                                             and  _______  by  ("_______"   and,
                                             together  with  _____,  the "Rating
                                             Agencies").  See "Ratings"  herein.
                                             It is a condition  to the  issuance
                                             of the Class  _____ , Class  ______
                                             and Class _____  Certificates  that
                                             they be rated at least _____ ,_____
                                             and  ______  ,   respectively,   by
                                             ______.  The ratings of the Offered
                                             Certificates of any Class should be
                                             evaluated     independently    from
                                             similar  ratings on other  types of
                                             securities.   A  rating  is  not  a
                                             recommendation to buy, sell or hold
                                             securities  and may be  subject  to
                                             revision or  withdrawal at any time
                                             by either of the  Rating  Agencies.
                                             See "Ratings" herein.

                                  RISK FACTORS

         Investors should consider the following risks in connection with the purchase of the Offered Certificates.

         Book-Entry Certificates May Reduce Liquidity of the Certificates. Issuance of the Offered Certificates in book-entry form may reduce the liquidity of the Offered Certificates in the secondary trading market since investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates. See ["Description of the Certificates----Book-Entry Certificates" herein and] "Risk Factors----Book-Entry Registration" in the Prospectus.

         Since transactions in the Offered Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge an Offered Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear system may be limited due to lack of a physical certificate representing the Offered Certificates. See ["Description of the Certificates----Book-Entry Certificates" herein and] "Risk Factors----Book-Entry Registration" in the Prospectus.

         Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Offered Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. Certificate Owners will not be recognized as Certificateholders of the Offered Certificates as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will be permitted to exercise the rights of Offered Certificateholders only indirectly through DTC and its Participants. See "Description of the Certificates----Book-Entry Certificates" herein and "Risk Factors----Book-Entry Registration" in the Prospectus.

         Delays Due to Liquidation of Mortgaged Properties. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to the Certificateholders could occur.

         Disproportionate Effect of Liquidation Expenses. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the security for such Mortgage Loans and thereby reduce the proceeds payable to the Certificateholders. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, the Offered Certificates (particularly the most subordinate Classes) could experience a loss.

         Subordination----Limited Protection Afforded to Offered Certificates. The rights of the Class B-1 Certificates to receive distributions will be subordinate to the rights of the Class A Certificates to receive such distributions. The subordination of the Subordinated Certificates relative to the Class A Certificates (and of the more lower-ranking Classes of the Subordinated Certificates to the higher-ranking Classes) is intended to enhance the likelihood of regular receipt by each Class A Certificate of the full amount of the monthly distributions allocable to them, and to afford protection against losses.

         Subordination-Allocation of Losses to Subordinated Certificates. If Realized Losses are incurred with respect to the Mortgage Loans to the extent that the aggregate Certificate Principal Balances of the Offered Certificates exceed the Stated Principal Balances of the Mortgage Loans, the Certificate Principal Balances of the Subordinated Certificates will be reduced in reverse order of seniority by the amount of the excess. Consequently, the yields to maturity on the Subordinates will be sensitive, in varying degrees, to defaults on the Mortgage Loans (and the timing thereof). Investors should fully consider the risks associated with an investment in the Subordinates Certificates, including the possibility that such investors may not fully recover their initial investment as a result of Realized Losses.

         Prepayment Considerations and Risks. The Mortgage Pool's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Master Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or
(ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan.] To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "Yield, Prepayment and Maturity Considerations" herein and "Certain Legal Aspects of the Loans----Due-on-Sale Clauses" in the Prospectus for a description of certain provisions of the Mortgage Loans that may affect the prepayment experience thereof. The yield to maturity and weighted average life of the Offered Certificates will be affected primarily by the rate and timing of principal payments (including prepayments) of, and losses on, the Mortgage Loans.

         [The yield to investors on the Adjustable Rate Certificates will also be sensitive to the level of One-Month LIBOR, the level of the Mortgage Index and the additional limitations on the Pass-Through Rate as described herein. In addition, the yield to maturity of the Offered Certificates purchased at a discount or premium will be more sensitive to the rate and timing of payments thereon. Certificateholders should consider, in the case of the Offered Certificates purchased at a discount, the risk that a lower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of the Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. Because certain of the Mortgage Loans contain prepayment penalties, the rate of principal payments may be less than the rate of principal any payments for mortgage loans which do not contain prepayment penalties. No representation is made as to the anticipated rate of prepayments on the Mortgage Loans, the amount and timing of losses thereon, the level of One-Month LIBOR or the Mortgage Index or the resulting yield to maturity of any Offered Certificates. Any reinvestment risks resulting from a faster or slower incidence of payments on the Mortgage Loans will be borne entirely by the Offered Certificateholders as described herein. See "Yield, Prepayment and Maturity Considerations" herein and "Yield and Prepayment Considerations" in the Prospectus.]

         Certificate Rating-Limitations. The rating of each Class of the Offered Certificates will depend primarily on an assessment by the Rating Agencies of the Mortgage Loans as well as the structure of the transaction. The rating by the Rating Agencies of any Class of Offered Certificates is not a recommendation to purchase, hold or sell any Offered Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of each Class of the Offered Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

         Bankruptcy or Insolvency of the Seller, the Depositor or the Master Servicer Could Lead to Delay or Reduction of Amounts Payable to the Offered Certificates. The sale of the Mortgage Loans from the Seller to the Depositor will be treated as a sale of the Mortgage Loans. However, in the event of an insolvency of the Seller, the trustee in bankruptcy of the Seller may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by the Seller, secured by a pledge of the applicable Mortgage Loans. If the trustee in bankruptcy decided to challenge such transfer, delays in payments of the Offered Certificates and reductions in the amounts thereof could occur. The Depositor will warrant in the Pooling and Servicing Agreement that the transfer of the Mortgage Loans by it to the Trust Fund is either a valid transfer and assignment of such Mortgage Loans to the Trust Fund or the grant to the Trust Fund of a security interest in such Mortgage Loans.

         In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Class A Certificateholders from appointing a successor Master Servicer.

         Subprime Mortgage Loans Subject to Greater Risk of Delinquency and Loss. The Mortgage Loans in the Mortgage Pool were made to borrowers with prior credit difficulties and do not satisfy the underwriting guidelines for mortgage loans eligible for sale to the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"). It is expected that the rates of delinquency, bankruptcy and foreclosure for the Mortgage Loans will be higher, and may be substantially higher, than that of mortgage loans underwritten in accordance with FNMA and FHLMC standards. See "The Mortgage Pool--Underwriting Standards."

         IndyMac began purchasing subprime mortgage loans in April 1995. As a result, the Seller has only limited delinquency, foreclosure and loss experience with respect to the subprime mortgage loans that it has purchased. Although the Depositor believes that the Seller's underwriting standards and the Master Servicer's servicing practices are consistent with industry standards, there can be no assurance that the foreclosure and loss experience on the Mortgage Loans will be consistent with industry norms.

         Geographic Concentration. As of the Statistic Calculation Date, approximately [--] (by Cut-off Date Principal Balance of the Mortgage Loans) of the Mortgaged Properties were located in the State of California. An overall decline in the California residential real estate market could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Principal Balances of the related Mortgage Loans could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the California residential real estate market will not weaken. If the California residential real estate market should experience an overall decline in property values after the dates of origination of such Mortgage Loans, the rates of losses on such Mortgage Loans would be expected to increase, and could increase substantially.

         Delinquent Mortgage Loans. The Trust Fund may include Mortgage Loans which are 59 or fewer days delinquent as of the Cut-off Date. It is expected that not more than 1% of the Mortgage Loans (by Cut-off Date Principal Balance) will be between 30 days and 59 days delinquent. None of the Mortgage Loans is more than 59 days delinquent as of the Cut-off Date. If there are not sufficient funds from amounts collected on the Mortgage Loans, the aggregate amount of principal returned to any Class of Offered Certificateholders may be less than the Certificate Principal Balance thereof on the day the such Class of Offered Certificates were issued.

                  For a discussion of additional risks pertaining to the Offered Certificates, see "Risk Factors" in the Prospectus.

                                THE MORTGAGE POOL

GENERAL

         The Depositor will purchase the Mortgage Loans from [IndyMac] pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date among [IndyMac], as Seller and Master Servicer, the Depositor and the Trustee (the "Agreement") and will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the holders of the Certificates (the "Certificateholders").

         Under the Agreement, the Seller will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Agreement and certain characteristics of the Mortgage Loans and, subject to the limitations described below under " -- Assignment of the Mortgage Loans," will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation, warranty or covenant, if such breach of such representation, warranty or covenant materially and adversely affects the Certificateholders' interest in such Mortgage Loan; provided, however, that the Seller will not be obligated to make any such repurchase or substitution (or cure such breach) if such breach constitutes fraud in the origination of the affected Mortgage Loan and the Seller did not have knowledge of such fraud. The Seller will represent and warrant to the Depositor in the Agreement that the Mortgage Loans were selected from among the outstanding one-to four-family mortgage loans in the Seller's portfolio as to which the representations and warranties set forth in the Agreement can be made and that such selection was not made in a manner that would adversely affect the interests of the Certificateholders. See "Loan Program --Representations by Sellers; Repurchases" in the Prospectus. Under the Agreement, the Depositor will assign all its right, title and interest in and to such representations, warranties and covenants (including the Seller's repurchase obligation) to the Trustee for the benefit of Certificateholders. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective. [IndyMac] is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as Seller other than the repurchase obligation described above. The obligations of [IndyMac], as Master Servicer, with respect to the Certificates are limited to the Master Servicer's contractual servicing obligations under the Agreement.

         Certain information with respect to the Mortgage Loans expected to be included in the Mortgage Pool is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Pool may vary. Unless otherwise indicated, information presented herein expressed as a percentage (other than rates of interest) are approximate percentages based on the Stated Principal Balances of the Mortgage Loans as of the Cut-off Date.

         As of the Cut-off Date, the aggregate of the Stated Principal Balances of the Mortgage Loans is expected to be approximately $_______ (the "Cut-off Date Pool Principal Balance"). The Mortgage Loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. All the Mortgage Loans provide for payments due as of the first day of each month (the "Due Date"). At origination, substantially all of the Mortgage Loans had stated terms to maturity of 30 years. The Mortgage Loans to be included in the Mortgage Pool were purchased by [IndyMac] and were originated substantially in accordance with [IndyMac's] underwriting criteria for conventional non-conforming mortgage loans described herein. Sub-prime mortgage loans are generally first mortgage loans.

         Each Mortgage Loan was originated after ____________.

         The latest stated maturity date of any Mortgage Loan is _________. The earliest stated maturity date of any Mortgage Loan is ___________.

         As of the Cut-off Date, no Mortgage Loan was delinquent more than 30 days.

         [No] Mortgage Loan will be subject to a buydown agreement. [No] Mortgage Loan provides for deferred interest or negative amortization.

         [No Mortgage Loan had a Loan-to-Value Ratio at origination of more than 95%. Each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to FNMA or FHLMC, which policy provides coverage in an amount equal to the excess of the original principal balance of the related Mortgage Loan over 75% of the value of the related Mortgaged Property, plus accrued interest thereon and related foreclosure expenses.

         The Loan-to-Value Ratio of a Mortgage Loan is equal to (i) the principal balance of such Mortgage Loan at the date of origination, divided by
(ii) the Collateral Value of the related Mortgaged Property. The Collateral Value of a Mortgaged Property is the lesser of (x) the appraised value based on an appraisal made for [IndyMac] by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels as of the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans become equal to or greater than the value of the Mortgaged Properties, actual losses on the Mortgage Loans could be higher than losses now generally experienced in the mortgage lending industry.

         The  following   information  sets  forth  in  tabular  format  certain
information, as of the Cut-off Date, as to the Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and have been rounded in order to total 100%.



                  Mortgage Rates(1)                         Current Mortgage Loan Principal Balances(1)

------------------------------------------------------- ----------------------------------------------------
 Mortgage Rates   Number      Aggregate     Percent       Current Mortgage    Number    Aggregate    Percent
      (%)         of          Principal     of              Loan Amounts      of        Principal    of
                  Mortgage     Balance      Mortgage                          Mortgage  Balance      Mortgage
                  Loans       Outstanding   Pool                              Loans     Outstanding  Pool
------------------------------------------------------- ----------------------------------------------------

6.250...........            $                        %  ....................            $                 %
6.750...........                                        ....................
6.875...........                                        ....................
7.000...........                                        ....................
7.125...........                                        ....................
7.250...........                                        ....................
7.375...........                                        ....................
7.500...........                                        ....................
7.625...........                                        ....................
7.750...........                                        $450,001-$  500,000.
7.875...........                                        $500,001-$  550,000.
8.000...........                                        $550,001-$  600,000.
8.125...........                                        $600,001-$  650,000.
8.250...........                                        $650,001-$  700,000.
8.375...........                                        $700,001-$  750,000.
8.500...........                                        $750,001-$1,000,000.
8.625...........                                        Total...............     ---    ---------- ---------
                                                                                                       100%
                                                        =====================    ===    ========== =========
8.750...........
8.875...........                                        (1)As of the Cut-off Date, the average current
                                                              Mortgage Loan principal balance is expected
                                                              to be approximately $_____
9.000...........
9.125...........
9.250...........
9.375...........
9.500...........
9.875...........
10.00...........
                     ---    --------------  -----------
                     ---    --------------  -----------
                            $               100%
-----------------    ===    ==============  ===========
                                                             Documentation Program for Mortgage Loans
                                                          --------------------------------------------------
(1)  The  Lender PMI  Mortgage  Loans are shown at the    Type of Program     Number    Aggregate    Percent
     Mortgage  Rates  net  of  the  interest   premium                        of        Principal    of
     charged  by  the  related  lenders.   As  of  the                        Mortgage  Balance      Mortgage
     Cut-off Date, the weighted  average Mortgage Rate                        Loans     Outstanding  Pool
     of  the  Mortgage   Loans  (as  so  adjusted)  is  ----------------------------------------------------
     expected   to   be   approximately   %.   without
     such  adjustment,  the weighted  average Mortgage  Full...............             $                 %
     Rate of the  Mortgage  Loans  is  expected  to be  Alternative.........
     approximately % per annum.                         Reduced.............
                                                        Streamlined.........
                                                        Totals..............
                                                                               ---      ---------    ---------
                                                                               ---      ---------    ---------
                                                                                        $              100%

           Original Loan-to-Value Ratios(1)                        Types of Mortgaged Properties
------------------------------------------------------- ----------------------------------------------------
    Original      Number      Aggregate     Percent       Property Type       Number    Aggregate    Percent
 Loan-to-Value    of          Principal     of                                of        Principal    of
   Ration (%)     Mortgage     Balance      Mortgage                          Mortgage  Balance      Mortgage
                  Loans       Outstanding   Pool                              Loans     Outstanding  Pool
------------------------------------------------------- ----------------------------------------------------

50.00 and below.                                        Single Family.......            $                 %
50.01 to 55.00..                                        Condominium.........
55.01 to 60.00..                                        Two- to Four- Family
60.01 to 65.00..                                        Planned Unit
65.01 to 70.00..                                        Development.........
70.01 to 75.00..                                                                 ---    ---------- ---------
75.01 to 80.00..                                        Totals                          $              100%
80.01 to 85.00..                                                                 ===    ========== =========
85.01 to 90.00..
90.01 to 95.00..
Totals..........
                   ---      --------------  ----------
                   ---      --------------  ----------
                            $                     100%                  Occupancy Types(1)
-----------------    ===    ==============  =========== ----------------------------------------------------
(1)  The weighted average original Loan-to-Value        Occupancy Type        Number    Aggregate  Percent
     Ratio of the Mortgage Loans is expected to be                            of        Principal  of
     approximately ____%                                                      Mortgage  Balance    Mortgage
                                                                              Loans     OutstandingPool
                                                        ----------------------------------------------------

                                                        Primary Residence...            $                 %

                                                        Investor Property...
                                                        Second Residence....
                                                                                 ---    ---------- ---------
                                                        Totals..............            $              100%
                                                        ---------------------    ===    ---------- ---------

                                                        (1)   Based upon representations of the related
                                                              mortgagors at the time of origination.





           State Distribution Properties(1)                       Remaining terms to Maturity(1)
------------------------------------------------------- ----------------------------------------------------
     State        Number      Aggregate     Percent      Remaining Term to    Number    Aggregate    Percentage
                  of          Principal     of            Maturity (Months)   of        Principal    of
                  Mortgage     Balance      Mortgage                          Mortgage  Balance      Mortgage
                  Loans       Outstanding   Pool                              Loans     Outstanding  Pool
------------------------------------------------------- ----------------------------------------------------
                                                        360.................
Arizona.........            $                        %  359.................            $                 %
California......                                        358.................
Colorado........                                        357.................
Florida.........                                        356.................
Georgia.........                                        355.................
Hawaii..........                                        354.................
Illinois........                                        353.................
Maryland........                                        352.................
Massachusetts...                                        351.................
New Jersey......                                        349.................
New York........                                        348.................
Pennsylvania....                                        347.................
Texas...........                                        345.................
Utah............                                        344.................
Washington......                                        343.................
Other (less                                             342.................
than 2%)........
                     ---    --------------  -----------
Totals..........            $                     100%  341.................
-----------------    ===    ==============  ===========
                                                        338.................
(1)  Other includes other states with under (2)%        335.................
     concentration individually.  No more than
     approximately  % of  the  Mortgage  Loans
     will  be  secured  by  Mortgaged properties
     located in any one postal zip code area.
                                                        334.................
                                                        333.................
                                                        332.................
                                                        328.................
        Purpose of Mortgage Loans                       326.................
------------------------------------------------------
  Loan Purpose    Number      Aggregate     Percentage  325.................
                  of          Principal     of
                  Mortgage     balance      Mortgage
                  Loans       Outstanding   Pool
------------------------------------------------------
                                                        321.................
                                                        320.................
Purchase........            $                        %  319.................
Refinance                                               318.................
(rate/term).....
Refinance (cash                                         314.................
out)............
                     ---    --------------  -----------
Totals..........            $                     100%  297.................
                     ===    ==============  ===========
                                                        293.................
                                                        259.................
                                                        240.................
                                                        238.................
                                                        237.................
                                                                                 ---    ---------- ---------
                                                        Total...............            $              100%
                                                                                 ===    ========== =========



                                                        (1)   As of the  Cut-Off Date, the weighted average
                                                              remaining term  to  maturity of  the Mortgage
                                                              Loans   is    expected  to  be  approximately
                                                              months.

ASSIGNMENT OF THE MORTGAGE LOANS

         Pursuant to the Agreement, the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Trust Fund, including all principal and interest [received] [due] on or with respect to the Mortgage Loans after the Cut-off Date [, exclusive of principal and interest due on or prior to the Cut-off Date].

         In connection with such transfer and assignment, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, the original promissory note (the "Mortgage Note") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the "Mortgage") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage to the Trustee (which may be a blanket assignment if permitted in the applicable jurisdiction), the title policy with respect to the related Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such documents not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor) (collectively, the "Mortgage File").
Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records[, except in states such as California where in [the opinion of counsel such recording is not required] to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller].

         The Trustee will review each Mortgage File within 90 days of the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) and if any documents in a Mortgage File are found to be missing or defective in a material respect and the Seller does not cure such defect within 90 days of notice thereof from the Trustee (or within such longer period not to exceed ___ days after the Closing Date as provided in the Agreement in the case of missing documents not returned from the public recording office), the Seller will be obligated to repurchase the related Mortgage Loan from the Trust Fund. Rather than repurchase the Mortgage Loan as provided above, the Seller may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place another mortgage loan (a "Replacement Mortgage Loan"); however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the Trustee to the effect that such substitution will not disqualify the REMIC or result in a prohibited transaction tax under the Code. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Agreement, (i) have a principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller in the Certificate Account and held for distribution to the Certificateholders on the related Distribution Date (a "Substitution Adjustment Amount")), (ii) have a Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the Deleted Mortgage Loan, (iii) have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, and (v) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution. This cure, repurchase or substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document.

UNDERWRITING STANDARDS

       IndyMac began operating a mortgage conduit program in 1993 and began in April 1995 to purchase mortgage loans made to borrowers with prior credit difficulties (so-called "subprime mortgage loans"). All of the subprime mortgage loans purchased by IndyMac are "conventional non-conforming mortgage loans" (i.e., loans which are not insured by the FHA or partially guaranteed by the VA and which do not qualify for sale to FNMA or FHLMC) secured by first liens on one- to four-family residential properties.

         IndyMac purchases all of its subprime mortgage loans from unaffiliated sellers either under flow or bulk purchase arrangements, the terms of which may vary from seller to seller. Such sellers are required to be HUD approved mortgagees.

         IndyMac's underwriting standards are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan, as well as the type and intended use of the mortgaged property. Its underwriting standards are less stringent than the standards generally acceptable to FNMA and FHLMC with regard to the borrower's credit standing and repayment ability. Borrowers who qualify under the IndyMac underwriting standards generally have payment histories and debt-to-income ratios that would not satisfy FNMC and FHLMC underwriting guidelines and may have a record of major derogatory credit items, such as outstanding judgments or prior bankruptcies, or lower credit scores. As a result, the rates of delinquency, bankruptcy and foreclosure for such mortgage loans could be higher, and may be substantially higher, than that of mortgage loans underwritten in accordance with FNMA and FHLMC standards.

         Each of the subprime mortgage loans purchased by IndyMac is assigned to one of six credit levels based on the prospective mortgagor's mortgage payment history within the preceding twelve months, retail and installment debt credit history, judgements, charge-offs and accounts assigned for collection. IndyMac also accepts loans underwritten under one of four documentation programs:
Full/Alternate Documentation, Reduced Documentation, No Ratio Documentation and No Income/No Asset. For each credit level and documentation program, IndyMac has a maximum permitted loan amount, a maximum Loan-to-Value Ratio and, in some cases, a limitation on the loan purpose. The maximum debt to income ratio for all loans, other than those with primary mortgage insurance, is 55%. Such limitation, however, may be waived on a case by case basis.

         Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written or telephonic communications. Mortgage loans in all six credit levels may be submitted under this program. Under each of the Reduced Documentation Program and the No Ratio Program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral and other assets of the borrower than on credit underwriting. Under the No Income/No Asset Program, credit underwriting documentation concerning income, employment verification and asset verification is waived and income ratios are not calculated. Under each of these programs, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived.

         Only mortgage loans for primary residences in credit Levels 0 and I+ may be submitted under the No Income/No Asset Program, and the maximum Loan-to-Value Ratios under this program is less than those under the Full Documentation, Alternative Documentation, Reduced Documentation and No Ratio Programs.

         Set forth below are the maximum loan amounts and Loan-to-Value Ratios for purchase money mortgage loans and refinance mortgage loans for each credit level and documentation program:

                                               Primary Residence--Purchase Money and Rate/Term Refinances

       Credit             Maximum                                                                      No Income/
       Level            Loan Amount       Full/Alt. Doc.      Reduced Doc.         No Ratio            No Asset
       -----            -----------       --------------      ------------         --------            --------

         0

        I+

         I

        II

        III

        IV

                                              Primary Residence-Cash Out Refinances

     Credit               Maximum                                                                      No Income/
      Level             Loan Amount       Full/Alt. Doc.      Reduced Doc.         No Ratio            No Asset
      -----             -----------       --------------      ------------         --------            --------

         0

        I+

         I

        II

        III

        IV

                Second Home and Investor Properties-Purchase Money and Rate/Term Refinances

      Credit            Maximum
      Level*            Loan Amount       Full/Alt. Doc.      Reduced Doc.         No Ratio
      ------            -----------       --------------      ------------         --------

         0

        I+

         I

        II

        III
------------
*  No Credit Level IV allowed for this product.



                             Second Home and Investor Properties-Cash-Out Refinances

     Credit               Maximum
     Level                Loan Amount       Full/Alt. Doc.      Reduced Doc.         No Ratio
     -----                -----------       --------------      ------------         --------

         0

        I+

         I

        II
------------
*  No Credit Level III or IV allowed for this product.


         Such limits may be waived, however, on a case by case basis if it is determined, based on compensating factors, that an underwriting exception is warranted. Compensating factors may include stable employment, time in the same residence, cash reserves and savings.

                           SERVICING OF MORTGAGE LOANS

GENERAL

         The Master Servicer will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

         The information set forth in the following section through and including the section captioned "Delinquency Status as of _____________, 199_" has been provided by [IndyMac]. No representation is made by the Depositor or any of its affiliates as to the accuracy or completeness of any such information.

THE MASTER SERVICER

         [IndyMac, Inc. ("IndyMac"), a Delaware corporation, will act as the Master Servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

         As of __________, 199_, IndyMac provided servicing for approximately $__________ million in conventional mortgages.

The principal executive offices of IndyMac are located at 155 North Lake Avenue, Pasadena, California 91101.]

SERVICING AND COLLECTION PROCEDURES

         IndyMac has entered into contracts (each a "Servicer Contract") with each Servicer to perform, as independent contractors, servicing functions for IndyMac subject to its supervision. Such servicing functions include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure. IndyMac may permit the Servicers to contract with subservicers to perform some or all of Servicer's servicing duties, but such Servicer will not thereby be released from its obligations under the Servicer Contract. IndyMac also may enter into servicing contracts directly with an affiliate of a Servicer or permit a Servicer to transfer its servicing rights and obligations to a third party. In such instances, the affiliate or third party, as the case may be, will perform servicing functions comparable to those normally performed by the Servicer as described above, and the Servicer will not be obligated to perform such servicing functions. When used herein with respect to servicing obligations, the term Servicer includes any such affiliate or third party. IndyMac may perform certain supervisory functions with respect to servicing by the Servicers directly or through an agent or independent contractor and will be responsible for administering and servicing the Mortgage Loans pursuant to the Agreement. On or before the Closing Date, IndyMac will establish one or more accounts (the "Collection Account") into which each Servicer will remit collections on the mortgage loans serviced by it (net of its related servicing compensation). For purposes of the Agreement, IndyMac, as Master Servicer, will be deemed to have received any amounts with respect to the Mortgage Loans that are received by a Servicer regardless of whether such amounts are remitted by the Servicer to IndyMac. IndyMac has reserved the right to remove the Servicer servicing any Mortgage Loan at any time and will exercise that right if IndyMac considers such removal to be in the best interest of the Certificateholders. In the event that IndyMac removes a Servicer, IndyMac will continue to be responsible for servicing the related Mortgage Loans.

FORECLOSURE AND DELINQUENCY [AND LOSS] EXPERIENCE

         The following table summarizes the delinquency experience of subprime loans master serviced by IndyMac. A mortgage loan is characterized as delinquent if the borrower has not paid the minimum payment due by the due date. The table below excludes mortgage loans where the mortgage loan is in foreclosure or the borrower has filed for bankruptcy. Since IndyMac began master servicing subprime mortgage loans in April 1995, the delinquency percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure experience presented in the second paragraph below the table will be indicative of such experience on the Mortgage Loans.

                                                                     -----------------------------------
                                                                         AT DECEMBER 31,
                                                                     -----------------------------------
                                                                     -----  ------  -----  ------ ------
Delinquent Mortgage Loans and Pending Foreclosures at Period
end(1):
    30-59 days....................................................      %       %      %       %      %
    60-89 days....................................................
    90 days or more (excluding pending foreclosures)..............
                                                                     -----  ------  -----  ------ ------
      Total of delinquencies                                            %       %      %       %      %
                                                                     =====  ======  =====  ====== ======
Foreclosures pending..............................................      %       %      %       %      %
                                                                     =====  ======  =====  ====== ======
Total delinquencies and foreclosures pending......................      %       %      %       %      %
                                                                     =====  ======  =====  ====== ======
[Net Gains/(Losses) on liquidated loans                              $      $       $      $      $
                                                                     =====  ======  =====  ====== ======
[Percentage of Net Gains/(Losses) on liquidated loans(2)                %       %      %       %      %
                                                                     =====  ======  =====  ====== ======
[Percentage of Net Gains/(Losses) on liquidated loans                   %       %      %       %      %
(based on average outstanding principal balance)
                                                                     =====  ======  =====  ====== ======
-------------------------------------------------------------------
(1)   As a percentage of the total number of loans master serviced.
-------------------------------------------------------------------
(2)   Based  upon the  total  outstanding  principal  balance  at the end of the indicated period.


         Delinquencies are reported on a contractual basis. As of _____________, 199_, __________ mortgage loans with an aggregate principal balance of
$______________ were in foreclosure and, there were ___________ loans in bankruptcy with a combined loan balance of $______________.

         [Over the last several years, there has been a general deterioration of the real estate market and weakening economy in many regions of the country, including __________. The general deterioration of the real estate market has been reflected in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. The general weakening of the economy has been reflected in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy continue to decline, IndyMac may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         [The Master Servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan (as well as from any liquidation proceeds from a Liquidated Mortgage Loan that are applied to accrued and unpaid interest) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate (such product, the "Servicing Fee"). The Servicing Fee Rate for each Mortgage Loan will equal ________% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under "--Adjustment to Master Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments (as defined below) received from the 2nd day through the 15th day of a month ("Prepayment Interest Excess"), all late payment fees, assumption fees, prepayment penalties and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.]

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

         [When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the Cut-off Date, principal prepayments by borrowers received by the Master Servicer from the first day through the fifteenth day of a calendar month will be distributed to Certificateholders on the Distribution Date in the same month in which such prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to Certificateholders with respect to the prepaid Mortgage Loans results. Conversely, principal prepayments by borrowers received by the Master Servicer from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of a calendar month will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to Certificateholders with respect to such prepaid Mortgage Loans would result. Pursuant to the Agreement, the Master Servicing Fee for any month will be reduced, but not by more than [_____] of such Master Servicing Fee, by an amount sufficient to pass through to Certificateholders the full amount of interest to which they would be entitled in respect of each such prepaid Mortgage Loan on the related Distribution Date. If shortfalls in interest as a result of prepayments in any Prepayment Period exceed an amount equal to one-half of the Master Servicing Fee otherwise payable on the related Distribution Date, the amount of interest available to be distributed to Certificateholders will be reduced by the amount of such excess. See "Description of the Certificates -- Interest" herein.]

ADVANCES

         Subject to the following limitations, the Master Servicer will be required to advance prior to each Distribution Date, from its own funds or funds in the Certificate Account that do not constitute Available Funds for such Distribution Date, an amount equal to the aggregate of payments of [principal and interest] on the Mortgage Loans (net of the Master Servicing Fee with respect to the related Mortgage Loans) which were due on the related Due Date and which were delinquent on the related Determination Date, together with an amount equivalent to interest on each Mortgage Loan as to which the related Mortgaged Property has been acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure ("REO Property") (any such advance, an "Advance").

         Advances are intended to maintain a regular flow of scheduled [interest and principal payments] on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances with respect to delinquent [payments of principal of or interest] on each Mortgage Loan to the extent that such Advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to Certificateholders on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Agreement with respect to the Certificates will constitute an Event of Default thereunder, in which case the Trustee or the successor master servicer will be obligated to make any such Advance, in accordance with the terms of the Agreement.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Certificates will be issued pursuant to the Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

         The Mortgage Pass-Through Certificates, Series 199_ - __ will consist of the Class A- , Class ___ , Class PO, Class X and Class A-R Certificates (collectively, the "Senior Certificates") and the Class B- , Class ___ and Class ____ Certificates (collectively, the "Subordinated Certificates"). The Senior Certificates and Subordinated Certificates are collectively referred to herein as the "Certificates." Only the Classes of Certificates listed on the cover page hereof (collectively, the "Offered Certificates") are offered hereby. The Classes of Offered Certificates will have the respective initial Class Certificate Balances or initial Notional Amounts (subject to the permitted variance) and Pass-Through Rates set forth or described on the cover hereof.

         The Class Certificate Balance of any Class of Certificates as of any Distribution Date is the initial Class Certificate Balance thereof (A) reduced by the sum of (i) all amounts previously distributed to holders of Certificates of such Class as payments of principal, (ii) the amount of Realized Losses (including Excess Losses) allocated to such Class and (iii) in the case of any Class of Subordinated Certificates, any amounts allocated to such Class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described below under " -- Allocation of Losses". In addition, the Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all Classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the Pool Principal Balance as of the Due Date occurring in the month of such Distribution Date. The Notional Amount Certificates do not have principal balances and are not entitled to any distributions in respect of principal of the Mortgage Loans.

         The Notional Amount of the Class X Certificates for any Distribution Date will be equal to the aggregate of the Stated Principal Balances of the Non-Discount Mortgage Loans with respect to such Distribution Date. The initial Notional Amount of the Class X Certificates will be equal to the aggregate of the Stated Principal Balance of the Non-Discount Mortgage Loans as of the Cut-off Date.

         The Senior Certificates will have an initial aggregate principal balance of approximately $_____ and will evidence in the aggregate an initial beneficial ownership interest of approximately ____% in the Trust Fund. The Class B- , Class B- , Class B- , Class B- , Class B- and Class B- Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately ___%,___%,___%, ___%,___%, and ___%, respectively, in the Trust Fund.

         The Book-Entry Certificates will be issuable in book-entry form only. The Physical Certificates will be issued in fully registered certificated form. The Physical Certificates (other than Class A-R Certificates) offered hereby will be issued in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof. A single Certificate of each such Class may be issued in an amount different than described above. The Class A-R Certificates will be issued as a single Certificate in a denomination of $1,000.

BOOK-ENTRY CERTIFICATES

         Each Class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of each such Class of Certificates and which will be held by a nominee of The Depository Trust Company (together with any successor depository selected by the Depositor, the "Depository"). Beneficial interests in the Book-Entry Certificates will be held indirectly by investors through the book-entry facilities of the Depository, as described herein. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each Class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The Depositor has been informed by the Depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the Book-Entry Certificates. Except as described in the Prospectus under "Description of the Certificates -- Book-Entry Certificates," no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate").

         Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Book-Entry Certificates will be CEDE, as nominee of the Depository. Beneficial owners of the Book-Entry Certificates will not be Certificateholders, as that term is used in the Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through Financial Intermediaries and the Depository. Monthly and annual reports on the Trust Fund provided to CEDE, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose Depository accounts the Book-Entry Certificates of such beneficial owners are credited.

         For a description of the procedures generally applicable to the Book-Entry Certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the Prospectus.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

         On or prior to the Closing Date, the Master Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the Certificateholders. Funds credited to the Certificate Account may be invested for the benefit and at the risk of the Master Servicer in Permitted Investments, as defined in the Agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date. On or prior to the business day immediately preceding each Distribution Date, the Master Servicer will withdraw from the Certificate Account the amount of Available Funds and will deposit such Available Funds in an account established and maintained with the Trustee on behalf of the Certificateholders (the "Distribution Account").

DISTRIBUTIONS

         Distributions on the Certificates will be made by the Trustee on the __th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in ____ 199_ (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (the "Record Date").

         Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds 100% of a Class of Certificates or who holds Certificates with an aggregate initial Certificate Balance of $1,000,000 or more or who holds an Interest Only
Certificate and who has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

         As more fully described herein, distributions will be made on each Distribution Date from Available Funds in the following order of priority: (i) to interest on each interest bearing Class of Senior Certificates; (ii) to principal on the Classes of Senior Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth herein under " -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on such Classes on such
Distribution Date; (iii) to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributed on such Distribution Date as principal of the Subordinated Certificates; and
(iv) to interest on and then principal of each Class of Subordinated Certificates, in the order of their numerical Class designations, beginning with the Class ____ Certificates, in each case subject to the limitations set forth herein under "Description of the Certificates -- Principal."

         "Available Funds" with respect to any Distribution Date will be equal to the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect [thereof [in respect of interest]]; (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds") during the calendar month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments received during the month preceding the month of such Distribution Date; and (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a Deleted Mortgage Loan or a Mortgage Loan repurchased by the Seller as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Master Servicer is entitled to be reimbursed from the Certificate Account pursuant to the Agreement.

INTEREST

         The  Classes  of  Offered   Certificates   will  have  the   respective
Pass-Through Rates set forth or described on the cover hereof.

         The Pass-Through Rate for the Class X Certificates for any Distribution Date will be equal to the excess of (a) the average of the Net Mortgage Rates of the Non-Discount Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof, over (b)___% per annum. The Pass-Through Rate for the Class X Certificates for the first Distribution Date is expected to be approximately ___% per annum. The Net Mortgage Rate for each Mortgage Loan is the Mortgage Rate thereof less the Expense Fee Rate for such Mortgage Loan.

         On each Distribution Date, to the extent of funds available therefor, each interest bearing Class of Certificates will be entitled to receive an amount allocable to interest (as to each such Class, the "Interest Distribution Amount") with respect to the related Interest Accrual Period. The Interest Distribution Amount for any interest bearing Class will be equal to the sum of
(i) interest at the applicable Pass-Through Rate on the related Class Certificate Balance or Notional Amount, as the case may be, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed ("Unpaid Interest Amounts"). The Class PO Certificates are Principal Only Certificates and will not bear interest.

         With respect to each Distribution Date, the "Interest Accrual Period" for each interest bearing Class of Certificates will be the calendar month preceding the month of such Distribution Date.

         The interest entitlement described above for each Class of Certificates for any Distribution Date will be reduced by the amount of "Net Interest Shortfalls" for such Distribution Date. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to (i) the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the Subordinated Certificates for such types of losses and (ii) any Net Prepayment Interest Shortfalls with respect to such Distribution Date. A "Relief Act Reduction" is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See "Certain Legal Aspects of the Loans --Soldiers' and Sailors' Civil Relief Act" in the Prospectus. With respect to any Distribution Date, a "Net Prepayment Interest Shortfall" is the amount by which the aggregate of Prepayment Interest Shortfalls during the calendar month preceding the month of such Distribution Date exceeds the aggregate amount payable on such Distribution Date by the Master Servicer as described under "Servicing of Mortgage Loans -- Adjustment to Master Servicing Fee in Connection with Certain Prepaid Mortgage Loans." A "Prepayment Interest Shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related Mortgage Rate on the Stated Principal Balance of such Mortgage Loan. Each Class' pro rata share of such Net Interest Shortfalls will be based on the amount of interest such Class otherwise would have been entitled to receive on such Distribution Date.

         Accrued interest to be distributed on any Distribution Date will be calculated, in the case of each interest bearing Class of Certificates, on the basis of the related Class Certificate Balance or Notional Amount, as applicable, immediately prior to such Distribution Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

         In the event that, on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described above under " --Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the Certificates, interest will be distributed on each Class of Certificates of equal priority based on the amount of interest each such Class would otherwise have been entitled to receive in the absence of such shortfall. Any Unpaid Interest Amount will be carried forward and added to the amount holders of each such Class of Certificates will be entitled to receive on the next Distribution Date. Such a shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any Unpaid Interest Amount so carried forward will not bear interest.

PRINCIPAL

         General.  All  payments  and  other  amounts  received  in  respect  of principal of the Mortgage Loans will be allocated between (i) the Senior Certificates (other than the Notional Amount Certificates and the Class PO Certificates) and the Subordinated Certificates and (ii) the Class PO Certificates, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

         The Non-PO Percentage with respect to any Mortgage Loan with a Net Mortgage Rate ("NMR") less than ___% (each such Mortgage Loan, a "Discount Mortgage Loan") will be equal to NMR/___%. The Non-PO Percentage with respect to any Mortgage Loan with a Net Mortgage Rate equal to or greater than ___% (each such Mortgage Loan, a "Non-Discount Mortgage Loan") will be 100%. The PO Percentage with respect to any Discount Mortgage Loan will be equal to (___% -
NMR)/___%. The PO Percentage with respect to any Non-Discount Mortgage Loan will be 0%.

         Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount will be distributed as principal of the Senior Certificates (other than the Notional Amount Certificates and the Class PO Certificates) and the Subordinated Certificates, to the extent of the amount available from Available Funds for the distribution of principal on such respective Classes, as described below.

         The Non-PO Formula Principal Amount for any Distribution Date will equal the sum of the applicable Non-PO Percentage of (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date, (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Seller or another person pursuant to the Agreement as of such Distribution Date,
(c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan and (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period.

         Senior Principal Distribution Amount. On each Distribution Date prior to the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount, up to the amount of the Senior Principal Distribution Amount for such Distribution Date, will be distributed as principal of the following Classes of Senior Certificates in the following order of priority:

         (i) to the Class A-R Certificates until the Class Certificate Balance thereof has been reduced to zero;

         (ii) concurrently, to the Class ____ and Class _____ Certificates, pro rata based on their respective Class Certificate Balances, until the Class Certificate Balances thereof have been reduced to zero;

          (iii) sequentially, to the Class ___ and Class ____ Certificates, in that order, until the respective Class Certificate Balances thereof have been reduced to zero;

          (iv) sequentially, to the Class ____ and Class ____ Certificates, in that order, until the respective Class Certificate Balances thereof have been reduced to zero; and

         (v) to the Class ____ Certificates until the Class Certificate Balance thereof has been reduced to zero.

         Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount will be distributed, concurrently as principal of the Classes of Senior Certificates (other than the Notional Amount Certificates and the Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately prior to such Distribution Date.

         The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each Class of Subordinated Certificates has been reduced to zero.

         The Senior Principal Distribution Amount for any Distribution Date will equal the sum of (i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the lesser of (x) the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of such Mortgage Loan and (y) either (A) the Senior Prepayment Percentage or (B) if an Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such preceding calendar month, the Senior Percentage of the applicable Non-PO Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, and (iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in clause (f) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

         "Stated Principal Balance" means as to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments and Liquidation Proceeds received and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. The Pool Principal Balance with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the Due Date in the month preceding the month of such Distribution Date.

         The Senior Percentage for any Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Balances of each Class of Senior Certificates (other than the Class PO Certificates) immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates, other than the Class PO Certificates, immediately prior to such date.

         The Senior Prepayment Percentage for any Distribution Date occurring during the ____ years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates which receive these unscheduled payments of principal (other than the Class PO Certificates) while, in the absence of Realized Losses, increasing the interest in the Pool Principal Balance evidenced by the Subordinated
Certificates. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

         The Senior Prepayment Percentage for any Distribution Date occurring on or after the _____ anniversary of the first Distribution Date will be as follows: for any Distribution Date in the _____ year thereafter, the Senior Percentage plus __% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the ______ year thereafter, the Senior Percentage plus __% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the _____ year thereafter, the Senior Percentage plus __% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the ______ year thereafter, the Senior Percentage plus __% of the Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur if (i) the outstanding principal balance of all Mortgage Loans delinquent __ days or more (averaged over the preceding _________ period), as a percentage of the aggregate principal balance of the Subordinated Certificates (averaged over the preceding _________ period), is equal to or greater than __%, or (ii) cumulative Realized Losses with respect to the Mortgage Loans exceed (a) with respect to the Distribution Date on the _____ anniversary of the first Distribution Date, __% of the aggregate of the principal balances of the Subordinated Certificates as of the Cut-off Date (the "Original Subordinated Principal Balance"), (b) with respect to the Distribution Date on the _____ anniversary of the first Distribution Date, __% of the Original Subordinated Principal Balance, (c) with respect to the Distribution Date on the _______ anniversary of the first Distribution Date, __% of the Original Subordinated Principal Balance, (d) with respect to the Distribution Date on the ______ anniversary of the first Distribution Date, __% of the Original Subordinated Principal Balance, and (e) with respect to the Distribution Date on the _____ anniversary of the first Distribution Date, __% of the Original Subordinated Principal Balance. The Subordinated Prepayment Percentage as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage for such date.

         If on any Distribution Date the allocation to the Class of Senior Certificates then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of such Class below zero, the distribution to such Class of Certificates of the Senior Prepayment Percentage of such amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance to zero.

         Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for such Distribution Date, will be distributed as principal of the Subordinated Certificates. Except as provided in the next paragraph, each Class of Subordinated Certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the Subordinated Certificates will be made sequentially to the Classes of Subordinated Certificates in the order of their numerical Class designations, beginning with the Class ___ Certificates, until the respective Class Certificate Balances thereof are reduced to zero. The Subordinated Percentage for any Distribution Date will be calculated as the difference between 100% and the Senior Percentage.

         With respect to each Class of Subordinated Certificates, if on any Distribution Date the sum of the related Class Subordination Percentages of such Class and all Classes of Subordinated Certificates which have higher numerical Class designations than such Class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for such Class on the date of issuance of the Certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full will be made to any such Classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining Classes of Subordinated Certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

         The Class Subordination Percentage with respect to any Distribution Date and each Class of Subordinated Certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of such Class of Subordinated Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates immediately prior to such Distribution Date.

         The approximate Original Applicable Credit Support Percentages for the Subordinated Certificates on the date of issuance of the Certificates are expected to be as follows:

Class ....................................................      %
Class ....................................................      %
Class ....................................................      %
Class ....................................................      %
Class ....................................................      %
Class ....................................................      %

         The Subordinated Principal Distribution Amount for any Distribution Date will equal (A) the sum of (i) the Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, after application of such amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount, up to the Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of such Mortgage Loan and (iii) the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clause (f) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date reduced by (B) the amount of any payments in respect of Class PO Deferred Amounts on the related Distribution Date.

         Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the Trust Fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds remaining after payment of interest and principal on the Senior Certificates and Class PO Deferred Amounts on the Class PO Certificates and interest and principal on the Subordinated Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

         Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount (the "Class PO Principal Distribution Amount") equal to the lesser of (x) the PO Formula Principal Amount for such Distribution Date and (y) the product of (i) Available Funds remaining after distribution of interest on the Senior Certificates and (ii) a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount.

         If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the Senior Certificates (other than the Class PO Certificates) will be in an amount equal to the product of (i) Available Funds remaining after distribution of interest on the Senior Certificates and (ii) a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO Formula Principal Amount.

         The PO Formula Principal Amount for any Distribution Date will equal the sum of the applicable PO Percentage of (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date, (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Seller or another person pursuant to the Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan and (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Discount Mortgage Loan that is not a Liquidated Mortgage Loan, the PO Formula Principal Amount will be reduced on the related Distribution Date by the applicable PO Percentage of the principal portion of such Bankruptcy Loss.

ALLOCATION OF LOSSES

         On each Distribution Date, the applicable PO Percentage of any Realized Loss, including any Excess Loss, on a Discount Mortgage Loan will be allocated to the Class PO Certificates until the Class Certificate Balance thereof is reduced to zero. The amount of any such Realized Loss, other than an Excess Loss, allocated on or prior to the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on such Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates prior to distributions of principal on the Subordinated Certificates. Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

         On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss, other than any Excess Loss, will be allocated first to the Subordinated Certificates, in the reverse order of their numerical Class designations (beginning with the Class of Subordinated Certificates then outstanding with the highest numerical Class designation), in each case until the Class Certificate Balance of the respective Class of Certificates has been reduced to zero, and then to the Senior Certificates (other than the Notional Amount Certificates and the Class PO Certificates) pro rata, based upon their respective Class Certificate Balances.

         On each Distribution Date, the applicable Non-PO Percentage of Excess Losses will be allocated pro rata among the Classes of Senior Certificates (other than the Notional Amount Certificates and the Class PO Certificates) and the Subordinated Certificates based upon their respective Class Certificate Balances.

         Because principal distributions are paid to certain Classes of Certificates (other than the Class PO Certificates) before other Classes of Certificates, holders of such Certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of Classes that are entitled to receive principal earlier.

         Realized Losses allocated to a Class of Certificates comprised of multiple payment Components will be allocated pro rata among the Components of such Class of Certificates based on their respective Component Balances.

         In general, a "Realized Loss" means, with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are (i) Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and (iii) Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit Enhancement -- Subordination of Certain Classes" herein.

         A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Master Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the Prospectus under "Credit Enhancement -- Special Hazard Insurance Policies." See "Credit Enhancement -- Subordination of Certain Classes" herein.

STRUCTURING ASSUMPTIONS

         Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Structuring Assumptions"): (i) the Mortgage Pool consists of Mortgage Loans with the following characteristics:

                                                                                     REMAINING
                                                              ORIGINAL TERM            TERM
                                                               TO MATURITY          TO MATURITY
PRINCIPAL BALANCE       MORTGAGE RATE      MORTGAGE RATE       (IN MONTHS)          (IN MONTHS)      LOAN AGE
-----------------       -------------      -------------       -----------          -----------      --------

$                                %                  %

$                                %                  %

(ii) the Mortgage  Loans prepay at the specified  constant  percentages  of SPA,
(iii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the current balance of such Mortgage Loan by its respective remaining term to maturity,
(viii) the initial Class Certificate Balance or Notional Amount, as applicable, of each Class of Certificates is as set forth on the cover page hereof and under "Summary of Terms -- Certificates other than the Offered Certificates", (ix) interest accrues on each interest bearing Class of Certificates at the applicable interest rate set forth or described on the cover hereof and as described herein, (x) distributions in respect of the Certificates are received in cash on the ____ day of each month commencing in the calendar month following the Closing Date, (xi) the closing date of the sale of the Offered Certificates is the date set forth under "Summary of Terms --Closing Date," (xii) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xiii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described herein under " -- Optional Purchase of Defaulted Loans" and " -- Optional Termination" and (xiv) no Class of Certificates becomes a Restricted Class. While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to the Trustee and characteristics of the Mortgage Loans used in preparing the tables herein.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, ___% SPA assumes prepayment rates will be ___% per annum in month one, ___% per annum in month two, and increasing by ___% in each succeeding month until reaching a rate of ___% per annum in month 30 and remaining constant at %___ per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         The Master Servicer may, at its option, purchase from the Trust Fund any Mortgage Loan which is delinquent in payment by 91 days or more. Any such purchase shall be at a price equal to 100% of the Stated Principal Balance of such Mortgage Loan plus accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the related mortgagor or advanced (and not reimbursed) to the first day of the month in which such amount is to be distributed.

OPTIONAL TERMINATION

         The Master Servicer will have the right to repurchase all remaining Mortgage Loans and REO Properties in the Mortgage Pool and thereby effect early retirement of the Certificates, subject to the Pool Principal Balance of such Mortgage Loans and REO Properties at the time of repurchase being less than or equal to 10% of the Cut-off Date Pool Principal Balance. In the event the Master Servicer exercises such option, the purchase price distributed with respect to each Certificate will be 100% of its then outstanding principal balance plus any Class PO Deferred Amounts in the case of the Class PO Certificates and, in the case of an interest bearing Certificate, any unpaid accrued interest thereon at the applicable Pass-Through Rate (in each case subject to reduction as provided in the Agreement if the purchase price is based in part on the appraised value of any REO Properties and such appraised value is less than the Stated Principal Balance of the related Mortgage Loans). Distributions on the Certificates in respect of any such optional termination will first be paid to the Senior Certificates and then to the Subordinated Certificates. The proceeds from any such distribution may not be sufficient to distribute the full amount to which each Class of Certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and such appraised value is less than the Stated Principal Balance of the related Mortgage Loan.

THE TRUSTEE

         ______________________ will be the Trustee under the Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with ___________________. Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at _______________________________, Attention: _____________________ or at such other addresses as the Trustee may designate from time to time.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

         The Class A-R Certificates will be subject to the restrictions on transfer described in the Prospectus under "Certain Federal Income Tax Consequences -- REMIC Certificates -- Tax-Related Restrictions on Transfers of Residual Certificates -- Disqualified Organizations," " -- Noneconomic Residual Interests" and " -- Foreign Investors." The Agreement provides that the Class A-R Certificates (in addition to certain other Classes of Certificates) may not be acquired by an ERISA Plan. See "ERISA Considerations" herein. Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The effective yield to the holders of the interest bearing Certificates will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such Certificates because monthly distributions will not be payable to such holders until the ____ day (or, if such day is not a business day, the following business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

         Delinquencies [in respect of interest] on the Mortgage Loans which are not advanced by or on behalf of the Master Servicer (because amounts, if advanced, would be nonrecoverable) will adversely affect the yield on the Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies [in respect of interest] not so advanced will be borne first by the Subordinated Certificates, in the reverse order of their numerical Class designations, and then by the Senior Certificates. If, as a result of such shortfalls, the aggregate of the Class Certificate Balances of all Classes of Certificates exceeds the Pool Principal Balance, the Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of such excess.

         Net Interest Shortfalls will adversely affect the yields on the Offered Certificates. In addition, although all losses initially will be borne by the Subordinated Certificates, in the reverse order of their numerical Class designations (either directly or through distributions in respect of Class PO Deferred Amounts on the Class PO Certificates), Excess Losses will be borne by all Classes of Certificates (other than the Notional Amount Certificates) on a pro rata basis. Moreover, since the Subordinated Principal Distribution Amount for each Distribution Date will be reduced by the amount of any distributions on such Distribution Date in respect of Class PO Deferred Amounts, the amount distributable as principal on each such Distribution Date to each Class of Subordinated Certificates then entitled to a distribution of principal will be less than it otherwise would be in the absence of such Class PO Deferred Amounts. As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses. Excess Losses could occur at a time when one or more Classes of Subordinated Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

PREPAYMENT CONSIDERATIONS AND RISKS

         The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller). The Mortgage Loans may be prepaid by the Mortgagors at any time without a prepayment penalty. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Pool" herein.

         Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase by the Master Servicer of a defaulted Mortgage Loan and any optional repurchase of the remaining Mortgage Loans in connection with the termination of the Trust Fund, in each case as described herein) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of the Principal Only Certificates and any other Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Interest Only Certificates and any other Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. Investors in the Interest Only Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to recover their initial investments.

         The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

         As described herein under "Description of the Certificates -- Principal," the Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments will be initially distributed to the Classes of Senior Certificates (other than the Class PO Certificates) then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of such principal prepayments being distributed to holders of such Classes of Senior Certificates and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the Subordinated Certificates during the periods of time described in the definition of "Senior Prepayment Percentage."

         The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         The tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of certain Classes of Certificates to various constant percentages of SPA. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable Classes of Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase prices of such Classes and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such Certificates and consequently do not purport to reflect the return on any investment in any such Class of Certificate when such reinvestment rates are considered.

SENSITIVITY OF THE INTEREST ONLY CERTIFICATES

         As indicated in the table below, the yield to investors in the Class X Certificates will be sensitive to the rate of principal payments (including prepayments) of the Non-Discount Mortgage Loans (particularly those with high Net Mortgage Rates), which generally can be prepaid at any time. On the basis of the assumptions described below, the yield to maturity on the Class X Certificates would be approximately 0% if prepayments were to occur at a constant rate of approximately % SPA. If the actual prepayment rate of the Non-Discount Mortgage Loans were to exceed the foregoing level for as little as one month while equaling such level for the remaining months, the investors in the Class X Certificates would not fully recoup their initial investments.

         As described above under "Description of the Certificates -- General," the Pass-Through Rate of the Class X Certificates in effect from time to time is calculated by reference to the Net Mortgage Rates of the Non-Discount Mortgage Loans. The Non-Discount Mortgage Loans will have higher Net Mortgage Rates (and higher Mortgage Rates) than the other Mortgage Loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Non-Discount Mortgage Loans may prepay at higher rates, thereby reducing the Pass-Through Rate and Notional Amount of the Class X Certificates.

         The information set forth in the following table has been prepared on the basis of the Structuring Assumptions and on the assumption that the purchase price of the Class X Certificates (expressed as a percentage of initial Notional Amount) is as follows:

         Class                      Price*
         -----                      ------

         Class X.................    %

---------
* The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the table below.

          Sensitivity of the Interest Only Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)
                            SPA Prepayment/Assumption

Class          0%            %           %           %           %           %
-----         ----         ----        ----        ----        ----         ----
Class X          %            %           %           %           %           %

         It is unlikely that the Non-Discount Mortgage Loans will have the precise characteristics described herein or that the Non-Discount Mortgage Loans will all prepay at the same rate until maturity or that all of the Non-Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class X Certificates are likely to differ from those shown in the table above, even if all of the Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the lives of the Class X Certificates or as to the yield on the Class X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class X Certificates.

SENSITIVITY OF THE PRINCIPAL ONLY CERTIFICATES

         The Class PO Certificates will be "principal only" certificates and will not bear interest. As indicated in the table below, a lower than anticipated rate of principal payments (including prepayments) on the Discount Mortgage Loans will have a negative effect on the yield to investors in the Principal Only Certificates.

         As  described  above  under   "Description   of  the   Certificates  --
Principal," the Class PO Principal Distribution Amount is calculated by reference to the principal payments (including prepayments) on the Discount Mortgage Loans. The Discount Mortgage Loans will have lower Net Mortgage Rates (and lower Mortgage Rates) than the other Mortgage Loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Discount Mortgage Loans may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the Class PO Certificates.

         The information set forth in the following table has been prepared on the basis of the Structuring Assumptions and on the assumption that the aggregate purchase price of the Principal Only Certificates (expressed as a percentage of initial Class Certificate Balance) is as follows:

                     Class                 Price
                     -----                 -----

                     Class PO.............     %


          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)
                            SPA Prepayment/Assumption

Class          0%            %           %           %           %           %
-----         ----         ----        ----        ----        ----         ----

Class PO         %            %           %            %          %            %
Class PO...      %            %           %            %          %            %


         It is unlikely that the Discount Mortgage Loans will have the precise characteristics described herein or that the Discount Mortgage Loans will all prepay at the same rate until maturity or that all of such Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Principal Only Certificates is likely to differ from those shown in the table above, even if all of the Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Principal Only Certificates or as to the yield on the Principal Only Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Principal Only Certificates.

ADDITIONAL INFORMATION

         The Depositor intends to file certain additional yield tables and other computational materials with respect to one or more Classes of Underwritten Certificates with the Commission in a report on Form 8-K to be dated_____, 19__. Such tables and materials were prepared by each Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

         The weighted  average life of an Offered  Certificate  is determined by
(a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of such Certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of such Certificate referred to in clause (a).

         For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see " -- Prepayment Considerations and Risks" herein and "Yield and Prepayment Considerations" in the Prospectus.

         In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of the Classes of Certificates and the distribution of principal of the Planned Principal Classes and the Targeted Principal Classes in accordance with the Principal Balance Schedules herein. In particular, if the amount available for distribution as principal of the Senior Certificates (other than the Class PO Certificates) on any Distribution Date exceeds the amount required to reduce the principal balances of the Planned Principal Classes and the Targeted Principal Classes then entitled to receive a distribution of principal to their respective scheduled balances as set forth in the Principal Balance Schedules, such excess principal will be distributed on the remaining Classes of Senior Certificates (other than the Class PO Certificates) on such Distribution Date. Conversely, if the amount available for distribution of principal of the Senior Certificates (other than the Class PO Certificates) on any Distribution Date is less than the amount so required to reduce the Planned Principal Classes and the Targeted Principal Classes then entitled to receive a distribution of principal to their respective scheduled balances, no principal will be distributed on such other Classes of Senior Certificates on such Distribution Date. Accordingly, the rate of principal payments on the Mortgage Loans is expected to have a greater effect on the weighted average life of the Support Classes and under certain prepayment scenarios, the weighted average lives of the Targeted Principal Classes, than on the weighted average lives of the Planned Principal Classes.

         The interaction of the foregoing factors may have different effects on various Classes of Offered Certificates and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of such Classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes of Offered Certificates may be affected at various constant percentages of SPA, see the Decrement Tables below.

DECREMENT TABLES

         The following tables indicate the percentages of the initial Class Certificate Balances of the Classes of Offered Certificates (other than the Notional Amount Certificates) that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average lives of such Classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) the Mortgage Loans will have the precise characteristics described herein or (ii) all of the Mortgage Loans will prepay at a constant percentage of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of SPA, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions.

                      PERCENT OF INITIAL CLASS CERTIFICATE
                              BALANCES OUTSTANDING*

                                    Class A-
                                    --------



Distribution Date 0%             %        %       %       %        %         %
--------------------           ----     ----    ----    ----     ----      ----
Initial............              %        %       %       %        %         %
   19.............
   19.............
   19.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
                               ----     ----    ----    ----     ----      ----
Weighted Average
 Life (in years)**.......

                                    Class A-

Distribution Date 0%             %        %       %       %        %         %
--------------------           ----     ----    ----    ----     ----      ----
Initial............              %        %       %       %        %         %
   19.............
   19.............
   19.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
   20.............
                               ----     ----    ----    ----     ----      ----
Weighted Average
 Life (in years)**.......
-----------

 * Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" herein.


LAST SCHEDULED DISTRIBUTION DATE

         The Last Scheduled Distribution Date for each Class of Offered Certificates is the Distribution Date in _____, 20__, which is the Distribution Date in the ____ month following the latest scheduled maturity date for any of the Mortgage Loans. Since the rate of distributions in reduction of the Class Certificate Balance or Notional Amount of each Class of Offered Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Class Certificate Balance or Notional Amount of any such Class could be reduced to zero significantly earlier or later than the Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "Yield, Prepayment and Maturity Considerations -Prepayment Considerations and Risks" and " -- Weighted Average Lives of the Offered Certificates" herein and "Yield and Prepayment Considerations" in the Prospectus.

THE SUBORDINATED CERTIFICATES

         The weighted average life of, and the yield to maturity on, the Subordinated Certificates, in increasing order of their numerical Class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinated Certificate, the actual yield to maturity of such Certificate may be lower than the yield expected by such holder based on such assumption. The timing of losses on Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balances of the applicable Class of Subordinated Certificates to the extent of any losses allocated thereto (as described under "Description of the Certificates -- Allocation of Losses" herein), without the receipt of cash attributable to such reduction. In addition, shortfalls in cash available for distributions on the Subordinated Certificates will result in a reduction in the Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation if and to the extent that the aggregate of the Class Certificate Balances of all Classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the Pool Principal Balance as of the Due Date occurring in the month of such Distribution Date. As a result of such reductions, less interest will accrue on such Class of Subordinated Certificates than otherwise would be the case. The yield to maturity of the Subordinated Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Certificates, Net Interest Shortfalls, other cash shortfalls in Available Funds and distribution of funds to Class PO Certificateholders otherwise available for distribution on the Subordinated Certificates to the extent of reimbursement for Class PO Deferred Amounts. See "Description of the Certificates -- Allocation of Losses" herein.

         If on any Distribution Date, the Applicable Credit Support Percentage for any Class of Subordinated Certificates is less than its Original Applicable Credit Support Percentage, all partial principal prepayments and principal prepayments in full available for distribution on the Subordinated Certificates will be allocated solely to such Class and all other Classes of Subordinated Certificates with lower numerical Class designations, thereby accelerating the amortization thereof relative to that of the Restricted Classes and reducing the weighted average lives of such Classes of Subordinated Certificates receiving such distributions. Accelerating the amortization of the Classes of Subordinated Certificates with lower numerical Class designations relative to the other Classes of Subordinated Certificates is intended to preserve the availability of the subordination provided by such other Classes.

                               CREDIT ENHANCEMENT

SUBORDINATION OF CERTAIN CLASSES

         The rights of the holders of the Subordinated Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the holders of the Senior Certificates and the rights of the holders of each Class of Subordinated Certificates (other than the Class B-1 Certificates) to receive such distributions will be further subordinated to such rights of the Class or Classes of Subordinated Certificates with lower numerical Class designations, in each case only to the extent described herein. The subordination of the Subordinated Certificates to the Senior Certificates and the subordination of the Classes of Subordinated Certificates with higher numerical Class designations to those with lower numerical Class designations is intended to increase the likelihood of receipt, respectively, by the Senior Certificateholders and the holders of Subordinated Certificates with lower numerical Class designations of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against Realized Losses, other than Excess Losses. In addition, the Subordinated Certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described below. The applicable Non-PO Percentage of Realized Losses, other than Excess Losses, will be allocated to the Class of Subordinated Certificates then outstanding with the highest numerical Class designation. In addition, the Class Certificate Balance of such Class of Subordinated Certificates will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for Class PO Deferred Amounts.

         The Subordinated Certificates will provide limited protection to the Classes of Certificates of higher relative priority against (i) Special Hazard Losses in an initial amount expected to be up to approximately $____ (the "Special Hazard Loss Coverage Amount"), (ii) Bankruptcy Losses in an initial amount expected to be up to approximately $____ (the "Bankruptcy Loss Coverage Amount") and (iii) Fraud Losses in an initial amount expected to be up to approximately $_____ (the "Fraud Loss Coverage Amount").

         The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of (a) the greatest of (i) __% of the aggregate of the principal balances of the Mortgage Loans, (ii) _____ the principal balance of the largest Mortgage Loan and (iii) the aggregate principal balances of the Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the Closing Date. [All principal balances for the purpose of this definition will be calculated as of the first day of the month preceding such Distribution Date after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.]

         The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the _____, ______, _____ and ______ anniversaries of the Cut-off Date, to an amount equal to the lesser of (i) __% of the then current Pool Principal Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary and
(b) on the _____ anniversary of the Cut-off Date, to zero.

         The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

         The amount of coverage provided by the Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the Rating Agencies are not adversely affected thereby without regard to the guaranty provided by the Policy. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

         As used herein, a "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related Mortgaged Property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. Notwithstanding the foregoing, no such occurrence shall be considered a Debt Service Reduction or Deficient Valuation so long as the Master Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to payment due thereunder or (ii) scheduled monthly [payments of principal and interest] are being advanced by the Master Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.


                                 USE OF PROCEEDS

         The Depositor will apply the net proceeds of the sale of the Certificates against the purchase price of the Mortgage Loans.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         For federal income tax purposes, an election will be made to treat the Trust Fund as a REMIC. The Regular Certificates will constitute the regular interests in the REMIC. The Residual Certificates will constitute the sole class of "residual interest" in the REMIC.

         The Regular Certificates generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting.

         The Principal Only Certificates will be treated for federal income tax purposes as having been issued with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and their issue price. Although the tax treatment is not entirely certain, Notional Amount Certificates will be treated as having been issued with OID for federal income tax purposes equal to the excess of all expected payments of interest on such Certificates over their issue price. Although unclear, a holder of a Notional Amount Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which such Certificateholder would be entitled if there were no further prepayments of the Mortgage Loans. The remaining Classes of Regular Certificates, depending on their respective issue prices (as described in the Prospectus under "Certain Federal Income Tax Consequences"), may be treated as having been issued with OID for federal income tax purposes. For purposes of determining the amount and rate of accrual of OID and market discount, the Trust Fund intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to___% SPA (the "Prepayment Assumption"). No representation is made as to whether the Mortgage Loans will prepay at the foregoing rate or any other rate. See "Yield, Prepayment and Maturity Considerations" herein and "Certain Federal Income Tax Consequences" in the Prospectus. Computing accruals of OID in the manner described in the Prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on such Certificates.

         If the holders of any Regular Certificates are treated as holding such Certificates at a premium, such holders should consult their tax advisors regarding the election to amortize bond premium and the method to be employed.

         As is described more fully under "Certain Federal Income Tax Consequences" in the Prospectus, the Offered Certificates will represent qualifying assets under Sections 593(d), 856(c)(5)(A) and 7701(a)(19)(C) of the Code, and net interest income attributable to the Offered Certificates will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent the assets of the Trust Fund are assets described in such sections. The Regular Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

         The holders of the Residual Certificates must include the taxable income of the REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, is subject to U.S. federal income tax.

         Prospective purchasers of a Residual Certificate should consider carefully the tax consequences of an investment in Residual Certificates discussed in the Prospectus and should consult their own tax advisors with respect to those consequences. See "Certain Federal Income Tax Consequences -- REMIC Certificates -b. Residual Certificates" in the Prospectus. Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest, a "non-significant value" residual interest and a "tax avoidance potential" residual interest. See "Certain Federal Income Tax Consequences -- Tax-Related Restrictions on Transfer of Residual Certificates -- Noneconomic Residual Certificates -- Residual Certificates -- Mark to Market Rules -- Residual Certificates -- Excess Inclusions and -- Tax-Related Restrictions on Transfers of Residual Certificates -- Foreign Investors" in the Prospectus. Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Certain Federal Income Tax Consequences -- Prohibited Transactions and Other Taxes" and " -- REMIC Certificates -- a. Regular Certificates -Treatment of Realized Losses" in the Prospectus.


                              ERISA CONSIDERATIONS

         Any Plan fiduciary which proposes to cause a Plan (as defined below) to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or the Code, of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA and/or the excise tax provisions set forth under Section 4975 of the Code (a "Plan") from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans and other arrangements (including, but not limited to, individual retirement accounts) described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

         Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans.

         The U.S. Department of Labor has granted an individual administrative exemption to ____(Prohibited Transaction Exemption ____, Exemption Application No. D-___ , Fed. Reg.____ (__)(___)(the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund.

         For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the Prospectus.

         It is expected that the Exemption will apply to the acquisition and holding by Plans of the Senior Certificates (other than the Class , Class PO, Class X and Class A-R Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single Mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund. Because the Class , Class PO and Class X Certificates are not being purchased by either Underwriter, such Classes of Certificates do not currently meet the requirements of the Exemption or any comparable individual administrative exemption granted to either Underwriter. Consequently, the sale or exchange of the Class , Class PO and Class X Certificates may be made only under the conditions set forth for the Class B- , Class B- and Class B- Certificates below.

         Because the characteristics of the Class B- , Class B- , Class B- and Class A-R Certificates may not meet the requirements of PTCE 83-1, the Exemption or any other issued exemption under ERISA, the purchase and holding of the Class B- , Class B- , Class B- and Class A-R Certificates by a Plan or by individual retirement accounts or other plans subject to Section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class B- , Class B- , Class B- and Class A-R Certificates will not be registered by the Trustee unless the Trustee receives: (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer; (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60; or (iii) an opinion of counsel satisfactory to the Trustee that the purchase or holding of such Certificate by a Plan, any person acting on behalf of a Plan or using such Plan's assets, will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Agreement. Such representation as described above shall be deemed to have been made to the Trustee by the transferee's acceptance of a Class B- , Class B- or Class B- Certificate. In the event that such representation is violated, or any attempt to transfer to a plan or person acting on behalf of a Plan or using such Plan's assets is attempted without such opinion of counsel, such attempted transfer or acquisition shall be void and of no effect.
         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in any of the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in any of the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriters, the Depositor has agreed to sell to the Underwriters, and each Underwriter has agreed to purchase from the Depositor the respective Classes of Underwritten Certificates indicated on the cover page hereof to be purchased by it. Distribution of the Underwritten Certificates will be made by the respective Underwriters in each case from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Underwritten Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         Each Underwriter intends to make a secondary market in the Classes of Underwritten Certificates being purchased by it, but no Underwriter has any obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment.

         The Depositor has agreed to indemnify the Underwriters against, or make
contributions  to  the  Underwriters  with  respect  to,  certain   liabilities,
including liabilities under the Securities Act of 1933, as amended.

         The Class X and Class PO Certificates may be offered by the Depositor from time to time directly or through underwriters or agents (either of which may include IndyMac Securities Corporation, an affiliate of the Depositor and the Master Servicer) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Proceeds to the Depositor from any sale of the Class X or Class PO Certificates will equal the purchase price paid by the purchaser thereof, net of any expenses payable by the Depositor and any compensation payable to any such underwriter or agent. Any underwriters or agents that participate in the distribution of the Class X or Class PO Certificates may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 and any profit on the sale of such Certificates by them and any discounts, commissions, concessions or other compensation received by any such underwriter or agent may be deemed to be underwriting discounts and commissions under such Act. [This Prospectus Supplement and the Prospectus are to be used by Countrywide Securities Corporation, an affiliate of IndyMac ABS, Inc. and IndyMac, Inc., in connection with offers and sales related to market making transactions in the Offered Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.]


                                  LEGAL MATTERS

         The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood llp, New York, New York. _________________, ________, ________,
will pass upon certain legal matters on behalf of the Underwriters.


                                     RATINGS

         It is a condition to the issuance of the Senior Certificates that they be rated ___ by ____ ("____") and, ____ by ____ ("____" and, together with
______, the "Rating Agencies"). It is a condition to the issuance of the Class B- , Class B- and Class B- Certificates that they be rated at least ______, _____ and ____, respectively, by _____.

         The ratings assigned by ____ to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. ____'s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. ____ ratings on such certificates do not, however, constitute a statement regarding frequency of payments of the mortgage loans.

         The ratings assigned by _____ to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. _____'s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make payments required by such certificates. ____'s ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

         The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield.

         The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.


===================================================================     ============================================================
No person has been  authorized to give any  information or to make any representations  other than those contained in this Prospectus
Supplement  or  the  Prospectus   and,  if  given  or  made,  such
information  or  representations  must not be  relied  upon.  This
Prospectus  Supplement  and the  Prospectus  do not  constitute an offer  to sell or a  solicitation  of an  offer  to buy any of the securities offered hereby, nor an offer of Offered Certificates in any state or jurisdiction in which, or to any person to whom, such
offer  would  be  unlawful.   The  delivery  of  this   Prospectus
Supplement  or the  Prospectus at any time does not imply that the information  contained herein or therein is correct as of any time subsequent  to its date;  however,  if any material  change occurs while this Prospectus  Supplement or Prospectus is required by law to be delivered, this Prospectus Supplement or the Prospectus will be amended or supplemented accordingly.

                         ---------------

                        TABLE OF CONTENTS
                                                          PAGE
                                                          ----
                      PROSPECTUS SUPPLEMENT
Summary Of Terms........................................   S-3                                      $[_____________]
Risk Factors............................................. S-11                                        (Approximate)
The Mortgage Pool........................................ S-14
Servicing of Mortgage Loans.............................. S-21                                      IndyMac ABS, Inc.
Description of the Certificates.......................... S-24                                          Depositor
Yield, Prepayment and Maturity Considerations............ S-34
Credit Enhancement....................................... S-41                                       [IndyMac, Inc.]
Use of Proceeds.......................................... S-43                                 Seller and Master Servicer
Certain Federal Income Tax Consequences.................. S-43
Erisa Considerations..................................... S-44                                   Mortgage Pass-Through
Method of Distribution................................... S-45                                        Certificates,
Legal Matters............................................ S-46                                      Series 199_ - _
Ratings.................................................. S-46
                                                                                              -------------------------
                           PROSPECTUS                                                            PROSPECTUS SUPPLEMENT
                                                                                                   [_________, 199_]
Prospectus Supplement or Current Report on Form 8-K.......   2                                -------------------------
Incorporation of Certain Document by Reference............   2
Available Information.....................................   2
Reports to Securityholders................................   3
Summary of Terms..........................................   4
Risk Factors .............................................  11
The Trust Fund ...........................................  16
Use of Proceeds ..........................................  20
The Depositor ............................................  20
Loan Program .............................................  21
Description of the Securities ............................  23
Credit Enhancement .......................................  39
Yield and Prepayment Considerations ......................  43
The Agreements............................................  45
Certain Legal Aspects of the Loans .......................  61
Certain Federal Income Tax Consequences ..................  75
State Tax Considerations .................................  94
ERISA Considerations .....................................  94
Legal Investment .........................................  99
Method of Distribution ...................................  99
Legal Matters ............................................ 100
Financial Information..................................... 100
Rating ................................................... 100

===================================================================     ============================================================

                   SUBJECT TO COMPLETION, DATED _______, 1998

PROSPECTUS SUPPLEMENT
(To Prospectus dated ___________, 1998)

                                  $-----------
                                INDYMAC ABS, INC.
                                    DEPOSITOR

                                 [INDYMAC, INC.]
                           SELLER AND MASTER SERVICER


                      INDYMAC HOME EQUITY LOAN TRUST 199__
                                     ISSUER


        $___________ HOME EQUITY LOAN ASSET BACKED NOTES, SERIES 199__-__ $________ HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 199__-__


         The IndyMac Home Equity Loan Trust 199__ (the "Trust") will be formed pursuant to a trust agreement to be dated as of ______, 199__ (the "Trust Agreement") and entered into by IndyMac ABS, Inc. (the "Depositor"), ________________ and _____________, as owner trustee (the "Owner Trustee"). The Trust will issue $___________ aggregate principal amount of Home Equity Loan Asset Backed Notes (the "Notes"). The Notes will be issued pursuant to an indenture to be dated as of __________ __, 199__ (the "Indenture"), between the Trust and ____________, as indenture trustee (the "Indenture Trustee"). The Trust will also issue $____________ aggregate principal amount of Home Equity Loan Asset Backed Certificates, Series 199_-_ (the "Certificates" and, together with the Notes, the "Securities").


         The property of the Trust will include a pool of [(i)] [adjustable rate] home equity revolving credit line loans made or to be made in the future (the "Mortgage Loans") under certain home equity revolving credit line loan agreements [and (ii) retail installment sales contracts and promissory notes financing home improvements (the "Home Improvement Contracts"). The Mortgage Loans and the Home Improvement Contracts are sometimes referred to collectively as the "Loans"]. The Mortgage Loans [Loans] are secured primarily by first and second deeds of trust or mortgages on one- to four-family residential properties. [In addition, the Securities will have the benefit of an irrevocable and unconditional limited financial guaranty insurance policy (the "Policy") issued by ______________ (the "Certificate Insurer") covering [describe].]

         Distributions of principal and interest on the Notes will be made on the _________ day of each month or, if such date is not a Business Day, then on the succeeding Business Day (each a "Distribution Date"), commencing on ________, 199_ to the extent described herein. Interest will accrue on the Notes at a rate (the "Note Rate") equal to ___% per annum from the Closing Date to the first Distribution Date and at [a floating rate equal to [LIBOR] (as defined herein) plus ___% per annum] [___% per annum] thereafter.

         The Certificates will represent fractional undivided interests in the Trust. Distribution of principal and interest on the Certificates will be made on each Distribution Date to the extent described herein. Interest will accrue on the Certificates at a rate (the "Pass-Through Rate") equal to ___% per annum from the Closing Date to the first Distribution Date and at [a floating rate equal to [LIBOR] plus ___% per annum] [___% per annum] thereafter.

         Payments of interest and principal on the Notes will have equal priority with payments of principal and interest (and will be made pro rata) on the Certificates.

         [The Underwriter intends to make a secondary market in the Securities but has no obligation to do so. There is currently no market for the Securities offered hereby and there can be no assurance that such a market will develop or if it does develop that it will continue or that it will provide Securityholders with a sufficient level of liquidity of investment. See "Risk Factors" herein.]

              PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET
                FORTH UNDER "RISK FACTORS" ON PAGE S-11 HEREIN AND
                    ON PAGE 16 IN THE ACCOMPANYING PROSPECTUS.

                              ---------------------

        THE SECURITIES REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRUST ONLY
          AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR,
              OWNER TRUSTEE, INDENTURE TRUSTEE OR ANY AFFILIATE THEREOF,
                 EXCEPT TO THE EXTENT PROVIDED HEREIN. THE SECURITIES
                         ARE NOT INSURED OR GUARANTEED BY ANY
                                 GOVERNMENTAL AGENCY.

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                  OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                        ACCURACY OR ADEQUACY OF THIS PROSPECTUS
                         SUPPLEMENT. ANY REPRESENTATION TO THE
                            CONTRARY IS A CRIMINAL OFFENSE.

         [The Securities offered hereby will be purchased by [______] (the "Underwriter") from the Depositor and will, in each case, be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the Depositor from the sale of the Notes are expected to be $__________ and from the sale of the Certificates are expected to be $__________ before deducting expenses payable by the Depositor of $_______.] [This Prospectus Supplement and the Prospectus are to be used by Countrywide Securities Corporation, an affiliate of IndyMac ABS, Inc. and IndyMac, Inc., in connection with offers and sales related to market making transactions in the Securities in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.]

         [The Securities are offered subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Notes will be delivered in book-entry form through the facilities of The Depository Trust Company, [Cedel, S.A. and the Euroclear System] on or about _______, 199_.

The Securities will be offered in [Europe and] the United States of America.]

                            -----------------------

         [Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Securities, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus to investors. This is in addition to the obligation of dealers acting as Underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments or subscriptions.]

                            -----------------------

         [Each Series of Securities offered hereby constitute part of a separate Series of Asset Backed Securities being offered by the Underwriter from time to time pursuant to the Prospectus dated ____________, 199_. This Prospectus Supplement does not contain complete information about the offering of the Securities. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Securities may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.]

                            -----------------------
                                  [UNDERWRITER]

_______________, 199__

                                SUMMARY OF TERMS

         The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used herein are defined elsewhere in the Prospectus Supplement or in the Prospectus. [To the extent statements contained herein do not relate to historical or current information, this Prospectus Supplement may be deemed to consist of forward-looking statements. Any such statements, which may include but are not limited to statements contained in "Risk Factors" and "Prepayment and Yield Considerations," inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, competition, changes in foreign political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Depositor's control. The Depositor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in the Depositor's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.]

Title of Securities.....................Home  Equity  Loan Asset  Backed  Notes,
                                        Series  199__-__(the  "Notes")  and Home
                                        Equity Loan Asset  Backed  Certificates,
                                        Series 199__-__ (the "Certificates" and,
                                        together    with    the    Notes,    the
                                        "Securities").

Securities Offered......................All of  the  Securities,  including  the
                                        Class  ___,  Class __ and Class __ Notes
                                        and the Class __,  Class __ and Class __
                                        Certificates.  Each Security  represents
                                        the  right  to   receive   payments   of
                                        interest at the variable rate described below, payable monthly, and payments of principal at such time and to the extent provided below.


Issuer..................................IndyMac  Home Equity  Loan Trust  199_-_
                                        (the   "Trust"  or  the   "Issuer"),   a
                                        Delaware trust  established  pursuant to
                                        the Trust Agreement (as defined herein),
                                        dated  as of  ___,  199_  (the  "Cut-off
                                        Date").  The  property of the Trust will
                                        include:  a pool  of  [adjustable  rate]
                                        home equity  revolving credit line loans
                                        made or to be made  in the  future  (the
                                        "Mortgage  Loans"),  under  certain home
                                        equity   revolving   credit   line  loan
                                        agreements     (the     "Credit     Line
                                        Agreements") and secured by either first
                                        or  second   mortgages  on   residential
                                        properties  that are  primarily  one- to
                                        four-family  properties  (the "Mortgaged
                                        Properties")  [and  retail   installment
                                        sales  contracts  and  promissory  notes
                                        financing home  improvements  (the "Home
                                        Improvement      Contracts")];       the
                                        collections  in respect of the  Mortgage
                                        Loans   [Loan]   [received]   after  the
                                        Cut-off Date  (exclusive  of payments in
                                        respect of accrued  interest [due] on or
                                        prior to the Cut-off  Date or due in the
                                        month of  _____________);  property that
                                        secured a Mortgage Loan [Loan] which has
                                        been acquired by  foreclosure or deed in
                                        lieu of foreclosure; [an irrevocable and
                                        unconditional limited financial guaranty
                                        insurance  policy  (the  "Policy")];  an
                                        assignment  of  the  Depositor's  rights
                                        under the Purchase Agreement (as defined
                                        herein);  rights  under  certain  hazard
                                        insurance    policies    covering    the
                                        Mortgaged Properties;  and certain other
                                        property,   as   described   more  fully
                                        herein.


                                        The  Trust  will   include   the  unpaid
                                        principal  balance of each Mortgage Loan
                                        [Loan]  as  of  the  Cut-off  Date  (the
                                        "Cut-off Date  Principal  Balance") plus
                                        any additions to the  principal  balance
                                        of the Mortgage Loans as a result of new
                                        advances made pursuant to the applicable
                                        Credit Line Agreement  (the  "Additional
                                        Balances") during the life of the Trust.
                                        With  respect  to any  date,  the  "Pool
                                        Balance"  will be equal to the aggregate
                                        of  the   Principal   Balances   of  all
                                        Mortgage  Loans  [Loan] as of such date.
                                        The "Principal Balance" of a Loan (other
                                        than a  Liquidated  Loan)  on any day is
                                        equal  to  its  Cut-off  Date  Principal
                                        Balance,   plus  [if  such   Loan  is  a
                                        Mortgage   Loan]   (i)  any   Additional
                                        Balances  in  respect  of such  Mortgage
                                        Loan,   minus   (ii)   all   collections
                                        credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. The Principal Balance of a Liquidated Loan after the final recovery of related Liquidation Proceeds shall be zero.

Indenture...............................The Notes will be issued  pursuant to an indenture  dated as of  _________,  199_
                                        (the "Indenture") between the Trust and the Indenture Trustee. The Indenture Trustee will allocate distributions of principal and interest to holders of the Notes (the "Noteholders") in accordance with the Indenture.

Trust Agreement.........................Pursuant to a trust  agreement  dated as
                                        of   ________   1,  199_   (the   "Trust
                                        Agreement"),    among   the   Depositor,
                                        ________  and  the  Owner  Trustee,  the
                                        Trust will issue the  Certificates in an
                                        initial aggregate amount of $__________.
                                        The    Certificates    will    represent
                                        fractional  undivided  interests  in the
                                        Trust.

Depositor...............................IndyMac ABS, Inc. a Delaware corporation and a limited purpose finance subsidiary
                                        of    IndyMac,    Inc.,    a    Delaware
                                        corporation.

Master Servicer.........................[IndyMac,  Inc.  ("IndyMac") and, in its
                                        capacity  as  Master   Servicer  of  the
                                        Mortgage Loans, the "Master Servicer".

Indenture Trustee......................._______________      (the     "Indenture
                                        Trustee").

Owner Trustee..........................._______________ (the "Owner Trustee").

Cut-off Date............................__________ 1, 199__.

Closing Date............................On or about __________ __, 199__.

Determination Date......................The ___ business  day, but no later than the ___ calendar day, of each month (the
                                        "Determination Date").

The Mortgage Loans [Loans]..............The Mortgage  Loans  [Loans] are secured
                                        by  first  and   second   mortgages   on
                                        Mortgaged Properties. The Mortgage Loans
                                        [Loans]  were  acquired  in  the  normal
                                        course of its business by [IndyMac]  (in
                                        such  capacity,  the  "Seller").  On the
                                        Closing  Date,  [IndyMac]  will sell the
                                        Mortgage Loans [Loans] to the Depositor,
                                        pursuant  to a purchase  agreement  (the
                                        "Purchase  Agreement").   The  aggregate
                                        Principal  Balance of the Mortgage Loans
                                        [Loans]  as  of  the  Cut-off   Date  is
                                        $___________  (the  "Cut-off  Date  Pool
                                        Principal Balance").

                                        The   percentage  of  the  Cut-off  Date
                                        Principal  Balance of the Mortgage Loans
                                        secured     primarily    by    Mortgaged
                                        Properties  located  in  the  states  of
                                        [__________,    _________,    _________,
                                        _______,   ______   and   ________]   is
                                        approximately   ____%,   ____%,   ____%,
                                        ____%,  ____% and  ____%,  respectively.
                                        The  "Combined  Loan-to-Value  Ratio" of
                                        each  Mortgage  Loan is the ratio of (A)
                                        the sum of (i) the  maximum  amount  the
                                        borrower  was  permitted  to  draw  down
                                        under the related  Credit Line Agreement
                                        (the   "Credit   Limit")  and  (ii)  the
                                        amounts of any related  senior  mortgage
                                        loans   (computed  as  of  the  date  of
                                        origination of each such Mortgage Loans)
                                        to (B) the  lesser of (i) the  appraised
                                        value of the Mortgaged  Property or (ii)
                                        in  the  case  of a  Mortgaged  Property
                                        purchased   within   one   year  of  the
                                        origination  of  the  related   Mortgage
                                        Loan,   the   purchase   price  of  such
                                        Mortgaged  Property.  As of the Cut- off
                                        Date the Combined  Loan-to-Value  Ratios
                                        ranged from ____% to ______%  and, as of
                                        the Cut-off Date,  the weighted  average
                                        Combined   Loan-to-Value  Ratio  of  the
                                        Mortgage Loans was approximately ____%.

                                        Interest  on  each   Mortgage   Loan  is
                                        payable  monthly  and  computed  on  the
                                        related  daily   outstanding   Principal
                                        Balance  for  each  day in  the  billing
                                        cycle at a variable  rate per annum (the
                                        "Loan Rate") equal at any time  (subject
                                        to maximum  rates,  as described  herein
                                        under   "The   Home    Equity    Lending
                                        Program--Mortgage   Loan   Terms,"   and
                                        further  subject  to  applicable   usury
                                        limitations)  to  the  sum of  [(i)  the
                                        highest  prime  rate  published  in  the
                                        "Money Rates" section of The Wall Street
                                        Journal]  and (ii) a Margin  within  the
                                        range  of  ___%  to  ____%.  As  of  the
                                        Cut-off  Date,   the  weighted   average
                                        Margin  was  approximately   ___%.  Loan
                                        Rates are adjusted  monthly on the first
                                        business  day  of  the  calendar   month
                                        preceding  the  Due  Date.  As  to  each
                                        Mortgage Loan, the "Due Date" is the ___
                                        day of  each  month.  The  Cut-off  Date
                                        Principal  Balances  ranged from zero to
                                        $____ and averaged  approximately  $___.
                                        Credit  Limits under the Mortgage  Loans
                                        as of the Cut-off  Date ranged from $___
                                        to $___ and averaged  approximately $___
                                        . Each Mortgage  Loan was  originated in
                                        the period from  __________  __, 19__ to
                                        __________  __, 19__.  As of the Cut-off
                                        Date,    the   maximum    Credit   Limit
                                        Utilization Rate (as defined herein) was
                                        100%  and the  weighted  average  Credit
                                        Limit Utilization Rate was approximately
                                        ____%.   As   of   the   Cut-off   Date,
                                        approximately   ____%  by  Cut-off  Date
                                        Principal  Balance of the Mortgage Loans
                                        represented  first  liens on the related
                                        Mortgaged       Properties,        while
                                        approximately   ____%  of  the  Mortgage
                                        Loans  represented  second liens.  As of
                                        the Cut-off Date, the Mortgage Loans had
                                        remaining  terms to  scheduled  maturity
                                        ranging  from ___ months to ____  months
                                        and   had   a   weighted    average   of
                                        approximately ___ months.  See "The Home
                                        Equity Lending Program" and "Description of the Mortgage Loans" herein.

Distribution Date.......................The ____ day of each  month  or, if such day  is not a  Business  Day,  the  next
                                        succeeding Business Day, commencing with
                                        _______,  199_. A "Business  Day" is any
                                        day other than a  Saturday  or Sunday or
                                        another    day    on    which    banking
                                        institutions  in New York, New York [and
                                        ____________]    are    authorized    or
                                        obligated   by   law,   regulations   or
                                        executive order to be closed.

Final Scheduled
Distribution Dates......................With   respect   to  the   Certificates,
                                        ___________________.  To the  extent not
                                        previously paid, the Security  Principal
                                        Balance  of the Notes will be due on the
                                        Distribution  Date  in  _______,   199_.
                                        Failure   to  pay  the  full   principal
                                        balance   of  Notes  on  or  before  the
                                        applicable final scheduled payment dates constitutes an Event of Default under the Indenture.

Record Date.............................The last day  preceding  a  Distribution
                                        Date or, if the Securities are no longer
                                        Book-Entry Securities, the last day of the month preceding a Distribution Date.

Collections.............................All  collections  on the Mortgage  Loans will be allocated by the Master Servicer
                                        in accordance  with the Loan  Agreements
                                        between amounts  collected in respect of
                                        interest  ("Interest  Collections")  and
                                        amounts    collected   in   respect   of
                                        principal  ("Principal  Collections" and
                                        collectively with Interest  Collections,
                                        the "Collections").  The Master Servicer
                                        will   generally   deposit   Collections
                                        distributable   to  the  Holders  in  an
                                        account  established  for  such  purpose
                                        under  the  Servicing   Agreement   (the
                                        "Collection Account").  See "Description
                                        of      the       Master       Servicing
                                        Agreement--Allocations  and Collections"
                                        herein and "The  Agreements--Payments on
                                        Loans; Deposits to Security Account" and
                                        "--Collection    Procedures"    in   the
                                        Prospectus.     Description    of    the
                                        Securities...........

         A.     Distributions...........On each Distribution  Date,  collections on the Mortgage Loans will be applied in the following order of priority:

                                        (i)       to the  Master  Servicer,  the
                                                  Servicing Fee;

                                        (ii)      as  payment  for  the  accrued
                                                  interest  due and any  overdue
                                                  accrued     interest     (with
                                                  interest   thereon)   on   the
                                                  respective  Security Principal
                                                  Balances  of the Notes and the
                                                  Certificates;

                                        (iii)     as     principal     on    the
                                                  Securities,   the   excess  of
                                                  Principal   Collections   over
                                                  Additional   Balances  created
                                                  during      the      preceding
                                                  Collection Period, such amount
                                                  to be  allocated  between  the
                                                  Notes  and  Certificates,  pro
                                                  rata,     based    on    their
                                                  respective  Security Principal
                                                  Balances;

                                        (iv)      as     principal     on    the
                                                  Securities, as payment for any
                                                  Liquidation  Loss  Amounts  on
                                                  the Mortgage Loans;

                                        (v)       as payment  for the premium on
                                                  the Policy;

                                        (vi)      to reimburse  prior draws made
                                                  on the Policy; and

                                        (vii)     any  remaining  amounts to the
                                                  Seller.

                                        As  to  any   Distribution   Date,   the
                                        "Collection   Period"  is  the  calendar
                                        month   preceding   the  month  of  such
                                        Distribution Date.

                                        "Liquidation  Loss  Amount"  means  with
                                        respect to any Liquidated Mortgage Loan,
                                        the   unrecovered    Principal   Balance
                                        thereof  at  the  end  of  the   related
                                        Collection Period in which such Mortgage
                                        Loan became a Liquidated  Mortgage  Loan
                                        after   giving   effect   to   the   Net
                                        Liquidation   Proceeds   in   connection
                                        therewith.

         B.     Note Rate...............Interest   will  accrue  on  the  unpaid
                                        Security  Principal Balance of the Notes
                                        at the per annum rate (the "Note  Rate")
                                        equal to ___% per annum from the Closing
                                        Date to the first  Distribution Date and
                                        thereafter  interest  will accrue on the
                                        Notes from and  including  the preceding
                                        Distribution  Date to but excluding such
                                        current   Distribution  Date  (each,  an
                                        "Interest   Accrual   Period")   at   [a
                                        floating rate equal to LIBOR (as defined
                                        herein)  plus  ___%]  [___%].  [Interest
                                        will be  calculated  on the basis of the
                                        actual  number of days in each  Interest
                                        Accrual   Period   divided  by  360.]  A
                                        failure to pay  interest on any Notes on
                                        any Distribution Date that continues for
                                        five  days   constitutes   an  Event  of
                                        Default under the Indenture.

         C.     Pass-Through Rate.......Interest   will  accrue  on  the  unpaid
                                        Principal Balance of the Certificates at
                                        the per annum  rate  (the  "Pass-Through
                                        Rate")  equal to ___% per annum from the
                                        Closing  Date to the first  Distribution
                                        Date and thereafter interest will accrue
                                        on the  Certificates  for each  Interest
                                        Accrual Period at [a floating rate equal
                                        to LIBOR (as defined  herein) plus ___%]
                                        [___%].  [Interest will be calculated on
                                        the basis of the  actual  number of days
                                        in each Interest  Accrual Period divided
                                        by 360.] A failure  to pay  interest  on
                                        any  Certificates  on  any  Distribution
                                        Date  that   continues   for  five  days
                                        constitutes an Event of Default under the Trust Agreement.

         D.     Form and Registration...The   Securities   will   initially   be
                                        delivered     in     book-entry     form
                                        ("Book-Entry  Securities").  Holders  of
                                        such  Securities may elect to hold their
                                        interests  through The Depository  Trust
                                        Company ("DTC"),  [in the United States,
                                        or  Centrale  de  Livraison  de  Valeurs
                                        Mobilieres   S.A.   ("Cedel")   or   the
                                        Euroclear   System   ("Euroclear"),   in
                                        Europe].  Transfers  within DTC [, Cedel
                                        or Euroclear,  as the case may be,] will
                                        be in  accordance  with the usual  rules
                                        and operating procedures of the relevant
                                        system.  So long as the  Securities  are
                                        Book-Entry  Securities,  such Securities
                                        will  be   evidenced   by  one  or  more
                                        securities  registered  in the  name  of
                                        Cede & Co.  ("Cede"),  as the nominee of
                                        DTC [or one of the relevant depositaries
                                        (collectively,       the       "European
                                        Depositaries")].  Cross-market transfers
                                        between  persons  holding   directly  or
                                        indirectly  through  DTC[,  on  the  one
                                        hand,   and    counterparties    holding
                                        directly or indirectly  through Cedel or
                                        Euroclear,   on  the  other,]   will  be
                                        effected  in DTC through  Citibank  N.A.
                                        ("Citibank") or The Chase Manhattan Bank
                                        ("Chase") the relevant  depositaries  of
                                        Cedel and Euroclear,  respectively,  and
                                        each a participating  member of DTC. The
                                        Securities  will initially be registered
                                        in the name of Cede.  The  interests  of
                                        such Holders will be represented by book
                                        entries  on  the   records  of  DTC  and
                                        participating members thereof. No Holder
                                        of  a  Security   will  be  entitled  to
                                        receive a definitive  note  representing
                                        such  person's  interest,  except in the
                                        event   that    Securities    in   fully
                                        registered,       certificated      form
                                        ("Definitive   Securities")  are  issued
                                        under    the    limited    circumstances
                                        described   in   "Description   of   the
                                        Securities--Book-Entry  Registration  of
                                        Securities"  in  the   Prospectus.   All
                                        references in this Prospectus Supplement
                                        to  Securities  reflect  the  rights  of
                                        Holders  of  such  Notes  only  as  such
                                        rights may be exercised  through DTC and
                                        its  participating  organizations for so
                                        long as such Securities are held by DTC.
                                        See      "Risk       Factors--Book-Entry
                                        Securities" herein.

         E.     Denominations...........The Securities will be issued in minimum
                                        denominations    of   $[________]    and
                                        integral multiples thereof.

[Final Payment of Principal;
  Termination   ........................The   Trust   will   terminate   on  the
                                        Distribution  Date following the earlier
                                        of (i)  _________________  and  (ii) the
                                        final  payment or other  liquidation  of
                                        the last Mortgage Loan in the Trust. The
                                        Mortgage   Loans   will  be  subject  to
                                        optional   repurchase   by  the   Master
                                        Servicer on any Distribution  Date after
                                        the  Principal  Balance is reduced to an
                                        amount  less  than or  equal  to  $_____
                                        (____%   of   the   initial    Principal
                                        Balance).  The repurchase  price will be
                                        equal  to the  sum  of  the  outstanding
                                        Principal Balance and accrued and unpaid
                                        interest thereon at the weighted average
                                        of  the  Loan  Rates   through  the  day
                                        preceding the final  Distribution  Date.
                                        See       "Description       of      the
                                        Securities--Optional Termination" herein
                                        and    "The     Agreements--Termination;
                                        Optional Termination" in the Prospectus.

  [Letter of Credit]
         [Surety Bond]
         Issuer........................._________________   (the   "[Letter   of
                                        Credit] [Surety Bond] Issuer"). See "The
                                        [Letter of Credit] [Surety Bond] Issuer" herein.

[Letter of Credit]
        [Surety Bond]...................On the  Closing  Date,  the  [Letter  of
                                        Credit]  [Surety Bond] Issuer will issue
                                        a [letter of credit]  [surety bond] (the
                                        "[Letter of Credit]  [Surety  Bond]") in
                                        favor of the Owner  Trustee on behalf of
                                        the  Trust.  In the event  that,  on any
                                        Distribution Date,  available amounts on
                                        deposit in the  Collection  Account with
                                        respect  to  the  preceding   Collection
                                        Period are  insufficient  to provide for
                                        the payment of the amount required to be
                                        distributed   to  the  Holders  and  the
                                        Master  Servicer  on  such  Distribution
                                        Date,  the  Trustee  will  draw  on  the
                                        [Letter of Credit] [Surety Bond], to the
                                        extent of the [Letter of Credit] [Surety
                                        Bond] Amount for such Distribution Date,
                                        in an amount  equal to such  deficiency.
                                        See       "Description       of      the
                                        Securities--Distributions"   herein  and
                                        "Credit Enhancement" in the Prospectus.

        [[Letter of Credit]
                [Surety Bond]
                 Amount.................The amount  available  under the [Letter of Credit]  [Surety  Bond] (the "[Letter
                                        of Credit]  [Surety  Bond]  Amount") for
                                        the  initial  Distribution  Date will be
                                        $______.   For  each  Distribution  Date
                                        thereafter,   the   [Letter  of  Credit]
                                        [Surety  Bond]  Amount  will  equal  the
                                        lesser of  (i)___ % of the Pool  Balance
                                        as of the  first  day  of the  preceding
                                        Collection  Period  (after giving effect
                                        to any amounts  distributed with respect
                                        to principal  of the  Mortgage  Loans on
                                        the Distribution  Date occurring in such
                                        preceding  Collection  Period)  and (ii)
                                        the  [Letter  of Credit]  [Surety  Bond]
                                        Amount  as  of  the  first  day  of  the
                                        preceding  Collection Period,  minus any
                                        amounts   drawn  under  the  [Letter  of
                                        Credit]   [Surety   Bond]   during  such
                                        preceding  Collection  Period,  plus any
                                        amounts  paid to the  [Letter of Credit]
                                        [Surety Bond] Issuer on the Distribution
                                        Date   occurring   in   such   preceding
                                        Collection Period up to the amount of any previous draws on the [Letter of Credit] [Surety Bond].] Certain Federal Income Tax

   Consequences.........................In  the   opinion  of  Tax  Counsel  (as
                                        defined herein),  for federal income tax
                                        purposes,   the   Securities   will   be
                                        characterized as  indebtedness,  and the
                                        Trust  will not be  characterized  as an
                                        association    (or    publicly    traded
                                        partnership)  taxable as a  corporation.
                                        Each  holder  of  a  Security,   by  the
                                        acceptance of a Security,  will agree to
                                        treat the Security as  indebtedness  for
                                        federal,  state  and  local  income  and
                                        franchise  tax  purposes.  See  "Certain
                                        Federal  Income  Tax  Consequences"  and
                                        "State  Tax  Consequences"   herein  and
                                        "Certain      Federal     Income     Tax
                                        Consequences"     and     "State     Tax
                                        Considerations"    in   the   Prospectus
                                        concerning the application of federal, state and local tax laws.

   ERISA Considerations.................Generally, plans that are subject to the requirements  of ERISA  and the Code are
                                        permitted to purchase  instruments  like
                                        the Notes that are debt under applicable
                                        state  law  and  have  no   "substantial
                                        equity  features"  without  reference to
                                        the prohibited transaction  requirements
                                        of ERISA and the Code. In the opinion of
                                        ERISA Counsel (as defined  herein),  the
                                        Notes will be classified as indebtedness
                                        without  substantial equity features for
                                        ERISA  purposes.  However,  if the Notes
                                        are deemed to be equity interests and no
                                        statutory,  regulatory or administrative
                                        exemption  applies,  the Trust will hold
                                        plan   assets  by  reason  of  a  Plan's
                                        investment  in the  Notes.  Accordingly,
                                        any Plan fiduciary  considering  whether
                                        to  purchase  the  Notes on  behalf of a
                                        Plan  should  consult  with its  counsel
                                        regarding  the   applicability   of  the
                                        provisions of ERISA and the Code and the
                                        availability  of any  exemptions.  Under
                                        current law the  purchase and holding of
                                        the  Certificates by or on behalf of any
                                        employee benefit plan (a "Plan") subject
                                        to    the    fiduciary    responsibility
                                        provisions  of the  Employee  Retirement
                                        Income  Security Act of 1974, as amended
                                        ("ERISA"), may result in a "prohibited transaction" within the meaning of ERISA and the Code or other violation of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. [Consequently, Certificates may not be transferred to a proposed transferee that is a Plan subject to ERISA or that is described in Section 4975(e)(1) of the Code, or a person acting on behalf of any such Plan or using the assets of such plan unless the Owner Trustee and the Depositor receive the opinion of counsel reasonably satisfactory to the Owner Trustee and the Depositor to the effect that the purchase and holding of such Certificate will not result in the assets of the Trust being deemed to be "plan assets" for ERISA purposes and will not be a prohibited transaction under ERISA or Section 4975 of the Code.] See "ERISA Considerations" herein and in the Prospectus.

   Legal Investment.....................The   Securities   will  not  constitute
                                        "mortgage   related    securities"   for
                                        purposes  of  the   Secondary   Mortgage
                                        Market    Enhancement    Act   of   1984
                                        ("SMMEA"), because some of the Mortgages
                                        securing  the  Mortgage  Loans  are  not
                                        first   mortgages.   Accordingly,   many
                                        institutions  with  legal  authority  to
                                        invest in  comparably  rated  securities
                                        based solely on first  mortgages may not
                                        be legally  authorized  to invest in the
                                        Certificates.   See  "Legal   Investment
                                        Considerations"    herein   and   "Legal
                                        Investment" in the Prospectus.

   Rating...............................It is a condition to the issuance of the
                                        Securities  that they be rated _________
                                        by at least ____  nationally  recognized
                                        statistical rating organizations (each a
                                        "Rating  Agency").  In general,  ratings
                                        address  credit  risk and do not address
                                        the   likelihood   of   prepayments.   A
                                        security rating is not a recommendation to buy, sell or hold securities.

                                  RISK FACTORS

         Book-Entry Registration May Reduce Liquidity of the Securities. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical securities. See "Description of the Securities--Book-Entry Securities" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

         Since transactions in the Securities can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Security Owner to pledge a Security to persons or entities that do not participate in the DTC, CEDEL or Euroclear system or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical security representing the Securities. See "Description of the Securities--Book-Entry Securities" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

         Security   Owners  may  experience  some  delay  in  their  receipt  of distributions of interest and principal on the Securities since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Security Owners either directly or indirectly through indirect participants. See "Description of the Securities--Book-Entry Securities" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

DELAYS DUE TO LIQUIDATION OF MORTGAGED PROPERTIES

         Minimum monthly payments will at least equal and may exceed accrued interest. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delay could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and corresponding delays in the receipt of related proceeds by Holders could occur if the [Letter of Credit] [Surety Bond] provider were unable to perform on its obligations under the [Letter of Credit] [Surety Bond]. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Holders and thereby reduce the security for the Mortgage Loans. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, Holders could experience a loss if the [Letter of Credit] [Surety Bond] provider were unable to perform its obligations under the [Letter of Credit] [Surety Bond].]

PREPAYMENT CONSIDERATIONS AND RISKS

         Substantially all of the Mortgage Loans [Loans] may be prepaid in whole or in part at any time without penalty. Home equity loans, such as the Mortgage Loans [Loans], have been originated in significant volume only during the past few years and neither the Depositor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans [Loans] may experience a higher rate of prepayment than traditional loans. The Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans [Loans] contain due-on-sale provisions and the Master Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or
(ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan [Loans]. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan [Loans]. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses" in the Prospectus for a description of certain provisions of the Credit Line Agreements that may affect the prepayment experience on the Mortgage Loans [Loans].

SECURITIES RATINGS-LIMITATIONS

         The rating of the Securities will depend primarily on an assessment by the Rating Agencies of the Loans and upon the claims-paying ability [Letter of Credit] [Surety Bond] provider. Any reduction in a rating assigned to the claims-paying ability of the [Letter of Credit][Surety Bond] provider below the rating initially given to the Securities may result in a reduction in the rating of the Securities. The rating by the Rating Agencies of the Securities is not a recommendation to purchase, hold or sell the Securities, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Securities do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

LEGAL CONSIDERATIONS

         The Mortgage Loans are secured by deeds of trust or mortgages (which generally are second mortgages). With respect to Mortgage Loans that are secured by first mortgages, the Master Servicer has the power under certain circumstances to consent to a new mortgage lien on the Mortgaged Property having priority over such Mortgage Loan. Mortgage Loans secured by second mortgages are entitled to proceeds that remain from the sale of the related Mortgage Property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate [and the [Letter of Credit] [Surety Bond] provider is unable to perform its obligations under the [Letter of Credit] [Surety Bond] or if the coverage under the [Letter of Credit] [Surety Bond] is exhausted] the Trust and, accordingly, the Holders, bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See "Certain Legal Aspects of the Mortgage Loans" in the Properties.

         The sale of the Mortgage Loans [Loans] from the Seller to the Depositor pursuant to the Purchase Agreement will be treated as a sale of the Mortgage Loans [Loans]. The Seller will warrant that such transfer is either a sale of its interest in the Mortgage Loans [Loans] or a grant of a first priority perfected security interest therein. In the event of an insolvency of the Seller, the receiver of the Seller may attempt to recharacterize the sale of the Mortgage Loans [Loans] as a borrowing by the Seller secured by a pledge of the Mortgage Loans [Loans]. If the receiver decided to challenge such transfer, delays in payments of the Securities and possible reductions in the amount thereof could occur. The Depositor will warrant in the Trust Agreement that the transfer of its interest in the Mortgage Loans [Loans] to the Trust is a valid transfer and assignment of such interest.

         If a conservator, receiver or trustee were appointed for the Seller, or if certain other events relating to the bankruptcy or insolvency of the Seller were to occur, Additional Balances would not be transferred by the Seller to the Trust. In such an event, an Event of Default under the Pooling and Servicing Agreement and Indenture would occur and the Owner Trustee would attempt to sell the Mortgage Loans [Loans] (unless Holders holding Securities evidencing undivided interests aggregating at least 51% of each of the Security Principal Balance of the Notes and the Certificates instruct otherwise), thereby causing early payment of the Security Principal Balance of the Notes and the Certificates.

         In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the applicable Trustee or the Holders from appointing a successor Master Servicer.

GEOGRAPHIC CONCENTRATION

         As of the Cut-off Date, approximately _____% (by Cut-off Date Principal Balance) of the Mortgaged Properties are located in the State of __________. An overall decline in the __________ residential real estate market could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Principal Balances of the related Mortgage Loans, together with any primary financing on such Mortgaged Properties, could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the __________ residential real estate market will not weaken. If the __________ residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of losses on the Mortgage Loans would be expected to increase, and could increase substantially.]

MASTER SERVICER'S ABILITY TO CHANGE THE TERMS OF THE MORTGAGE LOANS

         The Master Servicer may agree to changes in the terms of a Credit Line Agreement, provided that such changes (i) do not adversely affect the interest of the Holders or the [Letter of Credit] [Surety Bond] provider, and (ii) are consistent with prudent business practice. There can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the Mortgage Loans. In addition, the Master Servicing Agreement permits the Master Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan or reduce the Margin for such Mortgage Loan.

DELINQUENT MORTGAGE LOANS [LOANS]

          The Trust will include Mortgage Loans [Loans] which are __ or fewer days delinquent. The Cut-off Date Principal Balance of such delinquent Mortgage Loans [Loans] was $______________.]

         For a discussion of additional risks pertaining to the Securities, see "Risk Factors" in the Prospectus.


                                    THE ISSUER


GENERAL


         The Issuer, IndyMac Home Equity Loan Trust 199_, is a trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.


         The property of the Trust will consist of: (i) each of the Mortgage Loans [Loans] that are _________; (ii) collections on the Mortgage Loans [Loans] [received] after the Cut-off Date; (iii) Mortgaged Properties relating to the Mortgage Loans [Loans] that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Collection Account and the Distribution Account (excluding net earnings thereon); (v) the [Letter of Credit] [Surety Bond]; and (vi) an assignment of the Depositor's rights under the Purchase Agreement, including all rights of the Depositor to purchase Additional Balances.

         The Trust's principal offices are in __________, Delaware, in care of ________________________, as Owner Trustee, at [__________].

                   THE [LETTER OF CREDIT][SURETY BOND] ISSUER

         The following information with respect to _________ ("_______") has been furnished by __________. Accordingly, none of the Issuer, the Depositor or the Master Servicer makes any representation as to the accuracy and completeness of such information.

                 [Description of Letter of Credit/Surety Issuer]

                               THE MASTER SERVICER

GENERAL

         The Master Servicer will service the Mortgage Loans in accordance with the terms set forth in the Master Servicing Agreement. The Master Servicer may perform any of its obligations under the Master Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans. As of the Closing Date, the Master Servicer will service the Mortgage Loans without subservicing arrangements.

THE MASTER SERVICER

         [IndyMac, Inc. ("IndyMac"), a Delaware corporation], will act as Master Servicer for the Mortgage Loans pursuant to the Master Servicing Agreement. The principal executive offices of [IndyMac] are located at [155 North Lake Avenue, Pasadena, California 91101].

         At ______________, 199_, IndyMac provided servicing for approximately $______ billion aggregate principal amount of first-lien mortgage loans, substantially all of which are being serviced for unaffiliated persons. At _____________, 199_, IndyMac provided servicing for approximately $______ million aggregate principal amount of first and second lien mortgage loans originated under home equity lines of credit.

            THE HOME EQUITY LOAN [HOME IMPROVEMENT CONTRACT] PROGRAM

UNDERWRITING PROCEDURES RELATING TO HOME EQUITY LOANS

         The following is a description of the underwriting procedures customarily employed by the Seller with respect to home equity loans. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to the Seller's underwriting guidelines will be made when compensating factors are present. Such factors include the borrower's employment stability, credit history, disposable income, equity in the related property and the nature of the underlying first mortgage loan.

UNDERWRITING PROCEDURES RELATING TO HOME IMPROVEMENT CONTRACTS

         The following is a description of the underwriting procedures customarily employed by the Seller with respect to home improvement contracts. The underwriting process is intended to assess the applicant's credit standing and repayment ability, [and the value and adequacy of the real property security as collateral for the proposed loan]. Exceptions to the Seller's underwriting guidelines will be made when compensating factors are present. Such factors include the borrower's employment stability, credit history, disposable income, [equity in the related property] and the nature of the underlying first mortgage loan.

           [Description of Specific Underwriting Procedures to Follow]

SERVICING OF THE MORTGAGE LOANS [LOANS]

         The Master Servicer has established standard policies for the servicing and collection of the home equity loans [and home improvement contracts]. Servicing includes, but is not limited to, (i) the collection and aggregation of payments relating to the Mortgage Loans [Loans]; (ii) the supervision of delinquent Mortgage Loans [Loans], loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of Mortgaged Properties; and
(iii) the preparation of tax related information in connection with the Mortgage Loans [Loans].

             [Description of Specific Servicing Standards to Follow]

FORECLOSURE AND DELINQUENCY EXPERIENCE

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans serviced by the Master Servicer. Since [_______] only began servicing home equity loans [home improvement contracts] in _______ 199_, the delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans [Loans] and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans [Loans]:

       Delinquency Status as of _____________, 199__ - Home Equity Loans*

                       Dollars           Percent          Units          Percent

Current................$__________         ____%              _____        ____%
30-59 days.............$__________         ____%              _____        ____%
60-89 days.............$__________         ____%              _____        ____%
90+ days...............$__________         ____%              _____        ____%
        Total          $__________       100.00%              _____      100.00%
-------------
*        Delinquencies are reported on a contractual basis.

         As of _____________, 199_, ______ loans with an aggregate balance of $___________ are in bankruptcy and ________ loans with an aggregate balance of $___________ are in foreclosure. Of the loans in foreclosure, there will be a ____________ 199_ charge off of $________. In addition to this charge off, there is an anticipated charge off of approximately $_____________ which may also be realized in _________.]

   Delinquency Status as of _____________, 199__ - Home Improvement Contracts*

                       Dollars          Percent          Units           Percent

Current................$__________        ____%          _____            ____%
30-59 days.............$__________        ____%          _____            ____%
60-89 days.............$__________        ____%          _____            ____%
90+ days...............$__________        ____%          _____            ____%
        Total          $__________      100.00%          _____          100.00%
-------------
*        Delinquencies are reported on a contractual basis.

         As of _____________, 199_, ______ home improvement contracts with an aggregate balance of $___________ are in bankruptcy and ________ loans with an aggregate balance of $___________ are in foreclosure. Of the home improvement contracts in foreclosure, there will be a ____________ 199_ charge off of $________. In addition to this charge off, there is an anticipated charge off of approximately $_____________ which may also be realized in

---------.]

                    DESCRIPTION OF THE MORTGAGE LOANS [LOANS]

GENERAL

         The Mortgage Loans were originated pursuant to loan agreements and disclosure statements (the "Credit Line Agreements") and are secured by mortgages or deeds of trust, which are either first or second mortgages or deeds of trust, on Mortgaged Properties located in [__] states. The Mortgaged Properties securing the Mortgage Loans consist primarily of residential properties that are one- to four-family properties. See "--Mortgage Loan Terms" below.

         The Cut-off Date Pool Balance is $______________, which is equal to the aggregate Principal Balances of the Mortgage Loans as of the Cut-off Date. As of the Cut-off Date, the Mortgage Loans were not more than 89 days delinquent. The average Cut-off Date Principal Balance was approximately $____ , the minimum Cut-off Date Principal Balance was zero, the maximum Cut-off Date Principal Balance was $______, the minimum Loan Rate and the maximum Loan Rate as of the Cut-off Date were ____% and ____% per annum, respectively, and the weighted average Loan Rate as of the Cut-off Date was approximately ___% per annum. As of the Cut-off Date, the weighted average Credit Limit Utilization Rate was approximately ____%, the minimum Credit Limit Utilization Rate was zero and the maximum Credit Limit Utilization Rate was 100%. The "Credit Limit Utilization Rate" is determined by dividing the Cut-off Date Principal Balance of a Mortgage Loan by the Credit Limit of the related Credit Line Agreement. The remaining term to scheduled maturity for the Mortgage Loans as of the Cut-off Date ranged from ____ months to ____ months and the weighted average remaining term to scheduled maturity was approximately _____ months. As of the Cut-off Date, the Combined Loan-to-Value Ratio of the Mortgage Loans ranged from ____% to ______% and the weighted average Combined Loan-to-Value Ratio was __%. The Combined Loan-to-Value Ratio for a Mortgage Loan is the ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loan and (ii) any outstanding principal balances of mortgage loans senior to such Mortgage Loan (calculated at the date of origination of the Mortgage Loan) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in the loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property. Credit Limits under the Mortgage Loans as of the Cut-off Date ranged from $______ to $____ and averaged approximately $_____ . The weighted average second mortgage ratio (which is the Credit Limit for the related Mortgage Loan, provided such Mortgage Loan was in the second lien position, divided by the sum of such Credit Limit and the outstanding principal balance of any mortgage loan senior to the related Mortgage Loan) was approximately _____%. As of the Cut-off Date, approximately _____% by Cut-off Date Principal Balance of the Mortgage Loans represented first liens on the related Mortgaged Properties, while approximately ____% of the Mortgage Loans represented second liens. As of the Cut-off Date, approximately ______% of the Mortgage Loans are secured by Mortgaged Properties which are single-family residences and ___% were owner-occupied. As of the Cut-off Date, approximately ____%, ____%,____%,______%,______% and ______% by Cut-off Date
Principal  Balance are located in [__________,  ________,  __________,  _______,
______ and ________], respectively.

MORTGAGE LOAN TERMS

         [The Mortgage Loans bear interest at a variable rate which changes monthly on the first business day of the related month with changes in the applicable Index Rate. The Mortgage Loans are subject to a maximum per annum interest rate (the "Maximum Rate") ranging from _____% to _____% per annum and subject to applicable usury limitations. As of the Cut-off Date, the weighted average Maximum Rate was approximately ______%. See "Certain Legal Aspects of the Loans--Applicability of Usury Laws" in the Prospectus. The daily periodic rate on the Mortgage Loans (the "Loan Rate") is the sum of the Index Rate plus the spread (the "Margin") which generally ranges between ____% and ____% and had a weighted average, as of the Cut-off Date, of approximately %, divided by 365 days. The "Index Rate" is based on the highest "prime rate" published in the `Money Rates' table of The Wall Street Journal as of the first business day of each calendar month.]

         _________ offers an introductory loan rate on home equity lines of credit which are originated with Combined Loan-to-Value Ratios of __% and __%. The introductory rate applies to any payments made during the first three months after origination. After such three month period, the Loan Rate will adjust to the Index plus the applicable Margin. As of the Cut-off Date, approximately ____% of the Mortgage Loans by Cut-off Date Principal Balance were subject to an introductory rate of ____% per annum.

         In general, the home equity loans may be drawn upon for a period (the "Draw Period") of either five years (which may be extendible for an additional ____ years, upon _________'s approval) or three years. Home equity loans with an initial Draw Period of five years, which constitute approximately ____% of the Mortgage Loans by Cut-off Date Principal Balance, are subject to a fifteen year repayment period (the "Repayment Period") following the end of the Draw Period during which the outstanding principal balance of the loan will be repaid in monthly installments equal to [1/180] of the outstanding principal balance as of the end of the Draw Period. Mortgage Loans with a Draw Period of three years, which constitute approximately ____% of the Mortgage Loans by Cut-off Date Principal Balance, are subject to a ten year Repayment Period following the end of the Draw Period during which the outstanding principal balance of the loan will be paid in monthly installments equal to [1/120] of the outstanding principal balance as of the end of the Draw Period.

         The minimum payment due during the Draw Period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the Mortgage Loan during the related billing period and the principal payment described above.

         Set forth below is a description of certain characteristics of the Mortgage Loans as of the Cut-off Date:

          PRINCIPAL BALANCES OF HOME EQUITY AND HOME IMPROVEMENT LOANS

        Range of Principal Balances                   Number of           Cut-off Date          Percent of Pool by
                                                      Mortgage             Principal               Cut-off Date
                                                        Loans               Balance             Principal Balance
---------------------------------------------       --------------       ---------------       ---------------------
$ _______ to $ _______...................                                $                                        %
$ _______ to $ _______...................
$ _______ to $ _______...................
$ _______ to $ _______...................
$ _______ to $ _______...................
$ _______ to $ _______...................
$ _______ to $ _______...................
$ _______ to $ _______...................
$ _______ to $ _______...................
$ _______ to $ _______...................
$ _______ to $ _______...................
$ _______ to $ _______...................
$ _______ to $ _______...................
$ _______ to $ _______...................
$ _______ to $ _______...................
$ _______ to $ _______...................

                                                    --------------       ---------------       ---------------------
        Total............................                                $                                  100.00%
                                                    --------------       ---------------       ---------------------


                  GEOGRAPHIC DISTRIBUTION OF HOME EQUITY LOANS
                        AND HOME IMPROVEMENT CONTRACTS(1)

                   State                              Number of           Cut-off Date          Percent of Pool by
                                                      Mortgage             Principal               Cut-off Date
                                                        Loans               Balance             Principal Balance
---------------------------------------------       --------------       ---------------       ---------------------
                                                                         $                                        %


                                                    --------------       ---------------       ---------------------
        Total............................                                $                                  100.00%
                                                    --------------       ---------------       ---------------------

--------------
(1) Geographic location is determined by the address of the Mortgaged Property securing the related Mortgage Loan.

                        COMBINED LOAN-TO-VALUE RATIOS(1)

             Range of Combined                        Number of           Cut-off Date          Percent of Pool by
            Loan-to-Value Ratios                      Mortgage             Principal               Cut-off Date
                                                        Loans               Balance             Principal Balance
---------------------------------------------       --------------       ---------------       ---------------------
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
                                                    ----------------------------------------------------------------
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
                                                    --------------       ---------------       ---------------------
        Total............................                                $                                  100.00%
                                                    --------------       ---------------       ---------------------

--------------
(1) The ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans senior to the Mortgage Loans (calculated at the date of origination of the Mortgage Loans) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property.

                                  PROPERTY TYPE

               Property Type                          Number of           Cut-off Date          Percent of Pool by
                                                      Mortgage             Principal               Cut-off Date
                                                        Loans               Balance             Principal Balance
---------------------------------------------       --------------       ---------------       ---------------------
Single Family............................                                $                                        %
Two- to Four-Family......................
Condominium..............................
                                                    --------------       ---------------       ---------------------
PUD......................................
                                                    --------------       ---------------       ---------------------
        Total............................                                $                                  100.00%
                                                    --------------       ---------------       ---------------------

                                  LIEN PRIORITY

               Lien Priority                          Number of           Cut-off Date          Percent of Pool by
                                                      Mortgage             Principal               Cut-off Date
                                                        Loans               Balance             Principal Balance
---------------------------------------------       --------------       ---------------       ---------------------
First Lien...............................                                $                                        %
Second Lien..............................
                                                    --------------       ---------------       ---------------------
        Total............................                                $                                  100.00%
                                                    --------------       ---------------       ---------------------

                                  LOAN RATES(1)

                  Range of                            Number of           Cut-off Date          Percent of Pool by
                 Loan Rates                           Mortgage             Principal               Cut-off Date
            Loan-to-Value Ratios                        Loans               Balance             Principal Balance
---------------------------------------------       --------------       ---------------       ---------------------
_______% to ________%....................                                $                                        %
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
                                                    --------------       ---------------       ---------------------
        Total............................                                $                                  100.00%
                                                    --------------       ---------------       ---------------------

--------------
(1) Approximately % of the Mortgage Loans by Cut-Of Date Principal Balance are subject to an introductory rate of ____% per annum.

                                     MARGIN

                  Range of                            Number of           Cut-off Date          Percent of Pool by
                  Margins                             Mortgage             Principal               Cut-off Date
                                                        Loans               Balance             Principal Balance
---------------------------------------------       --------------       ---------------       ---------------------
_______% to ________%....................                                $                                        %
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
                                                    --------------       ---------------       ---------------------
        Total............................                                $                                  100.00%
                                                    --------------       ---------------       ---------------------

               CREDIT LIMIT UTILIZATION RATES OF HOME EQUITY LOANS

           Range of Credit Limit                      Number of           Cut-off Date          Percent of Pool by
             Utilization Rates                        Mortgage             Principal               Cut-off Date
                                                        Loans               Balance             Principal Balance
---------------------------------------------       --------------       ---------------       ---------------------
_______% to ________%....................                                $                                        %
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
                                                    --------------       ---------------       ---------------------
        Total............................                                $                                  100.00%
                                                    --------------       ---------------       ---------------------

                       CREDIT LIMITS OF HOME EQUITY LOANS

           Range of Credit Limits                     Number of           Cut-off Date          Percent of Pool by
                                                      Mortgage             Principal               Cut-off Date
                                                        Loans               Balance             Principal Balance
---------------------------------------------       --------------       ---------------       ---------------------
_______% to ________%....................                                $                                        %
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
_______% to ________%....................
                                                    --------------       ---------------       ---------------------
        Total............................                                $                                  100.00%
                                                    --------------       ---------------       ---------------------

                       MAXIMUM RATES OF HOME EQUITY LOANS

               Maximum Rates                          Number of           Cut-off Date          Percent of Pool by
                                                      Mortgage             Principal               Cut-off Date
                                                        Loans               Balance             Principal Balance
---------------------------------------------       --------------       ---------------       ---------------------
--------%................................                                $                                        %
--------%................................
--------%................................
--------%................................
--------%................................
                                                    --------------       ---------------       ---------------------
        Total............................                                $                                  100.00%
                                                    --------------       ---------------       ---------------------

                     MONTHS REMAINING TO SCHEDULED MATURITY
             OF HOME EQUITY LOANS AND HOME IMPROVEMENT CONTRACTS(1)

              Range of Months                         Number of           Cut-off Date          Percent of Pool by
      Remaining to Scheduled Maturity                 Mortgage             Principal               Cut-off Date
                                                        Loans               Balance             Principal Balance
---------------------------------------------       --------------       ---------------       ---------------------
_______ to ________......................                                $                                        %
_______ to ________......................
_______ to ________......................
_______ to ________......................
_______ to ________......................
_______ to ________......................
_______ to ________......................
_______ to ________......................
_______ to ________......................
_______ to ________......................
                                                    --------------       ---------------       ---------------------
        Total............................                                $                                  100.00%
                                                    --------------       ---------------       ---------------------

--------------
(1) Assumes that the Draw Period for Mortgage Loans with five year Draw Periods will be extended for an additional five years.

                                ORIGINATION YEAR

              Origination Year                        Number of           Cut-off Date          Percent of Pool by
                                                      Mortgage             Principal               Cut-off Date
                                                        Loans               Balance             Principal Balance
---------------------------------------------       --------------       ---------------       ---------------------
-------..................................                                $                                        %
-------..................................
                                                    --------------       ---------------       ---------------------
        Total............................                                $                                  100.00%
                                                    --------------       ---------------       ---------------------

     DELINQUENCY STATUS OF HOME EQUITY LOANS AND HOME IMPROVEMENT CONTRACTS

         Number of Days Delinquent                    Number of           Cut-off Date          Percent of Pool by
                                                      Mortgage             Principal               Cut-off Date
                                                        Loans               Balance             Principal Balance
---------------------------------------------       --------------       ---------------       ---------------------
0 to 29..................................                                $                                        %
30 to 59.................................
                                                    --------------       ---------------       ---------------------
60 to 89.................................

                                                    --------------       ---------------       ---------------------
        Total............................                                $                                  100.00%
                                                    --------------       ---------------       ---------------------

ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of the Securities, the Depositor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan [Loans] (including its right to purchase any Additional Balances arising in the future), related Credit Line Agreements, mortgages and other related documents (collectively, the "Related Documents"), including all collections received on or with respect to each such Mortgage Loan after the Cut-off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date or due in the month of ______). The Owner Trustee, concurrently with such transfer, will deliver the Securities. Each Mortgage Loan transferred to the Owner Trust will be identified on a schedule delivered to the Owner Trustee pursuant to the Purchase Agreement. Such schedule will include information as to the Cut-off Date Principal Balance of each Mortgage Loan, as well as information with respect to the Loan Rate.

         Within 90 days of an Assignment Event the Owner Trustee will review the Mortgage Loans and the Related Documents and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Seller and the Depositor by the Owner Trustee, the Seller will be obligated to repurchase the Mortgage Loan and to deposit the Repurchase Price into the Collection Account. Upon such retransfer, the Principal Balance of such Mortgage Loan will be deducted from the Pool Balance. In lieu of any such repurchase, the Seller may substitute an Eligible Substitute Mortgage Loan. Any such repurchase or substitution will be considered a payment in full of such Mortgage Loan. The obligation of the Seller to accept a transfer of a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Owner Trustee or the Holders.

         With respect to any Mortgage Loan, the "Repurchase Price" is equal to the Principal Balance of such Mortgage Loan at the time of any transfer described above plus accrued and unpaid interest thereon to the date of repurchase.

         An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the Depositor for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not __% more or less than the Transfer Deficiency relating to such Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan; (iv) have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than ___ basis points higher than the Margin for the Defective Mortgage Loan; (v) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; (vi) have a remaining term to maturity not more than ___ months earlier and not more than __ months later than the remaining term to maturity of the Defective Mortgage Loan; (vii) comply with each representation and warranty as to the Mortgage Loans set forth in the Purchase Agreement (deemed to be made as of the date of substitution); (viii) in general, have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loans; and (ix) satisfy certain other conditions specified in the Purchase Agreement. To the extent the Principal Balance of an Eligible Substitute Mortgage Loan is less than the Principal Balance of the related Defective Mortgage Loan, the Seller will be required to make a deposit to the Collection Account equal to such difference.

         The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Owner Trustee with respect to each Mortgage Loan (e.g., Cut-off Date Principal Balance and the Loan Rate). In addition, the Seller will represent and warrant on the Closing Date that at the time of transfer to the Depositor, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien (subject to certain exceptions). Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Trustee [or Letter of Credit][Surety Bond] provider in the related Mortgage Loan and Related Documents, the Seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Seller will be obligated to repurchase or substitute the Defective Mortgage Loan from the Trust; provided, however, that the Seller will not be obligated to make any such repurchase or substitution (or cure such breach) if such breach constitutes fraud in the origination of the affected Mortgage Loan and the Seller did not have knowledge of such fraud. The same procedure and limitations that are set forth above for the repurchase or substitution of Defective Mortgage Loans will apply to the transfer of a Mortgage Loan that is required to be repurchased or substituted because of a breach of a representation or warranty in the Purchase Agreement that materially and adversely affects the interests of the Trustee in the such Mortgage Loan.

         Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         [All of the Mortgage Loans [Loans] may be prepaid in full or in part at any time.] However, Mortgage Loans [Loans] secured by Mortgaged Properties in __________ are subject to an account termination fee equal to the lesser of $___ and six months interest on the amount prepaid, to the extent the prepaid amount exceeds __% of the unpaid principal balance, if the account is terminated on or before its _____ year anniversary. In addition, Mortgage Loans secured by Mortgaged Properties in other jurisdictions may be subject to account termination fees to the extent permitted by law. In general, such account termination fees do not exceed $___ and do not apply to accounts terminated subsequent to a date designated in the related Mortgage Note which, depending on the jurisdiction, ranges between [___ months and ____ years] following origination.] The prepayment experience with respect to the Mortgage Loans will affect the weighted average life of the Securities.

         The rate of prepayment on the Mortgage Loans [Loans] cannot be predicted. Neither the Depositor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such Mortgage Loans. Generally, home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the Mortgage Loans amortize as described herein, rates of principal payment on the Mortgage Loans [Loans] will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such Mortgage Loans. The prepayment experience of the Trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity credit lines. Substantially all of the Mortgage Loans contain "due-on-sale" provisions, and, with respect to the Mortgage Loans, the Master Servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses" in the Prospectus.

         The yield to an investor who purchases the Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Mortgage Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

         Collections on the Mortgage Loans [Loans] may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the Mortgage Loans may vary due to seasonal purchasing and payment habits of borrowers.

          No assurance can be given as to the level of prepayments that will be experienced by the Trust and it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree. See "Yield and Prepayment Considerations" in the Prospectus.

                  DESCRIPTION OF THE MASTER SERVICING AGREEMENT

         The Master Servicer shall establish and maintain on behalf of the Owner Trustee an account (the "Collection Account") for the benefit of the Holders. The Collection Account will be an Eligible Account (as defined herein). Subject to the investment provision described in the following paragraphs, upon receipt by the Master Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account or on such Distribution Date if approved by the Rating Agencies. Not later than the _____ Business Day prior to each Distribution Date (the "Determination Date"), the Master Servicer will notify the Owner Trustee and the Indenture Trustee of the amount of such deposit to be included in funds available for the related Distribution Date.

         The Owner Trustee and the Indenture Trustee will establish one or more accounts (the "Security Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Holders on a Distribution Date. The Security Account will be an Eligible Account. Amounts on deposit therein will be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date.

         An "Eligible Account" is (i) an account that is maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies, (ii) one or more accounts with a depository institution having a minimum long-term unsecured debt rating of "____" by _____ and "____" by _____, which accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund, (iii) a segregated trust account maintained with the Owner Trustee or an Affiliate of the Owner Trustee in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency as evidenced by a letter from each Rating
Agency to the Owner Trustee, without reduction or withdrawal of their then current ratings of the Securities.

         Eligible Investments are specified in the Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Securities.

ALLOCATIONS AND COLLECTIONS

         All collections on the Mortgage Loans will generally be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution Date, "Interest Collections" will be equal to the aggregate of the amounts collected during the related Collection Period, including Net Liquidation Proceeds (as defined below), allocated to interest pursuant to the terms of the Credit Line Agreements.

         As to any Distribution Date, "Principal Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including Net Liquidation Proceeds, and allocated to principal pursuant to the terms of the Credit Line Agreements and (ii) any Substitution Adjustment Amounts. "Net Liquidation Proceeds" with respect to a Mortgage Loan are equal to the aggregate of all amounts received upon liquidation of such Mortgage Loan, including, without limitation, insurance proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan at the end of the Collection Period immediately preceding the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan plus accrued and unpaid interest thereon through the date of liquidation.

         With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The Principal Balance of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to the Cut-off Date Principal Balance thereof, plus (i) any Additional Balances in respect of such Mortgage Loan minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. The Principal Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds shall be zero.

HAZARD INSURANCE

         The Master Servicing Agreement provides that the Master Servicer maintain certain hazard insurance on the Mortgaged Properties relating to the Mortgage Loans. While the terms of the related Credit Line Agreements generally require borrowers to maintain certain hazard insurance, the Master Servicer will not monitor the maintenance of such insurance.

         The Master Servicing Agreement requires the Master Servicer to maintain for any Mortgaged Property relating to a Mortgage Loan acquired upon foreclosure of a Mortgage Loan, or by deed in lieu of such foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (a) the maximum insurable value of such Mortgaged Property or (b) the outstanding balance of such Mortgage Loan plus the outstanding balance on any mortgage loan senior to such Mortgage Loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the Master Servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith. The Master Servicing Agreement provides that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such Mortgaged Properties. If such blanket policy contains a deductible clause, the Master Servicer will be obligated to deposit in the Collection Account the sums which would have been deposited therein but for such clause. The Master Servicer will initially satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the Master Servicer (net of any reimbursements to the Master Servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property) will ultimately be deposited in the Collection Account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the Mortgaged Properties.

REALIZATION UPON DEFAULTED MORTGAGE LOANS [LOANS]

         The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans [Loans] as come into default when in accordance with applicable servicing procedures under the Master Servicing Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Holders or the [Transferor][Seller]. "Net Liquidation Proceeds" with respect to a Mortgage Loan is the amount received upon liquidation of such Mortgage Loan reduced by related expenses, which may include the amount advanced in respect of a senior mortgage, up to the unpaid Principal Balance of the Mortgage Loan plus accrued and unpaid interest thereon.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         With respect to each Collection Period, other than the first Collection Period, the Master Servicer will retain from interest collections in respect of the Mortgage Loan a portion of such interest collections as a monthly Servicing Fee in the amount equal to ___% per annum ("Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage Loans as of the first day of each such Collection Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Master Servicer as additional servicing compensation.

         The Master Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Servicing Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Registrar and any paying agent. In addition, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Holders to receive any related Net Liquidation Proceeds.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Notes will be issued pursuant to the Indenture dated as of ___________, 199_, between the Trust and _______________, as Indenture Trustee. The Certificates will be issued pursuant to the Trust Agreement dated as of ______________, 199_, among the Depositor, __________, and ______________, as
Owner Trustee. The following summaries describe certain provisions of the Securities, Indenture and Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. As used herein, "Agreement" shall mean either the Trust Agreement or the Indenture, as the context requires.

         The Securities will be issued in fully registered, certificated form only. The Securities will be freely transferable and exchangeable at the corporate trust office of the Owner Trustee, with respect to the Certificates or the Indenture Trustee with respect to the Notes.

BOOK-ENTRY SECURITIES

         The Senior Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Senior Certificates ("Certificate Owners") will hold their Certificates through the Depository Trust Company ("DTC") in the United States[, or CEDEL or Euroclear (in Europe)] if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. [CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for CEDEL and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries").] Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $1,000 and in integral multiples in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a
"beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

DISTRIBUTIONS

         On each Distribution Date, collections on the Mortgage Loans will be applied in the following order of priority:

                              (i) to the Master Servicer, the Servicing Fee;

                              (ii) as payment for the accrued  interest  due and
                    any overdue accrued interest on the respective Security Principal Balance of the Notes and the Certificates;

                              (iii) as principal on the  Securities,  the excess
                    of Principal Collections over Additional Balances created during the preceding Collection Period, such amount to be allocated between the Notes and Certificates pro rata, based on their respective Security Principal Balances;

                              (iv) as  principal on the  Securities,  as payment
                    for any Liquidation Loss Amounts on the Mortgage Loans;

                              (v) as payment  for the premium for the [Letter of
                    Credit][Surety Bond];

                              (vi) to reimburse  prior draws made on the [Letter
                    of Credit][Surety Bond]; and

                              (vii) any remaining amounts to the Seller.

         As to any Distribution Date, the "Collection Period" is the calendar month preceding the month of such Distribution Date.

         "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan after giving effect to the Net Liquidation Proceeds in connection therewith.

INTEREST

         Note Rate. Interest will accrue on the unpaid Security Principal Balance of the Notes at the per annum rate (the "Note Rate") equal to __% per annum from the Closing Date to the first Distribution Date and thereafter interest will accrue on the Notes from and including the preceding Distribution Date to but excluding such current Distribution Date (each, an "Interest Accrual Period") at [a floating rate equal to LIBOR (as defined herein) plus __%] [__%]. [Interest will be calculated on the basis of the actual number of days in each Interest Accrual Period by 360.] A failure to pay interest on any Notes on any Distribution Date that continues for five days constitutes an Event of Default under the Indenture.

         Pass-Through Rate. Interest will accrue on the unpaid Security Principal Balance of the Certificates at the per annum rate (the "Pass-Through Rate") equal to __% per annum from the Closing Date to the first Distribution Date and thereafter interest will accrue on the Certificates for each Interest Accrual Period at [a floating rate equal to LIBOR (as defined herein) plus __%] [__%]. [Interest will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360.] A failure to pay interest on any Certificates on any Distribution Date that continues for five days constitutes an Event of Default under the Trust Agreement.

OPTIONAL TERMINATION

         The Trust will terminate on the Distribution Date following the earlier of (i) _________________________ and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust. The Mortgage Loans will be subject to optional repurchase by the Master Servicer on any Distribution Date after the Principal Balance is reduced to an amount less than or equal to $_____ (__% of the initial Principal Balance). The repurchase price will be equal to the sum of the outstanding Principal Balance and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the day preceding the final Distribution Date.

                                  THE DEPOSITOR

         IndyMac ABS, Inc., the Depositor, is a Delaware corporation organized on April 29, 1998 for the limited purpose of acquiring, owning and transferring mortgage related assets and selling interests therein or bonds secured thereby. It is a limited purpose finance subsidiary of IndyMac, Inc., a Delaware corporation. The Depositor maintains its principal office at 155 North Lake Avenue, Pasadena, California 91101-7139. Its telephone number is 800-669-2300.

                                  THE INDENTURE

         The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified by reference to, the provisions of the Indenture. Whenever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are thereby incorporated herein by reference. See "Description of the Securities" herein for a summary of certain additional terms of the Indenture.

REPORTS TO NOTEHOLDERS

         The Indenture Trustee will mail to each Noteholder, at such Noteholder's request, at its address listed on the Note Register maintained with the Indenture Trustee a report setting forth certain amounts relating to the Notes.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         With respect to the Notes, "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable;
(iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture, which default materially affects the rights of the Noteholders, and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. [The amount of principal required to be paid to Noteholders under the Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay principal on the Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for such Notes.] If there is an Event of Default with respect to a Note due to late payment or nonpayment of interest due on a Note, additional interest will accrue on such unpaid interest at the interest rate on the Note (to the extent lawful) until such interest is paid. Such additional interest on unpaid interest shall be due at the time such interest is paid. If there is an Event of Default due to late payment or nonpayment of principal on a Note, interest will continue to accrue on such principal at the interest rate on the Note until such principal is paid. If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee or holders of a majority in principal amount of Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the Notes then outstanding. If the Notes are due and payable following an Event of Default with respect thereto, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property or exercise remedies as a secured party. If an Event of Default occurs and is continuing with respect to the Notes, the Indenture
Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes. No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in principal amount of the Notes. In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law. With respect to the Trust, neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in the Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

CERTAIN COVENANTS

         The Indenture will provide that the Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of any agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trust has been advised that the ratings of the Securities then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation and
(v) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any Noteholder or Certificateholder. The Trust will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (v) permit any lien, charge excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof. The Trust may not engage in any activity other than as specified under "The Trust" herein. The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture.

ANNUAL COMPLIANCE STATEMENT

         The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

         The Indenture Trustee will be required to mail each year to all Noteholders a report relating to any change in its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of any indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, any change in the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported, but if no such changes have occurred, then no report shall be required.

SATISFACTION AND DISCHARGE OF INDENTURE

         The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

MODIFICATION OF INDENTURE

         With the consent of the holders of a majority in principal amount of the Notes then outstanding, the Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders. Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable;
(ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, the Depositor or an affiliate of any of them; (v) decrease the percentage of the aggregate principal amount of Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vi) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture. The Trust and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders; provided that such action will not materially and adversely affect the interest of any Noteholder.

VOTING RIGHTS

         At all times, the voting rights of Noteholders under the Indenture will be allocated among the Notes pro rata in accordance with their outstanding principal balances.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE DEPOSITOR

         Neither the Depositor, the Indenture Trustee nor any director, officer or employee of the Depositor or the Indenture Trustee will be under any liability to the Trust or the related Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Indenture. Any such indemnification by the Trust will reduce the amount distributable to the Noteholders. All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Indenture Trustee under each Indenture.

                               THE TRUST AGREEMENT

         The following summary describes certain terms of the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified by reference to, the provisions of the Trust Agreement. Whenever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference. See "Description of the Securities" herein for a summary of certain additional terms of the Trust Agreement.

AMENDMENT

         The Trust Agreement may be amended by the Depositor and the Owner Trustee, without consent of the Holders, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of such Holders; provided, however, that such action will not, as evidenced by an opinion of counsel satisfactory to the Owner Trustee, adversely affect in any material respect the interests of any Holders. The Trust Agreement may also be amended by the Depositor and the Owner Trustee with the consent of the holders of Certificates evidencing at least a majority in principal amount of then outstanding Certificates and Holders owning Voting Interests (as herein defined) aggregating not less than a majority of the aggregate Voting Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of the Holders.

INSOLVENCY EVENT

         "Insolvency Event" means, with respect to any Person, any of the following events or actions; certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations. Upon termination of the Trust, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Collection Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Mortgage Loans will be treated as collections on the Mortgage Loans and deposited in the Collection Account. The Trust Agreement will provide that the Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the Trust without the unanimous prior approval of all Holders (including the Depositor) of the Trust and the delivery to the Owner Trustee by each Holder (including the Depositor) of a certificate certifying that the Holder reasonably believes that the Trust is insolvent.

LIABILITY OF THE DEPOSITOR

         Under the Trust Agreement, the Depositor will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Holder in the capacity of an investor with respect to the Trust) arising out of or based on the arrangement created by the Trust Agreement.

VOTING INTERESTS

         As of any date, the aggregate principal balance of all Certificates outstanding will constitute the voting interest of the Issuer (the "Voting Interests"), except that, for purposes of determining Voting Interests, Certificates owned by the Issuer or its affiliates (other than the Depositor) will be disregarded and deemed not to be outstanding, and except that, in determining whether the Owner Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Owner Trustee knows to be so owned will be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Owner Trustee the pledgor's right so to act with respect to such Certificates and that the pledgee is not the Issuer or its affiliates.

CERTAIN MATTERS REGARDING THE OWNER TRUSTEE AND THE DEPOSITOR

         Neither the Depositor, the Owner Trustee nor any director, officer or employee of the Depositor or the Owner Trustee will be under any liability to the Trust or the related Holders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. Subject to certain limitations set forth in the Trust Agreement, the Owner Trustee and any director, officer, employee or agent of the Owner Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Trust Agreement other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under such Trust Agreement or by reason of reckless disregard of its obligations and duties under the Trust Agreement. Any such indemnification by the Trust will reduce the amount distributable to the Holders. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under each Trust Agreement.

                            ADMINISTRATION AGREEMENT

         The _________________, in its capacity as Administrator, will enter into the Administration Agreement with the Trust and the Owner Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide notices and perform other administrative obligations required by the Indenture and the Trust Agreement.

                              THE INDENTURE TRUSTEE

          [ ] is the Indenture Trustee under the Indenture. The mailing address of the Indenture Trustee is [ ], Attention: Corporate Trust Department.

                                THE OWNER TRUSTEE

          [ ] is the Owner Trustee under the Trust Agreement. The mailing address of the Owner Trustee is [ ], Attention: Corporate Trust Administration.

                                 USE OF PROCEEDS

         The net proceeds from the sale of the Securities will be applied by the Depositor towards the purchase price of the Mortgage Loans.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective   purchasers   should  see  "Certain   Federal  Income  Tax
Consequences" in the Prospectus for a discussion of the application of certain federal income and state tax laws to the Trust Fund and the Securities.

                             STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" herein, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.

                              ERISA CONSIDERATIONS

GENERAL

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Code ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Securities should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of the Securities. See "ERISA Considerations" in the Prospectus. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

GENERAL

         Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

PLAN ASSET REGULATION

         The United States Department of Labor ("Labor") has issued final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the [Notes/Certificates] were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes. Such plan assets would include an undivided interest in any assets held by the Trust. In such an event, the Trustee and other persons, in providing services with respect to the Trust's assets, may be parties in interest with respect to such Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA, and Section 4975 of the Code with respect to transactions involving the Trust's assets. Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Assets Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, Labor has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Assets Regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. Brown & Wood LLP ("ERISA Counsel") has rendered its opinion that the Notes will be classified as indebtedness without substantial equity features for ERISA purposes. ERISA Counsel's opinion is based upon the terms of the Notes, the opinion of Tax Counsel that the Notes will be classified as debt instruments for federal income tax purposes and the ratings which have been assigned to the Notes. However, if contrary to ERISA Counsel's opinion the Notes are deemed to be equity interests in the Trust and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes.

THE UNDERWRITER'S EXEMPTION

         Labor has granted to [_______ ] (the "Underwriter") an administrative exemption (Prohibited Transaction Exemption _____ (the "Exemption")) which exempts from the application of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code transactions relating to: (i) the acquisition, sale and holding by Plans of certificates representing an undivided interest in certain asset backed pass-through trusts with respect to which the Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (ii) the servicing, operation and management of such asset backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan provided that certain conditions (some of which are described below) are met.

         Among the conditions that must be satisfied for the Exemption to apply are the following:

                           (1) the acquisition of the  Certificates by a Plan is
                  on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

                           (2) the rights and interest evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the trust;

                           (3) the Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's Corporation, Moody's Investors Service, Inc, Duff & Phelps Inc. or Fitch IBCA, Inc.;

                           (4) the trustee must not be an affiliate of the Underwriter, the Trustee, any Master Servicer, any obligor with respect to assets held in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust;

                           (5) the sum of all  payments  made to and retained by
                  the Underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retain by the Issuer pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for such person's services under a pooling and servicing agreement and reimbursements of such person's reasonable expenses in connection therewith; and

                           (6) the  Plan  investing  in the  Certificates  is an
                  "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         The  Underwriter   believes  that  the  Exemption  will  apply  to  the
acquisition and holding of the Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

REVIEW BY PLAN FIDUCIARIES

         Any Plan fiduciary considering whether to purchase any [Notes/Certificates] on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any [Notes/Certificates], a fiduciary of a Plan should make its own determination as to whether the Trust, as obligor on the [Notes/Certificates], is a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Asset Regulations and the availability of any other prohibited transaction exemptions. Purchasers should analyze whether the decision may have an impact with respect to purchases of the [Notes/Certificates].

                         LEGAL INVESTMENT CONSIDERATIONS

         The appropriate characterization of the Securities under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Securities, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Securities will constitute legal investments for them. The Depositor makes no representation as to the proper characterization of the Securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Securities) may adversely affect the liquidity of the Securities.

                                  [UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to [____] (the "Underwriter"), and the Underwriter has agreed to purchase from the Depositor, the Securities. The Underwriter is obligated to purchase all the Securities offered hereby if any are purchased. Distribution of the Securities will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be $________________ from the sale of the Notes and $___________ from the sale of the Certificates, before deducting expenses payable by the Depositor of $_________. In connection with the purchase and sale of the Securities, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts, concessions or commissions.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or contribute payments the Underwriter may be required to make in respect thereof. The Depositor is an affiliate of the Underwriter. The Underwriter is an affiliate of the Depositor.]

                             [METHOD OF DISTRIBUTION

         This Prospectus Supplement and the Prospectus are to be used by Countrywide Securities Corporation, an affiliate of IndyMac ABS, Inc. and IndyMac, Inc., in connection with offers and sales related to market making transactions in the Securities in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.]

                                  LEGAL MATTERS

         The validity of the Securities, incuding certain federal income tax matters with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York. Certain matters of Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, Wilmington, Delaware. Certain legal matters with respect to the Securities will be passed upon for the Underwriter by __________________________.

                                     RATINGS

         It is a condition to issuance that each Class of the Notes be rated not lower than "_________" by [ ] and _______ by [ ]. It is a condition to issuance that the Certificates be rated at least "___" by [ ] and "___" by [ ]. A securities rating addresses the likelihood of the receipt by Certificateholders and Noteholders of distributions on the Mortgage Loans. The rating takes into consideration the structural, legal and tax aspects associated with the Certificates and Notes. The ratings on the Securities do not, however, constitute statements regarding the possibility that Certificateholders or Noteholders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

         [The ratings assigned by Duff & Phelps Credit Rating Co. ("DCR") to securities address the likelihood of the receipt by the holders of such securities of all distributions to which they are entitled under the transaction structure. DCR's ratings reflect its analysis of the riskiness of the mortgages and its analysis of the structure of the transaction as set forth in the operative documents. DCR's ratings do not address the effect on yield on the securities attributable to prepayments or recoveries on the underlying assets.]

         [The ratings assigned by Fitch IBCA, Inc. ("Fitch") to securities address the likelihood of the receipt of all distributions on the assets by the related holders of securities under the agreements pursuant to which such securities are issued. Fitch's ratings take into consideration the credit quality of the related pool, including any credit support providers, structural and legal aspects associated with such securities, and the extent to which the payment stream on the pool is adequate to make the payments required by such securities.

         Fitch ratings on such securities do not, however, constitute a statement regarding frequency of prepayments of the assets.]

         [The ratings assigned by Moody's Investors Service, Inc. ("Moody's") to securities address the likelihood of the receipt by holders of securities of all distributions to which such holders of securities are entitled. Moody's ratings on securities do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of securities might suffer a lower than anticipated yield as a result of prepayments.]

         [The ratings assigned by Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies ("Standard & Poor's"), to securities address the likelihood of the receipt of all distributions on the assets by the related holders of securities under the agreements pursuant to which such securities are issued. Standard & Poor's ratings take into consideration the credit quality of the related pool, including any credit support providers, structural and legal aspects associated with such securities, and the extent to which the payment stream on such pool is adequate to make payments required by such securities. Standard & Poor's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related assets. The letter "r" attached to a Standard & Poor's rating highlights derivative, hybrid and certain other types of securities that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of an "r" symbol in the rating of a class of securities should not be taken as an indication that such securities will exhibit no volatility or variability in total return.]

         The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

-------------------------------------------------------  ----------------------------------------------------
NO   DEALER,   SALESMAN   OR  OTHER   PERSON  HAS  BEEN
AUTHORIZED  TO GIVE  ANY  INFORMATION  OR TO  MAKE  ANY
REPRESENTATION   NOT   CONTAINED  IN  THIS   PROSPECTUS
SUPPLEMENT  OR THE  PROSPECTUS  AND,  IF GIVEN OR MADE,                    $______________
SUCH INFORMATION OR  REPRESENTATION  MUST NOT BE RELIED
UPON AS HAVING BEEN  AUTHORIZED BY THE DEPOSITOR OR THE
UNDERWRITER.   THIS   PROSPECTUS   SUPPLEMENT  AND  THE
PROSPECTUS   DO  NOT   CONSTITUTE   AN   OFFER  OF  ANY
SECURITIES  OTHER THAN THOSE TO WHICH THEY RELATE OR AN
OFFER TO SELL,  OR A  SOLICITATION  OF AN OFFER TO BUY,
TO ANY PERSON IN ANY  JURISDICTION  WHERE SUCH AN OFFER                    HOME EQUITY LOAN
OR   SOLICITATION   WOULD  BE  UNLAWFUL.   NEITHER  THE                      TRUST 199___
DELIVERY  OF  THIS   PROSPECTUS   SUPPLEMENT   AND  THE            $______ [FIXED] [FLOATING] RATE
PROSPECTUS  NOR ANY SALE MADE  HEREUNDER  SHALL,  UNDER                   ASSET BACKED NOTES
ANY  CIRCUMSTANCES,  CREATE  ANY  IMPLICATION  THAT THE            $______ [FIXED] [FLOATING] RATE
INFORMATION  CONTAINED HEREIN IS CORRECT AS OF ANY TIME               ASSET BACKED CERTIFICATES,
SUBSEQUENT TO THEIR RESPECTIVE DATES.

                    ---------------

                   TABLE OF CONTENTS
                                                Page                      IndyMac ABS, Inc.
                                                ----                          (Depositor)
                 PROSPECTUS SUPPLEMENT

Summary of Terms
Risk Factors
The Trust
The [Letter of Credit][Surety Bond] Issuer
The Master Servicer
The Home Equity Loan Program                                             PROSPECTUS SUPPLEMENT
Description of the Mortgage Loans                                              [ , 199 ]
Maturity and Prepayment Considerations
Description of the Master Servicing Agreement
Description of the Securities
The Depositor
The Indenture
The Trust Agreement
Administration Agreement                                                    [UNDERWRITER]
The Indenture Trustee
The Owner Trustee
Use of Proceeds
Certain Federal Income Tax Consequences
State Tax Consequences
ERISA Considerations
Legal Investment Considerations
Underwriting
Legal Matters
Ratings

                      PROSPECTUS

Prospectus  Supplement or Current  Report on Form 8-K
Incorporation  of Certain Documents by Reference
Available Information
Reports to Securityholders
Summary of Terms
Risk Factors
The Trust Fund
Use of Proceeds
The Depositor
Loan Program
Description of the Securities

-------------------------------------------------------  ----------------------------------------------------

                  SUBJECT TO COMPLETION, DATED ________, 1998

PROSPECTUS SUPPLEMENT
(To Prospectus dated ______________, 199__)

                             $-------------------
                                 (APPROXIMATE)


                     INDYMAC HOME EQUITY LOAN TRUST 199_-_
                                    ISSUER


           HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 199_-_

                               INDYMAC ABS, INC.
                                   DEPOSITOR

                                [INDYMAC, INC.]
                          SELLER AND MASTER SERVICER


         Each Home Equity Loan Asset Backed Certificate, Series 199_-_ (collectively, the "Certificates") will represent an undivided interest in the IndyMac Home Equity Loan Trust 199_-_ (the "Trust") to be formed pursuant to a Pooling and Servicing Agreement among [IndyMac, Inc. ("IndyMac")], as Seller and Master Servicer, IndyMac ABS, Inc., as Depositor, and [ ], as Trustee. The property of the Trust will include a pool of [adjustable rate] home equity revolving credit line loans made or to be made in the future (the "Mortgage Loans") under certain home equity revolving credit line loan agreements. The Mortgage Loans are secured primarily by first and second deeds of trust or mortgages on one- to four-family residential properties.


         The aggregate undivided interest in the Trust represented by the Certificates will, as of ____________, 199_ (the "Cut-off Date"), represent approximately __% of the outstanding principal balances of the Mortgage Loans. The remaining undivided interest in the Trust not represented by the Certificates (the "Transferor Interest") will initially be equal to $_________________, which as of the Cut-off Date is _% of the outstanding principal balances of the Mortgage Loans. Only the Certificates are offered hereby.

         Distributions of principal and interest on the Certificates will be made on the __________th day of each month or, if such date is not a Business Day, then on the succeeding Business Day (each, a "Distribution Date"), commencing ___________, 199_. On each Distribution Date, holders of the Certificates will be entitled to receive, from and to the limited extent of funds available in the Collection Account (as defined herein), distributions with respect to interest and principal calculated as set forth herein. The Certificates are not guaranteed by the Depositor, [IndyMac] or any affiliate thereof. [However, the Certificates will be unconditionally and irrevocably guaranteed as to the payment of the Guaranteed Distributions (as defined herein) on each Distribution Date pursuant to the terms of a financial guaranty insurance policy (the "Policy") to be issued by

                                   [INSURER]
                                ---------------

  PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-15 HEREIN AND ON PAGE 16 IN THE ACCOMPANYING PROSPECTUS.

 THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT
     INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, [INDYMAC], THE TRUSTEE
       OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED HEREIN.
             NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE
              INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

===============================================================================

                              Price to       Underwriting       Proceeds to the
                             Public (1)       Discount(2)         Depositor(3)
-------------------------------------------------------------------------------
Per Certificate............          %                  %                   %
===============================================================================
Total......................   $                $                    $
===============================================================================

(1)      Plus accrued interest, if any, from _______________, 199_.
(2) The Depositor has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933.
(3)      Before deducting expenses, estimated to be $_______________.

                                ---------------

         The Certificates are offered subject to prior sale and subject to the Underwriter's right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, CEDEL S.A. and the Euroclear System on or about ______________, 199_ (the "Closing Date"). The Certificates will be offered in Europe and the United States of America. [This Prospectus Supplement and the Prospectus are to be used by Countrywide Securities Corporation, an affiliate of IndyMac ABS, Inc. and IndyMac, Inc., in connection with offers and sales related to market making transactions in the Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.]

                                ---------------


                                 [UNDERWRITER]

________________, 199__.

         There is currently no market for the Certificates offered hereby and there can be no assurance that such a market will develop or if it does develop that it will continue. See "Risk Factors" herein and in the Prospectus.

         The Underwriter intends to make a secondary market in the Underwritten Certificates but has no obligation to do so. There is currently no secondary market for the Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment.

         The Certificates offered hereby constitute part of a separate series of Home Equity Loan Asset Backed Certificates being offered by IndyMac ABS, Inc. from time to time pursuant to its Prospectus dated _______________, 199__. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

         UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS  SUPPLEMENT,  ALL
DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                ---------------

                                    SUMMARY

         The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in the Prospectus Supplement or in the Prospectus. Reference is made to the Index of Defined Terms herein and the Index of Defined Terms in the Prospectus for the definitions of certain capitalized terms. [To the extent statements contained herein do not relate to historical or current information, this Prospectus Supplement may be deemed to consist of forward-looking statements. Any such statements, which may include but are not limited to statements contained in "Risk Factors" and "Prepayment and Yield Considerations," inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, competition, changes in foreign political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Depositor's control. The Depositor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in the Depositor's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.]


Issuer......................................IndyMac   Home   Equity  Loan  Trust
                                            199_-_ (the "Trust" or the "Issuer")
                                            will be formed pursuant to a pooling
                                            and   servicing    agreement    (the
                                            "Agreement")   to  be  dated  as  of
                                            ______________,  199_ (the  "Cut-off
                                            Date")    among    [IndyMac,    Inc.
                                            ("IndyMac")], as seller and servicer
                                            (together with any successor in such
                                            capacity,   the   "Seller"  and  the
                                            "Master  Servicer",   respectively),
                                            IndyMac ABS, Inc., as depositor (the
                                            "Depositor"),  and [ ],  as  trustee
                                            (the "Trustee"). The property of the
                                            Trust  will   include:   a  pool  of
                                            [adjustable    rate]   home   equity
                                            revolving  credit line loans made or
                                            to  be  made  in  the  future   (the
                                            "Mortgage  Loans"),   under  certain
                                            home  equity  revolving  credit line
                                            loan  agreements  (the  "Credit Line
                                            Agreements")  and  secured by either
                                            first   or   second   mortgages   on
                                            residential   properties   that  are
                                            primarily    one-   to   four-family
                                            properties      (the      "Mortgaged
                                            Properties");   the  collections  in
                                            respect   of  the   Mortgage   Loans
                                            received   after  the  Cut-off  Date
                                            (exclusive of payments in respect of
                                            accrued  interest due on or prior to
                                            the Cut-off Date or due in the month
                                            of  _____________);   property  that
                                            secured a  Mortgage  Loan  which has
                                            been acquired by foreclosure or deed
                                            in   lieu   of    foreclosure;    an
                                            irrevocable    and     unconditional
                                            limited financial guaranty insurance
                                            policy (the "Policy"); an assignment
                                            of the Depositor's  rights under the
                                            Purchase   Agreement   (as   defined
                                            herein); rights under certain hazard
                                            insurance   policies   covering  the
                                            Mortgaged  Properties;  and  certain
                                            other  property,  as described  more
                                            fully herein.


                                             The Trust  property  will include
                                             the unpaid  principal  balance of
                                             each  Mortgage  Loan  as  of  the
                                             Cut-off Date (the  "Cut-off  Date
                                             Principal   Balance")   plus  any
                                             additions  thereto as a result of
                                             new advances made pursuant to the
                                             applicable  Credit Line Agreement
                                             (the    "Additional    Balances")
                                             during  the  life  of the  Trust.
                                             With  respect  to any  date,  the
                                             "Pool  Balance"  will be equal to
                                             the  aggregate  of the  Principal
                                             Balances of all Mortgage Loans as
                                             of  such  date.   The   aggregate
                                             Cut-off Date Principal Balance of
                                             the     Mortgage     Loans     is
                                             $____________________        (the
                                             "Cut-off Date Pool Balance"). The
                                             "Principal Balance" of a Mortgage
                                             Loan  (other  than  a  Liquidated
                                             Mortgage  Loan)  on  any  day  is
                                             equal   to   its   Cut-off   Date
                                             Principal  Balance,  plus (i) any
                                             Additional Balances in respect of
                                             such  Mortgage  Loan,  minus (ii)
                                             all collections  credited against
                                             the  Principal  Balance  of  such
                                             Mortgage Loan in accordance  with
                                             the related Credit Line Agreement
                                             prior to such day. The  Principal
                                             Balance of a Liquidated  Mortgage
                                             Loan (as  defined  herein)  after
                                             final    recovery    of   related
                                             Liquidation  Proceeds (as defined
                                             herein) shall be zero.

Securities Offered.......................... Each  of  the  Home  Equity  Loan
                                             Asset Backed Certificates, Series
                                             199_-_    offered   hereby   (the
                                             "Certificates")   represents   an
                                             undivided  interest in the Trust.
                                             Each  Certificate  represents the
                                             right  to  receive   payments  of
                                             interest  at  the  variable  rate
                                             described below (the "Certificate
                                             Rate"),   payable  monthly,   and
                                             payments  of  principal  at  such
                                             time and to the  extent  provided
                                             below.  The  aggregate  undivided
                                             interest in the Trust represented
                                             by  the  Certificates  as of  the
                                             Closing     Date    will    equal
                                             $__________________          (the
                                             "Original    Invested   Amount"),
                                             which   represents   __%  of  the
                                             Cut-off  Date Pool  Balance.  The
                                             "Original  Certificate  Principal
                                             Balance"        will        equal
                                             $__________________.    Following
                                             the Closing  Date,  the "Invested
                                             Amount"  with respect to any date
                                             will be an  amount  equal  to the
                                             Original  Invested  Amount  minus
                                             (i)  the   amount   of   Investor
                                             Principal Collections (as defined
                                             herein) previously distributed to
                                             Certificateholders,   and   minus
                                             (ii)  an  amount   equal  to  the
                                             product of the Investor  Floating
                                             Allocation   Percentage  and  the
                                             Liquidation Loss Amounts (each as
                                             defined  herein).  The Transferor
                                             (as described below) will own the
                                             remaining undivided interest (the
                                             "Transferor   Interest")  in  the
                                             Mortgage Loans, which is equal to
                                             the  Pool   Balance   minus   the
                                             Invested    Amount    and    will
                                             initially equal approximately __%
                                             of the Cut-off Date Pool Balance.
                                             The Transferor (the "Transferor")
                                             as of any  date is the  owner  of
                                             the  Transferor   Interest  which
                                             initially will be [IndyMac].

                                             The  Certificates  will be issued
                                             pursuant  to the  Agreement.  The
                                             principal     amount    of    the
                                             outstanding   Certificates   (the
                                             "Certificate  Principal Balance")
                                             on  any  date  is  equal  to  the
                                             Original  Certificate   Principal
                                             Balance  minus the  aggregate  of
                                             amounts  actually  distributed as
                                             principal          to         the
                                             Certificateholders.           See
                                             "Description of the Certificates"
                                             herein.

Removal of Certain
Mortgage Loans;
Additional Balances......................... Subject to certain conditions, on
                                             any    Distribution    Date   the
                                             Transferor  may, but shall not be
                                             obligated  to,  remove  from  the
                                             Trust  certain   Mortgage   Loans
                                             without     notice     to     the
                                             Certificateholders.           The
                                             Transferor    is   permitted   to
                                             designate  the Mortgage  Loans to
                                             be  removed.  Mortgage  Loans  so
                                             designated  will only be  removed
                                             upon   satisfaction   of  certain
                                             conditions   specified   in   the
                                             Agreement,   including:  (i)  the
                                             Transferor  Interest  as  of  the
                                             Transfer Date (as defined herein)
                                             (after   giving  effect  to  such
                                             removal)   exceeds   the  Minimum
                                             Transferor  Interest  (as defined
                                             below); (ii) the Transferor shall
                                             have  delivered  to the Trustee a
                                             "Mortgage      Loan     Schedule"
                                             containing a list of all Mortgage
                                             Loans   remaining  in  the  Trust
                                             after  such  removal;  (iii)  the
                                             Transferor  shall  represent  and
                                             warrant    that   no    selection
                                             procedures  which are  adverse to
                                             the      interests     of     the
                                             Certificateholders     or     the
                                             Certificate  Insurer were used by
                                             the  Transferor in selecting such
                                             Mortgage    Loans;     (iv)    in
                                             connection  with the  first  such
                                             retransfer of Mortgage Loans, the
                                             Rating   Agencies   (as   defined
                                             herein)  shall have been notified
                                             of  the  proposed   transfer  and
                                             prior to the Transfer  Date shall
                                             not have notified the  Transferor
                                             in  writing  that  such  transfer
                                             would  result in a  reduction  or
                                             withdrawal    of   the    ratings
                                             assigned   to  the   Certificates
                                             without regard to the Policy; and
                                             (v)  the  Transferor  shall  have
                                             delivered  to the Trustee and the
                                             Certificate  Insurer an officer's
                                             certificate     confirming    the
                                             conditions  set forth in  clauses
                                             (i)  through  (iii)  above.   See
                                             "Description        of        the
                                             Certificates--Optional  Transfers
                                             of   Mortgage    Loans   to   the
                                             Transferor" herein.

                                             The "Minimum Transferor Interest"
                                             as of any date is an amount equal
                                             to the  lesser  of (a) __% of the
                                             Pool Balance on such date and (b)
                                             the Transferor Interest as of the
                                             Closing Date.

                                             During the term of the Trust, all
                                             Additional   Balances   will   be
                                             transferred    to   and    become
                                             property  of the Trust.  The Pool
                                             Balance    at   any   time   will
                                             generally  fluctuate  from day to
                                             day   because   the   amount   of
                                             Additional   Balances   and   the
                                             amount of principal payments with
                                             respect  to  the  Mortgage  Loans
                                             will  usually  differ from day to
                                             day.   Because   the   Transferor
                                             Interest  is  equal  to the  Pool
                                             Balance    minus   the   Invested
                                             Amount,   the   amount   of   the
                                             Transferor      Interest     will
                                             fluctuate  from  day  to  day  as
                                             draws  are made with  respect  to
                                             the   Mortgage   Loans   and   as
                                             Principal     Collections     are
                                             received.

The Mortgage Loans.......................... The Mortgage Loans are secured by first  and  second  mortgages  on
                                             Mortgaged  Properties  located in
                                             ___ states.  On the Closing Date,
                                             [IndyMac]  will sell the Mortgage
                                             Loans to the Depositor,  pursuant
                                             to  a  purchase   agreement  (the
                                             "Purchase Agreement").

                                             The  percentage  of  the  Cut-off
                                             Date  Principal  Balance  of  the
                                             Mortgage Loans secured  primarily
                                             by Mortgaged  Properties  located
                                             in  the  states  of   __________,
                                             ________,  __________,   _______,
                                             ______    and     ________     is
                                             approximately    ____%,    ____%,
                                             ____%,  ____%,  ____% and  ____%,
                                             respectively.    The    "Combined
                                             Loan-to-Value   Ratio"   of  each
                                             Mortgage Loan is the ratio of (A)
                                             the sum of (i) the maximum amount
                                             the  borrower  was  permitted  to
                                             draw  down   under  the   related
                                             Credit   Line    Agreement   (the
                                             "Credit   Limit")  and  (ii)  the
                                             amounts  of  any  related  senior
                                             mortgage  loans  (computed  as of
                                             the date of  origination  of each
                                             such  Mortgage  Loans) to (B) the
                                             lesser of (i) the appraised value
                                             of the Mortgaged Property or (ii)
                                             in  the   case  of  a   Mortgaged
                                             Property   purchased  within  one
                                             year  of the  origination  of the
                                             related    Mortgage   Loan,   the
                                             purchase  price of such Mortgaged
                                             Property.  As of the Cut-off Date
                                             the Combined Loan-to-Value Ratios
                                             ranged from ____% to ______% and,
                                             as  of  the  Cut-off  Date,   the
                                             weighted     average     Combined
                                             Loan-to-Value    Ratio   of   the
                                             Mortgage Loans was  approximately
                                             ____%.

                                             [Interest on each  Mortgage  Loan
                                             is payable  monthly and  computed
                                             on the related daily  outstanding
                                             Principal Balance for each day in
                                             the  billing  cycle at a variable
                                             rate per annum (the "Loan  Rate")
                                             equal  at any  time  (subject  to
                                             maximum   rates,   as   described
                                             herein under  "Description of the
                                             Mortgage   Loans--Mortgage   Loan
                                             Terms,"  and  further  subject to
                                             applicable usury  limitations) to
                                             the sum of (i) the highest  prime
                                             rate   published  in  the  "Money
                                             Rates" section of The Wall Street
                                             Journal and (ii) a Margin  within
                                             the range of ____% to ____%].  As
                                             of the Cut-off Date, the weighted
                                             average Margin was  approximately
                                             ____%.  Loan  Rates are  adjusted
                                             monthly on the first business day
                                             of the calendar  month  preceding
                                             the Due Date. As to each Mortgage
                                             Loan,   the  "Due  Date"  is  the
                                             fifteenth day of each month.  The
                                             Cut-off Date  Principal  Balances
                                             ranged  from zero to  $__________
                                             and    averaged     approximately
                                             $__________.  Credit Limits under
                                             the  Mortgage  Loans  as  of  the
                                             Cut-off    Date    ranged    from
                                             $__________  to  $__________  and
                                             averaged            approximately
                                             $__________.  Each  Mortgage Loan
                                             was originated in the period from
                                             _______________,      199_     to
                                             ________________, 199_. As of the
                                             Cut-off Date,  the maximum Credit
                                             Limit    Utilization   Rate   (as
                                             defined  herein) was 100% and the
                                             weighted   average  Credit  Limit
                                             Utilization        Rate       was
                                             approximately  ____%.  As of  the
                                             Cut-off Date, approximately ____%
                                             by Cut-off Date Principal Balance
                                             of the Mortgage Loans represented
                                             first   liens   on  the   related
                                             Mortgaged    Properties,    while
                                             approximately    ____%   of   the
                                             Mortgage Loans represented second
                                             liens.  As of the  Cut-off  Date,
                                             the Mortgage  Loans had remaining
                                             terms   to   scheduled   maturity
                                             ranging  from ___  months  to ___
                                             months and had a weighted average
                                             of approximately ___ months.  See
                                             "Description   of  the   Mortgage
                                             Loans" herein.

Denominations............................... The Certificates  will be offered for purchase in  denominations of
                                             $1,000  and  multiples  of  $1 in
                                             excess  thereof.  The interest in
                                             the   Trust    evidenced   by   a
                                             Certificate    (the   "Percentage
                                             Interest")  will be  equal to the
                                             percentage  derived  by  dividing
                                             the    denomination    of    such
                                             Certificate   by   the   Original
                                             Certificate Principal Balance.

Registration of
Certificates................................ The  Certificates  will initially be  issued  in  book-entry  form.
                                             Persons   acquiring    beneficial
                                             ownership    interests   in   the
                                             Certificates        ("Certificate
                                             Owners")  may elect to hold their
                                             Certificate interests through The
                                             Depository Trust Company ("DTC"),
                                             in the United States, or Centrale
                                             de     Livraison    de    Valeurs
                                             Mobilieres S.A.  ("CEDEL") or the
                                             Euroclear  System  ("Euroclear"),
                                             in Europe.  Transfers within DTC,
                                             CEDEL or  Euroclear,  as the case
                                             may  be,  will  be in  accordance
                                             with   the   usual    rules   and
                                             operating   procedures   of   the
                                             relevant  system.  So long as the
                                             Certificates    are    Book-Entry
                                             Certificates (as defined herein),
                                             such    Certificates    will   be
                                             evidenced    by   one   or   more
                                             Certificates  registered  in  the
                                             name of Cede & Co.  ("Cede"),  as
                                             the  nominee of DTC or one of the
                                             relevant             depositaries
                                             (collectively,    the   "European
                                             Depositaries").      Cross-market
                                             transfers between persons holding
                                             directly  or  indirectly  through
                                             DTC,   on  the  one   hand,   and
                                             counterparties  holding  directly
                                             or  indirectly  through  CEDEL or
                                             Euroclear,  on the other, will be
                                             effected in DTC through  Citibank
                                             N.A.  ("Citibank")  or The  Chase
                                             Manhattan  Bank  ("Chase"),   the
                                             relevant depositaries of CEDEL or
                                             Euroclear, respectively, and each
                                             a  participating  member  of DTC.
                                             The  Certificates  will initially
                                             be  registered  in  the  name  of
                                             Cede.   The   interests   of  the
                                             Certificateholders     will    be
                                             represented  by book  entries  on
                                             the    records    of   DTC    and
                                             participating members thereof. No
                                             Certificate    Owner    will   be
                                             entitled to receive a  definitive
                                             certificate   representing   such
                                             person's interest,  except in the
                                             event       that       Definitive
                                             Certificates  (as defined herein)
                                             are  issued   under  the  limited
                                             circumstances  described  herein.
                                             All references in this Prospectus
                                             Supplement  to  any  Certificates
                                             reflect the rights of Certificate
                                             Owners only as such rights may be
                                             exercised  through  DTC  and  its
                                             participating  organizations  for
                                             so long as such  Certificates are
                                             held    by   DTC.    See    "Risk
                                             Factors--Book-Entry
                                             Certificates",   "Description  of
                                             the      Certificates--Book-Entry
                                             Certificates"  herein  and "Annex
                                             I" hereto.

Depositor................................... IndyMac  ABS,  Inc.,  a  Delaware
                                             corporation and a limited purpose
                                             finance  subsidiary  of  IndyMac,
                                             Inc., a Delaware corporation. The
                                             principal  executive  offices  of
                                             the  Depositor are located at 155
                                             North  Lake   Avenue,   Pasadena,
                                             California   91101    (Telephone:
                                             (818)    ___-____).    See   "The
                                             Depositor" in the Prospectus.

Master Servicer of the Mortgage
Loans....................................... [IndyMac,    Inc.,   a   Delaware
                                             corporation    headquartered   in
                                             Pasadena,     California.     The
                                             principal  executive  offices  of
                                             the Master  Servicer  are located
                                             at   155   North   Lake   Avenue,
                                             Pasadena,     California    91101
                                             (Telephone: (818) 304-8400).] See
                                             "Servicing    of   the   Mortgage
                                             Loans--The    Master    Servicer"
                                             herein.

Collections................................. All  collections  on the Mortgage
                                             Loans will generally be allocated
                                             in  accordance  with  the  Credit
                                             Line  Agreements  between amounts
                                             collected  in respect of interest
                                             and amounts  collected in respect
                                             of    principal.    As   to   any
                                             Distribution   Date,    "Interest
                                             Collections" will be equal to the
                                             amounts   collected   during  the
                                             related     Collection    Period,
                                             including   the  portion  of  Net
                                             Liquidation  Proceeds (as defined
                                             below)   allocated   to  interest
                                             pursuant  to  the  terms  of  the
                                             Credit   Line   Agreements   less
                                             Servicing  Fees  for the  related
                                             Collection Period.

                                             As  to  any  Distribution   Date,
                                             "Principal  Collections"  will be
                                             equal  to  the  sum  of  (i)  the
                                             amounts   collected   during  the
                                             related     Collection    Period,
                                             including   the  portion  of  Net
                                             Liquidation Proceeds allocated to
                                             principal  pursuant  to the terms
                                             of the Credit Line Agreements and
                                             (ii) any Transfer Deposit Amounts
                                             (as defined herein).

                                             "Net  Liquidation  Proceeds" with
                                             respect  to a  Mortgage  Loan are
                                             the proceeds  (excluding  amounts
                                             drawn on the Policy)  received in
                                             connection  with the  liquidation
                                             of  any  Mortgage  Loan,  whether
                                             through      trustee's      sale,
                                             foreclosure  sale  or  otherwise,
                                             reduced by related expenses,  but
                                             not  including  the  portion,  if
                                             any, of such amount that  exceeds
                                             the  Principal   Balance  of  the
                                             Mortgage  Loan  plus any  accrued
                                             and  unpaid  interest  thereon to
                                             the end of the Collection  Period
                                             during which such  Mortgage  Loan
                                             became  a   Liquidated   Mortgage
                                             Loan.

                                             With respect to any  Distribution
                                             Date,  the  portion  of  Interest
                                             Collections   allocable   to  the
                                             Certificates  ("Investor Interest
                                             Collections")   will   equal  the
                                             product    of    (a)     Interest
                                             Collections for such Distribution
                                             Date   and   (b)   the   Investor
                                             Floating  Allocation  Percentage.
                                             With respect to any  Distribution
                                             Date,   the  "Investor   Floating
                                             Allocation   Percentage"  is  the
                                             percentage    equivalent   of   a
                                             fraction  determined  by dividing
                                             the Invested  Amount at the close
                                             of  business  on  the   preceding
                                             Distribution   Date  (or  at  the
                                             Closing  Date in the  case of the
                                             first  Distribution  Date) by the
                                             Pool Balance at the  beginning of
                                             the  related  Collection  Period.
                                             The remaining  amount of Interest
                                             Collections  will be allocated to
                                             the  Transferor  Interest as more
                                             fully described herein.

                                             On each  Distribution  Date,  the
                                             Investor   Interest   Collections
                                             will be applied in the  following
                                             order of priority: (i) as payment
                                             to the  Trustee  for  its fee for
                                             services rendered pursuant to the
                                             Agreement;  (ii) as  payment  for
                                             the premium for the Policy; (iii)
                                             as   payment   for  the   accrued
                                             interest   due  and  any  overdue
                                             accrued  interest  (with interest
                                             thereon)   on   the   Certificate
                                             Principal    Balance    of    the
                                             Certificates;  (iv)  to  pay  any
                                             Investor  Loss Amount (as defined
                                             herein)  for  such   Distribution
                                             Date;  (v)  as  payment  for  any
                                             Investor   Loss   Amount   for  a
                                             previous  Distribution  Date that
                                             was not  previously (a) funded by
                                             Investor   Interest   Collections
                                             allocable          to         the
                                             Certificateholders,  (b) absorbed
                                             by   the    Overcollateralization
                                             Amount,  (c) funded by amounts on
                                             deposit in the Spread  Account or
                                             (d)   funded   by  draws  on  the
                                             Policy;  (vi) to reimburse  prior
                                             draws made from the Policy  (with
                                             interest  thereon);  (vii) to pay
                                             principal  on  the   Certificates
                                             until the Invested Amount exceeds
                                             the Certificate Principal Balance
                                             by          the          Required
                                             Overcollateralization     Amount,
                                             each  as  defined   herein  (such
                                             amount,  if any, paid pursuant to
                                             this clause (vii) being  referred
                                             to  herein  as  the  "Accelerated
                                             Principal  Distribution Amount");
                                             (viii) any other amounts required
                                             to be deposited in an account for
                                             the  benefit  of the  Certificate
                                             Insurer  and   Certificateholders
                                             pursuant  to  the   Agreement  or
                                             amounts  owed to the  Certificate
                                             Insurer pursuant to the Insurance
                                             Agreement;  (ix) certain  amounts
                                             that may be  required  to be paid
                                             to the Master  Servicer  pursuant
                                             to the Agreement;  and (x) to the
                                             Transferor    to    the    extent
                                             permitted as described herein.

                                             Investor   Interest   Collections
                                             available  after the  payment  of
                                             interest on the  Certificates may
                                             be   insufficient  to  cover  any
                                             Investor  Loss  Amount.  If  such
                                             insufficiency   results   in  the
                                             Certificate   Principal   Balance
                                             exceeding the Invested  Amount, a
                                             draw in an  amount  equal to such
                                             difference  will  be  made on the
                                             Policy  in  accordance  with  the
                                             terms of the Policy.

                                             The        "Overcollateralization
                                             Amount"    on   any    date    of
                                             determination  is the amount,  if
                                             any, by which the Invested Amount
                                             exceeds the Certificate Principal
                                             Balance on such day.  Payments to
                                             Certificateholders   pursuant  to
                                             clause   (iii)   above   will  be
                                             interest    payments    on    the
                                             Certificates.     Payments     to
                                             Certificateholders   pursuant  to
                                             clauses (iv),  (v) and (vii) will
                                             be  principal   payments  on  the
                                             Certificates  and will  therefore
                                             reduce the Certificate  Principal
                                             Balance,     however,    payments
                                             pursuant to clause (vii) will not
                                             reduce the Invested  Amount.  The
                                             Accelerated             Principal
                                             Distribution    Amount   is   not
                                             guaranteed by the Policy.

                                             "Liquidation  Loss Amount"  means
                                             with  respect  to any  Liquidated
                                             Mortgage  Loan,  the  unrecovered
                                             Principal  Balance thereof at the
                                             end  of  the  related  Collection
                                             Period  in  which  such  Mortgage
                                             Loan became a Liquidated Mortgage
                                             Loan,  after giving effect to the
                                             Net   Liquidation   Proceeds   in
                                             connection     therewith.     The
                                             "Investor  Loss Amount"  shall be
                                             the   product  of  the   Investor
                                             Floating  Allocation   Percentage
                                             and the  Liquidation  Loss Amount
                                             for such  Distribution  Date. See
                                             "Description        of        the
                                             Certificates--Distributions    on
                                             the Certificates" herein.

                                             Principal   Collections  will  be
                                             allocated       between       the
                                             Certificateholders     and    the
                                             Transferor  ("Investor  Principal
                                             Collections"    and   "Transferor
                                             Principal           Collections",
                                             respectively)  in accordance with
                                             their percentage interests in the
                                             Mortgage  Loans  of __% and  __%,
                                             respectively,  as of  the  Cutoff
                                             Date   (the   "Fixed   Allocation
                                             Percentage"), but a lesser amount
                                             of Principal  Collections  may be
                                             distributed to Certificateholders
                                             during the  Managed  Amortization
                                             Period,  as described  below. The
                                             "Investor    Fixed     Allocation
                                             Percentage" shall be __%.

                                             The Master  Servicer will deposit
                                             Interest      Collections     and
                                             Principal  Collections in respect
                                             of  the  Mortgage   Loans  in  an
                                             account   established   for  such
                                             purpose under the Agreement  (the
                                             "Collection    Account").     See
                                             "Description        of        the
                                             Certificates--Payments         on
                                             Mortgage   Loans;   Deposits   to
                                             Collection       Account      and
                                             Distribution Account" herein.

Collection Period........................... As to any Distribution Date other than the first Distribution Date,
                                             the  "Collection  Period"  is the
                                             calendar   month   preceding  the
                                             month of such Distribution  Date.
                                             As  to  the  first   Distribution
                                             Date, the "Collection  Period" is
                                             the  period  beginning  after the
                                             Cut-off  Date and  ending  on the
                                             last day of _____________, 199_.

Interest.................................... Interest on the Certificates will be  distributed  monthly  on  the
                                             fifteenth  day of each  month or,
                                             if  such  day is  not a  Business
                                             Day,  then  the  next  succeeding
                                             Business     Day     (each,     a
                                             "Distribution Date"),  commencing
                                             on  ______________,  199_, at the
                                             Certificate  Rate for the related
                                             Interest   Period   (as   defined
                                             below).  The  "Certificate  Rate"
                                             for  an   Interest   Period  will
                                             generally  equal  the sum of [(a)
                                             the London Interbank offered rate
                                             for one-month Eurodollar deposits
                                             ("LIBOR")    appearing   on   the
                                             Telerate  Screen Page 3750, as of
                                             the second LIBOR Business Day (as
                                             defined   herein)  prior  to  the
                                             first day of such Interest Period
                                             (or as of two LIBOR Business Days
                                             prior to the Closing Date, in the
                                             case   of  the   first   Interest
                                             Period)     and    (b)    ____%.]
                                             Notwithstanding the foregoing, in
                                             no  event   will  the  amount  of
                                             interest     required    to    be
                                             distributed  in  respect  of  the
                                             Certificates on any  Distribution
                                             Date  exceed a rate  equal to the
                                             weighted   average  of  the  Loan
                                             Rates (net of the  Servicing  Fee
                                             Rate,  the  fee  payable  to  the
                                             Trustee and the rate at which the
                                             premium     payable     to    the
                                             Certificate       Insurer      is
                                             calculated) weighted on the basis
                                             of  the  daily  balance  of  each
                                             Mortgage  Loan during the related
                                             billing   cycle   prior   to  the
                                             Collection   Period  relating  to
                                             such Distribution Date.  Interest
                                             on the Certificates in respect of
                                             any Distribution Date will accrue
                                             from the  preceding  Distribution
                                             Date (or in the case of the first
                                             Distribution  Date, from the date
                                             of the  initial  issuance  of the
                                             Certificates (the "Closing Date")
                                             through  the day  preceding  such
                                             Distribution   Date   (each  such
                                             period, an "Interest  Period") on
                                             the basis of the actual number of
                                             days in the Interest Period and a
                                             360-day year.

                                             Interest    payments    on    the
                                             Certificates  will be funded from
                                             Investor  Interest   Collections,
                                             any  funds  on   deposit  in  the
                                             Spread  Account and from draws on
                                             the Policy.  See  "Description of
                                             the Certificates" herein.

Principal Payments from
Principal Collections....................... For the period  beginning  on the
                                             first   Distribution   Date  and,
                                             unless a Rapid Amortization Event
                                             (as  defined  herein)  shall have
                                             earlier  occurred,  ending on the
                                             Distribution        Date       in
                                             _____________, 200_ (the "Managed
                                             Amortization Period"), the amount
                                             of Principal  Collections payable
                                             to  Certificateholders as of each
                                             Distribution   Date   during  the
                                             Managed  Amortization Period will
                                             equal,  to the  extent  funds are
                                             available therefor, the Scheduled
                                             Principal             Collections
                                             Distribution   Amount   for  such
                                             Distribution    Date.    On   any
                                             Distribution   Date   during  the
                                             Managed  Amortization Period, the
                                             "Scheduled Principal  Collections
                                             Distribution  Amount" shall equal
                                             the  lesser  of (i)  the  Maximum
                                             Principal   Payment  (as  defined
                                             herein) and (ii) the  Alternative
                                             Principal   Payment  (as  defined
                                             herein).   With  respect  to  any
                                             Distribution  Date,  the "Maximum
                                             Principal Payment" will equal the
                                             product  of  the  Investor  Fixed
                                             Allocation     Percentage     and
                                             Principal  Collections  for  such
                                             Distribution  Date.  With respect
                                             to  any  Distribution  Date,  the
                                             "Alternative  Principal  Payment"
                                             will  equal  the  greater  of (x)
                                             ____%    of    the    Certificate
                                             Principal   Balance   immediately
                                             prior to such  Distribution  Date
                                             and (y) the amount,  but not less
                                             than    zero,     of    Principal
                                             Collections for such Distribution
                                             Date   less  the   aggregate   of
                                             Additional    Balances    created
                                             during  the  related   Collection
                                             Period.

                                             Beginning    with    the    first
                                             Distribution  Date  following the
                                             end of the  Managed  Amortization
                                             Period,  the amount of  Principal
                                             Collections       payable      to
                                             Certificateholders     on    each
                                             Distribution  Date  will be equal
                                             to the Maximum Principal Payment.
                                             See     "Description    of    the
                                             Certificates--Distributions    on
                                             the Certificates" herein.

                                             In addition,  to the extent funds
                                             are available therefor (including
                                             funds    available    under   the
                                             Policy), on the Distribution Date
                                             in      _____________       20__,
                                             Certificateholders     will    be
                                             entitled to receive as payment of
                                             principal  an amount equal to the
                                             outstanding Certificate Principal
                                             Balance.

                                             Distributions     of    Principal
                                             Collections    based   upon   the
                                             Investor     Fixed     Allocation
                                             Percentage    may    result    in
                                             distributions   of  principal  to
                                             Certificateholders   in   amounts
                                             that are greater  relative to the
                                             declining Pool Balance than would
                                             be  the  case  if  the   Investor
                                             Floating  Allocation   Percentage
                                             were   used  to   determine   the
                                             percentage      of      Principal
                                             Collections     distributed    in
                                             respect of the  Invested  Amount.
                                             The  aggregate  distributions  of
                                             principal  to  Certificateholders
                                             will  not  exceed  the   Original
                                             Certificate Principal Balance.

The Certificate Insurer..................... [Insurer]    (the    "Certificate
                                             Insurer")   is   a   ____________
                                             insurance     company     engaged
                                             exclusively  in the  business  of
                                             writing    financial     guaranty
                                             insurance, principally in respect
                                             of securities offered in domestic
                                             and    foreign    markets.    The
                                             Certificate             Insurer's
                                             claims-paying  ability  is  rated
                                             _____________  by _______________
                                             ______________________ and ______
                                             by _____________________________.
                                             See "The Certificate  Insurer" in
                                             this Prospectus Supplement.

Policy...................................... On or before  the  Closing  Date, the Policy  will be issued by the
                                             Certificate  Insurer  pursuant to
                                             the  provisions  of the Insurance
                                             and  Indemnity   Agreement   (the
                                             "Insurance   Agreement")   to  be
                                             dated as of _____________,  199_,
                                             among the Seller,  the Depositor,
                                             the  Master   Servicer   and  the
                                             Certificate Insurer.

                                             The Policy will  irrevocably  and
                                             unconditionally guarantee payment
                                             on each  Distribution Date to the
                                             Trustee  for the  benefit  of the
                                             Certificateholders  the  full and
                                             complete   payment   of  (i)  the
                                             Guaranteed Principal Distribution
                                             Amount (as defined  herein)  with
                                             respect to the  Certificates  for
                                             such  Distribution  Date and (ii)
                                             accrued and unpaid  interest  due
                                             on  the  Certificates  (together,
                                             the "Guaranteed  Distributions"),
                                             with       such        Guaranteed
                                             Distributions     having     been
                                             calculated in accordance with the
                                             original     terms     of     the
                                             Certificates   or  the  Agreement
                                             except    for    amendments    or
                                             modifications    to   which   the
                                             Certificate Insurer has given its
                                             prior written consent. The effect
                                             of the Policy is to guarantee the
                                             timely  payment of  interest  on,
                                             and the  ultimate  payment of the
                                             principal  amount  of, all of the
                                             Certificates.

                                             The     "Guaranteed     Principal
                                             Distribution   Amount"   for  any
                                             Distribution  Date  shall  be the
                                             amount by which  the  Certificate
                                             Principal  Balance  (after giving
                                             effect  to  all   other   amounts
                                             distributable  and  allocable  to
                                             principal on the  Certificates on
                                             such  Distribution  Date) exceeds
                                             the  Invested   Amount  for  such
                                             Distribution  Date.  In addition,
                                             the  Policy  will  guarantee  the
                                             payment   of   the    outstanding
                                             Certificate  Principal Balance on
                                             the    Distribution    Date    in
                                             ____________,  20__ (after giving
                                             effect  to  all   other   amounts
                                             distributable  and  allocable  to
                                             principal  on  such  Distribution
                                             Date).

                                             In accordance with the Agreement,
                                             the  Trustee  will be required to
                                             establish and maintain an account
                                             (the  "Spread  Account")  for the
                                             benefit   of   the    Certificate
                                             Insurer          and          the
                                             Certificateholders.  The  Trustee
                                             shall  deposit the  amounts  into
                                             the Spread Account as required by
                                             the Agreement.

                                             In the absence of payments  under
                                             the  Policy,   Certificateholders
                                             will directly bear the credit and
                                             other risks associated with their
                                             undivided  interest in the Trust.
                                             See     "Description    of    the
                                             Certificates--The Policy" herein.

Overcollateralization
Amount...................................... The  distribution  of Accelerated
                                             Principal  Distribution  Amounts,
                                             if any, to Certificateholders may
                                             result  in  the  Invested  Amount
                                             being     greater     than    the
                                             Certificate   Principal  Balance,
                                             thereby        creating       the
                                             Overcollateralization Amount. The
                                             Overcollateralization  Amount, if
                                             any,  will be available to absorb
                                             any  Investor   Loss  Amount  not
                                             covered  by   Investor   Interest
                                             Collections.      Payments     of
                                             Accelerated             Principal
                                             Distribution   Amounts   are  not
                                             covered   by  the   Policy.   Any
                                             Investor Loss Amounts not covered
                                             by  such   overcollateralization,
                                             amounts  on deposit in the Spread
                                             Account  or   Investor   Interest
                                             Collections  will be  covered  by
                                             draws on the Policy to the extent
                                             provided therein.

Record Date................................. The   last   day    preceding   a
                                             Distribution   Date  or,  if  the
                                             Certificates    are   no   longer
                                             Book-Entry Certificates, the last
                                             day  of  the  month  preceding  a
                                             Distribution Date.

Servicing................................... The  Master   Servicer   will  be
                                             responsible     for    servicing,
                                             managing  and making  collections
                                             on the Mortgage Loans. The Master
                                             Servicer    will    deposit   all
                                             collections  in  respect  of  the
                                             Mortgage     Loans    into    the
                                             Collection  Account as  described
                                             herein. On the third Business Day
                                             prior to each  Distribution  Date
                                             (the  "Determination  Date"), the
                                             Master  Servicer will  calculate,
                                             and    instruct    the    Trustee
                                             regarding the amounts to be paid,
                                             as  described   herein,   to  the
                                             Certificateholders     on    such
                                             Distribution       Date.      See
                                             "Description        of        the
                                             Certificates--Distributions    on
                                             the  Certificates"  herein.  With
                                             respect   to   each    Collection
                                             Period,  the Master Servicer will
                                             receive   from   collections   in
                                             respect   of   interest   on  the
                                             Mortgage   Loans,  on  behalf  of
                                             itself,   a   portion   of   such
                                             collections    as    a    monthly
                                             servicing  fee  (the   "Servicing
                                             Fee")    in   the    amount    of
                                             approximately   ____%  per  annum
                                             (the "Servicing Fee Rate") on the
                                             aggregate  Principal  Balances of
                                             the  Mortgage  Loans  as  of  the
                                             first day of each such Collection
                                             Period.  See  "Description of the
                                             Certificates--Servicing
                                             Compensation   and   Payment   of
                                             Expenses"   herein.   In  certain
                                             limited circumstances, the Master
                                             Servicer   may   resign   or   be
                                             removed,  in which  event  either
                                             the  Trustee  or  a   third-party
                                             servicer  will be  appointed as a
                                             successor  Master  Servicer.  See
                                             "Description        of        the
                                             Certificates--Certain     Matters
                                             Regarding the Master Servicer and
                                             the Transferor" herein.

Final Payment of
Principal; Termination...................... The Trust will  terminate  on the
                                             Distribution  Date  following the
                                             later of (A)  payment  in full of
                                             all   amounts    owing   to   the
                                             Certificate  Insurer  and (B) the
                                             earliest of (i) the  Distribution
                                             Date  on  which  the  Certificate
                                             Principal    Balance   has   been
                                             reduced  to zero,  (ii) the final
                                             payment or other  liquidation  of
                                             the  last  Mortgage  Loan  in the
                                             Trust,    (iii)   the    optional
                                             retransfer  to the  Transferor of
                                             the  Certificates,  as  described
                                             below  and (iv) the  Distribution
                                             Date in ______________, 20__. The
                                             Certificates  will be  subject to
                                             optional    retransfer   to   the
                                             Transferor  on  any  Distribution
                                             Date   after   the    Certificate
                                             Principal  Balance  is reduced to
                                             an  amount  less than or equal to
                                             $________________   (__%  of  the
                                             Original  Certificate   Principal
                                             Balance)  and all amounts due and
                                             owing to the Certificate  Insurer
                                             and  unreimbursed  draws  on  the
                                             Policy,  together  with  interest
                                             thereon,  as  provided  under the
                                             Insurance  Agreement,  have  been
                                             paid. The  retransfer  price will
                                             be   equal  to  the  sum  of  the
                                             outstanding Certificate Principal
                                             Balance  and  accrued  and unpaid
                                             interest     thereon    at    the
                                             Certificate  Rate through the day
                                             preceding the final  Distribution
                                             Date.  See  "Description  Of  The
                                             Certificates--Termination;
                                             Retirement  of the  Certificates"
                                             herein          and          "The
                                             Agreements--Termination";
                                             Optional   Termination   in   the
                                             Prospectus.

                                             In  addition,  the  Trust  may be
                                             liquidated as a result of certain
                                             events of bankruptcy,  insolvency
                                             or  receivership  relating to the
                                             Transferor.  See  "Description of
                                             the           Certificates--Rapid
                                             Amortization Events" herein.

Trustee..................................... [              ], a _____________
                                             _________________ (the "Trustee")
                                             will act as Trustee on  behalf of
                                             the Certificateholders.

Mandatory Retransfer of
Certain Mortgage Loans...................... The  Seller  will  make   certain
                                             representations and warranties in
                                             the Agreement with respect to the
                                             Mortgage  Loans.  Subject  to the
                                             limitations described below under
                                             "Descriptions        of       the
                                             Certificates--Assignment  of  the
                                             Mortgage  Loans",  if the  Seller
                                             breaches     certain    of    its
                                             representations   and  warranties
                                             with respect to any Mortgage Loan
                                             and such  breach  materially  and
                                             adversely  affects the  interests
                                             of the  Certificateholders or the
                                             Certificate  Insurer  and  is not
                                             cured   within   the    specified
                                             period, the Mortgage Loan will be
                                             removed  from the Trust  upon the
                                             expiration of a specified  period
                                             from the date on which the Seller
                                             becomes aware or receives  notice
                                             of  such   breach   and  will  be
                                             reassigned  to  the  Seller.  See
                                             "Description        of        the
                                             Certificates--Assignment       of
                                             Mortgage  Loans" herein.  Federal
                                             Income Tax

Consequences................................ Subject to the qualifications set forth in "Certain  Federal Income
                                             Tax Consequences" herein, special
                                             tax counsel to the  Depositor  is
                                             of  the   opinion   that,   under
                                             existing law, a Certificate  will
                                             be treated  as a debt  instrument
                                             for Federal  income tax  purposes
                                             as of the Closing Date. Under the
                                             Agreement,  the  Transferor,  the
                                             Depositor         and         the
                                             Certificateholders  will agree to
                                             treat   the    Certificates    as
                                             indebtedness  for Federal  income
                                             tax   purposes.    See   "Certain
                                             Federal Income Tax  Consequences"
                                             herein and in the  Prospectus for
                                             additional information concerning
                                             the application of Federal income
                                             tax laws.

ERISA Considerations........................ The  acquisition of a Certificate by a  pension  or other  employee
                                             benefit  plan (a "Plan")  subject
                                             to the Employee Retirement Income
                                             Security Act of 1974,  as amended
                                             ("ERISA"),    could,    in   some
                                             instances,     result     in    a
                                             "prohibited transaction" or other
                                             violation   of   the    fiduciary
                                             responsibility    provisions   of
                                             ERISA  and  Code  Section   4975.
                                             Certain   exemptions   from   the
                                             prohibited    transaction   rules
                                             could   be   applicable   to  the
                                             acquisition of the  Certificates.
                                             Any  Plan  fiduciary  considering
                                             whether    to    purchase     any
                                             Certificate  on  behalf of a Plan
                                             should  consult  with its counsel
                                             regarding  the  applicability  of
                                             the  provisions  of ERISA and the
                                             Code. See "ERISA  Considerations"
                                             herein and in the Prospectus.

Legal Investment
Considerations.............................. The    Certificates    will   not
                                             constitute    "mortgage   related
                                             securities"  for  purposes of the
                                             Secondary     Mortgage     Market
                                             Enhancement     Act    of    1984
                                             ("SMMEA"), because not all of the
                                             Mortgages  securing  the Mortgage
                                             Loans   are   first    mortgages.
                                             Accordingly,   many  institutions
                                             with legal authority to invest in
                                             comparably rated securities based
                                             solely on first mortgages may not
                                             be legally  authorized  to invest
                                             in the  Certificates.  See "Legal
                                             Investment Considerations" herein
                                             and  "Legal  Investment"  in  the
                                             Prospectus.

Certificate Rating.......................... It is a condition to the issuance of the Certificates  that they be
                                             rated "___" by _____ and "___" by
                                             _________    (each   a    "Rating
                                             Agency").  In  general,   ratings
                                             address  credit  risk  and do not
                                             address   the    likelihood    of
                                             prepayments. See "Ratings" herein
                                             and "Risk  Factors--Rating of the
                                             Securities" in the Prospectus.

                                 RISK FACTORS

         Book-Entry Registration May Reduce Liquidity of the Certificates. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors-Book-Entry Registration" in the Prospectus.

         Since transactions in the Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear system or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Certificates. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors-Book-Entry Registration" in the Prospectus.

         Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors-Book-Entry Registration" in the Prospectus.

         Delays Due to Liquidations of Mortgaged Properties. Minimum monthly payments on the Mortgage Loans will at least equal and may exceed accrued interest. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to Certificateholders could occur if the Certificate Insurer were unable to perform on its obligations under the Policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Certificateholders and thereby reduce the security for the Mortgage Loans. In the event any of the Mortgaged Properties fails to provide adequate security for the related Mortgage Loans, Certificateholders could experience a loss if the Certificate Insurer were unable to perform its obligations under the Policy.

         Prepayment Considerations and Risks. Substantially all of the Mortgage Loans may be prepaid in whole or in part at any time without penalty. Home equity loans, such as the Mortgage Loans, have been originated in significant volume only during the past few years and neither the Depositor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional loans. The Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Master Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "Description of the Certificates" herein and "Certain Legal Aspects of Loans--Due-on-Sale Clauses" in the Prospectus for a description of certain provisions of the Credit Line Agreements that may affect the prepayment experience on the Mortgage Loans.

         Certificate Rating-Limitations. The rating of the Certificates will depend primarily on an assessment by the Rating Agencies of the Mortgage Loans and upon the claims-paying ability of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Certificates may result in a reduction in the rating of the Certificates. The rating by the Rating Agencies of the Certificates is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

         Legal Considerations. The Mortgage Loans are secured by mortgages (which generally are second mortgages). With respect to Mortgage Loans that are secured by first mortgages, the Master Servicer has the power under certain circumstances to consent to a new mortgage lien on the Mortgaged Property having priority over such Mortgage Loan. Mortgage Loans secured by second mortgages are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate and the Certificate Insurer is unable to perform its obligations under the Policy, the Certificateholders will bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See "Certain Legal Aspects of Loans" in the Prospectus.

         The sale of the Mortgage Loans from [IndyMac] to the Depositor pursuant to the Purchase Agreement will be treated as a sale of the Mortgage Loans. However, in the event of an insolvency of [IndyMac], the receiver of [IndyMac] may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by [IndyMac], secured by a pledge of the applicable Mortgage Loans. If the receiver decided to challenge such transfer, (i) if the Mortgage Loans have not been delivered to the Trustee, the interest of the Trust in the Mortgage Loans will be that of an unperfected security interest and (ii) even if the Mortgage Loans have been delivered to the Trustee, delays in payments of the Certificates and reductions in the amounts thereof could occur. The Depositor will warrant in the Agreement that the transfer of the Mortgage
Loans by it to the Trust is either a valid transfer and assignment of such Mortgage Loans to the Trust or the grant to the Trust of a security interest in such Mortgage Loans.

         If  a  conservator,  receiver  or  trustee  were  appointed  for  the
Transferor, or if certain other events relating to the bankruptcy or insolvency of the Transferor were to occur, Additional Balances would not be sold to the Trust. In such an event, the Rapid Amortization Period would commence and the Trustee would attempt to sell the Mortgage Loans (unless Certificateholders holding Certificates evidencing undivided interests aggregating at least 51% of the Certificate Principal Balance instruct otherwise), thereby causing early payment of the Certificate Principal Balance. The net proceeds of such sale will first be paid to the Certificate Insurer to the extent of unreimbursed draws under the Policy and other amounts owing to the Certificate Insurer pursuant to the Insurance Agreement. The Investor Fixed Allocation Percentage of remaining amounts will be distributed to the Certificateholders and the Policy will cover any amount by which such remaining net proceeds are insufficient to pay the Certificate Principal Balance in full.

         In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Certificateholders from appointing a successor Master Servicer.

         [Geographic Concentration. As of the Cut-off Date, approximately _____% (by Cut-off Date Principal Balance) of the Mortgaged Properties are located in the State of __________. An overall decline in the __________ residential real estate market could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Principal Balances of the related Mortgage Loans, together with any primary financing on such Mortgaged Properties, could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the __________ residential real estate market will not weaken. If the __________ residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of losses on the Mortgage Loans would be expected to increase, and could increase substantially.]

         Master Servicer's Ability to Change the Terms of the Mortgage Loans. The Master Servicer may agree to changes in the terms of a Credit Line Agreement, provided that such changes (i) do not adversely affect the interest of the Certificateholders or the Certificate Insurer, and (ii) are consistent with prudent business practice. There can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the Mortgage Loans. In addition, the Agreement permits the Master Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan or reduce the Margin for such Mortgage Loan.

         Delinquent Mortgage Loans. The Trust will include Mortgage Loans which are __ or fewer days delinquent as of the Cut-off Date. The Cut-off Date Principal Balance of Mortgage Loans which are between __ days and __ days delinquent as of the Cut-off Date was $_________________. If there are not sufficient funds from the Investor Interest Collections to cover the Investor Loss Amounts for any Distribution Date, the Overcollateralization Amount and the amount on deposit in the Spread Account have been reduced to zero, and the Certificate Insurer fails to perform its obligations under the Policy, the aggregate amount of principal returned to the Certificateholders may be less than the Certificate Principal Balance on the day the Certificates are issued.

         For a discussion of additional risks pertaining to the Certificates, see "Risk Factors" in the Prospectus.

                            THE CERTIFICATE INSURER

         The following information set forth in this section has been provided by the Certificate Insurer. Accordingly, neither the Depositor nor the Master Servicer makes any representation as to the accuracy and completeness of such information.

                     [Description of Certificate Insurer]

                              THE MASTER SERVICER

General

         [The Master Servicer will service the Mortgage Loans in accordance with the terms set forth in the Agreement. The Master Servicer may perform any of its obligations under the Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Agreement as if the Master Servicer alone were servicing the Mortgage Loans. As of the Closing Date, the Master Servicer will service the Mortgage Loans without subservicing arrangements.]

The Master Servicer

         [IndyMac, Inc. ("IndyMac"), a Delaware corporation], will act as Master Servicer for the Mortgage Loans pursuant to the Master Servicing Agreement. The principal executive offices of [IndyMac] are located at [155 North Lake Avenue, Pasadena, California 91101].

         At ______________, 199_, IndyMac provided servicing for approximately $______ billion aggregate principal amount of first-lien mortgage loans, substantially all of which are being serviced for unaffiliated persons. At _____________, 199_, IndyMac provided servicing for approximately $______ million aggregate principal amount of first and second lien mortgage loans originated under home equity lines of credit.

                       DESCRIPTION OF THE MORTGAGE LOANS

General

         The Mortgage Loans were originated pursuant to loan agreements and disclosure statements (the "Credit Line Agreements") and are secured by mortgages or deeds of trust, which are either first or second mortgages or deeds of trust, on Mortgaged Properties located in ____ states. The Mortgaged Properties securing the Mortgage Loans consist primarily of residential properties that are one- to four-family properties. See "--Mortgage Loan Terms" below.

         The Cut-off Date Pool Balance is $______________, which is equal to the aggregate Principal Balances of the Mortgage Loans as of the Cut-off Date. As of the Cut-off Date, the Mortgage Loans were not more than 89 days delinquent. The average Cut-off Date Principal Balance was approximately $__________ , the minimum Cut-off Date Principal Balance was zero, the maximum Cut-off Date Principal Balance was $_____ , the minimum Loan Rate and the maximum Loan Rate as of the Cut-off Date were _____% and _____% per annum, respectively, and the weighted average Loan Rate as of the Cut-off Date was approximately _____% per annum. As of the Cut-off Date, the weighted average Credit Limit Utilization Rate was approximately _____%, the minimum Credit Limit Utilization Rate was zero and the maximum Credit Limit Utilization Rate was 100%. The "Credit Limit Utilization Rate" is determined by dividing the Cut-off Date Principal Balance of a Mortgage Loan by the Credit Limit of the related Credit Line Agreement. The remaining term to scheduled maturity for the Mortgage Loans as of the Cut-off Date ranged from _____ months to _____ months and the weighted average remaining term to scheduled maturity was approximately _____ months. As of the Cut-off Date, the Combined Loan-to-Value Ratio of the Mortgage Loans ranged from _____% to _____% and the weighted average Combined Loan-to-Value Ratio was approximately _____%. The Combined Loan-to-Value Ratio for a Mortgage Loan is the ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loan and
(ii) any outstanding principal balances of mortgage loans senior to such Mortgage Loan (calculated at the date of origination of the Mortgage Loan) to
(B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in the loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property. Credit Limits under the Mortgage Loans as of the Cut-off Date ranged from $_____ to $_____ and averaged approximately $_____ . The weighted average second mortgage ratio (which is the Credit Limit for the related Mortgage Loan, provided such Mortgage Loan was in the second lien position, divided by the sum of such Credit Limit and the outstanding principal balance of any mortgage loan senior to the related Mortgage Loan) was approximately _____%. As of the Cut-off Date, approximately _____% by Cut-off Date Principal Balance of the Mortgage Loans represented first liens on the related Mortgaged Properties, while approximately _____% of the Mortgage Loans represented second liens. As of the Cut-off Date, approximately _____% of the Mortgage Loans are secured by Mortgaged Properties which are single-family residences and _____% were owner-occupied. As of the Cut-off Date, approximately _____%, _____%, _____%, _____%, _____% and _____% by Cut-off Date Principal Balance are located in
__________, ________, __________, _______, ______ and ________], respectively.

Mortgage Loan Terms

         [The Mortgage Loans bear interest at a variable rate which changes monthly on the first business day of the related month with changes in the applicable Index Rate. The Mortgage Loans are subject to a maximum per annum interest rate (the "Maximum Rate") ranging from [_____% to _____%] per annum and subject to applicable usury limitations. As of the Cut-off Date, the weighted average Maximum Rate was approximately _____%. See "Certain Legal Aspects of the Loans--Applicability of Usury Laws" in the Prospectus. The daily periodic rate on the Mortgage Loans (the "Loan Rate") is the sum of the Index Rate plus the spread (the "Margin") which generally ranges between _____% and _____% and had a weighted average, as of the Cut-off Date, of approximately _____%, divided by 365 days. The "Index Rate" is based on the highest "prime rate" published in the `Money Rates' table of The Wall Street Journal as of the first business day of each calendar month.]

         [IndyMac] offers an introductory loan rate on home equity lines of credit which are originated with Combined Loan-to-Value Ratios of __% and __%. The introductory rate applies to any payments made during the first three months after origination. After such three month period, the Loan Rate will adjust to the Index plus the applicable Margin. As of the Cut-off Date, approximately _____% of the Mortgage Loans by Cut-off Date Principal Balance were subject to an introductory rate of ____% per annum.

         In general, the home equity loans may be drawn upon for a period (the "Draw Period") of either five years (which may be extendible for an additional five years, upon [IndyMac's] approval) or three years. Home equity loans with an initial Draw Period of five years, which constitute approximately _____% of the Mortgage Loans by Cut-off Date Principal Balance, are subject to a fifteen year repayment period (the "Repayment Period") following the end of the Draw Period during which the outstanding principal balance of the loan will be repaid in monthly installments equal to 1/180 of the outstanding principal balance as of the end of the Draw Period. Mortgage Loans with a Draw Period of three years, which constitute approximately _____% of the Mortgage Loans by Cut-off Date Principal Balance, are subject to a ten year Repayment Period following the end of the Draw Period during which the outstanding principal balance of the loan will be paid in monthly installments equal to 1/120 of the outstanding principal balance as of the end of the Draw Period.

         The minimum payment due during the Draw Period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the Mortgage Loan during the related billing period and the principal payment described above.

         Set forth below is a description of certain characteristics of the Mortgage Loans as of the Cut-off Date:

                              PRINCIPAL BALANCES

                                                          Number of                                   Percent of Pool
                                                           Mortgage             Cut-off Date          by Cut-off Date
          Range of Principal Balances                       Loans             Principal Balance      Principal Balance
           $_______ to $_______ ........................                        $                               %

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ and over ...........................

                 Total .................................                                                   $100
                                                           ============         ==================       =========

                          GEOGRAPHIC DISTRIBUTION(1)

                    Number of                                 Percent of Pool
                     Mortgage          Cut-off Date           by Cut-off Date
       State          Loans          Principal Balance       Principal Balance

                                     $                                 %




   Total ..........                                                 100%
                    ============     ==================           =======
    ----------
    (1) Geographic location is determined by the address of the Mortgaged Property securing the related Mortgage Loan.

                       COMBINED LOAN-TO-VALUE RATIOS(1)

                                                               Number of                                 Percent of Pool
                       Range of Combined                       Mortgage           Cut-off Date           by Cut-off Date
                       Loan-to-Value Ratios                      Loans          Principal Balance       Principal Balance
           $_______ to $_______ ........................                      $                                 %

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ and over ...........................

                 Total .................................                                                      100%
                                                           ============       ==================            =======

    ----------
    (1) The ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans senior to the Mortgage Loans (calculated at the date of origination of the Mortgage Loans) to
           (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in loan files at such date of origination or
           (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property.

                                 PROPERTY TYPE

                                                               Number of                                 Percent of Pool
                                                               Mortgage           Cut-off Date           by Cut-off Date
                          Property Type                          Loans          Principal Balance       Principal Balance
           Single Family ...............................                      $                                 %

           Two- to Four-Family .........................

           Condominium .................................

           PUD .........................................

                 Total .................................                                                        100%
                                                           ============       ==================           =========

                                                               Number of                                 Percent of Pool
                                                               Mortgage           Cut-off Date           by Cut-off Date
                          Lien Priority                          Loans          Principal Balance       Principal Balance
           First Lien ..................................                      $                                 %

           Second Lien .................................

                 Total .................................                                                      100%
                                                           ============       ==================           =======

                                 LOAN RATES(1)

                                                               Number of                                 Percent of Pool
                                                               Mortgage           Cut-off Date           by Cut-off Date
                       Range of Loan Rates                       Loans          Principal Balance       Principal Balance
           $_______ to $_______ ........................                      $                                 %

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

                 Total .................................                                                       100%
                                                           ============       ==================            =======

    ----------
    (1) Approximately % of the Mortgage Loans by Cut-off Date Principal Balance are subject to an introductory rate of _____% per annum.

                                    MARGIN

                                                               Number of                                 Percent of Pool
                                                               Mortgage           Cut-off Date           by Cut-off Date
                         Range of Margins                        Loans          Principal Balance       Principal Balance
           $_______ to $_______ ........................                      $                                 %

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ and over ...........................

                 Total .................................                                                       100%
                                                           ============       ==================           ========

                        CREDIT LIMIT UTILIZATION RATES

                                                               Number of                                 Percent of Pool
                       Range of Credit Limit                   Mortgage           Cut-off Date           by Cut-off Date
                         Utilization Rates                       Loans          Principal Balance       Principal Balance
           $_______ to $_______ ........................                      $                                 %

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ and over ...........................

                 Total .................................                                                       100%
                                                           ============       ==================           ========

                                 CREDIT LIMITS

                                                               Number of                                 Percent of Pool
                                                               Mortgage           Cut-off Date           by Cut-off Date
                     Range of Credit Limits                      Loans          Principal Balance       Principal Balance
           $_______ to $_______ ........................                      $                                 %

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ to $_______ ........................

           $_______ and over ...........................

                 Total .................................                                                        100%
                                                           ============       ==================           =========

                                 MAXIMUM RATES

                                                               Number of                                 Percent of Pool
                                                               Mortgage           Cut-off Date           by Cut-off Date
                           Maximum Rates                         Loans          Principal Balance       Principal Balance
           -------% ....................................                      $                                 %

           -------% ....................................

           -------% ....................................

           -------% ....................................

                 Total .................................                                                        100%
                                                           ============       ==================           =========

                   MONTHS REMAINING TO SCHEDULED MATURITY(1)

                                                               Number of                                 Percent of Pool
                         Range of Months                       Mortgage           Cut-off Date           by Cut-off Date
                 Remaining to Scheduled Maturity                 Loans          Principal Balance       Principal Balance
           _______ to _______ ..........................                      $                                 %

           _______ to _______ ..........................

           _______ to _______ ..........................

           _______ to _______ ..........................

           _______ to _______ ..........................

           _______ to _______ ..........................

           _______ to _______ ..........................

           _______ to _______ ..........................

           _______ to _______ ..........................

           _______ to _______ ..........................

                 Total .................................                                                       100%
                                                           ============       ==================           ========

    ----------
    (1) Assumes that the Draw Period for Mortgage Loans with five year Draw Periods will be extended for an additional five years.

                               ORIGINATION YEAR

                                                               Number of                                 Percent of Pool
                                                               Mortgage           Cut-off Date           by Cut-off Date
                         Origination Year                        Loans          Principal Balance       Principal Balance
           ------- .....................................                      $                                 %

           ------- .....................................

                 Total .................................                                                       100%
                                                           ============       ===================          ========

                              DELINQUENCY STATUS

                                                               Number of                                 Percent of Pool
                                                               Mortgage           Cut-off Date           by Cut-off Date
                    Number of Days Delinquent                    Loans          Principal Balance       Principal Balance
           0 to 29 .....................................                      $                                 %

           30 to 59 ....................................

           60 to 89 ....................................

                 Total .................................                                                       100%
                                                           ============       ===================          ========

                    MATURITY AND PREPAYMENT CONSIDERATIONS

         The Agreement, except as otherwise described herein, provides that the Certificateholders will be entitled to receive on each Distribution Date distributions of principal, in the amounts described herein, until the Certificate Principal Balance is reduced to zero. During the Managed Amortization Period, Certificateholders will receive amounts from Principal Collections based upon their Fixed Allocation Percentage subject to reduction as described below. During the Rapid Amortization Period, Certificateholders will receive amounts from Principal Collections based solely upon their Fixed Allocation Percentage. Because prior distributions of Principal Collections to Certificateholders serve to reduce the Investor Floating Allocation Percentage but do not change their Fixed Allocation Percentage, allocations of Principal Collections based on the Fixed Allocation Percentage may result in distributions of principal to the Certificateholders in amounts that are, in most cases, greater relative to the declining balance of the Mortgage Loans than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed to Certificateholders. This is especially true during the Rapid Amortization Period when the Certificateholders are entitled to receive Investor Principal Collections and not a lesser amount. In addition, Investor Interest
Collections may be distributed as principal to Certificateholders in connection with the Accelerated Principal Distribution Amount, if any. Moreover, to the extent of losses allocable to the Certificateholders, Certificateholders may also receive as payment of principal the amount of such losses either from Investor Interest Collections or, in some instances, draws under the Policy. The level of losses may therefore affect the rate of payment of principal on the Certificates.

         To the extent obligors make more draws than principal payments, the Transferor Interest may grow. Because during the Rapid Amortization Period the Certificateholders share of Principal Collections is based upon its Fixed Allocation Percentage (without reduction), an increase in the Transferor Interest due to additional draws may also result in Certificateholders receiving principal at a greater rate. The Agreement permits the Transferor, at its option, but subject to the satisfaction of certain conditions specified in the Agreement, including the conditions described below, to remove certain Mortgage Loans from the Trust at any time during the life of the Trust, so long as the Transferor Interest (after giving effect to such removal) is not less than the Minimum Transferor Interest. Such removals may affect the rate at which principal is distributed to Certificateholders by reducing the overall Pool Balance and thus the amount of Principal Collections. See "Description of the Certificates--Optional Retransfers of Mortgage Loans to the Transferor" herein.

         All of the Mortgage Loans may be prepaid in full or in part at any time. [However, Mortgage Loans secured by Mortgaged Properties in __________ are subject to an account termination fee equal to the lesser of $___ and six months interest on the amount prepaid, to the extent the prepaid amount exceeds __% of the unpaid principal balance, if the account is terminated on or before its _____ year anniversary. In addition, Mortgage Loans secured by Mortgaged Properties in other jurisdictions may be subject to account termination fees to the extent permitted by law. In general, such account termination fees do not exceed $___ and do not apply to accounts terminated subsequent to a date designated in the related Mortgage Note which, depending on the jurisdiction, ranges between ___ months and ___ years following origination.] The prepayment experience with respect to the Mortgage Loans will affect the weighted average life of the Certificates.

         The rate of prepayment on the Mortgage Loans cannot be predicted. Neither the Depositor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such Mortgage Loans. Generally, home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the Mortgage Loans amortize as described herein, rates of principal payment on the Mortgage Loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such Mortgage Loans. The prepayment experience of the Trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity credit lines. Substantially all of the Mortgage Loans contain "due-on-sale" provisions, and, with respect to the Mortgage Loans, the Master Servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "Certain Legal Aspects of The Loans--Due-on-Sale Clauses" in the Prospectus.

         The yield to an investor who purchases the Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Mortgage Loans is actually different than the rate anticipated by such investor at the time such Certificates were purchased.

         Collections on the Mortgage Loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the Mortgage Loans may vary due to seasonal purchasing and payment habits of borrowers.

         No assurance can be given as to the level of prepayments that will be experienced by the Trust and it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree. See "Yield and Prepayment Considerations" in the Prospectus.

                      POOL FACTOR AND TRADING INFORMATION

         The "Pool Factor" is a seven-digit decimal which the Master Servicer will compute monthly expressing the Certificate Principal Balance of the Certificates as of each Distribution Date (after giving effect to any distribution of principal on such Distribution Date) as a proportion of the Original Certificate Principal Balance. On the Closing Date, the Pool Factor will be 1.0000000. See "Description of the Certificates--Distributions on the Certificates" herein. Thereafter, the Pool Factor will decline to reflect reductions in the related Certificate Principal Balance resulting from distributions of principal to the Certificates and the Invested Amount of any unreimbursed Liquidation Loss Amounts.

         Pursuant to the Agreement, monthly reports concerning the Invested Amount, the Pool Factor and various other items of information will be made available to the Certificateholders. In addition, within 60 days after the end of each calendar year, beginning with the 199_ calendar year, information for tax reporting purposes will be made available to each person who has been a Certificateholder of record at any time during the preceding calendar year. See "Description of the Certificates--Book-Entry Certificates" and "--Reports to Certificateholders" herein.

                        DESCRIPTION OF THE CERTIFICATES

         The Certificates will be issued pursuant to the Agreement. The form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus is a part. The following summaries describe certain provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

General

         The Certificates will be issued in denominations of $1,000 and multiples of $1 in excess thereof and will evidence specified undivided interests in the Trust. The property of the Trust will consist of, to the extent provided in the Agreement: (i) each of the Mortgage Loans that from time to time is subject to the Agreement; (ii) collections on the Mortgage Loans received after the Cut-off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date or due in the month of _____ ); (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Collection Account and the Distribution Account (excluding net earnings thereon); (v) the Policy; (vi) the Spread Account (for the benefit of the Certificate Insurer and the Certificateholders); and (vii) an assignment of the Depositor's rights under the Purchase Agreement. Definitive Certificates (as defined below), if issued, will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar. See "--Book-Entry Certificates" below. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         The aggregate undivided interest in the Trust represented by the Certificates as of the Closing Date will equal $ _____ (the "Original Invested Amount"), which represents __% of the Cut-off Date Pool Balance. The "Original Certificate Principal Balance" will equal $ _____ . Following the Closing Date, the "Invested Amount" with respect to any Distribution Date will be an amount equal to the Original Invested Amount minus (i) the amount of Investor Principal Collections previously distributed to Certificateholders, and minus
(ii) an amount equal to the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amounts (each as defined herein). The principal amount of the outstanding Certificates (the "Certificate Principal Balance") on any Distribution Date is equal to the Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. See "--Distributions on the Certificates" below. Each Certificate represents the right to receive payments of interest at the Certificate Rate and payments of principal as described below.

         The Transferor will own the remaining undivided interest in the Mortgage Loans (the "Transferor Interest"), which is equal to the Pool Balance less the Invested Amount. The Transferor Interest will initially equal $, which represents _% of the Cut-off Date Pool Balance. The Transferor as of any date is the owner of the Transferor Interest which initially will be the Seller. In general, the Pool Balance will vary each day as principal is paid on the Mortgage Loans, liquidation losses are incurred, Additional Balances are drawn down by borrowers and Mortgage Loans are transferred to the Trust.

         The Transferor has the right to sell or pledge the Transferor Interest at any time, provided (i) the Rating Agencies (as defined herein) have notified the Transferor and the Trustee in writing that such action will not result in the reduction or withdrawal of the ratings assigned to the Certificates, and (ii) certain other conditions specified in the Agreement are satisfied.

Book-Entry Certificates

         The Certificates will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the Certificates ("Certificate Owners") may elect to hold their Certificate interests through The Depository Trust Company ("DTC"), in the United States, or Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Certificates are Book-Entry Certificates (as defined herein), such Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co. ("Cede"), as the nominee of DTC or one of the relevant depositaries (collectively, the "European Depositaries"). Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank N.A. ("Citibank") or The Chase Manhattan Bank ("Chase"), the relevant depositaries of CEDEL or Euroclear, respectively, and each a participating member of DTC. The Certificates will initially be registered in the name of Cede. The interests of the Certificateholders will be represented by book entries on the records of DTC and participating members thereof. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus Supplement to any Certificates reflect the rights of Certificate Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Certificates are held by DTC. See "Risk Factors--Book-Entry Certificates", "Description of the Certificates--Book-Entry Certificates" herein and "Annex I" hereto.

Assignment of Mortgage Loans

         At the time of  issuance  of the  Certificates,  the  Depositor  will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan (including any Additional Balances arising in the future), related Credit Line Agreements, mortgages and other related documents (collectively, the "Related Documents"), including all collections received on or with respect to each such Mortgage Loan after the Cut-off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date or due in the month of _____ ). The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor and the Transferor Certificate (as defined in the Agreement) to the Transferor. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Agreement. Such schedule will include information as to the Cut-off Date Principal Balance of each Mortgage Loan, as well as information with respect to the Loan Rate.

         Within 90 days of an Assignment Event, the Trustee will review the Mortgage Loans and the Related Documents and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Seller and the Depositor by the Trustee, the Seller will be obligated to accept the transfer of such Mortgage Loan from the Trust. Upon such transfer, the Principal Balance of such Mortgage Loan will be deducted from the Pool Balance, thus reducing the amount of the Transferor Interest. If the deduction would cause the Transferor Interest to become less than the Minimum Transferor Interest at such time (a "Transfer Deficiency"), the Seller will be obligated to either substitute an Eligible Substitute Mortgage Loan or make a deposit into the Collection Account in the amount (the "Transfer Deposit Amount") equal to the amount by which the Transferor Interest would be reduced to less than the Minimum Transferor Interest at such time. Any such deduction, substitution or deposit, will be considered a payment in full of such Mortgage Loan. Any Transfer Deposit Amount will be treated as a Principal Collection. Notwithstanding the foregoing, however, prior to all required deposits to the Collection Account being made no such transfer shall be considered to have occurred unless such deposit is actually made. The obligation of the Seller to accept a transfer of a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

         An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the Depositor for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not __% more or less than the Transfer Deficiency relating to such Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than _% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan;
(iv) have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than ___ basis points higher than the Margin for the Defective Mortgage Loan; (v) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; (vi) have a remaining term to maturity not more than ___ months earlier and not more than __ months later than the remaining term to maturity of the Defective Mortgage Loan; (vii) comply with each representation and warranty as to the Mortgage
Loans set forth in the Agreement (deemed to be made as of the date of substitution); (viii) in general, have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; and (ix) satisfy certain other conditions specified in the Agreement. To the extent the Principal Balance of an Eligible Substitute Mortgage Loan is less than the Principal Balance of the related Defective Mortgage Loan and to the extent that the Transferor Interest would be reduced below the Minimum Transferor
Interest, the Seller will be required to make a deposit to the Collection Account equal to such difference.

         The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-off Date Principal Balance and the Loan Rate). In addition, the Seller will represent and warrant on the Closing Date that at the time of transfer to the Depositor, the Seller has transferred or assigned all of its rights, title and interest in each Mortgage Loan and the Related Documents, free of any lien (subject to certain exceptions). Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan and Related Documents, the Seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Seller will be obligated to repurchase or substitute a similar mortgage loan for such Mortgage Loan; provided, however, that the Seller will not be obligated to make any such repurchase or substitution (or cure such breach) if such breach constitutes fraud in the origination of the affected Mortgage Loan and the Seller did not have knowledge of such fraud. The same procedure and limitations that are set forth in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a Mortgage Loan that is required to be transferred because of such breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders.

         Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

         Pursuant to the Agreement, the Master Servicer will service and administer the Mortgage Loans as more fully set forth above.

Amendments to Credit Line Agreements

         Subject to applicable law, the Master Servicer may change the terms of the Credit Line Agreements at any time provided that such changes (i) do not adversely affect the interest of the Certificateholders or the Certificate Insurer, and (ii) are consistent with prudent business practice. In addition, the Agreement permits the Master Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan or reduce the Margin for such Mortgage Loan.

Optional Transfers of Mortgage Loans to the Transferor

         Subject to the conditions specified in the Agreement, on any Distribution Date the Transferor may, but shall not be obligated to, remove on such Distribution Date (the "Transfer Date") from the Trust, certain Mortgage Loans without notice to the Certificateholders. The Transferor is permitted to designate the Mortgage Loans to be removed. Mortgage Loans so designated will only be removed upon satisfaction of certain conditions specified in the Agreement, including: (i) the Transferor Interest as of such Transfer Date (after giving effect to such removal) exceeds the Minimum Transferor Interest;
(ii) the Transferor shall have delivered to the Trustee a "Mortgage Loan Schedule" containing a list of all Mortgage Loans remaining in the Trust after such removal; (iii) the Transferor shall represent and warrant that no selection procedures which the Transferor reasonably believes are adverse to the interests of the Certificateholders or the Certificate Insurer were used by the Transferor in selecting such Mortgage Loans; (iv) in connection with the first such retransfer of Mortgage Loans, the Rating Agencies shall have been notified of the proposed transfer and prior to the Transfer Date shall not have notified the Transferor in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy; and (v) the Transferor shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the conditions set forth in clauses (i) through (iii) above.

         As of any date of determination, the "Minimum Transferor Interest" is an amount equal to the lesser of (a) _% of the Pool Balance on such date and
(b) the Transferor Interest as of the Closing Date.

Payments on Mortgage Loans; Deposits to Collection Account

         The  Trustee  shall  establish  and  maintain on behalf of the Master
Servicer an account (the "Collection Account") for the benefit of the Certificateholders and the Transferor, as their interests may appear. The Collection Account will be an Eligible Account (as defined herein). Subject to the investment provision described in the following paragraphs, within two days of receipt by the Master Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Collection Account or on such Distribution Date if approved by the Rating Agencies and the Certificate Insurer. Not later than the third Business Day prior to each Distribution Date (the "Determination Date"), the Master Servicer will notify the Trustee of the amount of such deposit to be included in funds available for the related Distribution Date.

         An "Eligible Account" is (i) an account that is maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies, (ii) one or more accounts with a depository institution having a minimum long-term unsecured debt rating of "____" by _______ and "____" by ___, which accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund, (iii) a segregated trust account maintained with the Trustee or an Affiliate of the Trustee in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates.

         Eligible Investments are specified in the Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

Allocations and Collections

         All collections on the Mortgage Loans will generally be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution Date, "Interest Collections" will be equal to the amounts collected during the related Collection Period, including such portion of Net Liquidation Proceeds allocated to interest pursuant to the terms of the Credit Line Agreements less Servicing Fees for the related Collection Period.

         As to any Distribution Date, "Principal Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including such portion of Net Liquidation Proceeds allocated to principal pursuant to the terms of the Credit Line Agreements and (ii) any Transfer Deposit Amounts. "Net Liquidation Proceeds" with respect to a Mortgage Loan are equal to the Liquidation Proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan plus accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan. "Liquidation Proceeds" are the proceeds (excluding any amounts drawn on the Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise.

         With respect to any Distribution Date, the portion of Interest Collections allocable to the Certificates ("Investor Interest Collections") will equal the product of (a) Interest Collections for such Distribution Date and (b) the Investor Floating Allocation Percentage. With respect to any Distribution Date, the "Investor Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing the Invested Amount at the close of business on the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) by the Pool Balance at the beginning of the related Collection Period. The remaining amount of Interest Collections will be allocated to the Transferor Interest.

         Principal    Collections    will    be    allocated    between    the
Certificateholders and the Transferor ("Investor Principal Collections" and "Transferor Principal Collections", respectively) as described herein.

         The Trustee will deposit any amounts drawn under the Policy into the Collection Account.

         With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The Principal Balance of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to the Cut-off Date Principal Balance thereof, plus (i) any Additional Balances in respect of such Mortgage Loan minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. The Principal Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds shall be zero.

Distributions on the Certificates

         Beginning  with the first  Distribution  Date  (which  will  occur on
__________, 199_), distributions on the Certificates will be made by the Trustee or the Paying Agent on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the day prior to each Distribution Date or, if the Certificates are no longer Book-Entry Certificates, at the close of business on the last day of the month preceding such Distribution Date (the "Record Date"). The term "Distribution Date" means the fifteenth day of each month or, if such day is not a Business Day, then the next succeeding Business Day. Distributions will be made by check or money order mailed (or upon the request of a Certificateholder owning Certificates having denominations aggregating at least $_________, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Certificates, will be DTC or its nominee) as it appears on the Certificate Register in amounts calculated as described herein on the Determination Date. However, the final distribution in respect of the Certificates will be made only upon presentation and surrender thereof at the office or the agency of the Trustee specified in the notice to Certificateholders of such final distribution. For purposes of the Agreement, a "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York State are required or authorized by law to be closed.

         Application of Interest Collections. On each Distribution Date, the Trustee or the Paying Agent will apply the Investor Interest Collections in the following manner and order of priority:

                           (i) as  payment  to the  Trustee  for  its  fee for
                  services rendered pursuant to the Agreement;

                           (ii) as payment for the premium for the Policy;

                           (iii) as payment for the accrued  interest  due and
                  any overdue accrued interest (with interest thereon to the extent permitted by law) on the Certificate Principal Balance of the Certificates;

                           (iv) to pay  Certificateholders  the Investor  Loss
                  Amount for such Distribution Date;

                           (v) as payment for any  Investor  Loss Amount for a
                  previous Distribution Date that was not previously (a) funded by Investor Interest Collections, (b) absorbed by the Overcollateralization Amount, (c) funded by amounts on deposit in the Spread Account or (d) funded by draws on the Policy;

                           (vi) to reimburse  prior draws made from the Policy
                  (with interest thereon);

                           (vii) to pay  principal on the  Certificates  until
                  the Invested Amount exceeds the Certificate Principal Balance by the Required Overcollateralization Amount (such amount so paid, the "Accelerated Principal Distribution Amount");

                           (viii) any other  amounts  required to be deposited
                  in an account for the benefit of the Certificate Insurer and the Certificateholders or owed to the Certificate Insurer pursuant to the Insurance Agreement;

                           (ix) certain amounts that may be required to be paid to the Master Servicer pursuant to the Agreement; and

                           (x) to the  Transferor  to the extent  permitted as
                  described herein.

         Payments to Certificateholders pursuant to clause (iii) will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses (iv), (v) and (vii) will be principal payments on the Certificates and will therefore reduce the Certificate Principal Balance, however, payments pursuant to clause (vii) will not reduce the Invested Amount. The Accelerated Principal Distribution Amount is not guaranteed by the Policy.

         To the extent that Investor Interest Collections are applied to pay the interest on the Certificates, Investor Interest Collections may be insufficient to cover Investor Loss Amounts. If such insufficiency results in the Certificate Principal Balance exceeding the Invested Amount, a draw will be made on the Policy in accordance with the terms of the Policy.

         The "Required Overcollateralization Amount" shall be an amount set forth in the Agreement. "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof during the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds in connection therewith. The "Investor Loss Amount" shall be the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amount for such Distribution Date.

         A "Liquidated Mortgage Loan" means, as to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, based on the servicing procedures specified in the Agreement, as of the end of the preceding Collection Period that all Liquidation Proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered. The Investor Loss Amount will be allocated to the Certificateholders.

         As to any Distribution Date other than the first Distribution Date, the "Collection Period" is the calendar month preceding each Distribution Date. As to the first Distribution Date, the "Collection Period" is the period beginning after the Cut-off Date and ending on the last day of _______________ 199_.

         Interest will be distributed on each Distribution Date at the Certificate Rate for the related Interest Period (as defined below). The "Certificate Rate" for a Distribution Date will generally equal the sum of [(a) LIBOR, determined as specified herein, as of the second LIBOR Business Day prior to the immediately preceding Distribution Date (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Distribution
Date) plus (b) ____% per annum.] Notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the Certificates on any Distribution Date exceed a rate equal to the weighted average of the Loan Rates (net of the Servicing Fee Rate, the fee payable to the Trustee and the rate at which the premium payable to the Certificate Insurer is calculated) weighted on the basis of the daily balance of each Mortgage Loan during the related billing cycle prior to the Collection Period relating to such Distribution Date.

         Interest on the Certificates in respect of any Distribution Date will accrue on the Certificate Principal Balance from the preceding Distribution Date (or in the case of the first Distribution Date, from the date of the initial issuance of the Certificates (the "Closing Date")) through the day preceding such Distribution Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Certificates will be funded from Investor Interest Collections and, if necessary, from draws on the Policy.

         [Calculation of the LIBOR Rate. On each Distribution Date, LIBOR shall be established by the Trustee and as to any Interest Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Depositor after consultation with the Trustee), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Depositor after consultation with the Trustee) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Depositor after consultation with the Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.]

         Transferor Collections. Collections allocable to the Transferor Interest that are not distributed to Certificateholders will be distributed to the Transferor only to the extent that such distribution will not reduce the amount of the Transferor Interest as of the related Distribution Date below the Minimum Transferor Interest. Amounts not distributed to the Transferor because of such limitations will be retained in the Collection Account until the Transferor Interest exceeds the Minimum Transferor Interest, at which time such excess shall be released to the Transferor. If any such amounts are still retained in the Collection Account upon the commencement of the Rapid Amortization Period, such amounts will be paid to the Certificateholders as a reduction of the Certificate Principal Balance.

         Overcollateralization. The distribution of the aggregate Accelerated Principal Distribution Amount, if any, to Certificateholders may result in the Invested Amount being greater than the Certificate Principal Balance, thereby creating overcollateralization. The Overcollateralization Amount, if any, will be available to absorb any Investor Loss Amount that is not covered by Investor Interest Collections.

         Distributions of Principal Collections. For the period beginning on the first Distribution Date and, unless a Rapid Amortization Event shall have earlier occurred, ending on the Distribution Date in ______________ 20__ (the "Managed Amortization Period"), the amount of Principal Collections payable to Certificateholders as of each Distribution Date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Distribution Amount for such Distribution Date. On any Distribution Date during the Managed Amortization Period, the "Scheduled Principal Collections Distribution Amount" shall equal the lesser of (i) the Maximum Principal Payment (as defined herein) and (ii) the Alternative Principal Payment (as defined herein). With respect to any Distribution Date, the "Maximum Principal Payment" will equal the product of the Investor Fixed Allocation Percentage and Principal Collections for such Distribution Date. With respect to any Distribution Date, the "Alternative Principal Payment" will equal the greater of (x) 0___% of the Certificate Principal Balance immediately prior to such Distribution Date and (y) the amount, but not less than zero, of Principal Collections for such Distribution Date less the aggregate of Additional Balances created during the related Collection Period.

         Beginning with the first Distribution Date following the end of the Managed Amortization Period, the amount of Principal Collections payable to Certificateholders on each Distribution Date will be equal to the Maximum Principal Payment.

         The amount of Principal Collections to be distributed to Certificateholders on the first Distribution Date will reflect Principal Collections and Additional Balances during the first Collection Period which is the period beginning after the Cut-off Date through the last day of __________ 199_.

         Distributions of Principal Collections based upon the Investor Fixed Allocation Percentage may result in distributions of principal to Certificateholders in amounts that are greater relative to the declining Pool Balance than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed in respect of the Invested Amount. Principal Collections not allocated to the Certificateholders will be allocated to the Transferor Interest. The aggregate distributions of principal to the Certificateholders will not exceed the Original Certificate Principal Balance.

         In addition, to the extent of funds available therefor (including funds available under the Policy), on the Distribution Date in ____________ 20__, Certificateholders will be entitled to receive as a payment of principal an amount equal to the outstanding Certificate Principal Balance.

         The Paying Agent. The Paying Agent shall initially be the Trustee, together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders.

Rapid Amortization Events

         As described above, the Managed Amortization Period will continue through the Distribution Date in 20__, unless a Rapid Amortization Event occurs prior to such date in which case the Rapid Amortization Period will commence prior to such date. "Rapid Amortization Event" refers to any of the following events:

                  (a) failure on the part of the Seller (i) to make a payment or deposit required under the Agreement within three Business Days after the date such payment or deposit is required to be made or (ii) to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the Agreement, which failure continues unremedied for a period of 60 days after written notice;

                  (b) any representation or warranty made by the Seller in the Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if the Seller has purchased or made a substitution for the related Mortgage Loan or Mortgage Loans if applicable during such period (or within an additional 60 days with the consent of the Trustee) in accordance with the provisions of the Agreement;

                  (c)  the   occurrence  of  certain   events  of  bankruptcy,
         insolvency or receivership relating to the Transferor; or

                  (d)  the  Trust   becomes   subject  to  regulation  by  the
         Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended.

         In the case of any event described in clause (a) or (b), a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in such clauses, either the Trustee or Certificateholders holding Certificates evidencing more than 51% of the Percentage Interests or the Certificate Insurer (so long as there is no default by the Certificate Insurer in the performance of its obligations under the Policy), by written notice to the Depositor and the Master Servicer (and to the Trustee, if given by the Certificateholders) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clause (c) or (d), a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders immediately upon the occurrence of such event.

         In addition to the consequences of a Rapid Amortization Event discussed above, if the Transferor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the Transferor, on the day of any such filing or appointment no further Additional Balances will be transferred to the Trust, the Transferor will immediately cease to transfer Additional Balances to the Trust and the
Transferor will promptly give notice to the Trustee of any such filing or appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the filing or appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by Certificateholders representing undivided interests aggregating more than 51% of the aggregate principal amount of the Certificates, the Trustee will sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and on commercially reasonable terms. Any proceeds will be treated as collections allocable to the Certificateholders and the Investor Fixed Allocation Percentage of such remaining proceeds and will be distributed to the Certificateholders on the date such proceeds are received (the "Dissolution Distribution Date"). If the portion of such proceeds allocable to the Certificateholders are not sufficient to pay in full the remaining amount due on the Certificates, the Policy will cover such shortfall.

         Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Transferor and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of the Transferor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period or the sale of Mortgage Loans described above.

The Policy

         [On or before the Closing Date, the Policy will be issued by the Certificate Insurer pursuant to the provisions of the Agreement and the Insurance and Indemnity Agreement (the "Insurance Agreement") to be dated as of ____________, 199_, among the Seller, the Depositor, the Master Servicer and the Certificate Insurer.

         The Policy will irrevocably and unconditionally guarantee payment on each Distribution Date to the Trustee for the benefit of the Certificateholders the full and complete payment of (i) the Guaranteed Principal Distribution Amount (as defined herein) with respect to the Certificates for such Distribution Date and (ii) accrued and unpaid interest due on the Certificates (together, the "Guaranteed Distributions"), with such Guaranteed Distributions having been calculated in accordance with the original terms of the Certificates or the Agreement except for amendments or modifications to which the Certificate Insurer has given its prior written consent. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Certificates.

         The "Guaranteed Principal Distribution Amount" shall be the amount, if any, by which the Certificate Principal Balance (after giving effect to all other amounts distributable and allocable to principal on the Certificates) exceeds the Invested Amount as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates for such Distribution Date). In addition, the Policy will guarantee the payment of the outstanding Certificate Principal Balance on the Distribution Date in ______________ 20__ (after giving effect to all other amounts distributable and allocable to principal on such Distribution Date).

         In accordance with the Agreement, the Trustee will be required to establish and maintain an account (the "Spread Account") for the benefit of the Certificate Insurer and the Certificateholders. The Trustee shall deposit the amounts into the Spread Account as required by the Agreement.

         Payment of claims on the Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment and (ii) 12:00 noon, New York City time, on the relevant Distribution Date.

         If payment of any amount guaranteed by the Certificate Insurer pursuant to the Policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Certificate Insurer will pay such amount out of the funds of the Certificate Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or
(b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Certificateholder is required to return the amount of any Guaranteed Distributions distributed with respect to the Certificates during the term of the related Policy because such distributions were avoidable preference payments under applicable bankruptcy law, (B) a certificate of the Certificateholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Certificateholder, in such form as is reasonably required by the Certificate Insurer and provided to the Certificateholder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Certificateholder relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A),
(B) and (C) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Certificateholder directly (unless a Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case such payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer).

         The terms "Receipt" and "Received", with respect to the Policy, mean actual delivery to the Certificate Insurer and to its fiscal agent appointed by the Certificate Insurer at its option, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered it shall be deemed not to have been Received, and the Certificate Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

         Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to be closed.

         The Certificate Insurer's obligations under the Policy in respect of Guaranteed Distributions shall be discharged to the extent funds are transferred to the Trustee as provided in the Policy, whether or not such funds are properly applied by the Trustee.

         The Certificate Insurer shall be subrogated to the rights of each Certificateholder to receive payments of principal and interest, as applicable, with respect to distributions on the Certificates to the extent of any payment by the Certificate Insurer under the Policy. To the extent the Certificate Insurer makes Guaranteed Distributions, either directly or indirectly (as by paying through the Trustee), to the Certificateholders, the Certificate Insurer will be subrogated to the rights of the Certificateholders, as applicable, with respect to such Guaranteed Distributions, shall be deemed to the extent of the payments so made to be a registered Certificateholder for purposes of payment and shall receive all future Guaranteed Distributions until all such Guaranteed Distributions by the Certificate Insurer have been fully reimbursed, provided that the
Certificateholders   have   received   the  full  amount  of  the   Guaranteed
Distributions.

         The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Seller. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of ________.

         The Policy is not covered by the Property/Casualty Insurance Security fund specified in Article 76 of the New York Insurance Law. The Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event the Certificate Insurer were to become insolvent, any claims arising under the Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to Article 14.2 of Chapter 1 of part 2 of Division 1 of the California Insurance Code.

         Pursuant to the terms of the Agreement, unless a Certificate Insurer default exists, the Certificate Insurer shall be deemed to be the Holder of the Certificates for certain purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the
Certificateholders thereunder, without the consent of such Holders and the Holders of the Certificates may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will have certain additional rights as third party beneficiary to the Agreement.

         In the absence of payments under the Policy, Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.]

Reports to Certificateholders

         Concurrently  with each distribution to the  Certificateholders,  the
Master   Servicer   will   forward  to  the   Trustee   for  mailing  to  such
Certificateholder a statement setting forth among other items:

                           (i) the Investor Floating Allocation Percentage for
                  the preceding Collection Period;

                           (ii)    the    amount    being    distributed    to
                  Certificateholders;

                           (iii) the amount of interest included in such distribution and the related Certificate Rate;

                           (iv)  the  amount,   if  any,  of  overdue  accrued
                  interest included in such distribution (and the amount of interest thereon);

                           (v) the amount,  if any, of the  remaining  overdue
                  accrued interest after giving effect to such distribution;

                           (vi) the amount,  if any, of principal  included in
                  such distribution;

                           (vii) the amount,  if any, of the  reimbursement of
                  previous   Liquidation   Loss   Amounts   included  in  such
                  distribution;

                           (viii)  the  amount,   if  any,  of  the  aggregate
                  unreimbursed Liquidation Loss Amounts after giving effect to such distribution;

                           (ix) the Servicing Fee for such Distribution Date;

                           (x)  the  Invested   Amount  and  the   Certificate
                  Principal   Balance,   each  after  giving  effect  to  such
                  distribution;

                           (xi) the Pool Balance as of the end of the preceding Collection Period;

                           (xii) the number and aggregate  Principal  Balances
                  of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

                           (xiii) the book value of any real  estate  which is
                  acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure; and

                           (xiv) the amount of any draws on the Policy.

         In the case of information furnished pursuant to clauses (iii), (iv),
(v), (vi), (vii) and (viii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

         Within 60 days after the end of each calendar year commencing in 1998, the Master Servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (iii) and (vi) above aggregated for such calendar year.

Collection and Other Servicing Procedures on Mortgage Loans

         The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

         With respect to the Mortgage Loans, the Master Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Master Servicer's policies with respect to the home equity mortgage loans it owns or services. In accordance with the terms of the Agreement, the Master Servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a Mortgage Loan.

Hazard Insurance

         The Agreement provides that the Master Servicer maintain certain hazard insurance on the Mortgaged Properties relating to the Mortgage Loans. While the terms of the related Credit Line Agreements generally require borrowers to maintain certain hazard insurance, the Master Servicer will not monitor the maintenance of such insurance.

         The Agreement requires the Master Servicer to maintain for any Mortgaged Property relating to a Mortgage Loan acquired upon foreclosure of a Mortgage Loan, or by deed in lieu of such foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (a) the maximum insurable value of such Mortgaged Property or (b) the outstanding balance of such Mortgage Loan plus the outstanding balance on any mortgage loan senior to such Mortgage Loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the Master Servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith. The Agreement provides that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such Mortgaged Properties. If such blanket policy contains a deductible clause, the Master Servicer will be obligated to deposit in the Collection Account the sums which would have been deposited therein but for such clause. The Master Servicer will initially satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the Master Servicer (net of any reimbursements to the Master Servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property) will ultimately be deposited in the Collection Account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the Mortgaged Properties.

Realization Upon Defaulted Mortgage Loans

         The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Certificateholders or the Transferor.

Optional Purchase of Defaulted Loan

         The Master Servicer may, at its option, purchase from the Trust any Mortgage Loan which is delinquent in payment by 91 days or more. Any such purchase shall be at a price equal to 100% of the Principal Balance of such Mortgage Loan plus accrued interest thereon at the applicable Loan Rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which such amount is to be distributed to Certificateholders.

Servicing Compensation and Payment of Expenses

         With respect to each Collection Period, the Master Servicer will receive from interest collections in respect of the Mortgage Loans a portion of such interest collections as a monthly Servicing Fee in the amount equal to approximately 0.50% per annum ("Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage Loans as of the first day of the related Collection Period (or at the Cut-off Date for the first Collection Period). All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Master Servicer as additional servicing compensation.

         The Master Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Agreement. In addition, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Net Liquidation Proceeds.

Evidence as to Compliance

         The Agreement provides for delivery on or before ___________ in each year, beginning in ___________, 199_, to the Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Agreement throughout the preceding fiscal year, except as specified in such statement.

         On or before _____________ of each year, beginning ___________, 199_, the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer or the Transferor) to the Trustee, the Certificate Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Agreement and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the Agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

Certain Matters Regarding the Master Servicer and the Transferor

         The Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates; and (c) such proposed successor servicer is reasonably acceptable to the Certificate Insurer. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         The Master Servicer may perform any of its duties and obligations under the Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Master Servicer's duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.

         The Agreement provides that the Master Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Master Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Agreement. Under the Agreement, the Transferor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the Agreement (other than losses resulting from defaults under the Mortgage Loans). In the event of an Event of Servicing Termination (as defined below) resulting in the assumption of servicing obligations by a successor Master Servicer, the successor Master Servicer will indemnify the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this paragraph arising from the successor Master Servicer's actions or omissions. The Agreement provides that neither the Depositor, the Transferor nor the Master Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the Agreement. However, neither the Depositor, the Transferor nor the Master Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Depositor, the Transferor or the Master Servicer in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Agreement provides that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability. The Master Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

         Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Agreement to the contrary notwithstanding.

Events of Servicing Termination

         "Events of Servicing Termination" will consist of: (i) any failure by the Master Servicer to deposit in the Collection Account any deposit required to be made under the Agreement, which failure continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, undivided interest in the Trust of at least 25% of the Certificate Principal Balance;
(ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which, in each case, materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, undivided interest in the Trust of at least 25% of the Certificate Principal Balance; or (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations. Under certain other circumstances, the Certificate Insurer with the consent of holders of Investor Certificates evidencing an aggregate, undivided interest in the Trust of at least 66 2/3% of the Certificate Principal Balance may deliver written notice to the Master Servicer terminating all the rights and obligations of the Master Servicer under the Agreement.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of ten Business Days or referred to under clause (ii) above for a period of 60 Business Days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Master Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement and the Master Servicer shall provide the Trustee, the Depositor, the Transferor, the Certificate Insurer and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon an Event of Servicing Termination

         So long as an Event of Servicing Termination remains unremedied, either the Trustee, or Certificateholders evidencing an aggregate, undivided interest in the Trust of at least 66 2/3% of the Certificate Principal Balance or the Certificate Insurer, may terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $__________ and acceptable to the Certificate Insurer to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer where the only Event of Servicing Termination that has occurred is an Insolvency Event.

Amendment

         The Agreement may be amended from time to time by the Master Servicer, the Depositor and the Trustee and with the consent of the Certificate Insurer, but without the consent of any of the Certificateholders,
(i) to cure any ambiguity or mistake, (ii) to correct any defective provision therein or to supplement any provision therein which may be inconsistent with any other provision therein, (iii) to add to the duties of the Depositor, the Seller or the Master Servicer, (iv) to add any other provisions with respect to matters or questions arising under the Agreement or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement; provided that any action pursuant to clauses (iv) or (v) above shall not, as evidenced by an opinion of counsel (which opinion of counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder or the Certificate Insurer; provided, however, that no such opinion of counsel shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.

         The Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Certificate Insurer and with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66 2/3%, or
(iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Termination; Retirement of the Certificates

         The Trust will terminate on the Distribution Date following the later of (A) payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of (i) the Distribution Date on which the Certificate Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional transfer to the Transferor of the Certificates, as described below and (iv) the Distribution Date in ____________ 20__.

         The Certificates will be subject to optional transfer to the Transferor on any Distribution Date after the Certificate Principal Balance is reduced to an amount less than or equal to __% of the Original Certificate Principal Balance and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The transfer price will be equal to the sum of the outstanding Certificate Principal Balance and accrued and unpaid interest thereon at the Certificate Rate through the day preceding the final Distribution Date. In no event, however, will the Trust created by the Agreement continue for more than 21 years after the death of certain individuals named in the Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

         In addition, the Trust may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Transferor. See "--Rapid Amortization Events" herein.

The Trustee

         [ ], a ______________________ with its principal place of business in
________, has been named Trustee pursuant to the Agreement.

         The commercial bank or trust company serving as Trustee may own Certificates and have normal banking relationships with the Depositor, the Master Servicer, the Seller and the Certificate Insurer and/or their affiliates.

         The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

         No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders evidencing an aggregate, undivided interest in the Trust of at least 51% of the Certificate Principal Balance have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

Certain Activities

         The Trust will not: (i) borrow money; (ii) make loans; (iii) invest in securities for the purpose of exercising control; (iv) underwrite securities; (v) except as provided in the Agreement, engage in the purchase and sale (or turnover) of investments; (vi) offer securities in exchange for property (except Certificates for the Mortgage Loans); or (vii) repurchase or otherwise reacquire its securities. See "--Evidence as to Compliance" above for information regarding reports as to the compliance by the Master Servicer with the terms of the Agreement.

                     DESCRIPTION OF THE PURCHASE AGREEMENT

         The Mortgage Loans to be transferred to the Trust by the Depositor will be purchased by the Depositor from [IndyMac] pursuant to the Purchase Agreement to be entered into between the Depositor, as purchaser of the Mortgage Loans, and [IndyMac], as Seller of the Mortgage Loans. Under the Purchase Agreement, the Seller will agree to transfer the Mortgage Loans and related Additional Balances to the Depositor. Pursuant to the Agreement, the Mortgage Loans will be immediately transferred by the Depositor to the Trust, and the Depositor will assign its rights in, to and under the Purchase Agreement to the Trust. The following summary describes certain terms of the form of the Purchase Agreement and is qualified by reference to the Purchase Agreement.

Transfers of Mortgage Loans

         Pursuant to the Purchase Agreement, the Seller will transfer and assign to the Depositor, all of its right, title and interest in and to the Mortgage Loans and all of the Additional Balances thereafter created. The purchase price of the Mortgage Loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the Depositor in cash. The purchase price of each Additional Balance comprising the Principal Balance of a Mortgage Loan is the amount of the related new advance.

Representations and Warranties

         The Seller will represent and warrant to the Depositor that, among other things, as of the Closing Date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Purchase Agreement. The Seller will also represent and warrant to the Depositor that, among other things, immediately prior to the sale of the Mortgage Loans to the Depositor, the Seller was the sole owner and holder of the Mortgage Loans free and clear of any and all liens and security interests. The Seller will make similar representations and warranties in the Agreement. The Seller will also represent and warrant to the Depositor that, among other things, as of the Closing Date, (a) the Purchase Agreement constitutes a legal, valid and binding obligation of the Seller and (b) the Purchase Agreement constitutes a valid sale to the Depositor of all right, title and interest of the Seller in and to the Mortgage Loans and the proceeds thereof.

Assignment to Trust

         The Seller expressly acknowledges and consents to the Depositor's transfer of its rights relating to the Mortgage Loans under the Agreement to the Trust. The Seller also agrees to perform its obligations under the Purchase Agreement for the benefit of the Trust.

Termination

         The Purchase Agreement will terminate upon the termination of the Trust.

                                USE OF PROCEEDS

         The net proceeds to be received from the sale of the Certificates will be applied by the Depositor towards the purchase of the Mortgage Loans.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

         The following discussion, which summarizes certain U.S. federal income tax aspects of the purchase, ownership and disposition of the Certificates, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Certificate Owners in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under the
U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Certificates.

Characterization of the Certificates as Indebtedness

         Based on the application of existing law to the facts as set forth in the Agreement and other relevant documents and assuming compliance with the terms of the Agreement as in effect on the date of issuance of the Certificates, Brown & Wood LLP, special tax counsel to the Depositor ("Tax Counsel"), is of the opinion that the Certificates will be treated as debt instruments for Federal income tax purposes as of such date. Accordingly, upon issuance, the Certificates will be treated as "Debt Securities" as described in the Prospectus. See "Certain Federal Income Tax Consequences" in the Prospectus.

         The Transferor and the Certificateholders express in the Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the Mortgage Loans. The Transferor, the Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Transferor intends to treat this transaction as a sale of an interest in the Asset Balances of the Mortgage Loans for financial accounting and certain regulatory purposes.

         In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service (the "IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans has been retained by the Transferor and has not been transferred to the Certificate Owners.

         In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

Taxation of Interest Income of Certificate Owners

         Assuming that the Certificate Owners are holders of debt obligations for U.S. federal income tax purposes, the Certificates generally will be taxable as Debt Securities. See "Certain Federal Income Tax

Consequences" in the Prospectus.

         While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under Treasury regulations (the "OID Regulations") it is possible that the Certificates could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate Owners as OID, but would not be includible again when the interest is actually received. See "Certain Federal Income Tax Consequences--Taxation of Debt Securities; Interest and Acquisition Discount" in the Prospectus for a discussion of the application of the OID rules if the Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the Certificates will be treated as Pay-Through Securities.

Possible Classification of the Certificates as a Partnership or Association Taxable as a Corporation

         The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Transferor and the Certificate Owners resulting from this transaction is that of a partnership, a publicly traded partnership treated as a corporation, or an association taxable as a corporation. Since Tax Counsel has advised that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes, the Transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

         If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

         If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Transferor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

Possible Classification as a Taxable Mortgage Pool

         In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Subject to a grandfather provision for existing entities, any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

         Assuming that all of the provisions of the Agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Section 7701(i) of the Code because only one class of indebtedness secured by the Mortgage Loans is being issued.

         The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

Foreign Investors

         In general, subject to certain exceptions, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Certificate Owner provides the required foreign person information certification. See "Certain Federal Income Tax Consequences--Tax Treatment of Foreign Investors" in the Prospectus.

         If the interests of the Certificate Owners were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

         If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

Backup Withholding

         Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

         The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the
Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct Federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.

                                  STATE TAXES

         The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the Federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Certificates.

                             ERISA CONSIDERATIONS

         Any Plan fiduciary which proposes to cause a Plan to acquire any of the Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, of the Plans acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

         The U.S. Department of Labor has granted to _________________ ("Underwriter") Prohibited Transaction Exemption _____ (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The
Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan provided that certain conditions are met.

         For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the Prospectus.

         The Underwriter believes that the Exemption will apply to the acquisition and holding of the Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

         Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.

                        LEGAL INVESTMENT CONSIDERATIONS

         Although, as a condition to their issuance, the Certificates will be rated in the highest rating category of the Rating Agencies, the Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Certificates, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA. See "Legal Investment" in the Prospectus.

                                 UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, dated ___________, 199_ (the "Underwriting Agreement"), among the Depositor and [Underwriter] (the "Underwriter"), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor all the Certificates.

         In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any of the Certificates are purchased.

         The Depositor has been advised by the Underwriter that it proposes initially to offer the Certificates to the public in Europe and the United States at the offering price set forth herein and to certain dealers at such price less a discount not in excess of ____% of the Certificate denominations. The Underwriter may allow and such dealers may reallow a discount not in excess of _____% of the Certificate denominations to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

         [This Prospectus Supplement and the Prospectus are to be used by Countrywide Securities Corporation, an affiliate of IndyMac ABS, Inc. and IndyMac, Inc., in connection with offers and sales related to market making transactions in the Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.]

                                 LEGAL MATTERS

         Certain legal matters with respect to the Certificates will be passed upon for the Depositor by Brown & Wood LLP, New York, New York and for the Underwriter by _______________________, New York, New York.

                                    EXPERTS

         The consolidated balance sheets of [Insurer] and Subsidiaries as of ___________, 199_ and 199_ and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended ___________, 199_, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of ________________________, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    RATINGS

         It is a condition to issuance that the Certificates be rated "___" by _____ and "___" by _________.

         A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Certificateholders might realize a lower than anticipated yield.

         The ratings assigned to the Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Certificates may result in a reduction of one or more of the ratings assigned to the Certificates.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

         The Depositor has not requested a rating of the Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                            INDEX OF DEFINED TERMS

                                                                          Page

Accelerated Principal Distribution Amount...............................10, 36
Additional Balances......................................................... 4
Agreement....................................................................4
Alternative Principal Payment...........................................12, 38
BIF.........................................................................34
Business Day............................................................36, 41
Cede.........................................................................8
CEDEL........................................................................8
Certificate Insurer.........................................................13
Certificate Owners.......................................................8, 32
Certificate Principal Balance............................................5, 31
Certificate Rate.....................................................5, 11, 37
Certificateholder...........................................................51
Citibank.................................................................... 8
Closing Date.........................................................2, 12, 37
Code........................................................................48
Collection Account......................................................11, 34
Collection Period.......................................................11, 37
Combined Loan-to-Value Ratio................................................ 7
Credit Limit Utilization Rate...............................................20
Credit Limit.................................................................7
Credit Line Agreements...................................................4, 20
Cut-off Date Pool Balance....................................................4
Cut-off Date Principal Balance...............................................4
Cut-off Date..............................................................1, 4
Debt Securities.............................................................49
Defective Mortgage Loans....................................................33
Deposito.....................................................................4
Determination Date......................................................14, 34
Dissolution Distribution Date...............................................39
Distribution Date....................................................1, 11, 35
Draw Period.................................................................21
DTC..................................................................8, 32, 56
Due Date.....................................................................7
Eligible Account............................................................34
Eligible Substitute Mortgage Loan.......................................... 33
ERISA...................................................................16, 51
Euroclear....................................................................8
European Depositaries....................................................8, 32
Events of Servicing Termination.............................................45
Exemption...................................................................51
Fixed Allocation Percentage.................................................11
Guaranteed Distributions................................................13, 40
Guaranteed Principal Distribution Amount................................13, 40
Index Rate..................................................................21
Insurance Agreement.....................................................13, 40
Interest Collections.....................................................9, 35
Interest Period.........................................................12, 37
Invested Amount..........................................................5, 31
Investor Fixed Allocation Percentage........................................11
Investor Floating Allocation Percentage..................................9, 35
Investor Interest Collections............................................9, 35
Investor Loss Amount....................................................10, 37
Investor Principal Collections..........................................11, 35
IRS.........................................................................49
LIBOR Business Day..........................................................37
LIBOR.......................................................................11
Liquidated Mortgage Loan....................................................37
Liquidation Loss Amount.................................................10, 36
Liquidation Proceeds........................................................35
Loan Rate................................................................7, 21
Managed Amortization Period.............................................12, 38
Margin......................................................................21
Master Servicer..............................................................4
Maximum Principal Payment...............................................12, 38
Maximum Rate................................................................21
Minimum Transferor Interest..............................................6, 34
Money Rates..................................................................7
Mortgage Loan Schedule...............................................6, 32, 34
Mortgage Loans............................................................1, 4
Mortgaged Properties.........................................................4
Net Liquidation Proceeds.................................................9, 35
OID Regulations.............................................................49
OID.........................................................................49
Order.......................................................................40
Original Certificate Principal Balance...................................5, 31
Original Invested Amount.................................................5, 31
Overcollateralization Amount................................................10
Paying Agent................................................................38
Percentage Interest..........................................................8
Plan........................................................................16
Policy....................................................................1, 4
Pool Balance.............................................................4, 35
Pool Factor.................................................................31
Principal Balance............................................................4
Principal Collections....................................................9, 35
Purchase Agreement...........................................................6
Rapid Amortization Event....................................................39
Rating Agency...............................................................16
Receipt.....................................................................41
Received....................................................................41
Record Date.................................................................35
Reference Bank Rate.........................................................37
Related Documents...........................................................32
Repayment Period............................................................21
Required Overcollateralization Amount.......................................36
SAIF........................................................................34
Scheduled Principal Collections Distribution Amount.....................12, 38
Seller.......................................................................4
Servicing Fee Rate......................................................14, 44
Servicing Fee...............................................................14
SMMEA...................................................................16, 52
Spread Account..........................................................13, 40
Tax Counsel.................................................................49
Telerate Screen Page .................................................3750, 37
Transfer Date...............................................................34
Transfer Deficiency.........................................................32
Transfer Deposit Amount.....................................................33
Transferor Interest...................................................1, 5, 32
Transferor Principal Collections........................................11, 35
Transferor...................................................................5
Trust.....................................................................1, 4
Trustee..................................................................4, 15
Underwriter.............................................................51, 52
Underwriting Agreement......................................................52
Assignment Event............................................................32
Certificates..............................................................1, 5
IndyMac......................................................................3

                                                      ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Home Equity Loan Asset Backed Certificates, Series 199_-_ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Asset Backed Certificates issues.

         Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Equity Loan Asset Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Equity Loan Asset Backed Certificates issues in same-day funds.

         Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL
Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

         CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

================================================================   ===============================================================

No dealer, salesman or other person has been authorized to give any information or to make any  representation not contained in this  Prospectus  Supplement or the Prospectus and, if given or made,  such  information or  representation  must not be relied upon as having been authorized by the Company or [Underwriter].
This Prospectus Supplement and the Prospectus do not constitute an offer  of any  securities  other  than  those to which  they relate or an offer to sell,  or a  solicitation  of an offer to buy, to any person in any  jurisdiction  where such an offer or solicitation  would be  unlawful.  Neither the delivery of this
Prospectus  Supplement  and the  Prospectus  nor any sale  made
hereunder   shall,   under  any   circumstances,   create   any
implication that the information contained herein is correct as of any time subsequent to their respective dates.

                        ---------------                                                     $[-------------]
                       TABLE OF CONTENTS                                                      (Approximate)

                                                           PAGE

                     PROSPECTUS SUPPLEMENT                                                  Home Equity Loan

SUMMARY....................................................S-4                          Asset Backed Certificates
RISK FACTORS..............................................S-17                                Series 199_-_
THE CERTIFICATE INSURER...................................S-19
THE MASTER SERVICER.......................................S-20                              INDYMAC ABS, INC.
DESCRIPTION OF THE MORTGAGE LOANS.........................S-20                                  DEPOSITOR
PRINCIPAL BALANCES........................................S-22
GEOGRAPHIC DISTRIBUTION(1)................................S-23                               [INDYMAC INC.]
MARGIN....................................................S-26                         Seller and Master Servicer
CREDIT LIMIT UTILIZATION RATES............................S-27
MONTHS REMAINING TO SCHEDULED MATURITY(1).................S-28
ORIGINATION YEAR..........................................S-28                          -------------------------
DELINQUENCY STATUS........................................S-29                            PROSPECTUS SUPPLEMENT
MATURITY AND PREPAYMENT CONSIDERATIONS....................S-29                              [_________, 199_]
POOL FACTOR AND TRADING INFORMATION.......................S-31                          -------------------------
DESCRIPTION OF THE CERTIFICATES...........................S-31
DESCRIPTION OF THE PURCHASE AGREEMENT.....................S-47                                [UNDERWRITER]
USE OF PROCEEDS...........................................S-48
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................S-48
STATE TAXES...............................................S-51
ERISA CONSIDERATIONS......................................S-51
LEGAL INVESTMENT CONSIDERATIONS...........................S-52
UNDERWRITING..............................................S-52
LEGAL MATTERS.............................................S-52
EXPERTS...................................................S-53
RATINGS...................................................S-53
INDEX OF DEFINED TERMS....................................S-54
ANNEX I...................................................S-55
GLOBAL CLEARANCE, SETTLEMENT AND TAX
DOCUMENTATION PROCEDURES..................................S-55

                          PROSPECTUS

Prospectus Supplement........................................2
Available Information........................................2
Reports to Holders...........................................2
Summary of Terms.............................................3
Risk Factors................................................11
Description of the Securities...............................14
The Trust Funds.............................................17
Enhancement.................................................22
Servicing of Loans..........................................24
The Agreements..............................................30
Certain Legal Aspects of Loans..............................38
The Depositor...............................................46
Use of Proceeds.............................................46
Certain Federal Income Tax Consequences.....................47
State Tax Considerations....................................64
ERISA Considerations........................................65
Legal Investment............................................67

================================================================   ===============================================================

                SUBJECT TO COMPLETION, DATED ________ __, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED ___________, 1998)

                                 $-----------
                               INDYMAC ABS, INC.
                                   DEPOSITOR

                                [INDYMAC, INC.]
                              SELLER AND SERVICER


               INDYMAC MANUFACTURED HOUSING CONTRACT TRUST 199__
                                    ISSUER


     MANUFACTURED HOUSING CONTRACT PASS-THROUGH CERTIFICATES, SERIES 199_ PRINCIPAL AND INTEREST PAYABLE ON THE _____ DAY OF EACH MONTH, BEGINNING IN
                                  _____ 199_


         The Manufactured Housing Contract Pass-Through Certificates, Series 19__ (the "Certificates") will represent beneficial interests in the IndyMac Manufactured Housing Contract Trust Series 19__ (the "Trust"), the assets of which will consist primarily of manufactured housing installment sales contracts and installment loan agreements (the "Contracts") purchased by IndyMac, Inc. from one or more institutions which may be affiliates of the Depositor ("[IndyMac]") in the ordinary course of its business. Only the Classes identified in the table below (collectively, the "Offered Certificates") are offered hereby.


THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF INDYMAC ABS, INC., THE TRUSTEE, [INDYMAC], THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. THE OFFERED CERTIFICATES WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY OTHER PARTY.

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-15 HEREIN AND ON PAGE 15 IN THE ACCOMPANYING PROSPECTUS.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
                      REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                    [Price to    Underwriting      Proceeds
                                    Public(1)    Discounts and      to the
                                                  Commissions     Depositor(1)
                                   -----------  ---------------  --------------
   Class A-  Certificates......             %             %                %
   Class __ Certificates.......             %             %                %
   Class A-R Certificates......             %             %                %
   Class B- Certificates.......             %             %                %
   Class __ Certificates.......             %             %                %
   Total.......................     $________     $________        $________

         (1) Before deducting expenses payable by the Depositor, estimated to be $_______.]

         [The Offered Certificates are offered by the Underwriter when, as and if issued by the Depositor, delivered to and accepted by the Underwriter and subject to the Underwriter's right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates, in book-entry form, will be made through the facilities of The Depository Trust Company on or about _______, 19 , against payment in immediately available funds.]

                                 [Underwriter]

         The Contracts will be sold to the Depositor by [IndyMac, Inc. ("IndyMac")].

         Elections will be made to treat certain assets of the Trust as two separate real estate mortgage investment conduits (each, a "REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"). The Regular Certificates will represent "regular interests" in one of the REMICs. The Class A-R Certificates will represent beneficial ownership of the "residual interest" in each REMIC. See "Federal Income Tax Consequences" herein and in the Prospectus.

         The Class A-R Certificates will be subject to certain transfer restrictions. See "Description of the Certificates -- Restrictions on Transfer of the Class A-R Certificates" herein.

         The Underwriter intends to make a secondary market in the Classes of Underwritten Certificates being purchased by it, but has no obligation to do so. There is currently no secondary market for the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment.

                             --------------------

         This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus of the Depositor dated , 1998 (the "Prospectus") and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

         UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    SUMMARY

         This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto elsewhere in this Prospectus Supplement or in the Prospectus. See the Index of Principal Terms for the location herein of certain principal terms. [To the extent statements contained herein do not relate to historical or current information, this Prospectus Supplement may be deemed to consist of forward-looking statements. Any such statements, which may include but are not limited to statements contained in "Risk Factors" and "Prepayment and Yield Considerations," inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, competition, changes in foreign political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Depositor's control. The Depositor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in the Depositor's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.]

Securities Issued............  Manufactured   Housing  Contract   Pass-Through
                               Certificates,  Series  19 (the  "Certificates")
                               will  be  issued  pursuant  to  a  pooling  and
                               servicing agreement,  to be dated as of ______,
                               19 (the "Agreement"),  among IndyMac ABS, Inc.,
                               as depositor (the "Depositor"), [IndyMac, Inc.]
                               ("[IndyMac]"),  as seller and servicer (in such
                               capacities,  the "Seller"  and the  "Servicer,"
                               respectively),    and   ,   as   trustee   (the
                               "Trustee"). The Certificates will be issued in the amounts (with respect to each Class, the "Initial Certificate Principal Balance") and bear the pass-through rates (with respect to each Class, the "Pass-Through Rate") set forth below:


                    CLASS                  INITIAL CERTIFICATE    PASS-THROUGH
                                            PRINCIPAL BALANCE        RATE (1)
          Class A-  Certificates........     $                           %
          Class     Certificates........     $                           %


          Class A-R Certificates........     $                           %
          Class B-  Certificates........     $                           %
          Class     Certificates........     $                        %(1)
----------

(1)  Computed on the basis of a [360]-day year of twelve [30]-day months.


                               The following chart sets forth information regarding securities to be issued pursuant to the Agreement but which are not offered hereby:

                    CLASS                  INITIAL CERTIFICATE    PASS-THROUGH
                                            PRINCIPAL BALANCE         RATE
          Class __ Certificates.........     $                            %
          Class __ Certificates.........


Securities Offered...........  The Class A,  Class B- and  Class  Certificates
                               are the only Certificates being offered hereby (the "Offered Certificates"). The Offered Certificates (other than the Class A-R Certificates) will be issued in book-entry form in minimum denominations of $1,000 and integral multiples of $1 in excess thereof (the "Book-Entry Certificates"). The Class A-R Certificates will be issued in definitive form as fully registered physical certificates. The certificates representing the Class A-R
                               Certificates will be subject to certain transfer restrictions. See "Description of the Certificates--Registration of the Offered Certificates--The Class A-R Certificates" herein. The other Offered Certificates initially will be represented by certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC").

                               Except as stated otherwise herein, certificates representing the Offered Certificates will be issued in definitive form only under the limited circumstances described herein. All references herein to "holders" or "holders of the Offered Certificates" will reflect the rights of beneficial owners of Offered Certificates issued in book-entry form ("Certificate Owners") as they may indirectly exercise such rights through DTC, and participating members thereof, except as otherwise specified herein. See "Risk Factors-- Book-Entry Registration" and "Description of the Certificates-- Registration of the Offered
                               Certificates"       herein       and      "Risk
                               Factors--Book-Entry Registration" in the Prospectus.

                               The Offered Certificates will evidence undivided interests in the Contract Pool and certain other property held in trust for the benefit of the Certificateholders (collectively, the "Trust Fund"). The undivided percentage interest (the "Percentage Interest") of a Class A or Class B- Certificate in
                               distributions on the related Class of Certificates will equal the percentage obtained from dividing the denomination of such Certificate by the Initial Certificate Principal Balance of such Class of Certificates. The Offered Certificates will not represent interests in or obligations of the Depositor, the Trustee, [IndyMac], the Servicer or any of their respective affiliates. Neither the Offered Certificates nor the underlying Contracts will be insured or guaranteed by any governmental agency or instrumentality or by any other party.


    Issuer...................  IndyMac  Manufactured   Housing  Contract  Trust
                               199__.


    Cut-off Date.............  ________, 19 .

    Due Period...............  With  respect to each  Distribution  Date,  the calendar month preceding the month in which the Distribution Date occurs.

    Prepayment Period........  With  respect to each  Distribution  Date,  the calendar month preceding the month in which the Distribution Date occurs.

    Closing Date.............  ________, 19 .

    Interest Accrual Period..  With  respect to each  Distribution  Date,  the calendar month preceding the month in which the Distribution Date occurs. Interest on the Certificates will be computed on the basis of a [360]-day year consisting of twelve [30]-day months.

                               Distribution Dates Distributions on the Certificates will be made on the day of each month (or, if such day is not a Business Day, on the immediately succeeding Business Day), commencing ________, 19 (each, a "Distribution Date"). A "Business Day" will be any day other than (i) a Saturday or Sunday or (ii) a day on which banks in the States of New York or California are authorized or obligated by law or executive order to be closed.

                               Distributions Distributions to the holders of Certificates of a Class on each Distribution Date will be made in an amount equal to their respective Percentage Interests multiplied by the aggregate amount distributed on such Class of Certificates on such Distribution Date. So long as the Offered Certificates are registered in the name of Cede & Co., as nominee of DTC, distributions on each Distribution Date will be made to the holders of record of the related Offered Certificates (the "Certificateholders") as of the close of business on the Business Day immediately preceding such Distribution Date (each, a "Record Date"), except that the final distribution in respect of the Certificates will only be made upon presentation and surrender of the Certificates at the office or agency appointed by the Trustee for that purpose in New York, New York. With respect to the Class A-R Certificates and, if Definitive Certificates are issued, with respect to the other Offered Certificates, the Record Date shall be the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs. As more fully described herein under
                               "Description               of               the
                               Certificates--Distributions--    Priority    of
                               Distributions,"         distributions        to
                               Certificateholders generally will be applied first to the payment of interest and interest shortfalls, second to the payment of any principal previously due but not distributed and third, if any principal is then due, to the payment of principal of the related Class of Certificates. With respect to each Distribution Date, interest on the Certificates will accrue during the related Interest Accrual Period. The Available Distribution Amount with respect to each Distribution Date will be calculated as described herein under "Description of the Certificates--Distributions--Determination of
                               Available Distribution Amount." On each Distribution Date, the Available Distribution Amount will be distributed in the amounts and in the order of priority set forth herein under
                               "Description               of               the
                               Certificates--Distributions--Priority        of
                               Distributions."

Effect of Priority Sequence of
  Principal Distributions....  The principal  amounts  described  herein under
                               "Description               of               the
                               Certificates--Distributions--Priority        of
                               Distributions"  generally will be  distributed,
                               to the extent of the Available Distribution Amount after payment of interest and interest shortfalls on the Certificates, first to the Senior Certificates, sequentially beginning with the Class A-R Certificates and then in numerical Class order, and then to each Class of Subordinate Certificates in order of seniority. This should, unless offset by other cash flow insufficiencies due to delinquencies and liquidation losses, have the effect of accelerating the amortization of the Senior Certificates sequentially beginning with the Class A-R Certificates and then in numerical Class order and delaying the amortization of the Subordinate Certificates, from what it would be without such prioritization, thereby increasing the respective interest in the Trust Fund evidenced by the Subordinate Certificates. Increasing the respective interest of one or more Classes of Subordinate Certificates relative to that of the Senior Certificates is intended to preserve, as provided herein, the availability on each Distribution Date of the subordination provided by the related Subordinate Certificates. The aggregate amount of principal paid on any Class of Certificates will not exceed its Initial Certificate Principal Balance. See "Description of the Certificates" herein.

Prepayment Considerations
  and Risks..................  The  Contracts  may  be  prepaid  at  any  time without penalty and, accordingly, the rate of principal payments thereon is likely to vary from time to time. The Offered Certificates may be sold at a discount to their principal amounts. A slower than anticipated rate of principal payments on the Contracts is likely to result in a lower than anticipated yield on the Offered Certificates if they are purchased at a discount. See "Risk Factors--Prepayment Considerations" and "Yield and Prepayment Considerations" herein and "Yield Considerations" and "Yield and Prepayment Considerations" in the Prospectus.

Subordination of the Subordinate
  Certificates...............  The      rights     of     the      Subordinate
                               Certificateholders  to receive distributions of
                               amounts  collected  on or  in  respect  of  the
                               Contracts will be  subordinated  to such rights
                               of the Senior  Certificateholders to the extent
                               described   herein.   Interest   and   interest
                               shortfalls on the Subordinate Certificates will
                               not be  subordinated  to principal  payments on
                               the   Senior   Certificates.    The   foregoing
                               subordination   is   intended  to  enhance  the
                               likelihood  of receipt  by the  holders of each
                               Class of Senior  Certificates  and  Subordinate
                               Certificates, as applicable, of the full amount
                               of their  monthly  payments of interest and the
                               ultimate  receipt by such  holders of principal
                               equal  to  the  related   Initial   Certificate
                               Principal Balances.

Overcollateralization........  Excess  interest  collections  will be applied, to the extent available, to make accelerated payments of principal to the Certificates. The "Accelerated Principal Distribution Amount" for any Distribution Date will be the positive difference, if any, between the Target Overcollateralization Amount and the Current
                               Overcollateralization        Amount.        The
                               "Overcollateralization Reduction Amount" for any Distribution Date will be the positive difference, if any, between the Current Overcollateralization Amount and the Target Overcollateralization Amount. The "Current Overcollateralization Amount" will mean, for any Distribution Date, the positive difference, if any, between the Pool Balance and the sum of the Certificate Principal Balances of all then-outstanding Classes of Certificates. The "Target Overcollateralization Amount" will mean, (i) for any Distribution Date prior to the Cross-over Date, ____% of the Cut-off Date Principal Balance and (ii) for any other Distribution Date, the lesser of (a) ____% of the Cut-off Date Principal Balance and (b) ____% of the then-outstanding Pool Balance; provided, however, that so long as any Class of Certificates is outstanding, the Target Overcollateralization Amount will not be less than ____% of the Cut-off Date Principal Balance.

Losses on Liquidated
  Contracts..................  As described  herein, on each Distribution Date the aggregate distribution of principal to the holders of Certificates is intended to include the Contract Principal Balance of each Contract that became a Liquidated Contract during the related Prepayment Period. If the amounts received by the Servicer in connection with the liquidation of a Liquidated Contract, whether through foreclosure thereon or repossession and resale of the related manufactured home or otherwise (including insurance proceeds collected in connection with such liquidation) ("Liquidation Proceeds"), net of reasonable, out-of-pocket costs and expenses (exclusive of the Servicer's overhead costs) incurred by the Servicer in connection with liquidation of any Contract or disposition of any related REO property ("Liquidation Expenses"), from such Liquidated Contract are less than the Contract Principal Balance of such Liquidated Contract, and accrued and unpaid interest thereon, then to the extent such deficiency is not covered by any excess interest collections on nondefaulted Contracts, the deficiency may, in effect, be absorbed first by a reduction in the Current Overcollateralization Amount, then by the Class B- Certificateholders, then by the Class B-
                               Certificateholders and then by the Class __ Certificateholders because a portion of future Available Distribution Amounts funded by future principal collections on or in respect of the Contracts, up to the aggregate amount of such deficiencies, that would otherwise have been distributable to the related Subordinate Certificateholders may instead be paid to the Senior Certificateholders. If the protection afforded to the holders of a Class of Subordinate Certificates by the subordination of one or more other Classes of Subordinate Certificates, is exhausted, the holders of such Class of Subordinate Certificates will incur a loss on their investment. If the protection afforded to the holders of a Class of Senior Certificates by the subordination of the
                               Subordinate Certificates is exhausted, the holders of the Senior Certificates will incur a loss on their investment. The "Contract Principal Balance" of a Contract will be its [actual] principal balance, computed as described herein under "[IndyMac, Inc.--Manufactured Housing Division--
                               Servicing]" on the basis of the [actuarial method] [or] [simple interest method] [, as the case may be]. In general, a "Liquidated Contract" will be a defaulted Contract as to which all amounts that the Servicer expects to recover through the date of sale or other disposition of the Manufactured Home and any real property securing such Contract have been received. If the Available Distribution Amount for any Distribution Date is not sufficient to distribute an amount equal to the full Formula Principal Distribution Amount for such Distribution Date to the Certificateholders, in addition to interest and interest shortfalls distributable to the Certificateholders, the aggregate Certificate Principal Balance will be greater than the Pool Balance. In such event, the amount of such deficiency (the "Liquidation Loss Amount") will be allocated first to the Class B-2 Certificates (the "Class B-2 Liquidation Loss Amount") to reduce the Class B-2 Adjusted Certificate Principal Balance. After the Class B-2 Adjusted Certificate Principal Balance has been reduced to zero, no additional Liquidation Loss Amount will be allocated to the Class B-2 Certificates and any further Liquidation Loss Amounts will be allocated to reduce the Class B-1 Adjusted Certificate Principal Balance (the "Class B-1 Liquidation Loss Amount"). After the Class B-1 Adjusted Certificate Principal Balance has been reduced to zero, any further Liquidation Loss Amount will be allocated to reduce the Class Adjusted Certificate Principal Balance (the "Class Liquidation Loss Amount"). In the event the Adjusted Certificate Principal Balance of a Class of Subordinate Certificates were to be reduced by a Liquidation Loss Amount, interest accruing on such Class will be calculated on such reduced Adjusted Certificate Principal Balance. On each Distribution Date, holders of Class B- Certificates will be entitled to receive from the Available Distribution Amount for such Distribution Date, one month's interest at the related Pass-Through Rate on the Adjusted Certificate Principal Balance of such Class. Additionally, such holders will be entitled to receive, prior to any distribution of principal on the related Class of Certificates and each subordinate Class of Certificates, one month's interest at the related Pass-Through Rate on the Liquidation Loss Amount for such Class as of the immediately preceding Distribution Date (each, a "Liquidation Loss Interest Amount"). The "Adjusted Certificate Principal Balance" of any Class of Subordinate Certificates on any Distribution Date will be its Certificate Principal Balance (after giving effect to the distributions made on the immediately preceding Distribution Date) less any Liquidation Loss Amounts allocated to such Class on such preceding Distribution Date. See "Description of the Certificates--Subordination of the Subordinate Certificates" "--Losses on Liquidated Contracts" and "Yield and Prepayment Considerations" herein.

Servicer.....................  [IndyMac]  will  act  as  the  Servicer  of the
                               Contracts and will be the Master Servicer for purposes of the Prospectus. See "[IndyMac, Inc.]" and "Description of the Certificates--Certain Other Matters Regarding the Servicer" herein.

Advances.....................  For each  Distribution  Date, the Servicer will be obligated to make Advances in respect of the related Due Period to the extent of delinquent [principal and interest payments] in respect of the Contracts. [The Servicer will not make any Advances with respect to delinquent principal payments on the Contracts.] The Servicer will be required to make an Advance only to the extent that it determines such Advance will be recoverable from future payments and collections on or in respect of the related Contracts. Assuming that in the judgment of the Servicer all delinquent payments on the Contracts were recoverable, the amount of the Advance paid out of the funds of the Servicer will be calculated such that, if it is made, it will permit a distribution to the Class __ Certificateholders undiminished by such delinquent payments [of interest]. See "Description of the Certificates--Advances" herein.

Final Distribution Date......  To the extent not previously paid prior to such dates, the outstanding principal amount of each Class of Offered Certificates will be payable on the ________ 20__ Distribution Date (the "Final Scheduled Distribution Date"). The Final Scheduled Distribution Date has been determined by adding seven months to the month in which the maturity date of the Contract with the latest stated maturity as of the Cut-off Date occurs. Because the rate of distributions in reduction of the Certificate Principal Balances of the Offered Certificates will depend on the rate of amortization of the Contracts (including amortization due to prepayments and defaults), the actual final distribution on any Class of Offered Certificates could occur significantly earlier than the Final Scheduled
                               Distribution        Date.       See       "Risk
                               Factors--Prepayment Considerations" and "Yield and Prepayment Considerations" herein.

Termination..................  The  Depositor  and the Servicer will each have the option to purchase from the Trust all Contracts then outstanding and all other property in the Trust Fund on any Distribution Date on or after the first Distribution Date as of which the Pool Balance is less than 10% of the Cut-off Date Principal Balance. See "Description of the Certificates--Termination" herein.

                               If neither the Depositor nor the Servicer exercises its optional termination right within 90 days after such right can first be exercised, the Trustee shall solicit bids for the purchase of all Contracts then outstanding and all other property in the Trust Fund. In the event that satisfactory bids are received as described herein under "Description of the Certificates--Termination," the sale proceeds will be distributed to Certificateholders. If satisfactory bids are not received, the Trustee shall decline to sell such Contracts and other property of the Trust Fund, and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Contracts. See "Description of the Certificates--Termination" herein.

The Contracts................  The assets of the Trust will primarily  consist of a pool (the "Contract Pool") of [fixed rate] manufactured housing installment sales contracts and installment loan agreements (collectively, the "Contracts") secured by security interests in manufactured homes (the "Manufactured Homes") financed or refinanced with the proceeds of the Contracts and, with respect to certain of the Contracts (the "Land-and-Home Contracts"), secured by liens on the underlying real property on which the related Manufactured Homes are located. The Contract Pool will consist of Contracts having an aggregate Contract Principal Balance as of the Cut-off Date of $ (the "Cut-off Date Principal Balance"). The properties underlying the Contracts as of the Cut-off Date were located in states. [Substantially all of the Contracts bear interest at an annual percentage rate (each, an "APR") which will be equal to or higher than (i) the sum of the Class A or Class A-R Pass-Through Rate, as the case may be, and
                               (ii) the rate at which the Servicing Fee is calculated.] Monthly payments of principal and interest on the Contracts will be due on various days (each, a "Due Date") throughout each Due Period. All of the Contracts are [Actuarial Contracts] [or] [Simple Interest Contracts]. As of the Cut-off Date, the APRs on the Contracts ranged from % to % with a weighted average APR of %. The Contracts have remaining terms to maturity as of the Cut-off Date of at least 10 months but not more than ___ months and original terms to maturity of at least ___ months but not more than ___ months. As of the Cut-off Date, the Contracts had a weighted average remaining term to maturity of approximately months, a weighted average seasoning of approximately months and a weighted average original loan-to-value ratio of %. See "The Contract Pool" herein and "Yield and Prepayment Considerations" in the Prospectus. The Agreement will require the Servicer to cause to be maintained one or more standard hazard insurance policies with respect to each Manufactured Home (other than a Manufactured Home in repossession) in an amount and manner described herein under "Description of the Certificates--Hazard Insurance
                               Policies." Generally, no other insurance policies will be provided with respect to any Contract or Manufactured Home.

Security Interests and Mortgages
  on the Manufactured Homes;
  Repurchase Obligations.....  In   connection   with  the   transfer  of  the
                               Contracts to the Trustee, [IndyMac] will assign
                               the  security  interests  in  the  Manufactured
                               Homes  and,   with  respect  to   Land-and-Home
                               Contracts,  the  liens on the  underlying  real
                               property  on which the  Manufactured  Homes are
                               located to the Trustee.  The  Servicer  will be
                               required to take such steps as are necessary to
                               perfect and maintain perfection of the security
                               interest in each  Manufactured Home in the name
                               of   [IndyMac]   as    lienholder    or   legal
                               titleholder,  but so  long  as  [IndyMac  or an
                               affiliate   thereof]  is  the   Servicer,   the
                               Servicer   will  not  be   required   to  cause
                               notations  to be made on any  document of title
                               relating to any Manufactured Home or to execute
                               any  instrument  relating  to any  Manufactured
                               Home  (other  than  a  notation  or a  transfer
                               instrument  necessary to show  [IndyMac] as the
                               lienholder or legal titleholder).  With respect
                               to the Land-and-Home Contracts,  assignments to
                               the Trustee of the  mortgages or deeds of trust
                               securing the  Land-and-Home  Contracts (each, a
                               "Mortgage") will be recorded in the appropriate
                               public  office  for  real  property   records[,
                               except in the State of California and in states where the Seller has reasonably determined that such recording is not required to protect the Trustee's interest against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller].

                               As a result of the foregoing, the security interests in the Manufactured Homes in certain states may not be effectively transferred to the Trustee or perfected. See "Risk Factors-- Security Interests and Certain Other Aspects of the Contracts" herein. To the extent such security interest is perfected and is effectively transferred to the Trustee, the Trustee will have a prior claim over subsequent purchasers of the Manufactured Homes, holders of subsequently perfected security interests and creditors of either the Depositor or [IndyMac]. Under the laws of most states, Manufactured Homes constitute personal property, and perfection of a security interest in a Manufactured Home is obtained, depending on applicable state law, either by noting the security interest on the certificate of title for the Manufactured Home or by filing a financing statement under the Uniform Commercial Code. If a Manufactured Home were relocated to another state without reperfection of the related security interest, or if it were to become attached to its site and a determination were made that the security interest was subject to real estate title and recording laws, or as a result of fraud or negligence, the Trustee could lose its prior perfected security interest in such Manufactured Home. See "Risk Factors--Security Interests and Certain Other Aspects of the Contracts."

                               Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on installment sales contracts and installment loan agreements, and certain of these laws make an assignee of such a contract, such as the Trust Fund, liable to the obligor thereon for any violation by the lender.

Certain Federal Income Tax
  Consequences...............  An election  will be made to treat the Contract
                               Pool and certain other assets of the Trust as a REMIC for federal income tax purposes (the "Pooling REMIC"). An election also will be made to treat the "regular interests" in the Pooling REMIC and certain other assets of the Trust as another REMIC for federal income tax purposes (the "Issuing REMIC"). The Regular Certificates will be designated as "regular interests" in the Issuing REMIC and the Class A-R Certificates will represent the beneficial ownership of the "residual interest" in each of the Pooling REMIC and the Issuing REMIC.

                               Because the Offered Certificates (other than the Class A-R Certificates) will be considered REMIC regular interests, they will be taxable debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"), and interest paid or accrued on such Certificates, including any original issue discount will be taxable to the holders of such Certificates in accordance with the accrual method of
                               accounting,       regardless       of      such
                               Certificateholders' usual methods of accounting. Each of the Class A Certificates (other than the Class A-R Certificates), will be issued with original issue discount only if its stated principal amount exceeds its issue price. See "Certain Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus. [The Class __ and Class B-__ Certificates will not be treated by the Trust as "variable rate debt instruments" as defined in Treasury Regulations promulgated under the Code and, therefore, will be treated as issued with original issue discount as described in "Certain Federal Income Tax Consequences" herein and "Federal
                               Income Tax Consequences" in the Prospectus.] For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Contracts at a rate equal to ___% of the Prepayment Model. No representation is made as to whether the Contracts will prepay at that rate or any other rate. See "Certain Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus.

                               For federal income tax purposes, the Offered Certificates (other than the Class A-R
                               Certificates) generally will be treated as "regular interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts ("REITs"), subject to the limitations described in "Certain Federal Income Tax Consequences" herein and "Federal Income Tax
                               Consequences" in the Prospectus. Similarly, interest on the Offered Certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to the limitations described in "Federal Income Tax Consequences" in the Prospectus. The
                               holders of the Class A-R Certificates, as holders of the residual interest in the REMICs, will be subject to special federal income tax rules that may significantly reduce the after-tax yield of such Certificates. Further, significant restrictions apply to the transfer of the Class A-R Certificates. See "Certain Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus.

ERISA Considerations.........  A fiduciary of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations" herein and in the Prospectus.

                               An employee benefit plan or other plan subject to ERISA and/or Section 4975 of the Code, or an entity purchasing Class A-R or Class B-1 Certificates on behalf of any such employee benefit or other plan, will not be permitted to purchase or hold such Certificates unless the opinion of counsel described under "ERISA Considerations" is delivered to the Trustee. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment
  Considerations.............  The Offered  Certificates will [not] constitute
                               "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). No representation is made as to the appropriate characterization of the Offered Certificates under any laws relating to investment restrictions and investors should consult their legal advisors. See "Risk Factors--Limited Liquidity; Lack of SMMEA Eligibility" and "Legal Investment Considerations" herein and "Legal Investment" in the Prospectus.

Ratings......................  It  is a  condition  to  the  issuance  of  the
                               Certificates that they be rated "___" by _____ and "___" by _________ (each a "Rating Agency"). In general, ratings address credit risk and do not address the likelihood of prepayments. See "Ratings" herein and "Risk Factors--Rating of the Certificates" in the Prospectus.

                                 RISK FACTORS

Prospective investors in the Offered Certificates should consider among other things, the following risk factors in connection with the purchase of the Offered Certificates.

LIMITATIONS OF CREDIT ENHANCEMENT

         An investment in the Offered Certificates may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile and historically have affected the delinquency, loan loss and repossession experience of manufactured housing contracts. The geographic location of the Manufactured Homes is set forth under "The Contract Pool" herein. Moreover, regardless of its location, manufactured housing generally depreciates in value over time. Consequently, the market value of the Manufactured Homes could be or become lower than the Contract Principal Balance of the related Contracts. See "The Contract Pool" herein and "The Trust Fund--The Contracts" in the Prospectus. High delinquencies and liquidation losses on the Contracts will have the effect of reducing, and could eliminate, the protection against losses afforded by, with respect to (i) the Senior Certificates, the subordination of the Subordinate Certificates and (ii) the Subordinate Certificates, the subordination of the Class X Certificates. If any such protection is eliminated, and the amount of overcollateralization, if any, has been reduced to zero, the related Certificateholders will bear the risk of losses on the Contracts and must rely on the value of the Manufactured Homes for recovery of the outstanding principal of and unpaid interest on any defaulted Contracts. See "Description of the Certificates--Subordination of the Subordinate Certificates" and "--Losses on Liquidated Contracts" herein.

LIMITED HISTORICAL DELINQUENCY, LOSS AND PREPAYMENT INFORMATION

         [IndyMac began acquiring and servicing manufactured housing contracts and installment loan agreements in February 1996 and, from such date to the present, has substantially increased the volume of such contracts that it has acquired and/or serviced. Consequently, IndyMac has limited historical experience with respect to the performance, including the delinquency and loss experience and the rate of prepayments of these contracts. Accordingly, neither the delinquency experience and loan loss and liquidation experience set forth under "IndyMac, Inc.--Delinquency and Loss Experience" nor the prepayment scenarios set forth under "Yield and Prepayment Considerations" may be indicative of the performance of the Contracts included in the Contract Pool. Prospective investors should take these factors into account when reviewing the information set forth herein and making their investment decision.]

         [Certain statistical information relating to the delinquency, loan loss and repossession experience of the portfolio of manufactured housing contracts serviced by [IndyMac] is set forth herein under "[IndyMac, Inc.--Delinquency and Loss Experience]." Such statistical information relates only to manufactured housing contracts serviced by [IndyMac] during the periods indicated and is included herein only for illustrative purposes. There is no assurance that the Contracts will have characteristics similar to the manufactured housing contracts to which such statistical information relates. In addition, the losses experienced upon recovery of principal upon the liquidation of manufactured housing contracts historically have been sharply affected by downturns in regional or local economic conditions. These regional or local economic conditions are often volatile, and no prediction can be made regarding future economic loss upon liquidation. In light of the foregoing, no assurance can be given that the losses experienced upon the liquidation of defaulted Contracts will be similar to any statistical information contained herein regarding [IndyMac]. See "The Trust Fund--The Contracts" in the Prospectus.]

PREPAYMENT CONSIDERATIONS AND RISKS

         The prepayment experience on the Contracts may affect the average life of the Offered Certificates. Prepayments on the Contracts (which include both voluntary prepayments and liquidations following default) may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality, market interest rates, changes in housing needs, job transfers and unemployment. See "Yield and Prepayment Considerations" herein and "Yield and Prepayment Considerations" in the Prospectus.

YIELD ON THE OFFERED CERTIFICATES

         Yield Affected by Delay in Interest Distributions. Because interest will not be distributed on the Offered Certificates until the 25th day (or, if such day is not a Business Day, then on the next succeeding Business Day) of the month following the Interest Accrual Period during which such interest accrues on the Certificates, the effective yield to the holders of the Offered Certificates will be lower than the yield otherwise produced by their respective Pass-Through Rates and purchase prices.

         Yield Affected by Rate and Timing of Principal Payments on the Contracts. The yield to maturity of, and the aggregate amount of distributions on, each Class of the Offered Certificates will be related to the rate and timing of principal payments on the Contracts. The rate of principal payments on the Contracts will be affected by the amortization schedules of the Contracts and by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings and liquidations of the Contracts due to defaults and repurchases of Contracts by [IndyMac] under certain circumstances). No assurance can be given as to the rate of principal payments or prepayments on the Contracts.

LIMITED OBLIGATIONS-NO RECOURSE TO SELLER, THE DEPOSITOR, THE SERVICER, THE TRUSTEE OR THE UNDERWRITER

         The Offered Certificates will not represent an interest in or obligation of the Seller, the Depositor, the Trustee, the Underwriter, [IndyMac], the Servicer or any of their respective affiliates. Neither the Contracts nor the Offered Certificates will be insured or guaranteed by any governmental agency or instrumentality, the Seller, the Depositor, the Trustee, the Underwriter, [IndyMac], the Servicer or any of their respective affiliates and the Offered Certificates will be payable only from amounts payable on or in respect of the assets in the Trust Fund. See "Risk Factors--Limited Source of Payments -- No Recourse to Sellers, Depositor or Master Servicer" in the Prospectus.

         The Depositor will not be obligated in any way in respect of the Certificates. The obligations of [IndyMac] in its capacity as Servicer with respect to the Certificates will be limited to its contractual servicing obligations. [IndyMac] will, however, make certain representations and warranties in its capacity as Seller relating to the Contracts. In the event of an uncured breach of any such representation or warranty that materially and adversely affects the Certificateholders' interest in a Contract,
[IndyMac], as Seller, may, under certain circumstances, be obligated to repurchase such Contract. See "Description of the Certificates-- Conveyance of Contracts" herein.

LIMITED LIQUIDITY-LACK OF SMMEA ELIGIBILITY

         The Underwriter intends to make a secondary market in the Offered Certificates, but will have no obligation to do so. There can be no assurance that a secondary market for any Class of Offered Certificates will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related Class of Offered Certificates. [The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in the Offered Certificates, thereby limiting the market for the Offered Certificates. In light of the foregoing, investors should consult their own counsel as to whether they have the legal authority to invest in non-SMMEA securities such as the Offered Certificates.] See "Legal Investment Considerations" herein and "Risk Factors--Limited Liquidity" in the Prospectus.

SECURITY INTEREST IN UNDERLYING ASSETS MAY NOT BE EFFECTIVE

         Each Contract will be secured by a security interest in a Manufactured Home (and, in the case of a Land-and-Home Contract, by a Mortgage on the underlying real property on which the Manufactured Home is located). Perfection of security interests in Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code (the "UCC") as adopted in each state and, in most states, certificate of title statutes, but generally not state real estate laws. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, [IndyMac] will not amend any certificate of title to change the lienholder specified therein from [IndyMac] to the Trustee or file any UCC-3 assignments and will not deliver any certificate of title to the Trustee or note thereon the Trustee's interest, although UCC-1 financing statements will be filed to reflect the sale of the Contracts from [IndyMac] to the Depositor and from the Depositor to the Trust. Consequently, in some states, in the absence of such an amendment to the certificate of title, the assignment to the Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of [IndyMac] or a trustee in bankruptcy of [IndyMac] or such affiliate. Land-and-Home Contracts will also be secured by a Mortgage on the underlying real property on which a Manufactured Home is placed. Assignments to the Trustee of such Mortgages will be recorded in the appropriate public office for real property records[, except in the State of California and in states where the Seller has reasonably determined that such recording is not required to protect the Trustee's interest against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller]. See "Certain Legal Aspects of the Contracts" herein and "Risk Factors-Security Interest in Underlying Assets May Not Be Effective" in the Prospectus.

CONSUMER PROTECTION LAWS AND OTHER LIMITATIONS ON LENDERS

         Numerous federal and state consumer protection laws impose requirements on lending under installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and the right of set-off against claims by such assignees. These laws would apply to the Trust Fund as assignee of the Contracts. Pursuant to the Agreement, [IndyMac] will represent and warrant that each Contract complies with all requirements of law and will provide certain warranties relating to the validity, perfection and priority of the security interest in each Manufactured Home securing a Contract. A breach of any such representation and warranty that materially and adversely affects the Certificateholders' interest in any Contract may, subject to certain conditions described herein under "Description of the Certificates--Conveyance of Contracts," create an obligation by [IndyMac] to repurchase such Contract unless such breach is cured within 90 days after notice thereof. If [IndyMac] does not honor its repurchase obligation in respect of a Contract and such Contract were to become defaulted, recovery of amounts due on such Contract would be dependent on repossession and resale of the Manufactured Home securing such Contract. Certain other factors, such as the bankruptcy of an obligor or the application of equitable principles by a court, may limit the ability of the Certificateholders to receive payments on the Contracts or to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Contracts" herein and "Certain Legal Aspects of the Contracts" in the Prospectus.

BANKRUPTCY OR INSOLVENCY OF THE SELLER, THE DEPOSITOR OR THE SERVICER COULD LEAD TO DELAY OR REDUCTION OF AMOUNTS PAYABLE TO CERTIFICATEHOLDERS

         [IndyMac] and the Depositor intend that the transfer of Contracts from [IndyMac] to the Depositor and from the Depositor to the Trust Fund constitutes a sale, rather than a pledge of the Contracts to secure indebtedness of [IndyMac] or the Depositor, as the case may be. However, if [IndyMac] or the Depositor were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of [IndyMac] or the Depositor, or [IndyMac] or the Depositor as debtor-in-possession, may argue that the sale of the Contracts by [IndyMac] or the Depositor, as the case may be, was a pledge of the Contracts rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the Certificateholders. See "Risk Factors-Bankruptcy or Insolvency of the Seller, the Depositor or the Master Servicer Could Lead to Delay or Reduction of Amounts Payable to Certificateholders" in the Prospectus.

BOOK-ENTRY REGISTRATION MAY REDUCE LIQUIDITY OF THE CERTIFICATES

         Since transactions in the Book-Entry Certificates can be effected only through DTC, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner of Book-Entry Certificates to pledge a Book-Entry Certificate to persons or entities that do not participate in the DTC system or otherwise to take action in respect of such Book-Entry Certificate, may be limited due to lack of a physical certificate representing such Book-Entry Certificate.

         Certificate Owners of Book-Entry Certificates may experience some delay in their receipt of distributions of interest and principal on the Book-Entry Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will thereafter credit them to the accounts of such Certificate Owners either directly or indirectly through indirect participants. See "Description of the Certificates--Registration of the Offered Certificates" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

                               THE CONTRACT POOL

         All of the Contracts will have been purchased or originated by [IndyMac or an affiliate thereof] in the ordinary course of its business. Each Contract will be a manufactured housing installment sales contract or installment loan agreement (collectively, "manufactured housing contracts" or "contracts"). A description of the general practice of [IndyMac] and its affiliates with respect to the origination or purchase of manufactured housing contracts is set forth under "[IndyMac, Inc.--Manufactured Housing Division--Underwriting Practices]" herein.

         The statistical information presented in this Prospectus Supplement concerning the Contract Pool is based on the Contract Pool as of the Cut-off Date. Unless otherwise noted, all percentages relating to the Contracts are measured by the Contract Principal Balance of the related Contracts and the Contract Pool as of the Cut-off Date.

         Under the Agreement, the Manufactured Homes will be required to comply with the requirements of certain federal statutes which, in the aggregate, generally require the Manufactured Homes to have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and to be of a kind customarily used at a fixed location. Such statutes also require the Manufactured Homes to be transportable in one or more sections, built on a permanent chassis and designed to be used as dwellings, with or without permanent foundations, when connected to the required utilities. The Manufactured Homes will also be required to include the plumbing, heating, air conditioning and electrical systems therein.

         The Agreement will require the Servicer to maintain hazard insurance policies with respect to each Manufactured Home (other than a Manufactured
Home in repossession) in the amounts and manner set forth herein under "Description of the Certificates--Hazard Insurance Policies." Generally, no other insurance will be maintained with respect to the Manufactured Homes or the Contracts.

         [IndyMac] will assign to the Trustee the Contracts and all rights to receive payments on the Contracts [received after the Cut-off Date, whether due before, on or after the Cut-off Date] [due after the Cut-off Date, whether received before, on or after the Cut-off Date]. See "Description of the Certificates--Conveyance of Contracts" herein.

         The Contract Pool will consist of Contracts having an aggregate Contract Principal Balance as of the Cut-off Date of $ . Each Contract was originated on or after ________, 19 and on or before ________, 19 .

         Each Contract has a [fixed APR] and provides for level monthly payments (each, a "Monthly Payment") over the term of such Contract that fully amortize the principal balance of the Contract. Each Contract provides for allocation of payments according to [the ["actuarial"] [or] [simple interest] method, [as the case may be],] as described under "[IndyMac, Inc.--Manufactured Housing Division--Servicing]".

         For each Land-and-Home Contract, [IndyMac] either (a) financed the Manufactured Home and the land on which it is located, or (b) financed the Manufactured Home and either took as additional security a Mortgage on the underlying real property on which the Manufactured Home is located or, in certain cases, took a Mortgage on the underlying real property on which the Manufactured Home is located in lieu of a down payment in the form of cash or the value of a trade-in unit. See "Certain Legal Aspects of the Contracts" herein and "Certain Legal Aspects of the Contracts" in the Prospectus.

         Based on Cut-off  Date  Principal  Balance,  % of the  Contracts  are
secured by Manufactured Homes which were new and % of the Contracts are secured by Manufactured Homes which were used. Based on Cut-off Date Principal Balance, % of the Contracts are Land-and-Home Contracts. Each Contract has an APR of at least % and not more than %. The weighted average APR of the Contracts as of the Cut-off Date is %. The Contracts have remaining terms to maturity as of the Cut-off Date of at least __ months but not more than ___ months and original terms to maturity of at least __ months but not more than ___ months. As of the Cut-off Date, the Contracts had a weighted average remaining term to maturity of approximately months, a weighted average seasoning of approximately __ months and a weighted average original loan-to-value ratio of %. The average outstanding Contract Principal Balance as of the Cut-off Date was approximately $ . The properties underlying the Contracts were located as of the Cut-off Date in states. Based on Cut-off Date Principal Balance, % and % of such properties are located in , and , respectively. No other state represented more than [5.00%] of the Cut-off Date Principal Balance.

         Appearing below is some additional information regarding the characteristics of the Contracts. Unless otherwise indicated by the context, all such information is as of the Cut-off Date. Percentages may not add to 100.00% due to rounding.

              GEOGRAPHICAL DISTRIBUTION OF MANUFACTURED HOMES(1)

------------------------------------------------------------------------------
                                          AGGREGATE
                                         CUT-OFF DATE           PERCENTAGE OF
     GEOGRAPHIC           NUMBER OF        CONTRACT             CUT-OFF DATE
      LOCATION            CONTRACTS    PRINCIPAL BALANCE        POOL BALANCE
------------------------------------------------------------------------------
Alabama...............                    $                              %
Arizona...............
Arkansas..............
California............
Colorado..............
Florida...............
Georgia...............
Idaho.................
Illinois..............
Indiana...............
Iowa..................
Kansas................
Kentucky..............
Louisiana.............
Michigan..............
Minnesota.............
Mississippi...........
Missouri..............
Montana...............
Nebraska..............
Nevada................
New Mexico............
New York..............
North Carolina........
Ohio..................
Oklahoma..............
Oregon................
Pennsylvania..........
South Carolina........
South Dakota..........
Tennessee.............
Texas.................
Utah..................
Virginia..............
Washington............
West Virginia.........
Wyoming...............
   Total..............                    $                        100.00%
                        ==============-    ===========----         =======

(1) Based on the location of the properties underlying the Contracts as of the Cut-off Date.

                           ORIGINAL CONTRACT AMOUNTS

------------------------------------------------------------------------------
                                           AGGREGATE CUT-OFF    PERCENTAGE OF
      ORIGINAL CONTRACT      NUMBER OF       DATE CONTRACT       CUT-OFF DATE
           AMOUNT            CONTRACTS     PRINCIPAL BALANCE     POOL BALANCE
------------------------------------------------------------------------------
   $ 5,000-$ 9,999 .........                 $                            %
   $10,000-$14,999..........
   $15,000-$19,999..........
   $20,000-$24,999..........
   $25,000-$29,999..........
   $30,000-$34,999..........
   $35,000-$39,999..........
   $40,000-$44,999..........
   $45,000-$49,999..........
   $50,000-$54,999..........
   $55,000-$59,999..........
   $60,000-$64,999..........
   $65,000-$69,999..........
   $70,000-$74,999..........
   $75,000-$79,999..........
   $80,000-$84,999..........
   $85,000-$89,999..........
   $90,000-$94,999..........
   $95,000-$99,999..........
   $100,000 or more.........

                                             $                            %
                             =========       ===============     ==========

                          REMAINING TERM TO MATURITY
                                           AGGREGATE CUT-OFF    PERCENTAGE OF
          REMAINING          NUMBER OF       DATE CONTRACT       CUT-OFF DATE
            TERM             CONTRACTS     PRINCIPAL BALANCE     POOL BALANCE
------------------------------------------------------------------------------
      Less than 121
          months
      121-180 months
      181-240 months
      241-300 months
      301-360 months
                             --------       ---------------      ------------
      Total..........
------------------------------------------------------------------------------

                                     APRS

------------------------------------------------------------------------------

------------------------------------------------------------------------------
                                           AGGREGATE CUT-OFF    PERCENTAGE OF
                             NUMBER OF       DATE CONTRACT       CUT-OFF DATE
            APRs             CONTRACTS     PRINCIPAL BALANCE     POOL BALANCE
------------------------------------------------------------------------------
    7.01% - 8.00%
    8.01% - 9.00%
    9.01% - 10.00%
   10.01% - 11.00%
   11.01% - 12.00%
   12.01% - 13.00%
   13.01% - 14.00%
   14.01% - 15.00%
     Total . . . .

                        ORIGINAL LOAN-TO-VALUE(1) RATIO

------------------------------------------------------------------------------
                                           AGGREGATE CUT-OFF    PERCENTAGE OF
      ORIGINAL LOAN-TO-      NUMBER OF       DATE CONTRACT       CUT-OFF DATE
       VALUE RATIO(2)        CONTRACTS     PRINCIPAL BALANCE     POOL BALANCE

        60% or less
        61%-65%
        66%-70%
        71%-75%
        76%-80%
        81%-85%
        86%-90%
        91%-95%
        96%-100%
              Total

            (1) "Value" in the above table will be equal to the sum of (a) either (i) the sum of the down payment (which includes the value of any trade-in unit), and the original amount financed on the related Contract (which may include sales and other taxes and insurance and prepaid finance charges) or (ii) the appraisal value of the home and
        (b) in the case of any Land-and-Home Contract, the appraised value of the land securing such Contract (as appraised by an independent appraiser).
            (2) Rounded to the nearest 1%.

                                [INDYMAC, INC.]

         [IndyMac, formerly known as Independent National Mortgage Corporation, operates a nationwide mortgage conduit business established in 1993 to purchase mortgage loans that do not typically qualify for sale to the U.S. government sponsored mortgage agencies. IndyMac formed its Manufactured Housing Division ("MHD") in December 1995 to both originate directly to consumers and to purchase manufactured housing retail installment sales contracts and installment loan agreements from retailers, brokers and other loan originators. Loans currently originated or purchased by the MHD are fixed or variable rate and fully amortizing loans and, in general, provide that the related manufactured home be constructed in compliance with the Manufactured Home and Construction and Safety Standards instituted by the Department of Housing and Urban Development ("HUD") in June 1976. The MHD's primary competition is from local, regional and national banks, independent finance companies and captive manufactured housing finance companies. The MHD has its administrative headquarters in San Diego, California and conducts its operations through six Region Service Centers currently located in Atlanta, Houston, Indianapolis, Raleigh, San Diego, and Vancouver, WA, and the Third Party Lending Department (the "TPL Department") in San Diego, California.]

         [In addition to its mortgage conduit business and manufactured housing operations, IndyMac is engaged in the subprime mortgage lending business and additional lending operations through its Home Improvement Division ("HID"), Construction Lending Division ("CLD") and LoanWorks, which make home improvement and debt consolidation loans, loans for the purchase of lots, home construction and remodeling and real estate loans to consumers. IndyMac's principal office is located at 155 North Lake Avenue, Pasadena, CA 91101, telephone (800) 669-2300.]

MANUFACTURED HOUSING DIVISION

         [The MHD finances both new and used manufactured homes and originates retail installment sales contracts and installment loan agreements by purchasing such contracts from retailers. In addition, the MHD purchases loans from other originators of manufactured home loans and from approved IndyMac sellers who deal with other IndyMac divisions. The MHD distributes its products and services through its Region Service Centers and the TPL Department in San Diego. The marketing efforts of each Region Service Center are implemented through account executives located throughout the country and offer retailers financing programs with varying loan terms, down payment requirements, interest rates and credit policies. Retailers/loan originators wishing to offer the MHD financing programs to their customers must submit an application to the MHD for approval. Upon satisfactory review of the dealer's/loan originator's credit worthiness, financial strength and appropriate experience and qualifications, the dealer/loan originator is approved and a financing agreement is executed. Annual reviews are conducted to monitor continuing qualifications as well as portfolio performance. The TPL Department originates Land-and-Home Contracts through sellers which sell to IndyMac's mortgage conduit business and through selected brokers.]

         Underwriting Practices. [Due to the importance of the roles the manufacturer, the retailer and the home buyer play in the satisfactory performance of a contract, all three are subject to investigation to manage credit risk. Manufacturers are evaluated and approved by a centralized unit. Such manufacturers must be approved by HUD and meet minimum financial requirements. In addition, the MHD region sales and management staff make recommendations based on the industry experience of the principals and relevant market experience with the product. Dealers are also approved by a centralized unit based upon their financial condition, experience in the industry and the credit history of the principals. Such approval process also involves the input of the region sales staff and management. The dealers are subject to annual performance reviews.]

         [The MHD's underwriting guidelines generally require that each applicant's credit history, residence history, employment history, debt payment to income ratio and discretionary income be examined. Generally, a borrower is required to be employed by the same employer a minimum of two years or be in the same occupational field for at least two years. The borrower is required to have an established credit history, and the MHD carefully reviews any derogatory information. In general, the debt payment to income ratio generally is not permitted to exceed 45%. Discretionary income requirements are based on family size. Headquarters' approval is required for certain exceptions, such as applicants with bankruptcies within the preceding five years, credit bureau scores which are below the required standards and debt ratios in excess of Region Service Centers' exception guidelines.]

         Servicing. [The MHD services all manufactured housing loans purchased or originated by IndyMac and its affiliates. The customer service department (the "Customer Service Department") and collection department (the "Collection Department") located in each Region Service Center service the contracts relating to such region. The Collection Department of each Region Service Center performs all collection efforts. In the event of delinquencies, collectors evaluate the customer's situation and work with the customer to eliminate the delinquency in a timely manner. The Collection Department also monitors accounts which have filed bankruptcy and manages repossession proceedings and liquidations. All loans purchased or originated by the TPL Department are serviced in the Region Service Center responsible for the state in which the manufactured home is located.]

         [If a Contract provides for allocation of payments according to the "actuarial" method, the portion of each Monthly Payment for any Contract allocable to principal will be equal to the total amount thereof less the portion allocable to interest. The portion of each Monthly Payment due in a particular month that is allocable to interest is a precomputed amount equal to one month's interest on the principal balance of the Contract, which principal balance is determined by reducing the initial principal balance by the principal portion of all Monthly Payments that were due in prior months (whether or not such Monthly Payments were timely made) and all prior partial principal prepayments. Thus, each payment allocated to a scheduled monthly payment of a Contract will be applied to interest and to principal in accordance with such precomputed allocation whether such Monthly Payment is received in advance of or subsequent to the related Due Dates. All payments received on the Contracts (other than payments allocated to items other than principal and interest or payments sufficient to pay the outstanding principal balance of and all accrued and unpaid interest on such Contracts) will be applied when received to current and any previously unpaid Monthly Payments in the order of the Due Dates of such payments.]

         [If a Contract provides for allocation of payments according to the simple interest method, each Monthly Payment for any Contract will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if an obligor pays an installment before its Due Date, the portion of the payment allocable to interest for the related Due Period will be less than if the payment had been made on the Due Date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an obligor pays an installment after its Due Date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the Due Date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date.]

DELINQUENCY AND LOSS EXPERIENCE

         [The following table sets forth information concerning delinquency experience for the periods indicated for the portfolio of manufactured housing contracts serviced by the Region Service Centers.]

         [The following table sets forth the delinquency experience for the periods indicated of the portfolio of conventional manufactured housing contracts originated or purchased and serviced by [IndyMac and its affiliates], including contracts previously sold in connection with securitizations. [All of the Contracts in the Trust Fund will be conventional contracts, meaning that they are not insured or guaranteed by any governmental agency.]

                           DELINQUENCY EXPERIENCE(1)

                                                                       AT ________________,
                                                          ----------------------------------------------
                                                                   19-              19-            19-
Total Number of Serviced Assets
  IndyMac Originated.....................................

  Acquired Portfolios....................................

Number of Delinquent Assets(2)
  IndyMac Originated:

        30-59 days past due..............................
        60-89 days past due..............................
        90 days or more past due.........................

  Total Number of Assets Delinquent......................

  Acquired Portfolios:

        30-59 days past due..............................
        60-89 days past due..............................
        90 days or more past due.........................

  Total Number of Assets Delinquent......................

Total Delinquencies as a Percentage of Serviced

  Assets (3)

  IndyMac Originated.....................................            %                %              %

  Acquired Portfolios....................................

----------
(1)  Excludes assets already in repossession.
(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the following month.
(3) By number of assets.

         [The following table sets forth information concerning repossession and loss experience for the periods indicated for the portfolio of manufactured housing contracts originated or purchased by the Region Service Centers.]

                                LOSS EXPERIENCE
                           AT OR FOR THE FISCAL YEAR
                              ENDED _____________

                                           -----------------------------------
                                            19          19               19
                                            ----        ----             ----
                                            (DOLLARS IN THOUSANDS)

Total Number of Serviced
  Assets(1)..............................

Average Number of Serviced
  Assets During Period...................

Number of Serviced Assets
  Repossessed............................

Serviced Assets Repossessed
  as a Percentage of Total
  Serviced Assets(2).....................

Serviced Assets Repossessed
  as a Percentage of Average Number of
  Serviced Assets........................

Average Outstanding Principal
  Balance of Assets(3)
  [IndyMac] Originated...................
  Acquired Portfolios....................

Net Losses from Asset
  Liquidations(4):
  Total Dollars(3)
    [IndyMac] Originated.................
    Acquired Portfolios..................

  As a Percentage of Average
    Outstanding Principal
    Balance of Assets(3)(5)
    [IndyMac] Originated.................
    Acquired Portfolios..................

----------
(1)  As of period end.

(2) Total number of serviced assets repossessed during the applicable period expressed as a percentage of the total number of assets serviced at the end of the applicable period.

(3)  Includes assets originated by MHD and serviced by MHD.

(4) Net losses represent all losses incurred on portfolios serviced by MHD. The calculation of the net losses includes accrued interest plus expenses of repossession and liquidation.

(5) Total net losses incurred on assets liquidated during the applicable period expressed as a percentage of the outstanding principal balance of all assets at the end of the applicable period.

         The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency, loan loss or repossession experience of the Contracts will be similar to that set forth above. [IndyMac and its affiliates only recently began purchasing and originating manufactured housing installment sales contracts and installment loans. Consequently, such contracts and loans have not yet exhibited a loss and delinquency experience that is representative of the losses and delinquencies that may be experienced over a longer period of time.] In addition, the delinquency, loan loss and repossession experience of manufactured housing contracts historically has been sharply affected by a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic conditions in any particular area. These downturns have tended to increase the severity of loss on repossession because of the increased supply of used manufactured homes, which in turn may affect the supply in other regions.

                      YIELD AND PREPAYMENT CONSIDERATIONS

         GENERAL

         The following information supplements, and to the extent inconsistent
therewith   supersedes,   the  information  in  the  Prospectus  under  "Yield
Considerations" and "Yield and Prepayment Considerations."

         The Contracts may be prepaid in full or in part at any time by the related borrowers (each, an "Obligor") without payment of any prepayment fee or penalty (although there is generally no refund of any prepaid finance charges). The prepayment experience of the Contracts (including prepayments due to liquidations of defaulted Contracts) will affect the life of the Certificates. It is anticipated that a substantial number of Contracts will be prepaid in full prior to maturity. A variety of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates may influence prepayments. In addition, repurchases of Contracts on account of certain breaches of representations and warranties as described herein under "Description of the Certificates--Conveyance of Contracts" will have the effect of prepayment of such Contracts and therefore will affect the lives of the Certificates. Most of the Contracts contain provisions that prohibit the Obligor from selling the related Manufactured Home without the prior consent of the holder of the related Contract. Such provisions are similar to "due-on-sale" clauses and may not be enforceable in some states. See "Certain Legal Aspects of the Contracts--Land-and-Home Contracts" herein and "Certain Legal Aspects of the Contracts--Due-on-Sale Clauses" in the Prospectus. [IndyMac]'s policy is to permit most sales of Manufactured Homes where the proposed buyer meets its then current underwriting standards and enters into an assumption agreement. See "-- Weighted Average Life of the Offered Certificates" herein and "Yield and Prepayment Considerations" in the Prospectus.

         The allocation of distributions to the Certificateholders in accordance with the Agreement will have the effect of accelerating the amortization of each Class of Offered Certificates in the sequence indicated herein under "Description of the Certificates--Distributions--Priority of Distributions" from the amortization that would be applicable if distributions in respect of the Formula Principal Distribution Amount were made pro rata according to the Class A- , Class , Class A-R, Class B- and Class Certificate Principal Balances. As described herein under "Description of the Certificates--Subordination of the Subordinate Certificates" to the extent that, on any Distribution Date, the Available Distribution Amount is not sufficient to permit a full distribution of the Formula Principal Distribution Amount or the portion thereof due on such Distribution Date to any Class of Offered Certificates entitled to such distribution, the effect will be to delay the amortization of such Class of Offered Certificates. If a purchaser of a Class of Offered Certificates purchases them at a discount and calculates its anticipated yield to maturity based on an assumed rate of payment of principal on such Offered Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser.

         The rate of distributions of principal of the Offered Certificates and the yield to maturity of the Offered Certificates also will be directly related to the rate of payment of principal (including delinquencies and prepayments) of the Contracts. The rate of principal distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be affected by the rate of delinquencies on the Contracts and the rate of Obligor defaults resulting in losses on Liquidated Contracts, by the severity of those losses and by the timing of those losses. If a purchaser of Offered Certificates calculates its anticipated yield based on an assumed rate of default and an assumed amount of losses that are lower than the default rate and amount of losses actually incurred and such amount of losses actually incurred is not entirely covered by interest collected on the Contracts in excess of the amount necessary to distribute interest on the Certificates and exceeds the Current Overcollateralization Amount, if any, its actual yield to maturity will be lower than that so calculated. The timing of losses on Liquidated Contracts will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses are consistent with an investor's expectations. There can be no assurance that the delinquency, repossession or loss experience set forth herein under "[IndyMac], Inc.--Delinquency and Loss Experience" will be representative of the results that may be experienced with respect to the Contracts. There can be no assurance as to the delinquency, repossession or loss experience with respect to the Contracts.

         On any Distribution Date on or after the Distribution Date, if any, on which the aggregate Certificate Principal Balance of the Certificates is greater than the Pool Balance, if the Available Distribution Amount is not sufficient to permit a full distribution of the Formula Principal Distribution Amount to the Certificateholders, the Certificateholders (beginning with the most junior Class of Certificates with a Certificate Principal Balance (i.e., the Class B- Certificates) until its Certificate Principal Balance or Adjusted Certificate Principal Balance, as applicable, has been reduced to zero, then to the second most junior Class (i.e., the Class B- Certificates) and so forth) will absorb (i) all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds (net of Liquidation Expenses and applicable Advances) are less than its Contract Principal Balance plus accrued and unpaid interest thereon at a percentage equal to the sum of (a) the weighted average Pass-Through Rate and (b) the percentage rate used to calculate the Servicing Fee and (ii) other shortfalls in the Available Distribution Amount and will incur a loss on their investments. See "Description of the Certificates--Distributions," "--Subordination of the Subordinate Certificates" and "--Losses on Liquidated Contracts" herein.

         Each of the Depositor and the Servicer will have the option to repurchase the Contracts and other property in the Trust on any Distribution Date on or after the first Distribution Date as of which the Pool Balance is less than 10% of the Cut-off Date Principal Balance. See "Description of the Certificates--Termination" herein. The exercise of such option or the sale of the Contracts and such other property of the Trust Fund by the Trustee under the circumstances described herein under "Description of the Certificates--Termination" will effect early retirement of all outstanding Offered Certificates.

         Although the APRs on the Contracts vary, prepayments on Contracts generally will not affect the Pass-Through Rate on the Class [A] Certificates, because the related Pass-Through Rates are [fixed]. The Class [ ] Pass-Through Rates on any Distribution Date will be %, per annum (computed on the basis of a 360-day year of twelve 30-day months), unless the Contracts prepay in such a manner that the applicable Weighted Average Net Contract Rate is less than %, in which case the Class [ ] Pass-Through Rate will equal such Weighted Average Net Contract Rate.

         While partial prepayments of the principal on the Contracts are applied on the related Due Dates, Obligors are not required to pay interest on the Contracts after the date of a full prepayment of principal. As a result, full prepayments of Contracts in advance of the related Due Dates in any Prepayment Period will reduce the amount of interest received during such Prepayment Period to less than one month's interest. If a sufficient number of Contracts are prepaid in full in a Prepayment Period in advance of their respective Due Dates, interest received during that Prepayment Period may be less than the interest payable on the Class A and Class B Certificates on the related Distribution Date. See "Description of the Certificates--Compensating Interest." Although no assurance can be given in this matter, it is not expected that the net shortfall of interest received because of prepayments in full in any Prepayment Period will be great enough, in the absence of delinquencies and Liquidation Losses, to reduce the Available Distribution Amount for the related Distribution Date below the amount that would be required to be distributed to Class A and Class B Certificateholders on such Distribution Date.

EIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

         The following information is given solely to illustrate the effect of prepayments of the Contracts on the weighted average life of the Offered Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

         Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be affected by the rate at which principal on the Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of Contracts). Prepayments on contracts may be measured by a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Model") is based on an assumed rate of prepayment each month of the Contract Principal Balance of a pool of new Contracts. 100% of the Prepayment Model assumes prepayment rates of ___% per annum of the Contract Principal Balance of such Contracts in the first month of the life of the Contracts and an additional ___% per annum in each month thereafter until the __th month. Beginning in the __th month and in each month thereafter during the life of the Contracts, 100% of the Prepayment Model assumes a constant prepayment rate of ____% per annum.

         As used in the following tables, "0% of the Prepayment Model" assumes no prepayments on the Contracts, "75% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 75% of the Prepayment Model assumed prepayment rates, "100% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 100% of the Prepayment Model assumed prepayment rates, "160% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 160% of the Prepayment Model assumed prepayment rates, "200% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 200% of the Prepayment Model assumed prepayment rates and "300% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 300% of the Prepayment Model assumed prepayment rates.

         There is no assurance, however, that prepayments of the Contracts will conform to any level of the Prepayment Model, and no representation is made that the Contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which manufactured homeowners sell their manufactured homes or default on their contracts. Other factors affecting prepayment of manufactured housing contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the related manufactured homes. In the case of mortgage loans secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease. In the case of manufactured housing contracts, however, because the outstanding [actual] principal balances are, in general, much smaller than mortgage loan balances and the original terms to maturity are generally shorter, the reduction or increase in the size of the monthly payments on contracts of the same maturity and principal balance arising from a change in the interest rate thereon is generally much smaller. Consequently, changes in prevailing interest rates may not have a similar effect, or may have a similar effect, but to a smaller degree, on the prepayment rates on manufactured housing contracts.

MODELING ASSUMPTIONS AND MHP TABLES

         The prepayment tables set forth below (the "MHP Tables") assume that Monthly Payments on the Contracts are received by the Servicer on their respective Due Dates and that on each Distribution Date the Available Distribution Amount will be sufficient to distribute interest on the Offered
Certificates and an amount equal to the full Formula Principal Distribution Amount to the Certificateholders and to pay the Servicing Fee to the Servicer and the Trustee Fee to the Trustee (together with the assumptions set forth below, the "Modeling Assumptions").

         The percentages and weighted average lives in the following tables were determined assuming that (i) scheduled interest and principal payments on the Contracts are received in a timely manner and prepayments are made at the indicated percentages of the Prepayment Model; (ii) neither the Depositor nor the Servicer exercises its right of optional termination and the Trustee does not receive satisfactory bids for the sale of the Contracts and other property in the Trust Fund, in each case as described herein under "Description of the Certificates--Termination"; (iii) the Contracts will, as of the Cut-off Date, be grouped into five pools having the additional characteristics set forth below under "Assumed Contract Characteristics"; (iv) the Initial Certificate Principal Balance and the Pass-Through Rate of each Class of Certificates is as set forth under "Summary--Securities Issued" herein; (v) no interest shortfalls will arise in connection with prepayment in full of the Contracts;
(vi) there will be no losses on the Contract Pool; (vii) the Servicing Fee will be paid to the Servicer; and (viii) the Trustee Fee will be paid to the Trustee. No representation is made that the Contracts will experience delinquencies or losses at the respective rates assumed above or at any other rates.

                       ASSUMED CONTRACT CHARACTERISTICS

                                                        REMAINING
                            CUT-OFF DATE                 TERM TO
                         CONTRACT PRINCIPAL              MATURITY    SEASONING
POOL                           BALANCE          APR      (MONTHS)     (MONTHS)

  1    ...............   $

  2    ...............

  3    ...............

  4    ...............

  5    ...............

       Total..........   $                         %
                         ==================     ====     -------      --------

         Since the tables that follow were prepared on the basis of the assumptions in the preceding table (the "Assumed Contract Characteristics"), there will be discrepancies between the characteristics of the actual Contracts and the characteristics of the Contracts assumed in preparing the following tables. Any such discrepancy may have an effect upon the percentages of the Initial Class A and Initial Class B- Certificate Principal Balances outstanding and weighted average lives of the Class A and Class B-Certificates set forth in the tables. In addition, since the actual Contracts and the Trust Fund will have characteristics which differ from those assumed in preparing the tables set forth below, distributions of principal on the Certificates may be made earlier or later than as indicated in the tables.

         It is not likely that the Contracts will prepay at any constant percentage of the Prepayment Model to maturity or that all Contracts will prepay at the same rate. In addition, the remaining terms to maturity of the Contracts (which include recently originated Contracts) could produce slower distributions of principal than as indicated in the tables at the various percentages of the Prepayment Model specified even if the weighted average remaining term to maturity of the Contracts is the same as the weighted average remaining term to maturity of the Assumed Contract Characteristics.

         Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

         Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of the Offered Certificates and set forth the percentage of the Initial Class A, Initial Class and Initial Class B-1 Certificate Principal Balances that would be outstanding after each of the dates shown at the indicated percentages of the Prepayment Model. In the following tables, the weighted average life of a Class of Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the Initial Certificate Principal Balance of such Class of Certificates.

       PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

DISTRIBUTION DATE                  CLASS A- CERTIFICATES AT THE FOLLOWING             CLASS A- CERTIFICATES AT THE FOLLOWING
-----------------                             PERCENTAGES OF MHP                                  PERCENTAGE OF MHP
                               -----  ------  ------ ------  ------   ------       ----   ------  ------  ------   ------  -----
                                 0%    100%    150%   180%    200%     300%         0%     100%    150%    180%     200%    300%
                                 --    ----    ----   ----    ----     ----         --     ----    ----    ----     ----    ----
Initial Percentage.........

July 1999..................

July 2000..................

July 2001..................

July 2002..................

July 2003..................

July 2004..................

July 2005..................

July 2006..................

July 2007..................

July 2008..................

July 2009..................

July 2010..................

July 2011..................

July 2012..................

July 2013..................

July 2014..................

July 2015..................

July 2016..................

July 2017..................

July 2018..................

July 2019..................

July 2020..................

July 2021..................

July 2022..................

July 2023..................

July 2024..................

July 2025..................

July 2026..................

July 2027..................

July 2028..................

Weighted Average Life
(years)....................

       PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

DISTRIBUTION DATE                 CLASS A-R CERTIFICATES AT THE FOLLOWING            CLASS B- CERTIFICATES AT THE FOLLOWING
-----------------                             PERCENTAGES OF MHP                                 PERCENTAGE OF MHP
                                ----  ------  ------  ------  ------  ------    ------- ------- ------- -------- ------- -------
                                 0%    100%    150%    180%    200%    300%        0%     100%    150%    180%     200%    300%
                                 --    ----    ----    ----    ----    ----        --     ----    ----    ----     ----    ----

Initial Percentage.........

July 1999..................

July 2000..................

July 2001..................

July 2002..................

July 2003..................

July 2004..................

July 2005..................

July 2006..................

July 2007..................

July 2008..................

July 2009..................

July 2010..................

July 2011..................

July 2012..................

July 2013..................

July 2014..................

July 2015..................

July 2016..................

July 2017..................

July 2018..................

July 2019..................

July 2020..................

July 2021..................

July 2022..................

July 2023..................

July 2024..................

July 2025..................

July 2026..................

July 2027..................

July 2028..................

Weighted Average Life
(years)....................

       PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

DISTRIBUTION DATE                 CLASS B- CERTIFICATES AT THE FOLLOWING
                                           PERCENTAGES OF MHP
                            ----   ------   ------   ------   ------  ------
                             0%     100%     150%     180%     200%    300%
                             --     ----     ----     ----     ----    ----

Initial Percentage.........

July 1999..................

July 2000..................

July 2001..................

July 2002..................

July 2003..................

July 2004..................

July 2005..................

July 2006..................

July 2007..................

July 2008..................

July 2009..................

July 2010..................

July 2011..................

July 2012..................

July 2013..................

July 2014..................

July 2015..................

July 2016..................

July 2017..................

July 2018..................

July 2019..................

July 2020..................

July 2021..................

July 2022..................

July 2023..................

July 2024..................

July 2025..................

July 2026..................

July 2027..................

July 2028..................

Weighted Average Life
(years)....................

                        DESCRIPTION OF THE CERTIFICATES

         The Certificates will be issued pursuant to the Agreement. The following description supplements and, to the extent inconsistent therewith supersedes, the description of the Agreement and the Certificates under "Description of the Certificates" in the Prospectus and must be read together therewith. The following summaries describe certain terms of the Agreement, do not purport to be complete and will be subject to, and will be qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

GENERAL

         The Offered Certificates (other than the Class A-R Certificates) will be issued in fully registered form only, in minimum denominations of $1,000 and integral multiples of $1 in excess thereof. The Class A-R Certificates will be issued in definitive form as fully registered physical certificates. Definitive Certificates, if issued, will be transferable and exchangeable at the Corporate Trust Office of the Trustee. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         The Trust Fund will include, among other things, (i) the Contract Pool, including all rights to receive payments on the Contracts [[received] [due] after the Cut-off Date whether [due] [received] before, on or after the Cut-off Date], (ii) security interests in the related Manufactured Homes,
(iii) the amounts held from time to time in an account (the "Certificate Account") maintained by the Trustee pursuant to the Agreement, (iv) any property which initially secured a Contract and which is acquired in the process of realizing thereon, including, in the case of a Land-and-Home Contract, the underlying real property on which the Manufactured Home is located, (v) the proceeds of all insurance policies described herein and (vi) all proceeds of the foregoing. The Depositor will cause the Contracts and other assets of the Trust Fund to be assigned to the Trustee or a co-trustee. The Servicer will service the Contracts pursuant to the Agreement.

         Distributions of principal and interest on the Certificates will be made on each Distribution Date to the persons in whose names the Certificates are registered as of the close of business on the related Record Date. With respect to each Distribution Date, the Offered Certificates will accrue interest during the related Interest Accrual Period. If Definitive Certificates are issued, distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, except that a holder of Offered Certificates with original denominations aggregating at least $5 million may request payment by wire transfer of funds pursuant to written instructions delivered to the Trustee at least five Business Days prior to the Record Date. The final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

         To  the  extent  not  previously  paid  prior  to  such  dates,   the
Certificate Principal Balance of each Class of Offered Certificates will be payable on the Final Scheduled Distribution Date.

CONVEYANCE OF CONTRACTS

         On the Closing Date, the Depositor will assign to the Trustee or a co-trustee, without recourse, among other things, all right, title and interest of the Depositor conveyed to it by [IndyMac] in, to and under the Contracts, including all principal and interest [[received] [due] on the Contracts after the Cut-off Date whether [due] [received] before, on or after the Cut-off Date], and all rights under the standard hazard insurance policies on the related Manufactured Homes. The Depositor will represent and warrant only that it had, subject to certain assumptions, good title to, and was the sole owner of each Contract and any related Mortgage free of any liens, charges or encumbrances created by the Depositor.

         With respect to each Contract, [IndyMac] will deliver or cause to be delivered to the Trustee or a custodian of the Trustee, as specified in the Agreement, (i) the original copy of the Contract; (ii) in the case of any Contract not originated by [IndyMac or an affiliate thereof], the assignment of the Contract from the originator to [IndyMac or such affiliate] and (iii) any extension, modification or waiver agreement(s) relating to such Contract. In addition, with respect to each Land-and-Home Contract, [IndyMac] will (in addition to the delivery of documents specified in the preceding sentence) deliver or cause to be delivered to the Trustee or a custodian of the Trustee, as specified in the Agreement, [(i) the related Mortgage with evidence of recording thereon,] (ii) an assignment of the Mortgage in recordable form to the Trustee (which may be a blanket assignment if permitted in the applicable jurisdiction) and (iii) if applicable, the power of attorney granted to the Trustee. The assignments to the Trustee of Mortgages for Land-and-Home Contracts will be recorded in the appropriate public office for real property records[, except in the State of California and in states where the Seller has reasonably determined that such recording is not required to protect the Trustee's interest against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller]. All Contracts originated or otherwise owned by an affiliate of [IndyMac, Inc.] have been or will be assigned to [IndyMac, Inc.] in the ordinary course of business, and such assignment shall be delivered to the Trustee or a custodian of the Trustee on or prior to the Closing Date. All other documents relating to such Contract, including the [related mortgage and] original title document or application for title for the related Manufactured Home, the credit application, credit reports and verifications, appraisals, tax and insurance records and payment records, will be maintained by the Servicer.

         [IndyMac] will make certain representations and warranties in respect of each Contract as of the Closing Date or other specified date, including the following: (a) as of the Cut-off Date, no Contract was more than 29 days past due; (b) each Contract and any related Mortgage is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally or by general equitable principles); (c) each Contract is covered by hazard insurance described below under "Hazard Insurance Policies"; (d) each Contract complies with all requirements of law; (e) each Contract creates a valid and enforceable first priority security interest in favor of [IndyMac] in the Manufactured Home covered thereby and such security interest and, if applicable, the related Mortgage has been assigned (by way of individual assignment) by [IndyMac] to the Trustee; and (f) immediately prior to the transfer thereof to the Depositor, [IndyMac] had good and marketable title to each Contract, free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and was the sole owner and had full right to transfer such Contract and any related Mortgage to the Depositor, no Contract or any related Mortgage has been sold, assigned or pledged by [IndyMac] to any person other than the Depositor and prior to the transfer of the Contracts by [IndyMac] to the Depositor, [IndyMac] was the sole owner and had the full right to transfer the Contract to the Depositor. Pursuant to the Agreement, [IndyMac] will be obligated to repurchase, for the purchase price, or substitute any Contract on the first Business Day after the first Determination Date which is more than 90 days after [IndyMac] becomes aware, or after [IndyMac]'s receipt of written notice from the Trustee or the Servicer, of a breach of any representation or warranty of [IndyMac] with respect to a Contract that materially and adversely affects the Certificateholders' interest in such Contract if such breach has not been cured. The "purchase price" for any Contract will be the unpaid principal balance of such Contract plus accrued interest thereon at the applicable APR from the date through which interest was last paid or advanced to the scheduled payment date for such Contract in month in which such amount is to be distributed. This repurchase obligation will constitute the sole remedy available to the Depositor, the Trustee and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Contracts.

         Pursuant to the Agreement, [IndyMac] will also make certain representations and warranties with respect to the Contracts in the aggregate, including that the aggregate Contract Principal Balance as of the Cut-off Date equals the Cut-off Date Principal Balance and no adverse selection procedures were employed in selecting the Contracts.

PAYMENTS ON CONTRACTS;  COLLECTION ACCOUNT;  CERTIFICATE ACCOUNT

         The Servicer will establish and maintain the Collection Account, and the Trustee will establish and maintain the Certificate Account. The Collection Account and the Certificate Account will each be maintained (i) at a depository institution organized under the laws of the United States or any State, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (a) the long-term deposit rating or unsecured long-term debt of which has been assigned one of the two highest ratings by each Rating Agency or (b) maintained with a depository institution the short-term unsecured debt obligations of which are rated in the highest short-term rating category by the Rating Agencies or (c) whose commercial paper has a rating of P-1 by Moody's and, if rated by Fitch, F-1 by Fitch or
(ii) in the corporate trust department of the Trustee or (iii) at an institution otherwise acceptable to each Rating Agency (such account, an "Eligible Account"). Funds in the Collection Account and the Certificate Account will be invested in Eligible Investments that will mature or be subject to redemption not later than the Business Day immediately preceding the Distribution Date next following the date of such investment. Eligible Investments will include, among other things, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States, federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions, commercial paper rated P-1 by Moody's and, if rated by Fitch, F-1 by Fitch and other obligations acceptable to each Rating Agency.

         All payments in respect of principal and interest on the Contracts received by the Servicer (net of any servicing compensation and certain other amounts reimbursable to the Servicer pursuant to the Agreement), including principal prepayments and Liquidation Proceeds (net of Liquidation Expenses), will be deposited into the Collection Account no later than the second Business Day following [IndyMac]'s receipt thereof. Amounts received as late payment fees, extension fees, assumption fees or similar fees will be retained by the Servicer as additional servicing compensation. See "--Servicing Compensation" herein and "Description of the Certificates--Servicing Compensation and Payment of Expenses" in the Prospectus. In addition, on or prior to the Deposit Date (as defined below) the following amounts will also be deposited into the Collection Account: (i) the purchase price paid by [IndyMac] for Contracts repurchased as a result of breach of a representation or warranty under the Agreement, as described herein under "Conveyance of Contracts," (ii) all Advances, if any, and (iii) amounts collected under hazard insurance policies, except to the extent that they are applied to the restoration of the related Manufactured Home or paid to the related Obligor in accordance with the normal servicing procedures of the Servicer. From time to time, as will be provided in the Agreement, the Servicer will also withdraw funds from the Collection Account to make payments payable to it as permitted by the Agreement and described in the definition of the term "Available Distribution Amount."

         On the Business Day immediately preceding each Distribution Date (each, a "Deposit Date"), the Servicer will withdraw funds from the Collection Account (but only to the extent of the related Available Distribution Amount) and deposit such funds in the Certificate Account. On each Distribution Date, the Trustee or its paying agent will withdraw funds from the Certificate Account (but only to the extent of the related Available Distribution Amount) to make payments to Certificateholders as described herein under "--Distributions--Priority of Distributions."

DISTRIBUTIONS

         General. Distributions will be made on each Distribution Date to holders of record on the preceding Record Date, except that the final distribution in respect of the Certificates will only be made upon presentation and surrender of the Certificates at the office or agency appointed by the Trustee for that purpose. Distributions on a Class of Certificates will be allocated among the Certificates of such Class in proportion to their respective Percentage Interests. In no event will the aggregate distributions of principal to a holder of Offered Certificates exceed the Initial Certificate Principal Balance of the related Class of Certificates.

         Each distribution with respect to an Offered Certificate held in book-entry form will be paid to DTC, which will credit the amount of such distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (each, a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to Offered Certificates held in book-entry form will be made by DTC and the Participants in accordance with DTC's rules. See "--Registration of the Offered Certificates" herein.

         Available Distribution Amount. On the second Business Day preceding each Distribution Date (each, a "Determination Date"), the Servicer will determine the Available Distribution Amount and amounts to be distributed on the Certificates on such Distribution Date. The "Available Distribution Amount" with respect to any Distribution Date will be an amount equal to (i) the sum of (a) Monthly Payments of principal and interest [due] on Contracts during the related Due Period, to the extent such payments [of interest] [principal] [were made by the related Obligor] [or advanced by the Servicer] and (b) unscheduled payments received with respect to the Contracts during the related Prepayment Period, including principal prepayments, Liquidation Proceeds (net of Liquidation Expenses) and net insurance proceeds, less (ii) the sum of (a) the Trustee Fee, (b) the Servicing Fee and other servicing compensation, (c) payments on Contracts that have been repurchased by [IndyMac] as a result of a breach of a representation or warranty and any other payments not required to be deposited in the Certificate Account, (d) reimbursements to the Servicer for Liquidation Expenses incurred in respect of Manufactured Homes, (e) reimbursements to the Servicer for Advances in respect of delinquent Contracts as to which the related late Monthly Payments have been made, Nonrecoverable Advances and Advances in respect of Liquidated
Contracts, in each case to the extent as will be permitted in the Agreement, and (f) certain expenses reimbursable to the Depositor as will be permitted in the Agreement.

         Interest. On each Distribution Date, holders of each Class of Class A Certificates will be entitled to receive, to the extent of the Available
Distribution Amount, (i) interest accrued on such Class during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such Class immediately prior to that Distribution Date (the "Interest Distribution Amount" for such Class and Distribution Date), plus (ii) any amounts distributable under clause (i) above or this clause (ii) on such Class on the previous Distribution Date but not previously distributed, plus, to the extent legally permissible, interest accrued on any such amount during the related Interest Accrual Period at the related Pass-Through Rate (the "Carryover Interest Distribution Amount" for such Class and Distribution Date). On each Distribution Date, holders of the Subordinate Certificates will be entitled to receive, to the extent of the Available Distribution Amount and on a subordinated basis as described below under "--Priority of Distributions", (i) interest accrued on such Class during the related Interest Accrual Period at the related Pass-Through Rate on the Adjusted Certificate Principal Balance of such Class immediately prior to that Distribution Date (the "Interest Distribution Amount" for such Class and Distribution Date), plus (ii) any amounts distributable under clause (i) above or this clause (ii) on such Class on the previous Distribution Date but not previously distributed, plus, to the extent legally permissible, interest accrued on any such amount during the related Interest Accrual Period at the related Pass-Through Rate (the "Carryover Interest Distribution Amount" for such Class and Distribution Date).

         The "Interest Accrual Period" shall mean, with respect to each Distribution Date, the calendar month preceding the month in which the Distribution Date occurs. Interest on the Certificates will be computed on the basis of a [360]-day year consisting of twelve [30]-day months.

         For any Distribution Date, the Pass-Through Rates for the Classes of Class A Certificates will be as set forth on the cover page hereof.

         In addition, on each Distribution Date, to the extent of the Available Distribution Amount and on a subordinated basis as described below under "--Priority of Distributions" the holders of the Subordinate Certificates will be entitled to receive (i) interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on any related Liquidation Loss Amount (the "Liquidation Loss Interest Amount" for such Class and Distribution Date), plus (ii) any amounts distributable under clause (i) above or this clause (ii) on such Class on the previous Distribution Date but not previously distributed, plus, to the extent legally permissible, interest accrued on any such amount during the related Interest Accrual Period at the related Pass-Through Rate (the "Unpaid Liquidation Loss Interest Shortfall" for such Class and Distribution Date).

         Principal. The "Formula Principal Distribution Amount" for any Distribution Date will equal (a) the sum of: (i) the sum of the principal components of all Monthly Payments [scheduled to be] during the related Due
Period on the Contracts that were outstanding during such Due Period [(regardless of whether such Monthly Payments were received by the Servicer from the related Obligors)], not including any Monthly Payments [due] on Liquidated Contracts or repurchased Contracts; (ii) the sum of the amounts of all Principal Prepayments received by the Servicer on the Contracts during the related Prepayment Period; (iii) with respect to any Contract that became a Liquidated Contract during the related Prepayment Period, the Contract Principal Balance thereof on the date of liquidation thereof (determined without giving effect to such liquidation); and (iv) with respect to any
Contract that was purchased or repurchased by [IndyMac] pursuant to the Agreement during the related Prepayment Period, the Contract Principal Balance thereof on the date of purchase or repurchase thereof (determined without giving effect to such purchase or repurchase); less (b) the Overcollateralization Reduction Amount, if any, for such Distribution Date. The "Unpaid Certificate Principal Shortfall" for any Distribution Date will be, with respect to each Class of Certificates, an amount equal to all Formula Principal Distribution Amounts distributable on such Class on previous Distribution Dates that have not yet been distributed on such Class of Certificates.

         The "Class A Formula Principal Distribution Amount" for any Distribution Date will equal (i) prior to the Cross-over Date, the Formula Principal Distribution Amount, (ii) on any Distribution Date as to which the Principal Distribution Tests are not met, the Formula Principal Distribution Amount, or (iii) on any other Distribution Date, the Class A Percentage of the Formula Principal Distribution Amount. The "Class Formula Principal Distribution Amount" for any Distribution Date will equal (i) as long as the Class A Certificate Principal Balance has not been reduced to zero and prior to the Cross-over Date, zero, (ii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A Certificate Principal Balance has not been reduced to zero, zero, (iii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A Certificate Principal Balance has been reduced to zero, the Formula Principal Distribution Amount, or (iv) on any other Distribution Date, the Class
Percentage of the Formula Principal Distribution Amount. The "Class B-1 Formula Principal Distribution Amount" for any Distribution Date will equal
(i) as long as the Class A Certificate Principal Balance and the Class Certificate Principal Balance have not been reduced to zero and prior to the Cross-over Date, zero, (ii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A Certificate Principal Balance and the Class Certificate Principal Balance have not been reduced to zero, zero, (iii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A Certificate Principal Balance and the Class Certificate Principal Balance each have been reduced to zero, the Formula Principal Distribution Amount, or (iv) on any other Distribution Date, the Class B-1 Percentage of the Formula Principal Distribution Amount. The "Class B-2 Formula Principal Distribution Amount" for any Distribution Date will equal (i) as long as the Class A Certificate Principal Balance, the Class Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero and prior to the Cross-over Date, zero, (ii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A Certificate Principal Balance, the Class Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero, zero, (iii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A Certificate Principal Balance, the Class Certificate Principal Balance and the Class B-1 Certificate
Principal Balance each have been reduced to zero, the Formula Principal Distribution Amount, or (iv) on any other Distribution Date, the Class B-2 Percentage of the Formula Principal Distribution Amount. For any Distribution Date, if the "Class A Formula Principal Distribution Amount", the "Class Formula Principal Distribution Amount", the "Class B-1 Formula Principal Distribution Amount" or the "Class B-2 Formula Principal Distribution Amount" exceeds the Certificate Principal Balance with respect to the related Class of Certificates, less the Unpaid Certificate Principal Shortfall with respect to such Class and Distribution Date, then such amounts shall be allocated to the Formula Principal Distribution Amount of the next junior Class of Certificates. If the Class A Certificate Principal Balance, the Class Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero on or before a Distribution Date, then amounts then allocable as the Class B-2 Formula Principal Distribution Amount shall be allocated first to the Class B-1 Formula Principal Distribution Amount, next to the Class Formula Principal Distribution Amount, and finally to the Class A Formula Principal Distribution Amount, to the extent that allocation of such amounts to the Class B-2 Formula Principal Distribution Amount would reduce the Class B-2 Certificate Principal Balance below the Class B-2 Floor Amount.

         The "Class A Percentage" for a Distribution Date will generally be the percentage derived from the fraction (which shall not be greater than one), the numerator of which is the Class A Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the sum of the Class A Certificate Principal Balance, the Class Adjusted Certificate Principal Balance and the Class B Adjusted Certificate Principal Balance, each immediately prior to such Distribution Date. The "Class Percentage" for a Distribution Date will generally be the percentage derived from the fraction (which shall not be greater than one), the numerator of which is the Class Adjusted Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the sum of the Class A Certificate Principal Balance, the Class Adjusted Certificate Principal Balance and the Class B Adjusted Certificate Principal Balance, each immediately prior to such Distribution Date. The "Class B-1 Percentage" and the "Class B-2 Percentage" for a Distribution Date will generally be calculated in the same manner as the Class Percentage, appropriately modified to relate to the Class B-1 or Class B-2 Certificates, as the case may be.

         Priority of Distributions On each Distribution Date the Available Distribution Amount will be distributed in the following amounts and in the following order of priority:

                  a. concurrently, to each Class of Class A Certificates (a) first, the related Interest Distribution Amount for such Distribution Date, with the Available Distribution Amount being allocated among such Classes pro rata based on their respective Interest Distribution Amounts and (b) second, the related Carryover Interest Distribution Amount, if any, for such Distribution Date, in each case with the Available Distribution Amount being allocated among the Classes of Class A Certificates pro rata based on their respective Carryover Interest Distribution Amounts;

                  b. to the Class B- Certificates, (a) first, the related Interest Distribution Amount for such Distribution Date and (b) second, the related Carryover Interest Distribution Amount, if any, for such Distribution Date;

c.  concurrently,  to each Class of Class A  Certificates,  the related
Unpaid Certificate Principal Shortfall for the Class A Certificates, if any, for such Distribution Date, allocated among the Class A Certificates pro rata based on their respective Certificate Principal Balances;

                  d. to the Class A Certificates, the Class A Formula Principal Distribution Amount allocated in the following manner and in the following order of priority; provided, however, that on any Distribution Date on which the Pool Balance is less than or equal to the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date, the Class A Formula Principal Distribution Amount will be allocated among the Class A Certificates pro rata based upon their respective Certificate Principal Balances:

                           (a) to the Class A-R  Certificates  until the Class
A-R Certificate Principal Balance has been reduced to zero;

                           (b) to the Class A- Certificates until the Class A-
Certificate Principal Balance has been reduced to zero; and

                           (c) to  the  Class  Certificates  until  the  Class
Certificate Principal Balance has been reduced to zero.

                  e. to the Class B- Certificates, (a) first, any related Liquidation Loss Interest Amount for such Distribution Date, and (b) second, any related Unpaid Liquidation Loss Interest Shortfall for such Distribution Date;

                  f.  to  the  Class  B-  Certificates,   the  related  Unpaid
Certificate Principal Shortfall for the Class B- Certificates, if any, for such Distribution Date;

                  g. to the Class B- Certificates, the Class Formula Principal Distribution Amount, in reduction of the Certificate Principal Balance of such Class, until it is reduced to zero;

                  h. to the Class Certificates, (a) first, any related Liquidation Loss Interest Amount for such Distribution Date, and (b) second, any related Unpaid Liquidation Loss Interest Shortfall for such Distribution Date;

                  i. to the Class Certificates, the related Unpaid Certificate Principal Shortfall for the Class Certificates, if any, for such Distribution Date;

                  j. to the Class Certificates, the Class Formula Principal Distribution Amount, in reduction of the Certificate Principal Balance of such Class, until it is reduced to zero;

                  k. to the Servicer, an additional servicing fee equal to one-twelfth of the product of % and the Pool Balance at the beginning of the related Due Period; and

                  l. any remainder to the Class A-R Certificates.

         The "Cross-over Date" will be the later to occur of (i) the Distribution Date occurring in _________, 20 or (ii) the first Distribution Date on which the percentage equivalent of a fraction (which shall not be greater than one) the numerator of which is the aggregate Adjusted Certificate Balance of the Subordinate Certificates plus the Current Overcollateralization Amount for such Distribution Date and the denominator of which is the Pool Balance on such Distribution Date, equals or exceeds ____ times the percentage equivalent of a fraction (which shall not be greater than one) the numerator of which is the aggregate Initial Certificate Principal Balance of the Subordinate Certificates and the denominator of which is the Cut-off Date Principal Balance.

         The "Principal Distribution Tests" will be met in respect of a Distribution Date if the following conditions are satisfied: (i) the Average Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Distribution Date does not exceed ____%; (ii) the Average Thirty-Day Delinquency Ratio (as defined in the Agreement) as of such Distribution Date does not exceed ____%; (iii) the Cumulative Realized Losses (as defined in the Agreement) as of such Distribution Date do not exceed a certain specified percentage of the original Pool Balance, depending on the year in which such Distribution Date occurs; and (iv) the Current Realized Loss Ratio (as defined in the Agreement) as of such Distribution Date does not exceed ____%. The Average Sixty-Day Delinquency Ratio and the Average Thirty-Day Delinquency Ratio will, in general, be the ratios of the average of the Contract Principal Balances delinquent 60 days or more and 30 days or more, respectively, for the preceding three calendar months to the average Pool Balance for such periods. Cumulative Realized Losses will, in general, be the aggregate Realized Losses incurred in respect of Liquidated Contracts since the Cut-off Date. The Current Realized Loss Ratio will, in general, be the ratio of the aggregate Realized Losses incurred on Liquidated Contracts for the periods specified in the Agreement to an average Pool Balance specified in the Agreement.

         The "Pool Balance" for any Distribution Date will be equal to (i) the Cut-off Date Principal Balance, less (ii) the aggregate of the Formula Principal Distribution Amounts (without subtracting therefrom any Overcollateralization Reduction Amount) for such Distribution Date and all prior Distribution Dates. The "Certificate Principal Balance" of each Class of Certificates will be its Initial Certificate Principal Balance reduced by all distributions in respect of principal on such Class.

REALIZED LOSSES ON LIQUIDATED CONTRACTS

         The Formula Principal Distribution Amount for any Distribution Date is intended to include the Contract Principal Balance of each Contract that became a Liquidated Contract during the related Prepayment Period. A Realized Loss will be incurred on a Liquidated Contract in the amount, if any, by which the Liquidation Proceeds, net of Liquidation Expenses, from such Liquidated Contract are less than the Contract Principal Balance of such Liquidated Contract, plus accrued and unpaid interest thereon, plus amounts reimbursable to the Servicer for previously unreimbursed Advances. To the extent that the amount of the Realized Loss is not covered by interest collected on the nondefaulted Contracts in excess of certain interest payments due to be distributed on the Class A, Class and Class B Certificates and any portion of such interest required to be paid to the Trustee and Servicer as compensation, the amount of such Realized Loss may be allocated first, to reduce the Current Overcollateralization Amount, and then to the Subordinate Certificates. See "--Allocation of Liquidation Loss Amounts".

ALLOCATION OF LIQUIDATION LOSS AMOUNTS

         The "Liquidation Loss Amount" for any Distribution Date will be the amount, if any, by which the aggregate Certificate Principal Balance of all Certificates (after giving effect to the distributions made on the immediately preceding Distribution Date) exceeds the Pool Balance for such immediately preceding Distribution Date. The Liquidation Loss Amount will be allocated among the Classes of Subordinate Certificates in order of reverse numerical designation.

SUBORDINATION OF THE SUBORDINATE CERTIFICATES

         Credit support for the Class A Certificates will be provided by the subordination of the Subordinate Certificates, effected by the allocation of Liquidation Loss Amounts as described herein and by the preferential application of the Available Distribution Amount to the Class A Certificates relative to the Subordinate Certificates to the extent described herein. The primary credit support for the Class Certificates will be the subordination of the Class B, effected by the allocation of Liquidation Loss Amounts as described herein and by the preferential allocation of the Available Distribution Amount to the Class Certificates relative to the Class B Certificates to the extent described herein. The primary credit support for the Class B- Certificates will be the subordination of the Class B- , effected by the allocation of Liquidation Loss Amounts as described herein and by the preferential allocation of the Available Distribution Amount to the Class B-Certificates relative to the Class B- to the extent described herein. See "--Distributions--Priority of Distributions" above.

OVERCOLLATERALIZATION

         Excess interest collections will be applied, to the extent available, to make accelerated payments of principal to the Certificates. The "Accelerated Principal Distribution Amount" for any Distribution Date will be the positive difference, if any, between the Target Overcollateralization Amount and the Current Overcollateralization Amount. The "Overcollateralization Reduction Amount" for any Distribution Date will be the positive difference, if any, between the Current Overcollateralization Amount and the Target Overcollateralization Amount. The "Current Overcollateralization Amount" will mean, for any Distribution Date, the positive difference, if any, between the Pool Balance and the sum of the Certificate Principal Balances of all then-outstanding Classes of Certificates. The "Target Overcollateralization Amount" will mean (i) for any Distribution Date prior to the Cross-over Date, ____% of the Cut-off Date Principal Balance and (ii) for any other Distribution Date, the lesser of (a) ____% of the Cut-off Date Principal Balance and (b) ____% of the then-outstanding Pool Balance; provided, however, that so long as any Class of Certificates is outstanding the Target Overcollateralization Amount will not be less than ____% of the Cut-off Date Principal Balance.

ADVANCES

         On each Deposit Date, the Servicer will be required to make an advance to the Trust in respect of the related Due Period and each Contract, the amount, if any, of the related [Monthly Payment] [allocable to interest] that was not timely made (each, an "Advance"), except that the Servicer will not be required to make any Advance that the Servicer believes is not or if made would not be, ultimately recoverable from future payments made on the related Contracts, Liquidation Proceeds or otherwise (a "Nonrecoverable Advance"). [The Servicer will not make any Advances with respect to delinquent principal payments on the Contracts.] On each Distribution Date, the Servicer will be entitled to reimbursement from collections of late Monthly Payments in respect of any Advances made and not previously reimbursed. An Advance in respect of any Due Period will not exceed the amount of [principal and interest] that would have been paid on or in respect of the Contracts during the related Due Period assuming that [all Monthly Payments] were received by the Servicer on the related Due Dates.

         Advances are intended to maintain a regular flow of scheduled payments [of interest] to Certificateholders rather than to guarantee or insure against losses. The Servicer will reimburse itself for Advances out of collections of late Monthly Payments. In addition, upon the determination that a Nonrecoverable Advance has been made in respect of a Contract or upon a Contract becoming a Liquidated Contract, the Servicer will reimburse itself out of funds in the Collection Account for the Advances on such Contract (exclusive of any Advances that were recovered out of Liquidation Proceeds for the related Contract).

COMPENSATING INTEREST

         When an Obligor prepays a Contract between Due Dates, the Obligor is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Pursuant to the Agreement, so long as [IndyMac] is the Servicer, the Servicing Fee for any month will be reduced by an amount with respect to each prepaid Contract sufficient to pass through to Certificateholders the full amount of interest to which they would be entitled in respect of such Contract on the related Distribution Date (the "Compensating Interest"). If shortfalls in interest as a result of prepayments in any Prepayment Period exceed in the aggregate the amount of the Servicing Fee for such Distribution Date, the amount of interest available to be distributed to Certificateholders will be reduced by the amount of such excess and [IndyMac] will have no obligation to reimburse such shortfall.

REPORTS TO CERTIFICATEHOLDERS

         The   Trustee   will   include   with  each   distribution   to  each
Certificateholder a statement as of the related Distribution Date setting forth, among other things:

                           (i) the aggregate amount  distributed on each Class
of Certificates, separately identifying the portion thereof which constitutes principal and interest;

                           (ii) the Interest  Distribution  Amount,  Carryover
Interest Distribution Amount, Liquidation Loss Interest Amount and Unpaid Liquidation Loss Interest Shortfall in respect of each Class of Certificates;

                           (iii) the Formula Principal Distribution Amount and
Unpaid   Certificate   Principal   Shortfall  in  respect  of  each  Class  of
Certificates;

                           (iv) the Accelerated Principal Distribution Amount,
Overcollateralization Reduction Amount, Target Overcollateralization Amount and Current Overcollateralization Amount;

                           (v) the Class A- , Class , Class A-R,  Class B- and
Class Certificate Principal Balances, after giving effect to the distributions of principal made on such Distribution Date;

                           (vi) the Adjusted Certificate  Principal Balance of
the Class B- and Class Certificates, after giving effect to the distributions of principal and allocation of Liquidation Loss Amounts made on such Distribution Date;

                           (vii)  the   number  of  and   aggregate   Contract
Principal Balances of Contracts with payments delinquent 31 to 59, 60 to 89 and 90 or more days, respectively;

                           (viii)  the  number  of  and   aggregate   Contract
Principal Balances of Contracts relating to Manufactured Homes that were repossessed since the immediately preceding Distribution Date;

                           (ix)  [the  aggregate   Realized   Losses  and  the
Cumulative  Realized Losses for such Distribution Date]; and

                           (x) the  amount  of fees  payable  out of the Trust
Fund.

         In addition, within a reasonable period of time after the end of each calendar year, the Trustee will furnish a report to each Certificateholder of record at any time during such calendar year as to, among other things, the aggregate of interest and principal reported pursuant to clause (i) for such calendar year.

TERMINATION

         The Agreement will provide that on any Distribution Date on or after the first Distribution Date as of which the Pool Balance is less than 10% of the Cut-off Date Principal Balance, the Depositor and the Servicer will each have the option to repurchase all outstanding Contracts and all other property of the Trust Fund at a price equal to the sum of (a) 100% of the unpaid principal balance as of the final Distribution Date, and (b) the lesser of (i) the fair market value of any REO Property (as determined by the Depositor or the Servicer, as the case may be) and (ii) the unpaid principal balance of each Contract related to any REO Property, plus, in each case, any unpaid interest on the Certificates due on prior Distribution Dates, together with interest thereon, to the extent legally permissible, at the related Pass-Through Rate on the unpaid principal balance (including any Contract as to which the related Manufactured Home has been repossessed and not yet disposed of). Notwithstanding the foregoing, the foregoing option will not be exercisable unless there will be distributed to the Certificateholders an amount equal to 100% of the Certificate Principal Balance of each Certificate plus one month's interest thereon at the related Pass-Through Rate, any previously undistributed shortfalls in interest due thereon, together with interest thereon, to the extent legally permissible, at the related Pass-Through Rate, and any unpaid Liquidation Loss Interest Amounts. The Servicer shall have the prior right to exercise the option to purchase the Contracts as described above if both the Depositor and the Servicer desire to exercise such option.

         If neither the Depositor nor the Servicer exercises its optional termination right within 90 days after it first becomes eligible to do so, the Trustee will solicit bids for the purchase of all Contracts and other property in the Trust Fund. A bid will be considered satisfactory and the Trustee will sell such Contracts and other property only if the net proceeds to the Trust from such sale would at least equal the Termination Price. If the net proceeds from such sale would not at least equal the Termination Price, the Trustee will decline to sell the Contracts and other property of the Trust and will not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Contracts and other property of the Trust.

         The "Termination Price" will equal the sum of (1) any Liquidation Expenses incurred by the Servicer in respect of any Contract that has not yet been liquidated, (2) all amounts required to be reimbursed or paid to the Servicer in respect of previously unreimbursed Advances and (3) the greater of
(a) the sum of (i) the aggregate Contract Principal Balance, plus accrued and unpaid interest thereon at the related APRs through the end of the Due Period immediately preceding the Due Period in which the terminating purchase will occur, plus (ii) the lesser of (A) the aggregate Contract Principal Balance of each Contract that had been secured by any Manufactured Home acquired by the Servicer in a repossession or foreclosure (each, an "REO Property") remaining in the Trust, plus accrued interest thereon at the related APR through the end of the Due Period immediately preceding the Due Period in which the terminating purchase will occur, and (B) the current appraised value of any such REO Property (net of Liquidation Expenses to be incurred in connection with the disposition of such property estimated in good faith by the Servicer), such appraisal to be conducted by an appraiser mutually agreed upon by the Servicer and the Trustee, plus all previously unreimbursed Advances made in respect of such REO Property, and (b) the aggregate fair market value of the Trust Fund (as determined by the Servicer as will be described in the Agreement) plus all previously unreimbursed Advances. The fair market value of the assets of the Trust as determined for purposes of a terminating purchase will be deemed to include accrued interest at the applicable APR on the Contract Principal Balance (including any Contract that had been secured by a REO Property, which REO Property has not yet been disposed of by the Servicer) through the end of the Due Period immediately preceding the Due Period in which the terminating purchase will occur. The basis for any such valuation shall be furnished by the Servicer to the Certificateholders upon request.

         On the date of any termination of the Trust, the Termination Price will be distributed (i) first to the Servicer to reimburse it for all previously unreimbursed Liquidation Expenses and Advances and (ii) second to the Certificateholders in accordance with the distribution priorities set forth herein under "--Distributions--Priority of Distributions." Upon the termination of the Trust and payment of all amounts due on the Certificates and all administrative expenses associated with the Trust, any remaining assets of the Trust will be sold and the proceeds distributed to the holders of the Class A-R Certificates in accordance with the Agreement.

TERMINATION OF AGREEMENT

         The Agreement will terminate upon the last action required to be taken by the Trustee on the final Distribution Date following the earliest to occur of (i) the purchase by the Depositor or the Servicer of all Contracts and all other property in the Trust Fund as described herein under "--Termination," (ii) the sale of the Contracts and other property in the Trust Fund by the Trustee as described herein under "--Termination" or (iii) the final payment or other liquidation (or any Advance with respect thereto) of the last Contract remaining in the Trust Fund or the disposition of all property acquired upon repossession of any Manufactured Home.

         Upon presentation and surrender of the Offered Certificates, the Trustee will cause to be distributed, to the extent of funds available, to Certificateholders on the final Distribution Date in proportion to their respective Percentage Interests an amount equal to the respective Certificate Principal Balances of the Offered Certificates, together with any unpaid interest on such Offered Certificates due on prior Distribution Dates, together with interest thereon, to the extent legally permissible, at the related Pass-Through Rate, and any Liquidation Loss Interest Amounts for such Class and one month's interest at the applicable Pass-Through Rate on such unpaid Certificate Principal Balances; provided that such funds will be distributed in the applicable order of priority specified herein under "--Distributions--Priority of Distributions." If the Agreement is then being terminated, any amount which remains on deposit in the Certificate Account (other than amounts retained to meet claims) after distribution to the holders of the Certificates will be distributed to the Class A-R Certificateholders in accordance with the Agreement.

SERVICING COMPENSATION

         For its servicing of the Contracts, on each Distribution Date (i) the Servicer will be entitled to receive a monthly servicing fee equal to one-twelfth of the product of 1.00% and the Pool Balance as of the first day of the related Due Period (the "Servicing Fee"), whether or not the related payments on the Contracts are received and (ii) as additional servicing compensation, the Servicer will receive amounts pursuant to clause (xviii) under "Description of the Certificates--Distributions--Priority of Distributions." See "--Payments on Contracts; Collection Account; Certificate Account" herein.

         The Servicer will also be entitled to retain, as compensation for the additional services provided in connection with the performance of its servicing obligations under the Agreement, any fees for late payments made by Obligors, extension fees paid by Obligors for the extension of scheduled payments and assumption and similar fees for permitted assumptions of Contracts by purchasers of the related Manufactured Homes. The Servicer also will be entitled to retain as additional servicing compensation amounts in respect of interest on principal prepayments in full of a Contract received after the Contract's Due Date during any Prepayment Period, but, correspondingly, its Servicing Fee will be reduced by amounts in respect of interest on principal prepayments in full of a Contract received in advance of the Contract's Due Date during such Prepayment Period.

COMPENSATION OF THE TRUSTEE

         For its services, on each Distribution Date the Trustee will be entitled to receive a monthly trustee fee as described in the Agreement (the "Trustee Fee").

CERTAIN OTHER MATTERS REGARDING THE SERVICER

         Any person with which the Servicer is merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Agreement, so long as such successor has a net worth of at least $10 million and has serviced at least $100 million of manufactured housing contracts for at least one year.

HAZARD INSURANCE POLICIES

         The Servicer will be obligated to cause to be maintained one or more hazard insurance policies with respect to each Manufactured Home (other than any Manufactured Home in repossession) in an amount at least equal to the lesser of its maximum insurable value or the principal amount due from the Obligor under the related Contract. Such hazard insurance policies will, at a minimum, provide fire and extended coverage on terms and conditions customary in manufactured housing hazard insurance policies, with customary deductible amounts.

         All amounts collected by the Servicer under a hazard insurance policy will be applied either to the restoration or repair of the related Manufactured Home or against the principal balance of the related Contract upon repossession of such Manufactured Home, after reimbursing the Servicer for amounts previously advanced by it for such purposes. The Servicer may satisfy its obligation to maintain hazard insurance policies by maintaining a blanket policy insuring against hazard losses on all the Manufactured Homes. Such blanket policy may contain a deductible clause, in which case the Servicer will be required to make payments to the Trust Fund in the amount of any deductible amounts in connection with insurance claims on repossessed Manufactured Homes. See "Description of the Certificates-- Standard Hazard Insurance" and "The Agreements--Hazard Insurance" in the Prospectus.

         If the Servicer repossesses a Manufactured Home on behalf of the Trustee, the Servicer will be required to either maintain a hazard insurance policy with respect to such Manufactured Home meeting the requirements set forth above, or to indemnify the Trust against any damage to such Manufactured Home prior to resale or other disposition.

EVIDENCE AS TO COMPLIANCE

         The Servicer will be required to deliver to the Trustee on or before March 31 of each year, beginning March 31, ____, an officer's certificate executed by an officer of the Servicer stating that (i) a review of the activities of the Servicer during the preceding calendar year (or shorter period in the case of the first such officer's certificate) and of performance under the Agreement has been made under the supervision of such officer, and
(ii) to the best of such officer's knowledge, the Servicer has fulfilled all its obligations under the Agreement throughout such year (or shorter period in the case of the first such officer's certificate), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such officer's certificate will be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the Contracts under the Agreement, conducted in accordance with generally accepted auditing standards or such other audit or review program used by the Servicer, the Servicer's servicing has been conducted in compliance with the provisions of the Agreement (or such agreements), except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as may be set forth in such statement.

EVENTS OF DEFAULT

         "Events of Default" under the Agreement will consist of (i) any failure by the Servicer to make any deposit or payment required of it under the Agreement which continues unremedied for five days after the giving of written notice of such failure; (ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement that materially affects the rights of the Certificateholders which continues unremedied for 60 days after the giving of written notice of such failure or breach; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or other similar proceedings regarding the Servicer. "Notice" as used in this paragraph will mean notice to the Servicer by the Trustee or the Depositor, or to the Servicer, the Trustee and the Depositor by the Holders of Certificates evidencing, in the aggregate, interests ("Fractional Interests") at least equal to 25% of the principal balance of all Certificates. The foregoing description of Events of Default replaces the description under "The Agreements--Events of Default; Rights Upon Event of Default" in the Prospectus.

RIGHTS UPON EVENT OF DEFAULT

         So long as an Event of Default remains unremedied, the Trustee may, and at the written direction of the Holders of Certificates evidencing Fractional Interests aggregating not less than 66 2/3% shall, terminate all of the rights and obligations of the Servicer under the Agreement and in and to the related Contracts, whereupon (i) (subject to applicable law regarding the Trustee's ability to make Advances) the Trustee or (ii) a successor Servicer appointed by the Trustee with a net worth of at least $10 million that has serviced at least $100 million of manufactured housing contracts for at least one year will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Event of Default other than such appointment has occurred, such trustee or official may have the power to prevent the Trustee or such Certificateholders from effecting a transfer of servicing. If the Trustee is obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer as described above. Pending such appointment, the Trustee will be obligated to act in such capacity. The Trustee and such successor Servicer may agree upon the servicing compensation to be paid, which in no event may be greater than a monthly amount specified in the Agreement.

AMENDMENT

         The Agreement may be amended by the Depositor, the Servicer and the Trustee without the consent of any the Certificateholders (i) to cure any mistake or ambiguity, (ii) to correct any defective provision therein or to supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add to the duties of the Depositor, the Seller or the Servicer, (iv) to add any other provisions with respect to matters or questions arising thereunder or (v) to modify alter, amend, add to or rescind any of the provisions contained in the Agreement; provided, however, that in the case of clause (iv) or (v), any such action will not, as evidenced by an opinion of counsel (which opinion of counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided further that no such opinion of counsel shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Agreement may also be amended, by the Depositor, the Servicer and the Trustee with the consent of more than 50% (by Certificate Principal Balance) of the Holders of Certificates of each Class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, any distributions on any Certificate, without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, at least 66 2/3% (by Certificate Principal Balance) of the Certificates of such Class, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

         The Trustee, the Depositor and the Servicer also may at any time and from time to time amend the Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of either REMIC as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on either REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, provided that the Trustee has been provided an opinion of counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

VOTING

         The Agreement will provide that, solely for the purposes of giving any consent, notice, waiver, request or demand pursuant to the Agreement, any Certificate registered in the name of the Depositor, the Servicer or any affiliate of the Servicer and any Certificate in respect of which the Servicer or any affiliate thereof is the Certificate Owner shall be deemed not to be outstanding and the Percentage Interest and Fractional Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Fractional Interests necessary to effect such consent, notice, waiver, request or demand has been obtained, unless, in the case of (i) the Class A Certificates, all Class A Certificates are held by such persons, (ii) the Class Certificates, all Class A Certificates and Class Certificates are held by such persons or (iii) the Class B Certificates, all Certificates are held by such persons, or, in each case, the Certificates of the related Class or Classes have been fully paid.

THE TRUSTEE

         ____________________, a banking corporation organized under the laws of _____________________, will be the Trustee. Its "Corporate Trust Office" is located at ___________________________________, telephone (___) ___-____. The
Depositor, [IndyMac] and their respective affiliates may engage in commercial transactions with the Trustee from time to time.

         The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Depositor will also be obligated to appoint a successor Trustee. In addition, the Holders of Class A Certificates or, after the Certificate Principal Balance of each Class of Class A Certificates has been reduced to zero, Holders of Class and Class B Certificates evidencing Fractional Interests of more than 50% of the Class A or the Class and Class B Certificates, as the case may be, may remove the Trustee at any time and appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

REGISTRATION OF THE OFFERED CERTIFICATES

         The Class A- , Class , Class B- and Class Certificates. The Offered Certificates other than the Class A-R Certificates will be book-entry
Certificates (the "Book-Entry Certificates"). Certificate Owners will hold their Offered Certificates through DTC if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued as one or more certificates with aggregate principal balances equal to the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Investors may hold beneficial interests in the Book-Entry Certificates in minimum denominations of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term will be used in the Agreement. Certificate Owners will be permitted to exercise their rights only indirectly through DTC and its participating members (the "DTC Participants").

         A Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a DTC Participant).

         Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and DTC Participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Offered Certificates will similarly be required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

         Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not DTC Participants may transfer ownership of Offered Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective DTC Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Certificates will be executed through DTC and the accounts of the respective DTC Participants will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of selling and purchasing Certificateholders.

         Transfers between DTC Participants will occur in accordance with DTC Rules.

         DTC,  which is a New  York-chartered  limited  purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules as in effect from time to time.

         Distributions on Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under  a  book-entry  format,  beneficial  owners  of the  Book-Entry
Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of the Offered Certificates in the secondary market since certain potential investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates. See "Risk Factors--Limited Liquidity" herein.

         Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Certificate Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

         Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through DTC or (c) after the occurrence of an Event of Default, Certificate Owners having Fractional Interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners of the occurrence of such event and the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC, it will be under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         Neither the Depositor, the Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         The Class A-R Certificates. The Class A-R Certificates will be issued in definitive form as one fully registered physical certificate representing the entire Class A-R Certificate Principal Balance. The certificates representing the Class A-R Certificates will be subject to certain transfer restrictions. See "ERISA Considerations--The Class A-R Certificates" herein and "ERISA Considerations" in the Prospectus.

                                USE OF PROCEEDS

         Substantially all of the net proceeds to be received by the Depositor from the sale of the Offered Certificates will be used to purchase the Contracts from [IndyMac], to pay the costs, if any, of carrying the Contracts until sale of the Offered Certificates and to pay other expenses connected with pooling the Contracts, issuing the Certificates and selling the Offered Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         GENERAL

         An election will be made to treat the Contract Pool and certain other assets of the Trust as a REMIC for federal income tax purposes (the "Pooling REMIC"). An election also will be made to treat the "regular interests" in the Pooling REMIC and certain other assets of the Trust as another REMIC for federal income tax purposes (the "Issuing REMIC"). The Regular Certificates will be designated as "regular interests" in the Issuing REMIC and the Class A-R Certificates will represent the beneficial ownership of the "residual interest" in each of the Pooling REMIC and the Issuing REMIC. In order for the REMIC standards to be met, substantially all of the assets of the Trust must consist of qualified mortgages or permitted investments. Section 860G(a)(3) of the Code contains the definition of "qualified mortgages" for REMIC purposes. The regulations promulgated by the Internal Revenue Service under Sections 860A through 860G of the Code provide that obligations secured by interests in manufactured housing that qualify as "single family residences" within the meaning of Section 25(e)(10) of the Code may be treated as qualified mortgages of the REMIC. Under Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used in a fixed location. Accordingly, assuming a timely election to be treated as a REMIC is made and further assuming the compliance by the Trust Fund with all the terms of the Agreement, Brown & Wood LLP will be of the opinion that (i) the Pooling REMIC and the Issuing REMIC will qualify as a REMIC within the meaning of the Code, (ii) the Class A (other than the Class A-R Certificates), Class and Class B Certificates will constitute "regular interests" in the Issuing REMIC and (iii) the Class A-R Certificates will constitute the sole class of "residual interests" in each of the Pooling REMIC and the Issuing REMIC.

         Because the Offered Certificates (other than the Class A-R Certificates) will be considered REMIC regular interests, they will be taxable debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"), and interest paid or accrued on such Certificates, including any original issue discount will be taxable to the holders of such Certificates in accordance with the accrual method of accounting, regardless of such Certificateholders' usual methods of accounting. Each of the Class A Certificates bears interest at a [fixed rate] and, therefore, each Class (other than the Class A-R Certificates) will be issued with original issue discount only if its stated principal amount exceeds its issue price by more than a statutorily defined de minimis amount. The Class B- Certificates will not be treated by the Trust as "variable rate debt instruments" as defined in Treasury Regulations promulgated under the Code and, therefore, will be treated as issued with original issue discount as described in "Federal Income Tax Consequences" in the Prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Contracts at a rate equal to ___% of the Prepayment Model. No representation is made as to whether the Contracts will prepay at that rate or any other rate. See "Certain Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus.

         The Offered  Certificates  will be treated as (i) assets described in
Section 7701(a)(19)(C) of the Code and (ii) "real estate assets" within the meaning of Section 856(c)(5) of the Code, in each case to the extent described in the Prospectus. Interest on the Offered Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the Offered Certificates are treated as real estate assets. See "Federal Income Tax Consequences" in the Prospectus.

ORIGINAL ISSUE DISCOUNT

         The Offered Certificates (other than the Class A-R Certificates) may be issued with original issue discount for federal income tax purposes. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Contracts at a rate equal to ___% of the Prepayment Model. No representation is made as to whether the Contracts will prepay at that rate or any other rate. See "Yield and Prepayment Considerations" herein and "Federal Income Tax Consequences" in the Prospectus.

EFFECT OF LOSSES AND DELINQUENCIES

         As described herein under "Description of the Certificates," the Class B Certificates will be subordinated to the Senior Certificates. In the event there are losses or delinquencies on the Contracts, amounts that otherwise would be distributed on the Class B-1 Certificates may instead be distributed on the Senior Certificates. Holders of the Class B-1 Certificates nevertheless will be required to report interest with respect to such Class B-1 Certificates under an accrual method without giving effect to delays and reductions in distributions on such Certificates attributable to losses and delinquencies on the Contracts in the Contract Pool, except to the extent it can be established, for tax purposes, that such amounts are uncollectible. As a result, the amount of income reported by holders of the Class B-1
Certificates in any period could significantly exceed the amount of cash distributed to such holders in that period. The holders of Class B-1 Certificates will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on such Certificates is reduced as a result of losses and delinquencies on the Contracts in the Contract Pool. However, the timing and character of such losses or reductions in income are uncertain, and holders of the Class B-1 Certificates are urged to consult their own tax advisors on this point.

CLASS A-R CERTIFICATES

         In addition to the stated Initial Certificate Principal Balance, the Class A-R Certificates will be entitled to receive the proceeds of the remaining assets of the Trust, if any, after the distribution of all amounts due to all other Classes of Certificates. It is not anticipated that there will be any material assets remaining in such circumstances.

         The holders of the Class A-R Certificates must include the taxable income of each REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from a Class A-R Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, is subject to U.S. federal income tax.

         The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         Furthermore, the Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

         Also, purchasers of a Class A-R Certificate should consider carefully the tax consequences of an investment in Class A-R Certificates discussed in the Prospectus and should consult their own tax advisors with respect to those consequences. See "Federal Income Tax Consequences--Taxation of Holders of Residual Interest Certificates" in the Prospectus. Specifically, prospective holders of Class A-R Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Class A-R Certificate will be treated as a "noneconomic" residual interest, a "non-significant value" residual interest and a "tax avoidance potential" residual interest.

         For further information regarding the federal income tax consequences
of  investing   in  the  Offered   Certificates,   see  "Federal   Income  Tax
Consequences" in the Prospectus.

                             ERISA CONSIDERATIONS

         ERISA imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. See "ERISA Considerations" in the Prospectus.

CLASS A CERTIFICATES (OTHER THAN THE CLASS A-R CERTIFICATES)

         As discussed in the Prospectus under "ERISA Considerations" and subject to the limitations discussed thereunder, it is expected that the [Underwriter's] PTE (as such term is defined in the Prospectus) will apply to the acquisition and holding by Plans of Class A Certificates (other than the Class A-R Certificates) sold by the Underwriter and that all conditions of the Underwriter's PTE other than those within the control of the investors have been met. In addition, as of the date hereof, no Obligor with respect to Contracts included in the Trust Fund constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Fund.

         Employee benefit plans that are governmental plans and church plans (in each case as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class A Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

         Any Plan fiduciary who proposes to cause a Plan to purchase Class A Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code, of the Plan's acquisition and ownership of Class A Certificates. Assets of a Plan or individual retirement account should not be invested in the Class A Certificates unless it is clear that the assets of the Trust Fund will not be plan assets or unless it is clear that the Underwriter's PTE or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the Prospectus.

CLASS A-R CERTIFICATES

         Because the characteristics of the Class A-R Certificates may not meet the requirements of Prohibited Transaction Class Exemption [83-1] (Class Exemption for Certain Transactions Involving Mortgage Pool Investment Trusts), the Underwriter's PTE or any other issued exemption under ERISA, the purchase and holding of the Class A-R Certificates by a Plan or by individual retirement accounts or other plans subject to Section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class A-R Certificates will not be registered by the Trustee unless the Trustee receives: (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, the Depositor and the Servicer, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer; (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transactions Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60; or
(iii) an opinion of counsel satisfactory to the Trustee, the Depositor and the Servicer that the purchase or holding of such Certificate by a Plan, any person acting on behalf of a Plan or using such Plan's assets, will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those undertaken in the Agreement. Such representation, as described above, shall be deemed to have been made to the Trustee by the transferee's acceptance of a Class A-R Certificate. In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using such Plan's assets is attempted without such opinion of counsel, such attempted transfer or acquisition shall be void and of no effect.

CLASS B-1 CERTIFICATES

         As discussed in the Prospectus, because subordinate certificates such as the Class B-1 Certificates are subordinated to the Class A Certificates, the Underwriter's PTE will not apply to the Class B-1 Certificates. As such, no transfer of a Class B-1 Certificate will be permitted to be made to a Plan unless such Plan, at its expense, delivers to the Trustee and the Depositor an opinion of counsel to the effect that the purchase or holding of a Class B-1 Certificate by such Plan will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Depositor, the Trustee or the Servicer to any obligation in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Class B-1 Certificate will be deemed to represent to the Trustee, the Depositor and the Servicer that such person is not a Plan subject to ERISA or Section 4975 of the Code. Purchasers who are insurance companies purchasing Class B-1 Certificates with funds from their "general accounts" will be deemed to represent with respect to their acquisition of a beneficial interest in such Certificates that such purchase is covered under Section III of the Prohibited Transaction Class Exemption _____. See "ERISA Considerations" in the Prospectus.

                        LEGAL INVESTMENT CONSIDERATIONS

         The Offered Certificates will [not] constitute "mortgage related securities" under SMMEA. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

         The Depositor makes no representation as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. See "Legal Investment" in the Prospectus.

                                 UNDERWRITING

         Under the terms and subject to the conditions contained in an Underwriting Agreement dated _________, 19 (the "Underwriting Agreement"), the Underwriter has agreed to purchase from the Depositor all of the Offered Certificates. The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent and that the Underwriter will be obligated to purchase all the Offered Certificates, if any are purchased.

         The Depositor has been advised by the Underwriter that it proposes to offer the Offered Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession, based on Initial Certificate Principal Balances, not in excess of % of the Class A- Certificates, % of the Class Certificates, % of the Class A-R Certificates, % of the Class B-Certificates and % of the Class Certificates. The Underwriter may allow and such dealers may reallow a concession not in excess of, based on Initial Certificate Principal Balances, % of the Class A- Certificates, % of the Class Certificates, % of the Class A-R Certificates, % of the Class B- Certificates and % of the Class Certificates to certain other dealers. After the initial public offering of each Class of Offered Certificates, the public offering price and such concessions for such Class may be changed.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriter may be required to make in respect thereof.

         Until the distribution of the Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Certificates. As an exemption to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of each Class of Certificates. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

         Neither the Seller nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Seller nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                 LEGAL MATTERS

         The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor Brown & Wood LLP, New York, New York. __________, ________, __________ will pass upon certain legal matters on behalf of the Underwriter.

                                    RATINGS

         It is a condition to issuance that the Certificates be rated "___" by _____ and "___" by _________.

         A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Certificateholders might realize a lower than anticipated yield.

         The ratings assigned to the Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Certificates may result in a reduction of one or more of the ratings assigned to the Certificates.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

         The Depositor has not requested a rating of the Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                           INDEX OF PRINCIPAL TERMS

         Set forth below is a list of certain of the more significant capitalized terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found.

TERM                                                                      PAGE

Adjusted Certificate Principal Balance.....................................S-6
Advance...................................................................S-38
Agreement..................................................................S-1
APR........................................................................S-7
Available Distribution Amount.............................................S-33
Book-Entry Certificates...................................................S-44
Business Day...............................................................S-2
Carryover Interest Distribution Amount....................................S-34
Certificate Account.......................................................S-31
Certificate Owners.........................................................S-2
Certificate Principal Balance.............................................S-37
Certificateholders.........................................................S-3
Certificates...............................................................S-1
Class A Formula Principal Distribution Amount.............................S-35
Class A Percentage........................................................S-35
Class B-1 Formula Principal Distribution Amount...........................S-35
Class B-1 Liquidation Loss Amount..........................................S-5
Class B-1 Percentage......................................................S-36
Class B-2 Formula Principal Distribution Amount...........................S-35
Class B-2 Liquidation Loss Amount..........................................S-5
Class B-2 Percentage......................................................S-36
CLD.......................................................................S-19
Code............................................................S-1, S-9, S-47
Compensating Interest.....................................................S-39
Contract Pool..............................................................S-7
Contract Principal Balance.................................................S-5
Contracts.............................................................S-1, S-7
Corporate Trust Office....................................................S-44
Cross-over Date...........................................................S-37
Current Overcollateralization Amount.................................S-4, S-38
Cut-off Date...............................................................S-2
Deposit Date..............................................................S-33
Determination Date........................................................S-33
DTC........................................................................S-2
Due Date...................................................................S-7
Eligible Account..........................................................S-33
ERISA......................................................................S-9
Events of Default.........................................................S-42
Final Scheduled Distribution Date..........................................S-6
Formula Principal Distribution Amount.....................................S-34
Fractional Interests......................................................S-42
HID.......................................................................S-19
HUD.......................................................................S-19
IndyMac....................................................................S-1
Initial Certificate Principal Balance......................................S-1
Interest Accrual Period...................................................S-34
Interest Distribution Amount..............................................S-34
Issuing REMIC........................................................S-9, S-46
Land-and-Home Contracts....................................................S-7
Liquidation Expenses.......................................................S-5
Liquidation Loss Amount..............................................S-5, S-38
Liquidation Loss Interest Amount.....................................S-6, S-34
Liquidation Proceeds.......................................................S-5
Manufactured Homes.........................................................S-7
Manufactured housing contracts............................................S-14
MHD.......................................................................S-19
Monthly Payment...........................................................S-14
Mortgage...................................................................S-8
Nonrecoverable Advance....................................................S-38
Obligor...................................................................S-23
Offered Certificates.......................................................S-1
Overcollateralization Reduction Amount................................S-4,S-38
Pass-Through Rate..........................................................S-1
Percentage Interest........................................................S-2
Pooling REMIC........................................................S-9, S-46
Prepayment Model..........................................................S-25
Principal Distribution Tests..............................................S-37
Record Date................................................................S-3
REMIC......................................................................S-1
REO Property..............................................................S-40
Seller.....................................................................S-1
Servicing Fee.............................................................S-41
SMMEA.....................................................................S-10
Target Overcollateralization Amount..................................S-4, S-38
Termination Price.........................................................S-40
TPL Department............................................................S-19
Trust......................................................................S-1
Trust Fund.................................................................S-2
Trustee....................................................................S-1
Trustee Fee...............................................................S-41
UCC.......................................................................S-12
Underwriting Agreement....................................................S-50
Unpaid Certificate Principal Shortfall....................................S-35
Unpaid Liquidation Loss Interest Shortfall................................S-34
Value.....................................................................S-18

------------------------------------------------------          -----------------------------------------------------

         NO DEALER  SALESPERSON  OR OTHER  PERSON HAS
BEEN  AUTHORIZED TO GIVE ANY  INFORMATION  OR TO MAKE
ANY  REPRESENTATION  NOT CONTAINED IN THIS PROSPECTUS
SUPPLEMENT  OR THE  PROSPECTUS  AND IF  GIVEN OR MADE
SUCH  INFORMATION  OR  REPRESENTATION   MUST  NOT  BE
RELIED  UPON  AS  HAVING  BEEN   AUTHORIZED   BY  THE
DEPOSITOR  OR  ANY   UNDERWRITER.   THIS   PROSPECTUS
SUPPLEMENT  AND THE  PROSPECTUS DO NOT  CONSTITUTE AN
OFFER  TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY
ANY  OF  THE   SECURITIES   OFFERED   HEREBY  IN  ANY
JURISDICTION  TO ANY PERSON TO WHOM IT IS UNLAWFUL TO
MAKE SUCH  OFFER IN SUCH  JURISDICTION.  NEITHER  THE
DELIVERY  OF  THIS   PROSPECTUS   SUPPLEMENT  OR  THE
PROSPECTUS  NOR ANY  SALE MADE HEREUNDER  SHALL UNDER
ANY CIRCUMSTANCES CREATE   ANY   IMPLICATION THAT THE
INFORMATION  HEREIN  IS  CORRECT   AS  OF   ANY  TIME                             IndyMac ABS Inc.
SUBSEQUENT TO THE DATE HEREOF  OR THAT THERE HAS BEEN
NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR  SINCE SUCH
DATE.

             ---------------------------                                              Depositor

                  TABLE OF CONTENTS

                                                 PAGE

                PROSPECTUS SUPPLEMENT

SUMMARY..............................................4
RISK FACTORS........................................15
THE CONTRACT POOL...................................18                               $___________
[INDYMAC, INC.].....................................23
YIELD AND PREPAYMENT CONSIDERATIONS.................27
PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL                             Manufactured Housing Contract Pass-
         BALANCE OUTSTANDING........................32                       Through Certificates 199___
PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL
         BALANCE OUTSTANDING........................33
PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL
         BALANCE OUTSTANDING........................34
DESCRIPTION OF THE CERTIFICATES.....................35
USE OF PROCEEDS.....................................51
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.............51
ERISA CONSIDERATIONS................................53
LEGAL INVESTMENT CONSIDERATIONS.....................54
[UNDERWRITING.......................................55                           [IndyMac.Inc.
[PLAN OF DISTRIBUTION...............................55
LEGAL MATTERS.......................................55                        Seller and Servicer
RATINGS.............................................56
INDEX OF PRINCIPAL TERMS............................57

                     PROSPECTUS

Prospectus Supplement or Current Report on Form 8-K.. 3
Available Information................................ 3
Incorporation of Certain Information by Reference.... 4
Reports to Certificateholders........................ 4
Summary of Terms..................................... 3
Risk Factors.......................................  15
The Trust Fund.....................................  22                         PROSPECTUS SUPPLEMENT
Use of Proceeds....................................  26
The Depositor......................................  26
The Manufactured Housing Program...................  27
Description of the Certificates....................  30
Credit Enhancement.................................  44
Yield and Prepayment Considerations................  49
The Agreements.....................................  52
Certain Legal Aspects of the Contracts.............  67
Federal Income Tax Consequences....................  86
State Tax Considerations........................... 107
ERISA Considerations............................... 107
Legal Investment................................... 112
Method of Distribution............................. 113
Legal Matters...................................... 114
Financial Information.............................. 114
Rating............................................. 114
Index of Defined Terms............................. 116

         UNTIL  _________________  ALL DEALERS  EFFECTING  TRANSACTIONS IN THE
OFFERED  CERTIFICATES WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION MAY BE
REQUIRED  TO  DELIVER  A  PROSPECTUS  SUPPLEMENT  AND  PROSPECTUS.  THIS IS IN
ADDITION TO THE  OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS  SUPPLEMENT AND
PROSPECTUS  WHEN  ACTING AS  UNDERWRITERS  AND WITH  RESPECT  TO THEIR  UNSOLD
ALLOTMENTS OR SUBSCRIPTIONS.

------------------------------------------------------          -----------------------------------------------------

                                   PROSPECTUS

                                INDYMAC ABS, INC.
                                    DEPOSITOR
                            ASSET BACKED CERTIFICATES
                              (ISSUABLE IN SERIES)

                                ----------------

         THIS PROSPECTUS RELATES TO THE ISSUANCE OF ASSET BACKED CERTIFICATES (THE "CERTIFICATES"), WHICH MAY BE SOLD FROM TIME TO TIME IN ONE OR MORE SERIES (EACH, A "SERIES") BY INDYMAC ABS, INC. (THE "DEPOSITOR") OR BY A TRUST FUND (AS DEFINED BELOW) ON TERMS DETERMINED AT THE TIME OF SALE AND DESCRIBED IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THE CERTIFICATES OF A SERIES WILL CONSIST OF CERTIFICATES WHICH EVIDENCE BENEFICIAL OWNERSHIP OF A TRUST ESTABLISHED BY THE DEPOSITOR (EACH, A "TRUST FUND"). AS SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, THE TRUST FUND FOR A SERIES OF CERTIFICATES WILL INCLUDE CERTAIN ASSETS (THE "TRUST FUND ASSETS") WHICH WILL CONSIST PRIMARILY OF MANUFACTURED HOUSING INSTALLMENT SALES CONTRACTS OR INSTALLMENT LOAN AGREEMENTS (THE "CONTRACTS"). THE TRUST FUND ASSETS WILL BE ACQUIRED BY THE DEPOSITOR, EITHER DIRECTLY OR INDIRECTLY, FROM ONE OR MORE INSTITUTIONS (EACH, A "SELLER"), WHICH MAY BE AFFILIATES OF THE DEPOSITOR, AND CONVEYED BY THE DEPOSITOR TO THE RELATED TRUST FUND. A TRUST FUND ALSO MAY INCLUDE INSURANCE POLICIES, SURETY BONDS, CASH ACCOUNTS, REINVESTMENT INCOME, GUARANTIES OR LETTERS OF CREDIT TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. SEE "INDEX OF DEFINED TERMS" ON PAGE 95 OF THIS PROSPECTUS FOR THE LOCATION OF THE DEFINITIONS OF CERTAIN CAPITALIZED TERMS.

EACH SERIES OF CERTIFICATES WILL BE ISSUED IN ONE OR MORE CLASSES. EACH CLASS OF CERTIFICATES OF A SERIES WILL EVIDENCE BENEFICIAL OWNERSHIP OF A SPECIFIED PERCENTAGE (WHICH MAY BE 0%) OR PORTION OF FUTURE INTEREST PAYMENTS AND A SPECIFIED PERCENTAGE (WHICH MAY BE 0%) OR PORTION OF FUTURE PRINCIPAL PAYMENTS ON THE RELATED TRUST FUND ASSETS. A SERIES OF CERTIFICATES MAY INCLUDE ONE OR MORE CLASSES THAT ARE SENIOR IN RIGHT OF PAYMENT TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF SUCH SERIES. ONE OR MORE CLASSES OF CERTIFICATES OF A SERIES MAY BE ENTITLED TO RECEIVE DISTRIBUTIONS OF PRINCIPAL, INTEREST OR ANY COMBINATION THEREOF PRIOR TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF SUCH SERIES OR AFTER THE OCCURRENCE OF SPECIFIED EVENTS, IN EACH CASE AS SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT.
                                                  (COVER CONTINUED ON NEXT PAGE)
                                ----------------
     FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE
       CERTIFICATES, SEE THE INFORMATION UNDER "RISK FACTORS" ON PAGE 15.
                                ----------------
         THE CERTIFICATES OF A GIVEN SERIES WILL REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST FUND ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE MASTER SERVICER, ANY SELLER OR ANY AFFILIATES THEREOF, EXCEPT TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. THE CERTIFICATES AND THE CONTRACTS WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR OR ANY OTHER PERSON OR ENTITY, EXCEPT IN EACH CASE TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. THE DEPOSITOR IS NOT A GOVERNMENTAL AGENCY OR INSTRUMENTALITY NOR IS IT AFFILIATED WITH ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                                ----------------

 THESE CERTIFICATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ----------------

         Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Certificates will develop, or if it does develop, that it will continue or provide Certificateholders with a sufficient level of liquidity of investment. This Prospectus may not be used to consummate sales of Certificates of any Series unless accompanied by a Prospectus Supplement. Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.


__________ __, 1998

(CONTINUED FROM COVER PAGE)

         Distributions to Certificateholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of a Series will be made from the related Trust Fund Assets or proceeds thereof pledged for the benefit of the Certificateholders as specified in the related Prospectus Supplement.

         The related Prospectus Supplement will describe any insurance or guarantee provided with respect to the related Series of Certificates including, without limitation, any insurance or guarantee provided by the Department of Housing and Urban Development, the United States Department of Veterans' Affairs or any private insurer or guarantor. The only obligations of the Depositor with respect to a Series of Certificates will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related Series of Certificates the Depositor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Certificates will be limited to its contractual servicing obligations, including any obligation it may have to advance delinquent interest and/or principal payments on the related Trust Fund Assets.

         The yield on each class of Certificates of a Series will be affected by, among other things, the rate of payments of principal (including prepayments) on the related Trust Fund Assets and the timing of receipt of such payments as described under "Risk Factors -- Prepayment and Yield Considerations" and "Yield and Prepayment Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described under "The Agreements -- Termination"; Optional Termination herein and in the related Prospectus Supplement.

         If specified in the related Prospectus Supplement, one or more elections may be made to treat a Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") or as a financial asset securitization investment trust ("FASIT") for federal income tax purposes. See "Federal Income Tax Consequences".

                                                                               7
         UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

               PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

         The Prospectus Supplement or Current Report on Form 8-K relating to the Certificates of each Series to be offered hereunder will, among other things, set forth with respect to such Certificates, as appropriate: (i) the aggregate principal amount, interest rate and authorized denominations of each class of such Series of Certificates; (ii) information as to the assets of the Trust Fund, including the general characteristics of the related Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account or other cash account; (iii) the circumstances, if any, under which the Trust Fund may be subject to early termination; (iv) the method used to calculate the amount of principal to be distributed or paid with respect to each class of Certificates; (v) the order of application of distributions or payments to each of the classes within such Series, whether sequential, pro rata, or otherwise;
(vi) the Distribution Dates with respect to such Series; (vii) additional information with respect to the method of distribution of such Certificates;
(viii) whether one or more REMIC elections will be made with respect to the Trust Fund and, if so, the designation of the regular interests and the residual interests; (ix) whether a FASIT election will be made with respect to the Trust Fund, and if so, the designation of the regular interests and the ownership interest; (x) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (xi) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (xii) information as to the Seller, the Master Servicer and the Trustee.

                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Certificates contain descriptions of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site at http://www.sec.gov from which such Registration Statement and exhibits may be obtained.

         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus
Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Certificates issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Neither the Depositor nor the Master Servicer for any Series intends to file with the Commission periodic reports with respect to the related Trust Fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act, and accordingly such periodic reports will not be filed for such Trust Fund subsequent to the first fiscal year of such Trust Fund unless at the beginning of any subsequent fiscal year of such Trust Fund the Certificates of any Class issued by such Trust Fund are held of record by 300 or more persons.

         The Trustee or such other entity specified in the related Prospectus Supplement on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee or the address of such other entity, in each case as specified in the accompanying Prospectus Supplement. Included in the accompanying Prospectus Supplement is the name, address, telephone number, and, if available, facsimile number of the office or contact person at the Corporate Trust Office of the Trustee or such other entity.

                          REPORTS TO CERTIFICATEHOLDERS

         Periodic and annual reports concerning the related Trust Fund for a Series of Certificates will be forwarded to Certificateholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Certificates -- Reports to Certificateholders".

                                SUMMARY OF TERMS

         THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT WITH RESPECT TO THE SERIES OF CERTIFICATES OFFERED THEREBY AND TO THE RELATED AGREEMENT (AS SUCH TERM IS DEFINED BELOW) WHICH WILL BE PREPARED IN CONNECTION WITH EACH SERIES OF CERTIFICATES. UNLESS OTHERWISE SPECIFIED, CAPITALIZED TERMS USED AND NOT DEFINED IN THIS SUMMARY OF TERMS HAVE THE MEANINGS GIVEN TO THEM IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT. SEE "INDEX OF DEFINED TERMS" ON PAGE 95 OF THIS PROSPECTUS FOR THE LOCATION OF THE DEFINITIONS OF CERTAIN CAPITALIZED TERMS.


Title of Certificates..................    Asset   Backed    Certificates   (the
                                           "Certificates"),  which are  issuable
                                           in Series.

Depositor..............................    IndyMac   ABS,   Inc.,   a   Delaware
                                           corporation.

Trustee................................    The  trustee(s)  (the  "Trustee") for
                                           each Series of  Certificates  will be
                                           specified  in the related  Prospectus
                                           Supplement.   See  "The   Agreements"
                                           herein  for  a  description   of  the
                                           Trustee's rights and obligations.

Master Servicer........................    The  entity  or  entities   named  as
                                           Master    Servicer    (the    "Master
                                           Servicer") in the related  Prospectus
                                           Supplement, which may be an affiliate
                                           of   the    Depositor.    See    "The
                                           Agreements--      Certain     Matters
                                           Regarding the Master Servicer and the
                                           Depositor".

Trust Fund Assets......................    Assets of the Trust Fund for a Series
                                           of Certificates  will include certain
                                           assets  (the  "Trust  Fund   Assets")
                                           which will  consist  primarily of the
                                           Contracts,  together with payments in
                                           respect   of   the   Contracts,    as
                                           specified  in the related  Prospectus
                                           Supplement.  At the time of  issuance
                                           of the  Certificates  of the  Series,
                                           the   Depositor    will   cause   the
                                           Contracts  constituting  the  related
                                           Trust  Fund  to be  assigned  to  the
                                           Trustee,    without   recourse.   The
                                           Contracts will be collected in a pool
                                           (each,  a "Pool") as of the first day
                                           of the month of the  issuance  of the
                                           related  Series  of  Certificates  or
                                           such  other  date  specified  in  the
                                           related  Prospectus  Supplement  (the
                                           "Cut-off  Date").  Trust Fund  Assets
                                           also may include insurance  policies,
                                           surety    bonds,    cash    accounts,
                                           reinvestment  income,  guaranties  or
                                           letters   of  credit  to  the  extent
                                           described  in the related  Prospectus
                                           Supplement. See "Credit Enhancement".
                                           In    addition,    if   the   related
                                           Prospectus  Supplement  so  provides,
                                           the  related  Trust Fund  Assets will
                                           include  the funds on  deposit  in an
                                           account  (a  "Pre-Funding   Account")
                                           which   will  be  used  to   purchase
                                           additional   Contracts   during   the
                                           period  specified in such  Prospectus
                                           Supplement.   See  "The  Agreements--
                                           Pre-Funding Account".

Contracts..............................    The   Contracts   will   consist   of
                                           manufactured housing installment sale
                                           contracts   and   installment    loan
                                           agreements   secured  by  a  security
                                           interest    in   a   new   or    used
                                           manufactured     home    (each,     a
                                           "Manufactured  Home"),  and,  to  the
                                           extent,  if  any,  indicated  in  the
                                           related Prospectus  Supplement,  by a
                                           mortgage or deed of trust on the real
                                           estate on which the manufactured home
                                           is  located.  The  Contracts  may  be
                                           conventional  Contracts  or contracts
                                           insured   by  the   Federal   Housing
                                           Administration  ("FHA") or  partially
                                           guaranteed     by    the     Veterans
                                           Administration  ("VA"). See "--Credit
                                           Support--   FHA    Insurance".    The
                                           Manufactured  Homes may be located in
                                           any  of  the  fifty   states  or  any
                                           territory or possession of the United
                                           States. Each Contract may provide for
                                           an annual  percentage rate thereon (a
                                           "Contract  Rate")  that is fixed over
                                           its term or that adjusts as described
                                           in the related Prospectus Supplement.
                                           The manner of  determining  scheduled
                                           payments due on the Contract  will be
                                           described  in the related  Prospectus
                                           Supplement. Each Contract may provide
                                           for  scheduled  payments to maturity,
                                           payments  that  adjust  from  time to
                                           time to  accommodate  changes  in the
                                           Contract   Rate  or  to  reflect  the
                                           occurrence of certain events, and may
                                           provide for negative  amortization or
                                           accelerated  amortization,   in  each
                                           case  as  described  in  the  related
                                           Prospectus Supplement.  Each Contract
                                           may   provide    for    payments   of
                                           principal,  interest or both,  on due
                                           dates that occur monthly,  quarterly,
                                           semiannually   or   at   such   other
                                           interval  as  is   specified  in  the
                                           related  Prospectus  Supplement.  The
                                           related  Prospectus  Supplement  will
                                           describe   the   minimum    principal
                                           balance   of   the    Contracts    at
                                           origination and the maximum  original
                                           term to  maturity  of the  Contracts.
                                           All   Contracts    will   have   been
                                           purchased  by the  Depositor,  either
                                           directly  or  through  an  affiliate,
                                           from one or more Sellers.

Description of the Certificates........    Each  Certificate  will  represent  a
                                           beneficial  ownership interest in, or
                                           be  secured by the assets of, a Trust
                                           Fund   created   by   the   Depositor
                                           pursuant  to an  Agreement  among the
                                           Depositor,  the Master  Servicer  and
                                           the Trustee  for the related  Series.
                                           The Certificates of any Series may be
                                           issued  in one  or  more  classes  as
                                           specified  in the related  Prospectus
                                           Supplement.  A Series of Certificates
                                           may  include  one or more  classes of
                                           senior  Certificates   (collectively,
                                           the "Senior Certificates") and one or
                                           more    classes    of     subordinate
                                           Certificates    (collectively,    the
                                           "Subordinated  Securities").  Certain
                                           Series or classes of Certificates may
                                           be covered by  insurance  policies or
                                           other forms of credit enhancement, in
                                           each case as described  under "Credit
                                           Enhancement"   herein   and   in  the
                                           related Prospectus Supplement.

                                           One or more  classes of  Certificates
                                           of each Series (i) may be entitled to
                                           receive distributions  allocable only
                                           to principal,  only to interest or to
                                           any combination thereof;  (ii) may be
                                           entitled  to  receive   distributions
                                           only  of   prepayments  of  principal
                                           throughout    the    lives   of   the
                                           Certificates   or  during   specified
                                           periods; (iii) may be subordinated in
                                           the right to receive distributions of
                                           scheduled   payments  of   principal,
                                           prepayments of principal, interest or
                                           any  combination  thereof  to  one or
                                           more other classes of Certificates of
                                           such Series  throughout  the lives of
                                           the  Certificates or during specified
                                           periods;  (iv)  may  be  entitled  to
                                           receive such distributions only after
                                           the occurrence of events specified in
                                           the  related  Prospectus  Supplement;
                                           (v)  may  be   entitled   to  receive
                                           distributions  in  accordance  with a
                                           schedule  or  formula or on the basis
                                           of   collections    from   designated
                                           portions  of the  related  Trust Fund
                                           Assets;   (vi)  as  to   Certificates
                                           entitled to  distributions  allocable
                                           to  interest,   may  be  entitled  to
                                           receive interest at a fixed rate or a
                                           rate that is subject  to change  from
                                           time  to  time;   and   (vii)  as  to
                                           Certificates        entitled       to
                                           distributions  allocable to interest,
                                           may  be  entitled  to   distributions
                                           allocable to interest  only after the
                                           occurrence of events specified in the
                                           related Prospectus Supplement and may
                                           accrue  interest  until  such  events
                                           occur,  in each case as  specified in
                                           the  related  Prospectus  Supplement.
                                           The  timing   and   amounts  of  such
                                           distributions  may vary among classes
                                           or over  time,  as  specified  in the
                                           related Prospectus Supplement.

Distributions on the Certificates......    Distributions   on  the  Certificates
                                           entitled   thereto   will   be   made
                                           monthly, quarterly,  semi-annually or
                                           at such  other  intervals  and on the
                                           dates   specified   in  the   related
                                           Prospectus    Supplement   (each,   a
                                           "Distribution   Date")   out  of  the
                                           payments  received  in respect of the
                                           assets of the  related  Trust Fund or
                                           Funds or other assets pledged for the
                                           benefit   of  the   Certificates   as
                                           described under "Credit  Enhancement"
                                           herein to the extent specified in the
                                           related  Prospectus  Supplement.  The
                                           amount   allocable   to  payments  of
                                           principal   and   interest   on   any
                                           Distribution  Date will be determined
                                           as    specified    in   the   related
                                           Prospectus Supplement. The Prospectus
                                           Supplement    for   a    Series    of
                                           Certificates will describe the method
                                           for  allocating  distributions  among
                                           Certificates of different  classes as
                                           well  as the  method  for  allocating
                                           distributions  among Certificates for
                                           any particular class.

                                           Unless  otherwise  specified  in  the
                                           related  Prospectus  Supplement,  the
                                           aggregate  original principal balance
                                           of the  Certificates  will not exceed
                                           the aggregate distributions allocable
                                           to principal  that such  Certificates
                                           will  be  entitled  to  receive.   If
                                           specified  in the related  Prospectus
                                           Supplement,   the  Certificates  will
                                           have an aggregate  original principal
                                           balance equal to the aggregate unpaid
                                           principal  balance  of the Trust Fund
                                           Assets as of the related Cut-off Date
                                           and  will   bear   interest   in  the
                                           aggregate  at a  rate  equal  to  the
                                           Contract  Rate  net of the  aggregate
                                           servicing  fees and any other amounts
                                           specified  in the related  Prospectus
                                           Supplement or at such other  interest
                                           rate  as may  be  specified  in  such
                                           Prospectus  Supplement.  If specified
                                           in the related Prospectus Supplement,
                                           the  aggregate   original   principal
                                           balance  of  the   Certificates   and
                                           interest  rates  on  the  classes  of
                                           Certificates will be determined based
                                           on the cash  flow on the  Trust  Fund
                                           Assets.

                                           The  rate at which  interest  will be
                                           passed  through or paid to holders of
                                           each class of  Certificates  entitled
                                           thereto may be a fixed rate or a rate
                                           that is subject  to change  from time
                                           to time  from  the  time  and for the
                                           periods,  in each case,  as specified
                                           in the related Prospectus Supplement.
                                           Any such rate may be  calculated on a
                                           loan-by-loan,   weighted  average  or
                                           notional   amount  in  each  case  as
                                           described  in the related  Prospectus
                                           Supplement.

Credit Enhancement.....................    The  assets  in a  Trust  Fund or the
                                           Certificates  of one or more  classes
                                           in the  related  Series  may have the
                                           benefit  of  one  or  more  types  of
                                           credit  enhancement  as  described in
                                           the  related  Prospectus  Supplement.
                                           The    protection    against   losses
                                           afforded by any such  credit  support
                                           may    be    limited.    The    type,
                                           characteristics  and amount of credit
                                           enhancement  will be determined based
                                           on   the   characteristics   of   the
                                           Contracts  comprising  the Trust Fund
                                           Assets and other  factors and will be
                                           established    on   the    basis   of
                                           requirements  of each  Rating  Agency
                                           rating  the   Certificates   of  such
                                           Series. See "Credit Enhancement".

A. Subordination......................     A Series of Certificates  may consist
                                           of  one or  more  classes  of  Senior
                                           Certificates  and one or more classes
                                           of  Subordinated  Certificates.   The
                                           rights   of   the   holders   of  the
                                           Subordinated Certificates of a Series
                                           to receive distributions with respect
                                           to the  assets in the  related  Trust
                                           Fund  will  be  subordinated  to such
                                           rights of the  holders  of the Senior
                                           Certificates  of the same  Series  to
                                           the extent  described  in the related
                                           Prospectus      Supplement.      This
                                           subordination  is intended to enhance
                                           the likelihood of regular  receipt by
                                           holders of Senior Certificates of the
                                           full  amount of monthly  payments  of
                                           principal and interest due them.  The
                                           protection afforded to the holders of
                                           Senior  Certificates  of a Series  by
                                           means  of the  subordination  feature
                                           will  be   accomplished  by  (i)  the
                                           preferential right of such holders to
                                           receive,  prior  to any  distribution
                                           being made in respect of the  related
                                           Subordinated    Certificates,     the
                                           amounts of interest and/or  principal
                                           due  them on each  Distribution  Date
                                           out  of  the  funds   available   for
                                           distribution  on  such  date  in  the
                                           related  Collection  Account  and, to
                                           the extent  described  in the related
                                           Prospectus  Supplement,  by the right
                                           of such  holders  to  receive  future
                                           distributions  on the  assets  in the
                                           related   Trust   Fund   that   would
                                           otherwise  have been  payable  to the
                                           holders of Subordinated Certificates;
                                           (ii) reducing the ownership  interest
                                           (if   applicable)   of  the   related
                                           Subordinated Certificates; or (iii) a
                                           combination  of clauses  (i) and (ii)
                                           above. If so specified in the related
                                           Prospectus Supplement,  subordination
                                           may  apply   only  in  the  event  of
                                           certain  types of losses not  covered
                                           by  other  forms of  credit  support,
                                           such as hazard  losses not covered by
                                           standard hazard insurance policies or
                                           losses due to the bankruptcy or fraud
                                           of   the   borrower.    The   related
                                           Prospectus  Supplement will set forth
                                           information  concerning,  among other
                                           things,  the amount of  subordination
                                           of a class or classes of Subordinated
                                           Certificates   in   a   Series,   the
                                           circumstances     in    which    such
                                           subordination will be applicable, and
                                           the  manner,  if any,  in  which  the
                                           amount of subordination will decrease
                                           over time.

B. Reserve Account....................     One or more reserve accounts or other
                                           cash  accounts   (each,   a  "Reserve
                                           Account")  may  be  established   and
                                           maintained   for   each   Series   of
                                           Certificates.  The related Prospectus
                                           Supplement  will  specify  whether or
                                           not  such  Reserve  Accounts  will be
                                           included  in the  corpus of the Trust
                                           Fund for such  Series  and will  also
                                           specify  the manner of  funding  such
                                           Reserve  Accounts and the  conditions
                                           under  which the  amounts in any such
                                           Reserve Accounts will be used to make
                                           distributions     to    holders    of
                                           Certificates of a particular class or
                                           released from such Reserve Accounts.

C. Letter of Credit...................     If  so   specified   in  the  related
                                           Prospectus Supplement, credit support
                                           may  be   provided  by  one  or  more
                                           letters of credit. A letter of credit
                                           may   provide   limited    protection
                                           against certain losses in addition to
                                           or in lieu of other  credit  support,
                                           such   as   losses   resulting   from
                                           delinquent  payments on the Contracts
                                           in the  related  Trust  Fund,  losses
                                           from risks not  covered  by  standard
                                           hazard insurance policies, losses due
                                           to   bankruptcy  of  a  borrower  and
                                           application of certain  provisions of
                                           the  Bankruptcy  Code, and losses due
                                           to denial of  insurance  coverage due
                                           to    misrepresentations    made   in
                                           connection  with the  origination  or
                                           sale of a Contract. The issuer of the
                                           letter  of credit  (the  "L/C  Bank")
                                           will be  obligated  to honor  demands
                                           with   respect  to  such   letter  of
                                           credit,  to the  extent of the amount
                                           available thereunder,  and to provide
                                           funds  under  the  circumstances  and
                                           subject  to  such  conditions  as are
                                           specified  in the related  Prospectus
                                           Supplement.  The liability of the L/C
                                           Bank under its letter of credit  will
                                           be   reduced   by   the   amount   of
                                           unreimbursed payments thereunder.

                                           The maximum  liability  of a L/C Bank
                                           under its letter of credit will be an
                                           amount    equal   to   a   percentage
                                           specified  in the related  Prospectus
                                           Supplement  of the initial  aggregate
                                           outstanding  principal balance of the
                                           Contracts  in the related  Trust Fund
                                           or   one   or   more    classes    of
                                           Certificates  of the  related  Series
                                           (the "L/C  Percentage").  The maximum
                                           amount  available  at any  time to be
                                           paid under a letter of credit will be
                                           determined  in the  manner  specified
                                           therein and in the related Prospectus
                                           Supplement.

D. Insurance Policies; Surety
   Bonds and Guarantees...............     If  so   specified   in  the  related
                                           Prospectus Supplement, credit support
                                           for a Series  may be  provided  by an
                                           insurance policy and/or a surety bond
                                           issued  by  one  or  more   insurance
                                           companies    or    sureties.     Such
                                           certificate  guarantee  insurance  or
                                           surety  bond  will  guarantee  timely
                                           distributions of interest and/or full
                                           distributions  of  principal  on  the
                                           basis  of  a  schedule  of  principal
                                           distributions   set   forth   in   or
                                           determined in the manner specified in
                                           the related Prospectus Supplement. If
                                           specified  in the related  Prospectus
                                           Supplement,  one or  more  bankruptcy
                                           bonds,   special   hazard   insurance
                                           policies,    other    insurance    or
                                           third-party guarantees may be used to
                                           provide  coverage  for the  risks  of
                                           default  or types of losses set forth
                                           in such Prospectus Supplement.

E. Over-Collateralization.............     If  so  provided  in  the  Prospectus
                                           Supplement    for   a    Series    of
                                           Certificates,   a   portion   of  the
                                           interest payment on each Contract may
                                           be   applied    as   an    additional
                                           distribution  in respect of principal
                                           to reduce the principal  balance of a
                                           certain    class   or    classes   of
                                           Certificates  and,  thus,  accelerate
                                           the rate of payment of  principal  on
                                           such     class    or    classes    of
                                           Certificates.

F. Contract Pool Insurance
   Policy.............................     A pool  insurance  policy or policies
                                           may be obtained  and  maintained  for
                                           Contracts  relating  to any Series of
                                           Certificates,  which shall be limited
                                           in scope,  covering  defaults  on the
                                           related   Contracts   in  an  initial
                                           amount    equal   to   a    specified
                                           percentage of the aggregate principal
                                           balance of all Contracts  included in
                                           the  Pool as of the  related  Cut-off
                                           Date.

G. FHA Insurance......................     If    specified    in   the   related
                                           Prospectus   Supplement,   all  or  a
                                           portion  of the  Contracts  in a Pool
                                           may be  (i)  insured  by the  Federal
                                           Housing  Administration  (the  "FHA")
                                           and/or (ii)  partially  guaranteed by
                                           the  Department of Veterans'  Affairs
                                           (the  "VA").   See   "Certain   Legal
                                           Aspects   of  the   Contracts--   FHA
                                           Insurance and VA Guaranties".

H. Cross-Collateralization............     If    specified    in   the   related
                                           Prospectus    Supplement,    separate
                                           classes  of a Series of  Certificates
                                           may evidence the beneficial ownership
                                           of, or be secured by, separate groups
                                           of assets  included  in a Trust Fund.
                                           In such case,  credit  support may be
                                           provided       by      a       cross-
                                           collateralization    feature    which
                                           requires that  distributions  be made
                                           with    respect    to    Certificates
                                           evidencing  a  beneficial   ownership
                                           interest  in, or  secured  by, one or
                                           more    asset    groups    prior   to
                                           distributions     to     Subordinated
                                           Certificates  evidencing a beneficial
                                           ownership interest in, or secured by,
                                           other  asset  groups  within the same
                                           Trust Fund.  See "Credit  Enhancement
                                           -- Cross-Collateralization".

                                           If    specified    in   the   related
                                           Prospectus  Supplement,  the coverage
                                           provided  by one or more of the forms
                                           of credit  enhancement  described  in
                                           this     Prospectus     may     apply
                                           concurrently  to two or more separate
                                           Trust  Funds.   If  applicable,   the
                                           related  Prospectus  Supplement  will
                                           identify  the  Trust  Funds  to which
                                           such credit  enhancement  relates and
                                           the manner of determining  the amount
                                           of  coverage  provided  to such Trust
                                           Funds thereby and of the  application
                                           of such  coverage  to the  identified
                                           Trust Funds. See "Credit  Enhancement
                                           --Cross-Collateralization".

Advances...............................    The   Master    Servicer    and,   if
                                           applicable,       each      servicing
                                           institution  that services a Contract
                                           in a Pool  on  behalf  of the  Master
                                           Servicer (each, a "Sub-Servicer") may
                                           be  obligated   to  advance   amounts
                                           (each, an "Advance") corresponding to
                                           delinquent  interest and/or principal
                                           payments on such  Contract  until the
                                           date,  as  specified  in the  related
                                           Prospectus Supplement,  following the
                                           date    on    which    the    related
                                           Manufactured   Home  is  sold   after
                                           repossession  (and,  in the  case  of
                                           Land-and-Home  Contracts,  after  the
                                           related  underlying  real property is
                                           sold in  foreclosure)  or the related
                                           Contract is otherwise liquidated. Any
                                           obligation  to make  Advances  may be
                                           subject to  limitations  as specified
                                           in the related Prospectus Supplement.
                                           If  so   specified   in  the  related
                                           Prospectus  Supplement,  Advances may
                                           be   drawn   from  a   cash   account
                                           available   for   such   purpose   as
                                           described    in    such    Prospectus
                                           Supplement.    Advances    will    be
                                           reimbursable to the extent  described
                                           under     "Description     of     the
                                           Certificates -- Advances"  herein and
                                           in the related Prospectus Supplement.

                                           In the event the Master  Servicer  or
                                           Sub-Servicer fails to make a required
                                           Advance, the Trustee may be obligated
                                           to  advance  such  amounts  otherwise
                                           required to be advanced by the Master
                                           Servicer   or    Sub-Servicer.    See
                                           "Description  of the  Certificates --
                                           Advances".

Optional Termination...................    The  Master  Servicer  or  the  party
                                           specified  in the related  Prospectus
                                           Supplement,  including  the holder of
                                           the  residual  interest in a REMIC or
                                           the holder of an  ownership  interest
                                           in a FASIT,  may have the  option  to
                                           effect early  retirement  of a Series
                                           of Certificates  through the purchase
                                           of the Trust Fund Assets.  The Master
                                           Servicer will deposit the proceeds of
                                           any such  purchase in the  Collection
                                           Account   for  each   Trust  Fund  as
                                           described  under  "The   Agreements--
                                           Payments  on  Contracts;  Deposit  to
                                           Collection    Account".    Any   such
                                           purchase  of Trust  Fund  Assets  and
                                           property acquired in respect of Trust
                                           Fund Assets  evidenced by a Series of
                                           Certificates  will  be  made  at  the
                                           option of the Master  Servicer,  such
                                           other person or, if applicable,  such
                                           holder of the REMIC residual interest
                                           or  FASIT  ownership  interest,  at a
                                           price   specified   in  the   related
                                           Prospectus  Supplement.  The exercise
                                           of  such  right  will  effect   early
                                           retirement  of  the  Certificates  of
                                           that  Series,  but the  right  of the
                                           Master  Servicer,  such other  person
                                           or, if applicable, such holder of the
                                           REMIC  residual   interest  or  FASIT
                                           ownership  interest to so purchase is
                                           subject to the  principal  balance of
                                           the related  Trust Fund Assets  being
                                           less than the percentage specified in
                                           the related Prospectus  Supplement of
                                           the  aggregate  principal  balance of
                                           the  Trust  Fund  Assets  as  of  the
                                           Cut-off  Date  for  the  Series.  The
                                           foregoing is subject to the provision
                                           that if a REMIC election is made with
                                           respect   to  a   Trust   Fund,   any
                                           repurchase   will  be  made  only  in
                                           connection    with    a    "qualified
                                           liquidation"  of the REMIC within the
                                           meaning of Section  860F(g)(4) of the
                                           Code, and if a FASIT election is made
                                           with  respect  to a Trust  Fund,  any
                                           repurchase  will be made only if such
                                           repurchase  would not be a prohibited
                                           transaction  within  the  meaning  of
                                           section 860L(e)(2) of the Code.

Legal Investment.......................    The  Prospectus  Supplement  for each
                                           series of  Certificates  will specify
                                           which,  if  any,  of the  classes  of
                                           Certificates      offered     thereby
                                           constitute      "mortgage     related
                                           securities"   for   purposes  of  the
                                           Secondary Mortgage Market Enhancement
                                           Act of  1984  ("SMMEA").  Classes  of
                                           Certificates    that    qualify    as
                                           "mortgage related securities" will be
                                           legal  investments  for certain types
                                           of  institutional  investors  to  the
                                           extent provided in SMMEA, subject, in
                                           any case,  to any  other  regulations
                                           which may govern  investments by such
                                           institutional investors. Institutions
                                           whose   investment   activities   are
                                           subject to review by federal or state
                                           authorities should consult with their
                                           counsel or the applicable authorities
                                           to determine whether an investment in
                                           a  particular  class of  Certificates
                                           (whether    or   not    such    class
                                           constitutes   a   "mortgage   related
                                           security")  complies with  applicable
                                           guidelines,   policy   statements  or
                                           restrictions. See "Legal Investment".

Federal Income Tax Consequences........    The federal  income tax  consequences
                                           to   Certificateholders   will   vary
                                           depending  on  whether  one  or  more
                                           elections are made to treat the Trust
                                           Fund or specified portions thereof as
                                           either a REMIC or a FASIT  under  the
                                           provisions  of the  Internal  Revenue
                                           Code  of  1986,   as   amended   (the
                                           "Code").  The  Prospectus  Supplement
                                           for each Series of Certificates  will
                                           specify whether such an election will
                                           be made.

                                           If  a  REMIC   election  or  a  FASIT
                                           election   is   made,    Certificates
                                           representing  regular  interests in a
                                           REMIC  or  FASIT  will  generally  be
                                           treated as evidences of  indebtedness
                                           for  federal  tax  purposes.   Stated
                                           interest  on such  regular  interests
                                           will be  taxable as  ordinary  income
                                           and  taken  into  account  using  the
                                           accrual    method   of    accounting,
                                           regardless  of  the  holder's  normal
                                           accounting method. If neither a REMIC
                                           election  nor  a  FASIT  election  is
                                           made,  interest  (other than original
                                           issue     discount     ("OID"))    on
                                           Certificates  that are  characterized
                                           as  indebtedness  for federal  income
                                           tax purposes  will be  includible  in
                                           income   by   holders    thereof   in
                                           accordance with their usual method of
                                           accounting.

                                           Certain classes of  Certificates  may
                                           be issued  with OID. A holder  should
                                           be  aware   that  the  Code  and  the
                                           Treasury   regulations    promulgated
                                           thereunder do not adequately  address
                                           certain issues relevant to prepayable
                                           securities, such as the Certificates.

                                           Holders  that  will  be  required  to
                                           report  income  with  respect  to the
                                           related    Certificates   under   the
                                           accrual method of accounting  will do
                                           so  without  giving  effect to delays
                                           and   reductions   in   distributions
                                           attributable    to   a   default   or
                                           delinquency on the Contracts,  except
                                           possibly to the extent that it can be
                                           established  that  such  amounts  are
                                           uncollectible.   As  a  result,   the
                                           amount  of  income   (including  OID)
                                           reported by a holder of a Certificate
                                           in  any  period  could  significantly
                                           exceed the amount of cash distributed
                                           to such holder in that period.

                                           In the  opinion  of Brown & Wood LLP,
                                           if a  REMIC  election  is  made  with
                                           respect to a Series of  Certificates,
                                           then the  arrangement  by which  such
                                           Certificates   are  issued   will  be
                                           treated  as a REMIC as long as all of
                                           the   provisions   of  the   relevant
                                           Agreement    are    complied    with.
                                           Certificates  will be  designated  as
                                           "regular   interests"   or  "residual
                                           interests"   in  a  REMIC.   A  REMIC
                                           generally  will  not  be  subject  to
                                           entity-level tax. Rather, the taxable
                                           income or net loss of a REMIC will be
                                           taken into  account by the holders of
                                           residual interests. Such holders will
                                           report their  proportionate  share of
                                           the  taxable   income  of  the  REMIC
                                           whether  or  not  they  receive  cash
                                           distributions    from    the    REMIC
                                           attributable  to  such  income.   The
                                           portion of the REMIC  taxable  income
                                           consisting  of  "excess   inclusions"
                                           generally   may  not  be   offset  by
                                           otherwise  allowable   deductions  or
                                           losses of the holder,  including  the
                                           net operating deductions.

                                           In the  opinion  of Brown & Wood LLP,
                                           if a  FASIT  election  is  made  with
                                           respect  to a Series  of  Securities,
                                           then the  arrangement  by which  such
                                           Securities are issued will be treated
                                           as a  FASIT  as  long  as  all of the
                                           provisions of the relevant  Agreement
                                           are complied with. Securities will be
                                           designated as regular interests or as
                                           the  ownership  interest.  The  FASIT
                                           generally  will not be  subject to an
                                           entity-level tax. Rather, the taxable
                                           income or net loss of the FASIT  will
                                           be taken  into  account by the holder
                                           of the ownership  interest whether or
                                           not   the   holder    receives   cash
                                           distributions    from    the    FASIT
                                           attributable  to  such  income.   The
                                           ownership  interest generally must be
                                           held at all  times  by a  domestic  C
                                           corporation       (an       "Eligible
                                           Corporation").  Furthermore,  certain
                                           regular  interests   referred  to  as
                                           High-Yield    interests    are   only
                                           suitable   investments  for  Eligible
                                           Corporations.   Income  derived  from
                                           holding   ownership   interests   and
                                           income     derived    from    holding
                                           High-Yield  interests  generally  may
                                           not be offset by otherwise  allowable
                                           deductions,  including  net operating
                                           loss deductions.

                                           In the  opinion  of Brown & Wood LLP,
                                           if a REMIC or a FASIT election is not
                                           made  with  respect  to a  Series  of
                                           Certificates, then the arrangement by
                                           which  such  Certificates  are issued
                                           either  will  be   classified   as  a
                                           grantor trust under Subpart E, Part I
                                           of  Subchapter  J of the Code or as a
                                           partnership.  The Trust Fund will not
                                           be  a  publicly  traded   partnership
                                           taxable as a  corporation  as long as
                                           all of the provisions of the relevant
                                           Agreement  are  complied   with.  The
                                           holders of the Certificates issued by
                                           such  Trust  Fund will agree to treat
                                           the  Certificates as equity interests
                                           in a  partnership  or  in  a  grantor
                                           trust.

                                           Generally,   gain  or  loss  will  be
                                           recognized on a sale of  Certificates
                                           in the amount equal to the difference
                                           between the amount  realized  and the
                                           seller's    tax    basis    in    the
                                           Certificates sold.

                                           The  material   federal   income  tax
                                           consequences for investors associated
                                           with  the  purchase,   ownership  and
                                           disposition of the  Certificates  are
                                           set  forth  herein   under   "Federal
                                           Income  --  Tax  Consequences".   The
                                           material     federal    income    tax
                                           consequences for investors associated
                                           with  the  purchase,   ownership  and
                                           disposition  of  Certificates  of any
                                           particular  Series  will be set forth
                                           under the heading "Federal Income Tax
                                           Consequences"    in    the    related
                                           Prospectus  Supplement.  See "Federal
                                           Income Tax Consequences".

ERISA Considerations...................    A fiduciary of any  employee  benefit
                                           plan  or  other  retirement  plan  or
                                           arrangement  subject to the  Employee
                                           Retirement Income  Certificate Act of
                                           1974,  as amended  ("ERISA"),  or the
                                           Code should carefully review with its
                                           legal  advisors  whether the purchase
                                           or holding of Certificates could give
                                           rise to a  transaction  prohibited or
                                           not otherwise permissible under ERISA
                                           or    the    Code.     See     "ERISA
                                           Considerations".  Certain  classes of
                                           Certificates  may not be  transferred
                                           unless the Trustee and the  Depositor
                                           are   furnished   with  a  letter  of
                                           representation   or  an   opinion  of
                                           counsel  to  the  effect   that  such
                                           transfer   will  not   result   in  a
                                           violation    of    the     prohibited
                                           transaction  provisions  of ERISA and
                                           the Code and  will  not  subject  the
                                           Trustee,  the Depositor or the Master
                                           Servicer to  additional  obligations.
                                           See      "Description      of     the
                                           Certificates-General"    and   "ERISA
                                           Considerations".

Risk Factors...........................    For a  discussion  of  certain  risks
                                           associated  with an investment in the
                                           Certificates,  see "Risk  Factors" on
                                           page  14  herein  and in the  related
                                           Prospectus Supplement

                                  RISK FACTORS

         Investors should consider the following factors in connection with the purchase of the Certificates.

LIMITED LIQUIDITY

         No market for the Certificates of any Series will exist prior to the issuance thereof, and no assurance can be given that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates of such Series.

LIMITED  SOURCE OF  PAYMENTS -- NO  RECOURSE  TO  SELLERS,  DEPOSITOR  OR MASTER
SERVICER

         The Depositor does not have, nor is it expected to have, any significant assets. Unless otherwise specified in the related Prospectus Supplement, the Certificates of a Series will be payable solely from the Trust Fund for such Certificates and will not have any claim against or security interest in the Trust Fund for any other Series. There will be no recourse to the Depositor or any other person for any failure to receive distributions on the Certificates. Further, at the times set forth in the related Prospectus Supplement, certain Trust Fund Assets and/or any balance remaining in the Collection Account immediately after making all payments due on the Certificates of such Series, after making adequate provision for future payments on certain classes of Certificates and after making any other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Master Servicer, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments to Certificateholders. Consequently, holders of Certificates of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Certificates, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Certificates of such Series.

         The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, any Seller or any of their respective affiliates. The only obligations, if any, of the Depositor with respect to the Trust Fund Assets or the Certificates of any Series will be pursuant to certain representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Contracts with respect to which there has been a breach of any representation or warranty which materially and adversely affects the Certificateholders' interest in such Contracts. If, for example, the Depositor were required to repurchase a Contract, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of the related Seller or originator of such Contract or (ii) to the extent provided in the related Prospectus Supplement, from a Reserve Account or similar credit enhancement established to provide funds for such repurchases.

         The only obligations of any Seller with respect to Trust Fund Assets or the Certificates of any Series will be pursuant to certain representations and warranties and certain document delivery requirements. A Seller may be required to repurchase or substitute for any Contract with respect to which such representations and warranties or certain document delivery requirements are breached (and in the case of any such breach of representations and warranties, such breach materially and adversely affects the Certificateholders' interest in such Contract). There is no assurance, however, that such Seller will have the financial ability to effect such repurchase or substitution.

CREDIT ENHANCEMENT -- LIMITATIONS

         Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Certificates entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may be subject to periodic reduction in accordance with a schedule or formula or otherwise decline, and could be depleted under certain circumstances prior to the payment in full of the related Series of Certificates, and as a result Certificateholders of the related Series may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. In addition, the Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Certificates, provided the applicable Rating Agency indicates that the then-current rating of the Certificates of such Series will not be adversely affected. See "Credit Enhancement".

PREPAYMENT AND YIELD CONSIDERATIONS

         The timing of principal payments of the Certificates of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments (including for this purpose prepayments resulting from refinancing or liquidations of the Contracts due to defaults, casualties, condemnations and repurchases by the Depositor or a Seller) of the Contracts comprising the Trust Fund, which prepayments may be influenced by a variety of factors including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility, (ii) the manner of allocating principal and/or payments among the classes of Certificates of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust Fund Assets. The repurchase of Contracts by the Depositor or a Seller may result from repurchases of Trust Fund Assets due to material breaches of the Depositor's or such Seller's representations and warranties, as applicable. The yields to maturity and weighted average lives of the Certificates will be affected primarily by the rate and timing of prepayment of the Contracts comprising the Trust Fund Assets. In addition, the yields to maturity and weighted average lives of the Certificates will be affected by the distribution of amounts remaining in any Pre-Funding Account following the end of the related Funding Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Contracts held by a Trust Fund will be borne entirely by the holders of one or more classes of the related Series of Certificates. See "Yield and Prepayment Considerations" and "The Agreements -- Pre-Funding Account".

         Interest payable on the Certificates of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Certificateholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Certificates were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Certificateholders will be less than the indicated coupon rate. See "Description of the Certificates -- Distributions on Certificates -- Distributions of Interest".

DEPRECIATION IN VALUE OF MANUFACTURED HOMES

         An investment in Certificates may be affected by, among other things, a downturn in national, regional or local economic conditions. Regional and local economic conditions are often volatile and, historically, regional and local economic conditions, as well as national economic conditions, have affected the delinquency, loan loss and repossession experience of manufactured housing installment sales contracts and/or installment loan contracts (hereinafter generally referred to as "contracts" or "manufactured housing contracts"). Moreover, regardless of its location, manufactured housing generally depreciates in value. Thus, Certificateholders should expect that, as a general matter, the market value of any Manufactured Home will be lower than the outstanding principal balance of the related Contract. Sufficiently high delinquencies and liquidation losses on the Contracts in a Contract Pool will have the effect of reducing, and could eliminate, the protection against loss afforded by any credit enhancement supporting any class of the related Certificates. If such protection is eliminated with respect to a class of Certificates, the holders of such Certificates will bear all risk of loss on the related Contracts and will have to rely on the value of the related Manufactured Homes (and, in the case of Land-and-Home Contracts, the related underlying real properties) for recovery of the outstanding principal of and unpaid interest on any defaulted Contracts in the related Contract Pool.

SECURITY INTEREST IN UNDERLYING ASSETS MAY NOT BE EFFECTIVE

         The Seller in respect of a Contract will represent that such Contract is secured by a security interest in a Manufactured Home. Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of Federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, the Master Servicer will not amend any certificates of title to change the lienholder specified therein from the Seller to the Trustee and will not deliver any certificate of title to the Trustee or note thereon the Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to the Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Seller or a trustee in bankruptcy of the Seller. In the case of Land-and-Home Contracts, the Prospectus Supplement for the related Series will state whether assignments to the Trustee of the mortgage or deed of trust related to the underlying real property securing such Contracts will be recorded. In some states in the absence of such recordation the assignment to the Trustee of such mortgage or deed of trust may not be effective, and in the absence of such recordation may not be effective against creditors of or purchasers from the Seller or a trustee in bankruptcy of the Seller.

EFFECT OF VIOLATING CONSUMER PROTECTION LAWS

         DELAYS DUE TO LIQUIDATION. Even assuming that the Manufactured Homes provide adequate security for the Contracts, substantial delays could be encountered in connection with the liquidation of defaulted Contracts and corresponding delays in the receipt of related proceeds by Certificateholders could occur. An action to repossess a Manufactured Home securing a Contract is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to repossess or sell the Manufactured Home or to obtain liquidation proceeds sufficient to repay all amounts due on the related Contract. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Contracts and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, taxes and maintenance and preservation expenses.

         CONSUMER PROTECTION LAWS. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive acts and practices which may apply to the origination, servicing and collection of the Contracts. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Contracts, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. Losses on such Contracts that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holders of one or more classes of Certificates of the related Series. See "Certain Legal Aspects of the Contracts".

         HOLDER IN DUE COURSE RULES. The so--called "Holder--in--Due--Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a Contract (such as the Trust Fund) to all claims and defenses which the obligor under the Contract could assert against the seller of the Manufactured Home. Liability under this rule is limited to amounts paid under the Contract; however, the obligor under the Contract also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against such obligor. See "Certain Legal Aspects of the Contracts".

RATING OF THE CERTIFICATES -- LIMITATIONS

         It will be a condition to the issuance of a class of Certificates offered hereby that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the related Trust Fund Assets and any credit enhancement with respect to such class and will represent such Rating Agency's assessment solely of the likelihood that holders of such class of Certificates will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Contracts will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Certificates. Such rating shall not be deemed a recommendation to purchase, hold or sell Certificates, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. In addition, if such rating relates to a Series with a Pre-Funding Account, such rating will not address the ability of the related Trust Fund to acquire Subsequent Contracts, any potential prepayment of the Certificates resulting from distribution to Certificateholders of amounts remaining in the Pre-Funding Account following the end of the Funding Period, or the effect on the yield to Certificateholders resulting therefrom.

         There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series of Certificates, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a class of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, repossession or loss experience of any particular pool of Contracts. No assurance can be given that the values of any Manufactured Homes have remained or will remain at their levels on the respective dates of origination of the related Contracts.

BOOK-ENTRY REGISTRATION MAY REDUCE LIQUIDITY OF THE CERTIFICATES

         If issued in book-entry form, such registration may reduce the liquidity of the Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. Since transactions in book-entry Certificates can be effected only through the Depository Trust Company ("DTC"), participating organizations, Financial Intermediaries and certain banks, the ability of a Certificateholder to pledge a book-entry Certificate to persons or entities that do not participate in the DTC system may be limited due to lack of a physical certificate representing such Certificates. Certificates Owners will not be recognized as Certificateholders as such term is used in the related Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

         In addition, Certificateholders may experience some delay in their receipt of distributions of interest and principal on book-entry Certificates since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Depository participants which thereafter will be required to credit them to the accounts of Certificateholders either directly or indirectly through Financial Intermediaries. See "Description of the Certificates -- Book-Entry Registration of Certificates".

PRE-FUNDING ACCOUNTS

         PRE-FUNDED AMOUNTS NOT USED TO COVER LOSSES. If so provided in the related Prospectus Supplement, on the closing date specified in such Prospectus Supplement (the "Closing Date") the Depositor will deposit cash in an amount (the "Pre-Funded Amount") specified in such Prospectus Supplement into an account (the "Pre-Funding Account"). In no event shall the Pre-Funded Amount exceed 50% of the initial aggregate principal amount of the Certificates of the related Series. The Pre-Funded Amount will be used to purchase Contracts ("Subsequent Contracts") in a period from the related Closing Date to a date not more than one year after such Closing Date (such period, the "Funding Period") from the Depositor (which, in turn, will acquire such Subsequent Contracts from the Seller or Sellers specified in the related Prospectus Supplement). The Pre-Funding Account will be maintained with the Trustee for the related Series of Certificates and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Contracts. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Contracts.

         UNUSED PRE-FUNDED AMOUNTS AT THE END OF FUNDING PERIOD WILL BE DISTRIBUTED AS PRINCIPAL PREPAYMENT TO CERTIFICATEHOLDERS. To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Contracts by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Certificateholders on the Distribution Date immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Any reinvestment risk resulting from such prepayment will be borne entirely by the holders of one or more classes of the related Series of Certificates.

BANKRUPTCY OR INSOLVENCY OF THE SELLER, THE DEPOSITOR OR THE MASTER SERVICER COULD LEAD TO DELAY OR REDUCTION OF AMOUNTS PAYABLE TO CERTIFICATEHOLDERS

         The Seller and the Depositor will treat the transfer of the Contracts by the Seller to the Depositor as a sale for accounting purposes. The Depositor and the Trust Fund will treat the transfer of Contracts from the Depositor to the Trust Fund as a sale for accounting purposes. As a sale of the Contracts by the Seller to the Depositor, the Contracts would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors. However, in the event of the insolvency of the Seller, it is possible that the bankruptcy trustee or a creditor of the Seller may attempt to recharacterize the sale of the Contracts as a borrowing by the Seller, secured by a pledge of the Contracts. Similarly, as a sale of the Contracts by the Depositor to the Trust Fund, the Contracts would not be part of the Depositor's bankruptcy estate and would not be available to the Depositor's creditors. However, in the event of the insolvency of the Depositor, it is possible that the bankruptcy trustee or a creditor of the Depositor may attempt to recharacterize the sale of the Contracts as a borrowing by the Depositor, secured by a pledge of the Contracts. In either case, this position, if argued before or accepted by a court, could prevent timely payments of amounts due on the Certificates and result in a reduction of payments due on the Certificates.
         In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Certificateholders from appointing a successor Master Servicer. The time period, if any, during which cash collections may be commingled with the Master Servicer's own funds prior to each Distribution Date will be specified in the related Prospectus Supplement. In the event of the insolvency of the Master Servicer and if such cash collections are commingled with the Master Servicer's own funds for at least ten days, the Trust Fund will likely not have a perfected interest in such collections since such collections would not have been deposited in a segregated account within ten days after the collection thereof, and the inclusion thereof in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the Certificates of the related Series.

         In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured manufactured housing lender to realize upon its security. For example, in a proceeding under Title 11 of the United States Code Section 101 ET SEQ. and the rules related thereto, as amended (the "Bankruptcy Code"), a lender may not repossess a manufactured home (or foreclose on the underlying real property) without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the manufactured home is not the debtor's principal residence and the court determines that the value of the manufactured home is less than the principal balance of the related manufactured housing loan, for the reduction of the secured indebtedness to the value of the manufactured home as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such manufactured housing loan, change the rate of interest and alter the manufactured housing loan repayment schedule. The effect of any such proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Contracts underlying a Series of Certificates and possible reductions in the aggregate amount of such payments.

VALUE OF TRUST FUND ASSETS COULD BE INSUFFICIENT TO PAY PRINCIPAL AND INTEREST ON THE CERTIFICATES

         There is no assurance that the market value of the Trust Fund Assets or any other assets relating to a Series of Certificates described under "Credit Enhancement" herein will at any time be equal to or greater than the principal amount of the Certificates of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Agreement for a Series of Certificates and a sale of the related Trust Fund Assets or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Master Servicer, the credit enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Certificateholders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Certificates of such Series.

DERIVATIVE TRANSACTIONS

         If specified in the related Prospectus Supplement, a Trust Fund may enter into privately negotiated, over-the-counter hedging transactions with various counterparties, including interest rate swaps, caps, collars and floors (collectively, "Derivative Transactions") to effectively fix the rate of interest that such Trust Fund pays on one or more borrowings or series of borrowings. See "Description of the Certificates - Derivative Transactions".

         CREDIT RISKS. It is expected that if a Trust Fund enters into Derivative Transactions it will do so with banks, financial institutions and recognized dealers in Derivative Transactions. Entering into a Derivatives Transaction directly with a counterparty subjects a Trust Fund to the credit risk that the counterparty may default on an obligation to such Trust Fund. Such a risk contrasts with transactions done through exchange markets, wherein credit risk is reduced through the collection of variation margin and through the interposition of a clearing organization as the guarantor of all transactions. Clearing organizations transform the credit risk of individual counterparties into the more remote risk of the failure of the clearing organization. Additionally, the financial integrity of over-the-counter Derivative Transactions is generally unsupported by other regulatory or self-regulatory protections such as margin requirements, capital requirements, or financial compliance programs. Therefore, there are much greater risks of defaults with respect to over-the-counter privately negotiated Derivative Transactions than with respect to exchange-traded transactions. If there is a default by the other party to such a transaction, the related Trust Fund will have to rely on its contractual remedies (which may be limited by bankruptcy, insolvency or similar laws) pursuant to the agreements related to the Derivative Transactions.

         LEGAL ENFORCEABILITY RISKS. Privately negotiated over-the-counter Derivative Transactions subject a Trust Fund to the risks of (a) a single counterparty's legal incapacity to enter into or perform its obligations under a given Derivative Transaction or class of Derivative Transactions, rendering such Derivative Transactions unenforceable, (b) a court or regulatory body declaring that classes of Derivative Transactions are unlawful or not in compliance with applicable laws or regulations, rendering them invalid and unenforceable, or (c) legislation which may be proposed or enacted which may affect the legal, regulatory or tax status of Derivative Transactions to the detriment of the related Trust Fund's interests.

         BASIS RISKS. Successful use of Derivative Transactions depends upon the ability to predict movements of the overall securities or interest rate markets. There might be an imperfect correlation, or even no correlation, between price movements of a Derivative Transaction and price movements of the investments or instruments being hedged. If a Trust Fund enters into Derivative Transactions at the wrong time or market conditions are predicted incorrectly, the Derivative Transaction may result in a substantial loss to such Trust Fund and hence the related Securityholders.

                                 THE TRUST FUND

GENERAL

         The Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the related Certificateholders. Each Trust Fund will consist of certain assets (the "Trust Fund Assets") consisting of a pool (each, a "Pool") comprised of Contracts as specified in the related Prospectus Supplement, together with payments in respect of such Contracts, as specified in the related Prospectus Supplement.* The Pool will be created on the first day of the month of the issuance of the related Series of Certificates or such other date specified in the related Prospectus Supplement (the "Cut-off Date"). The Certificates will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Certificateholders, as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor.

----------
* Whenever the terms "Pool" and "Certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Securities of one Series including the Certificates representing certain undivided interests in a single Trust Fund consisting primarily of the Contracts in such Pool. Similarly, the term "pass-through rate" will refer to the pass-through rate borne by the Certificates and the term "Trust Fund" will refer to one specific Trust Fund.

         The Trust Fund Assets will be acquired by the Depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the Depositor (the "Sellers"), and conveyed without recourse by the Depositor to the related Trust Fund. Contracts acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "The Manufactured Housing Program -- Underwriting Standards" or as otherwise described in the related Prospectus Supplement. See "The Manufactured Housing Program -- Underwriting Standards".

         The Depositor will cause the Trust Fund Assets to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Certificates of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Trust Fund Assets, either directly or through other servicing institutions ("Sub-Servicers"), pursuant to a pooling and servicing agreement (each, an "Agreement") among the Depositor, the Master Servicer and the Trustee, and will receive a fee for such services. See "The Manufactured Housing Program" and "The Agreements". With respect to Contracts serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Contracts.

         With respect to each Trust Fund, prior to the initial offering of the related Series of Certificates, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein specified and in the related Prospectus Supplement and the proceeds thereof, issuing Certificates and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

         Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Certificates will be to obtain certain representations and warranties from the Sellers and, to the extent such representations and warranties are not made by the Sellers directly to the Trustee, to assign to the Trustee for such Series of Certificates the Depositor's rights with respect to such representations and warranties. See "The Agreements -- Assignment of the Trust Fund Assets". The obligations of the Master Servicer with respect to the Contracts will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "The Manufactured Housing Program -- Representations by Sellers; Repurchases" and "The Agreements -- Sub-Servicing By Sellers" and " -- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments in respect of interest and/or principal on or with respect to the Contracts in the amounts described herein under "Description of the Certificates --Advances". The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

         The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting the Trust Fund Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A maximum of 5% of the Trust Fund Assets as they will be constituted at the time that the applicable Detailed Description is filed will deviate in any material respect from the Trust Fund Asset pool characteristics (other than the aggregate number or amount of Loans) described in the related Prospectus Supplement. A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the Corporate Trust Office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

THE CONTRACTS

         The Contracts will consist of manufactured housing installment sale contracts and installment loan agreements secured by a security interest in a new or used manufactured home (each, a "Manufactured Home"), and, to the extent, if any, indicated in the related Prospectus Supplement, by a mortgage or deed of trust on the real estate on which the manufactured home is located. The Contracts may be conventional Contracts or contracts insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Veterans Administration ("VA"). All Contracts will have been purchased by the Depositor, either directly or through an affiliate, from one or more Sellers.

         Unless otherwise specified in the related Prospectus Supplement, the related Seller will represent the Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary [of Housing and Urban Development] and complies with the standards established under this chapter".

         The payment terms of the Contracts to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features (or combination thereof), all as described below or in the related Prospectus Supplement:

                  (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, a rate that is "stepped-up" or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Contract for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Contracts may provide for the payment of interest at a rate lower than the Contract Rate for a period of time or for the life of the Contract, and the amount of any difference may be contributed from funds supplied by the seller of the Manufactured Home or another source.

                  (b) Principal may be payable on a level debt service basis to fully amortize the Contract over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Contract Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payment"). Principal may include interest that has been deferred and added to the principal balance of the Contract.

                  (c) Monthly payments of principal and interest may be fixed for the life of the Contract, may increase over a specified period of time or may change from period to period. Contracts may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. A Contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Contract Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement.

                  (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Contract or may decline over time, and may be prohibited for the life of the Contract or for certain periods ("lockout periods"). Certain Contracts may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Contracts may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Contracts may include "due on sale" clauses which permit the lender to demand payment of the entire Contract in connection with the sale or certain transfers of the related Manufactured Home (and, in the case of a Land-and-Home Contract, the related underlying real property). Other Contracts may be assumable by persons meeting the then applicable underwriting standards of the related Seller.

         A Trust Fund may contain certain Land-and-Home Contracts that are "staged-funding" Contracts, under which the related Seller makes multiple disbursements to enable the obligor to finance both the purchase of a Manufactured Home and the acquisition or improvement of the related underlying real property. For example, such Seller might make disbursements to enable the obligor to purchase the underlying real property, then to make improvements on the underlying real property (such as a driveway, well and septic system), then to purchase and deliver the Manufactured Home, and then to make final site improvements. Prior to the final disbursement, the obligor pays only interest on the disbursed amount of the loan; following the final disbursement, the obligor begins making fully amortizing payments of principal and interest. Such Seller will represent and warrant in the related Agreement that all staged-funding Land-and-Home Contracts included in a Contract Pool will have been fully disbursed within 90 days after the related Closing Date, and such Seller will be obligated to repurchase at the related Purchase Price on the next Distribution Date any staged-funding Land-and-Home Contract that has not been fully disbursed by such date.

         ADDITIONAL INFORMATION. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Contracts contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Contracts as of the applicable Cut-off Date, (ii) the largest principal balance and the smallest principal balance of any of the Contracts as of the applicable Cut-off Date, (iii) whether the Manufactured Homes were new or used at the time of origination of the related Contracts, (iv) the state or states in which the Manufactured Homes are located at origination of the related Contracts, (v) information with respect to the prepayment provisions, if any, of the Contracts, (vi) the original and remaining terms to maturity of the Contracts, (vii) the earliest origination date and latest maturity date of any of the Contracts, (viii) the Loan-to-Value Ratios, as applicable, of the Contracts, (ix) the Contract Rates or annual percentage rates ("APR") or range of Contract Rates or APR's borne by the Contracts, (x) the maximum and minimum per annum Contract Rates and (xi) with respect to Contracts with adjustable Contract Rates "ARM Contracts"), the index, the frequency of the adjustment dates, and the maximum Contract Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Contract, (xii) the method of allocation of payments on the Contracts (I.E., the simple interest method, the actuarial method or such other method specified in such Prospectus Supplement) and (xiii) other information regarding the payment characteristics of the Contracts. If specific information respecting the Contracts is not known to the Depositor at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

         Unless otherwise specified in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Contract at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Contract and the denominator of which is the Value in respect of the Contract. Unless otherwise provided in the related Prospectus Supplement, the "Value" in respect of any Contract is calculated by determining the sum of (a) either (i) the sum of the down payment (which includes the value of any trade-in unit), and the original amount financed on the related Contract (which may include sales and other taxes and insurance and prepaid finance charges) or (ii) the appraisal value of the home and (b) in the case of any Land-and-Home Contract, the appraised value of the land securing such Contract (as appraised by an independent appraiser).

SUBSTITUTION OF TRUST FUND ASSETS

         Substitution of Trust Fund Assets will be permitted in the event of certain breaches of representations and warranties with respect to any original Trust Fund Asset or in the event certain documentation with respect to any Trust Fund Asset is determined by the Trustee to be incomplete. See "The Manufactured Housing Program -- Representations by Sellers; Repurchases". The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Trust Fund Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell Certificates in Series from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

         IndyMac ABS, Inc., a Delaware corporation (the "Depositor"), was incorporated in April 1998 for the limited purpose of acquiring, owning and transferring mortgage and mortgage related assets and selling interests therein or bonds secured thereby. The Depositor is a limited purpose finance subsidiary of IndyMac, Inc., a Delaware corporation. The Depositor maintains its principal office at 155 North Lake Avenue, Pasadena, California 91101. Its telephone number is (800) 669-2300.

         Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any Series.

                        THE MANUFACTURED HOUSING PROGRAM

UNDERWRITING STANDARDS

         The Contracts will have been purchased by the Depositor, either directly or through affiliates, from one or more Sellers as described in the related Prospectus Supplement. The Contracts so acquired by the Depositor will have been originated in accordance with the underwriting criteria for the applicable Seller or Sellers as described in the related Prospectus Supplement.

QUALIFICATIONS OF SELLERS

         Each Seller will be required to be an institution experienced in originating and servicing manufactured housing contracts of the type contained in the related Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Other qualifications of each Seller will be described in the related Prospectus Supplement.

REPRESENTATIONS BY SELLERS; REPURCHASES

         Each Seller will have made representations and warranties in respect of the Contracts sold by such Seller and evidenced by all, or a part, of a Series of Certificates. Such representations and warranties may include, among other things: (i) that the Seller had good title to each such Contract and such Contract was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower; (ii) that each Contract constituted a valid lien on, or a perfected security interest with respect to, the Manufactured Home (and, in the case of each Land-and-Home Contract, the underlying real property) (subject only to permissible liens disclosed, if applicable, and certain other exceptions described in the Agreement); (iii) that no required payment on a Contract was delinquent more than the number of days specified in the related Prospectus Supplement; (iv) that each Contract is covered by hazard insurance; and (v) that each Contract was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

         If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Contract will be made not as of the Cut-off Date but as of the date on which such Seller sold the Contract to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the Series of Certificates evidencing an interest in such Contract. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Contract by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Contract occurs after the date of sale of such Contract by such Seller to the Depositor or its affiliates. However, the Depositor will not include any Contract in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of a Seller will not be accurate and complete in all material respects in respect of such Contract as of the date of initial issuance of the related Series of Certificates. If the Master Servicer is also a Seller of Contracts with respect to a particular Series of Certificates, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

         The Master Servicer or the Trustee, if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Contract which materially and adversely affects the Certificateholders' interest in such Contract. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure any such breach on or prior to the business day after the first Determination Date which is more than 90 days after such Seller's receipt of notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated either (i) to repurchase such Contract from the Trust Fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the scheduled monthly payment date for such Contract in the month following the month of repurchase at the Contract Rate (less any Advances or amount payable as related servicing compensation if such Seller is the Master Servicer) or (ii) substitute for such Contract a replacement loan that satisfies the criteria specified in the related Prospectus Supplement. If a REMIC election is to be made with respect to a Trust Fund, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. The Master Servicer may be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See "Description of the Certificates -- General". Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the relevant Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Contract. This repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Seller.

         Neither the Depositor nor the Master Servicer (unless the Master Servicer is a Seller) will be obligated to purchase or substitute a Contract if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase or substitution obligations with respect to Contracts.

                         DESCRIPTION OF THE CERTIFICATES

         Each Series of Certificates will be issued pursuant to separate pooling and servicing agreements (each, an "Agreement") among the Depositor, the Master Servicer and the Trustee. A form of Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Agreement, dated as of the related Cut-off Date, will be among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Certificates of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Certificate of such Series addressed to IndyMac ABS, Inc., 155 North Lake Avenue, Pasadena, California 91101, Attention: Secondary Marketing, telephone (800) 669-2300.

GENERAL

         Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the assets of the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Certificates will not represent obligations of the Depositor or any affiliate of the Depositor. Certain of the Contracts may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the related Agreement, (i) the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained Interest")), including all payments of interest and principal received with respect to the Contracts after the Cut-off Date (to the extent not applied in computing the principal balance of such Contracts as of the Cut-off Date (the "Cut-off Date Principal Balance")); (ii) such assets as from time to time are required to be deposited in the related Collection Account, as described below under "The Agreements -- Payments on Contracts; Deposits to Collection Account"; (iii) property which secured a Contract and which is acquired on behalf of the Certificateholders by repossession (in the case of a Manufactured Home) or foreclosure or deed in lieu of foreclosure (in the case of underlying real property securing a Land-and-Home Contract) and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

         Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the related Trust Fund Assets. A Series of Certificates may include one or more classes that are senior in right to payment to one or more other classes of Certificates of such Series. Certain Series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related Prospectus Supplement. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

         Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Distribution Date (I.E., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the "Certificate Register"); provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the notice to Certificateholders of such final distribution.

         The Certificates will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates of any Series, but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law, the purchase and holding of certain classes of Certificates by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code may result in prohibited transactions, within the meaning of ERISA and the Code, or may subject the Trustee, the Master Servicer or the Depositor to obligations or liabilities in addition to those undertaken in the related Agreement. See "ERISA Considerations". Under current law, the transfer of Certificates of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Certificates of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

         As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof either as a REMIC or as a FASIT. The related Prospectus Supplement will specify whether a REMIC or FASIT election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC or FASIT election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related Prospectus Supplement. If a REMIC election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Certificates in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. If a FASIT election is made with respect to a Series, one of the classes will be designated as the ownership interest, as defined in the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related FASIT, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Master Servicer or a holder of the related residual certificate in the case of a REMIC, and the holder of the related ownership interest in the case of a FASIT, will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, unless otherwise provided in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate in the case of a REMIC, or from the holder of the related ownership interest in the case of a FASIT.

DISTRIBUTIONS ON CERTIFICATES

         GENERAL. In general, the method of determining the amount of distributions on a particular Series of Certificates will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement". Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Certificates of a particular Series. The Prospectus Supplement for each Series of Certificates will describe the method to be used in determining the amount of distributions on the Certificates of such Series.

         Distributions allocable to principal and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in the related Collection Account, including any funds transferred from any Reserve Account (a "Reserve Account"). As between Certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. The Prospectus Supplement will also describe the method for allocating distributions among Certificates of a particular class.

         AVAILABLE FUNDS. All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. "Available Funds" for each Distribution Date will generally equal the amount on deposit in the related Collection Account on such Distribution Date (net of related fees and expenses payable by the related Trust
Fund) other than amounts to be held therein for distribution on future Distribution Dates.

         DISTRIBUTIONS OF INTEREST. Interest will accrue on the aggregate principal balance of the Certificates (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Certificates (the "Class Certificate Balance") entitled to interest from the date, at the pass-through rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in such Prospectus Supplement), and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Class Certificate Balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional amount of such Certificates is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Class Certificate Balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Certificate. The notional amount of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Interest payable on the Certificates of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Certificateholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Certificate were to accrue through the day immediately preceding such Distribution Date, and the effective yield (at par) to Certificateholders will be less than the indicated coupon rate.

         With respect to any class of Accrual Certificates, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Class Certificate Balance of such class of Certificates on that Distribution Date. Distributions of interest on any class of Accrual Certificates will commence only after the occurrence of the events specified in such Prospectus Supplement. Prior to such time, the beneficial ownership interest in the Trust Fund or the principal balance, as applicable, of such class of Accrued Certificates, as reflected in the aggregate Class Certificate Balance of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Class Certificate Balance as so adjusted.

         DISTRIBUTIONS OF PRINCIPAL. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal. The aggregate Class Certificate Balance of any class of Certificates entitled to distributions of principal generally will be the aggregate original Class Certificate Balance of such class of Certificates specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal and, (i) in the case of Accrual Certificates, increased by all interest accrued but not then distributable on such Accrual Certificates and (ii) in the case of adjustable rate Certificates, subject to the effect of negative amortization, if applicable.

         If so provided in the related Prospectus Supplement, one or more classes of Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificates will have the effect of accelerating the amortization of such Certificates while increasing the interests evidenced by one or more other classes of Certificates in the Trust Fund. Increasing the interests of the other classes of Certificates relative to that of certain Certificates is intended to preserve the availability of the subordination provided by such other Certificates. See "Credit Enhancement -- Subordination".

         UNSCHEDULED DISTRIBUTIONS. If specified in the related Prospectus Supplement, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Collection Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable pass-through rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

ADVANCES

         To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in the Collection Account for future distributions to the holders of Certificates of the related Series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related Prospectus Supplement) and were otherwise not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise.

         In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and/or principal payments to holders of the Certificates, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Certificateholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Collection Account on such Distribution Date would be less than the amount required to be available for distributions to Certificateholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Contracts with respect to which such Advances were made (E.G., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Contract purchased by the Depositor, a Sub-Servicer or a Seller pursuant to the related Agreement). Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Certificateholders (including the holders of Senior Certificates) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the related Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under "Credit Enhancement," in each case as described in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, in the event the Master Servicer or a Sub-Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer or a Sub-Servicer is entitled to be reimbursed for Advances. See "Description of the Certificates -- Distributions on Certificates".

REPORTS TO CERTIFICATEHOLDERS

         Unless otherwise specified in the related Prospectus Supplement, prior to or concurrently with each distribution on a Distribution Date the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Certificates, among other things:

                  (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of Principal Prepayments, and if so specified in the related Prospectus Supplement, any applicable prepayment penalties included therein;
                  (ii)    the amount of such distribution allocable to interest;
                  (iii)   the amount of any Advance;
                  (iv) the aggregate amount (a) otherwise allocable to the Subordinated Certificateholders on such Distribution Date and (b) withdrawn from the Reserve Account, if any, that is included in the amounts distributed to the Senior Certificateholders;
                  (v) the outstanding principal balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;
                  (vi)    the   percentage  of  Principal   Prepayments  on  the
                          Contracts, if any, which each such class will be entitled to receive on the following Distribution Date;
                  (vii) the related amount of the servicing compensation retained or withdrawn from the Collection Account by the Master Servicer;
                  (viii) the number and aggregate principal balances of Contracts (A) delinquent (exclusive of Contracts in repossession or liquidation) (1) 31 to 59 days,
                          (2) 60 to 89 days and (3) 90 or more days and (B) in repossession or liquidation, as of the close of business on the last day of the calendar month preceding such Distribution Date;
                  (ix) the number and aggregate principal balances of Contracts relating to Manufactured Homes that were repossessed since the immediately preceding Distribution Date;
                  (x) the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;
                  (xi) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;
                  (xii) the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding Distribution Date; and
                  (xiii) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

         Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to
Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

CATEGORIES OF CLASSES OF CERTIFICATES

         The Certificates of any Series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Certificates may identify the classes which comprise such Series by reference to the following categories.

CATEGORIES OF CLASSES                            DEFINITION
                                 PRINCIPAL TYPES

Accretion Directed.................     A class that receives principal payments
                                        from   the   accreted    interest   from
                                        specified   Accrual   Certificates.   An
                                        Accretion   Directed   class   also  may
                                        receive    principal    payments    from
                                        principal paid on the  underlying  Trust
                                        Fund Assets for the related Series.

Component Certificates.............     A class consisting of "Components".  The
                                        Components   of  a  class  of  Component
                                        Certificates    may    have    different
                                        principal    and/or   interest   payment
                                        characteristics but together constitute a single class. Each Component of a class of Component Certificates may be identified as falling into one or more of the categories in this chart.

Notional Amount Certificates.......     A class having no principal  balance and
                                        bearing interest on the related notional
                                        amount.  The notional amount is used for
                                        purposes   of   the   determination   of
                                        interest distributions.

Planned Principal Class (also
sometimes referred to as "PACs")...     A class  that  is  designed  to  receive
                                        principal payments using a predetermined
                                        principal  balance  schedule  derived by
                                        assuming two constant  prepayment  rates
                                        for the  underlying  Trust Fund  Assets.
                                        These two rates  are the  endpoints  for
                                        the "structuring  range" for the Planned
                                        Principal Class.  The Planned  Principal
                                        Classes  in any  Series of  Certificates
                                        may   be   subdivided   into   different
                                        categories   (E.G.,    Primary   Planned
                                        Principal  Classes,   Secondary  Planned
                                        Principal  Classes and so forth)  having
                                        different  effective  structuring ranges
                                        and    different    principal    payment
                                        priorities.  The  structuring  range for
                                        the Secondary  Planned Principal Classes
                                        of a  Series  of  Certificates  will  be
                                        narrower   than  that  for  the  Primary
                                        Planned Principal Class of such Series.

Scheduled Principal Class..........     A class  that  is  designed  to  receive
                                        principal payments using a predetermined
                                        principal  balance  schedule  but is not
                                        designated as a Planned  Principal Class
                                        or  Targeted  Principal  Class.  In many
                                        cases,   the   schedule  is  derived  by
                                        assuming two constant  prepayment  rates
                                        for the  underlying  Trust Fund  Assets.
                                        These two rates  are the  endpoints  for
                                        the   "structuring    range"   for   the
                                        Scheduled Principal Class.

Sequential Pay.....................     Classes that receive principal  payments
                                        in a  prescribed  sequence,  that do not
                                        have  predetermined   principal  balance
                                        schedules    and    that    under    all
                                        circumstances    receive   payments   of
                                        principal  continuously  from the  first
                                        Distribution  Date on which they receive
                                        principal  until  they  are  retired.  A
                                        single  class  that  receives  principal
                                        payments   before  or  after  all  other
                                        classes   in   the   same    Series   of
                                        Certificates may be identified as a Sequential Pay class.

Strip..............................     A  class   that   receives   a  constant
                                        proportion, or "strip," of the principal payments on the underlying Trust Fund
                                        Assets.

Support Class (also sometimes
referred to as "companion classes").    A class that receives principal payments
                                        on  any   Distribution   Date   only  if
                                        scheduled  payments  have  been  made on
                                        specified  Planned  Principal   Classes,
                                        Targeted    Principal   Classes   and/or
                                        Scheduled  Principal  Classes.

Targeted Principal Class (also
sometimes referred to as "TACs")..      A class  that  is  designed  to  receive
                                        principal payments using a predetermined
                                        principal  balance  schedule  derived by
                                        assuming  a single  constant  prepayment
                                        rate  for  the  underlying   Trust  Fund
                                        Assets.

                                 INTEREST TYPES

FixedRate.........................      A class  with an  interest  rate that is
                                        fixed throughout the life of the class.

Floating Rate......................     A  class  with  an  interest  rate  that
                                        resets   periodically   based   upon   a
                                        designated   index   and   that   varies
                                        directly with changes in such index.

Inverse Floating Rate..............     A  class  with  an  interest  rate  that
                                        resets   periodically   based   upon   a
                                        designated   index   and   that   varies
                                        inversely with changes in such index.

Variable Rate......................     A  class  with  an  interest  rate  that
                                        resets periodically and is calculated by
                                        reference   to  the  rate  or  rates  of
                                        interest applicable to specified assets or instruments (E.G., the Contract Rates borne by the underlying Contracts).

Interest Only......................     A class that receives some or all of the
                                        interest payments made on the underlying
                                        Trust  Fund  Assets  and  little  or  no
                                        principal.  Interest  Only  classes have
                                        either a nominal  principal balance or a
                                        notional  amount.  A  nominal  principal
                                        balance represents actual principal that
                                        will  be  paid  on  the  class.   It  is
                                        referred  to  as  nominal  since  it  is
                                        extremely   small   compared   to  other
                                        classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest
                                        Only class that is not entitled to any distributions in respect of principal.

Principal Only.....................     A class that does not bear  interest and
                                        is    entitled    to    receive     only
                                        distributions in respect of principal.

Partial Accrual....................     A class  that  accretes a portion of the
                                        amount  of  accrued  interest   thereon,
                                        which   amount  will  be  added  to  the
                                        principal balance of such class on each applicable Distribution Date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Accrual............................     A class  that  accretes  the  amount  of
                                        accrued interest otherwise distributable on such class, which amount will be added as principal to the principal balance of such class on each applicable
                                        Distribution Date. Such accretion may continue until some specified event has occurred or until such Accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

         Unless otherwise specified in the related Prospectus Supplement, on the LIBOR Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Certificates of a Series as to which the applicable interest rate is determined by reference to an index denominated as LIBOR, the Person designated in the related Agreement (the "Calculation Agent") will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related Prospectus Supplement):


         LIBO METHOD

         If using this method to calculate LIBOR, the Calculation Agent will determine LIBOR by reference to the quotations set forth on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), offered by the principal London office of each of the designated reference banks meeting the criteria set forth below (the "Reference Banks") for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date. In lieu of relying on the quotations for those Reference Banks that appear at such time on the Reuters Screen LIBO Page, the Calculation Agent will request each of the Reference Banks to provide such offered quotations at such time.

         Under this method LIBOR will be established by the Calculation Agent on each LIBOR Determination Date as follows:

                  (a) If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

                  (b) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period (as such term is defined in the related Prospectus Supplement) shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum which the Calculation Agent determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Calculation Agent are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Calculation Agent, being so made or (ii) in the event that the Calculation Agent can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Calculation Agent are quoting on such LIBOR Determination Date to leading European banks.

                  (c) If on any LIBOR Determination Date for a class specified in the related Prospectus Supplement, the Calculation Agent is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR for the next Interest Accrual Period shall be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, LIBOR shall be deemed to be the per annum rate specified as such in the related Prospectus Supplement.

         Each Reference Bank (i) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (ii) shall not control, be controlled by, or be under common control with the Calculation Agent; and (iii) shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if appointment of any such Reference Bank is terminated, another leading bank meeting the criteria specified above will be appointed.

         BBA METHOD

         If using this method of determining LIBOR, the Calculation Agent will determine LIBOR on the basis of the British Bankers' Association "BBA") "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by eight BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

         If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method forth in the immediately preceding paragraph, LIBOR for the next Interest Accrual period shall be calculated in accordance with the LIBOR method described above under "LIBO METHOD".

         The establishment of LIBOR on each LIBOR Determination Date by the Calculation Agent and its calculation of the rate of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

COFI

         The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: (i) savings deposits, (ii) time deposits, (iii) FHLBSF advances, (iv) repurchase agreements and (v) all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

         A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it its due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

         The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

         The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of Certificates of a Series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI Certificates") for the Interest Accrual Period commencing in such second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

         Unless otherwise specified in the related Prospectus Supplement, if on the tenth day of the month in which any Interest Accrual Period commences for a class of COFI Certificates the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, the index for such current Interest Accrual Period and for each succeeding Interest Accrual Period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on such tenth day of an Interest Accrual Period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on any such tenth day of the month in which an Interest Accrual Period commences the most recently published National Cost of Funds Index relates to a month prior to the fourth preceding month, the applicable index for such Interest Accrual Period and each succeeding Interest Accrual Period will be based on LIBOR, as determined by the Calculation Agent in accordance with the Agreement relating to such Series of Certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

         The establishment of COFI by the Calculation Agent and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

TREASURY INDEX

         Unless otherwise specified in the related Prospectus Supplement, on the Treasury Index Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Certificates of a Series as to which the applicable interest rate is determined by reference to an index denominated as a Treasury Index, the Calculation Agent will ascertain the Treasury Index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified therein (and for any date means the yield for such date), expressed as a per annum percentage rate, on (i) U.S Treasury securities adjusted to the "constant maturity" (as further described below) specified in such Prospectus Supplement or (ii) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in such Prospectus Supplement, in each case as published by the Federal Reserve Board in its
Statistical Release No. H.15(519). Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the Calculation Agent has not yet received Statistical Release No. H.15(519) for such week, then it will use such Statistical Release from the immediately preceding week.

         Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Certificates. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

PRIME RATE

         Unless otherwise specified in the related Prospectus Supplement, on the Prime Rate Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Certificates of a Series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the Calculation Agent will ascertain the Prime Rate for the related Interest Accrual Period. Unless otherwise specified in the related Prospectus Supplement, the Prime Rate for an Interest Accrual Period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the Calculation Agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Certificates. The Calculation Agent's determination of the Prime Rate and its calculation of the rates of interest for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

DERIVATIVE TRANSACTIONS

         If specified in the related Prospectus Supplement, a Trust Fund may enter into privately negotiated, over-the-counter hedging transactions with various counterparties, including interest rate based swaps, caps, collars and floors (collectively, "Derivative Transactions") to effectively fix the rate of interest that such Trust Fund pays on one or more borrowings or series of borrowings. Trust Funds will use these Derivative Transactions as hedges and not as speculative investments. Derivative Transactions involve an agreement between two parties to exchange payments that are based, respectively, on variable and fixed rates of interest and that are calculated on the basis of a specified amount of principal for a specified period of time. Cap and floor transactions involve an agreement between two parties in which the first party agrees to make payments to the counterparty when a designated market interest rate goes above (in the case of a cap) or below (in the case of a floor) a designated level on predetermined dates or during a specified time period. Collar transactions involve an agreement between two parties in which the first party makes payments to the counterparty when a designated market interest rate goes above a designated level on predetermined dates or during a specified time period, and the counterparty makes payments to the first party when a designated market interest rate goes below a designated level on predetermined dates or during a specified time period.

BOOK-ENTRY REGISTRATION OF CERTIFICATES

         As described in the related Prospectus Supplement, if not issued in fully registered form, each class of Certificates will be registered as book-entry certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Certificates "Certificate Owners") will hold their Certificates through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Certificate (each, a
"beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Securityholders" of the Certificates will be Cede & Co., as nominee of DTC.
Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and DTC participants. While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan" and in such capacity, the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Belgian Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Certificates clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences -Tax Treatment of Foreign Investors" and " -- Tax Consequences to Holders of the Certificates -- Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the applicable Agreement.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Master Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Certificates of such Series, the establishment of one or more Reserve Accounts, the use of a cross-collateralization feature, use of a pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated herein and described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of any deficiencies.

SUBORDINATION

         If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Certificates of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Certificates") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Certificates under the circumstances and to the extent specified in the related Prospectus Supplement. Protection may also be afforded to the holders of Senior Certificates of a Series by: (i) reducing the ownership interest (if applicable) of the related Subordinated Certificates; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Contracts and losses on defaulted Contracts may be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Contracts over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Contracts which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Contracts or aggregate losses in respect of such Contracts were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Certificates would experience losses on the Certificates.

         In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee or distributed to holders of Senior Certificates. Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Certificates at the times and under the circumstances specified in such Prospectus Supplement.

         If specified in the related Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross-collateralization mechanism or otherwise.

         As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Certificates, payments to holders of Senior Certificates on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

LETTER OF CREDIT

         The letter of credit, if any, with respect to a Series of Certificates will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Contracts as of the related Cut-off Date or of one or more classes of Certificates (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Contract. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See "The Agreements -- Termination:
Optional Termination". A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

         If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, a Trust Fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund,
(ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Certificateholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

OVER-COLLATERALIZATION

         If so provided in the Prospectus Supplement for a Series of Certificates, a portion of the interest payment on each Contract may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of Certificates and, thus, accelerate the rate of payment of principal on such class or classes of Certificates.

RESERVE ACCOUNTS

         If specified in the related Prospectus Supplement, credit support with respect to a Series of Certificates will be provided by the establishment and maintenance with the Trustee for such Series of Certificates, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

         The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinate Certificateholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

         Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Permitted Investments" which, in general, will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the related Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Certificates, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the Certificates of the related Series. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the related Prospectus Supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates of the related Series for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

POOL INSURANCE POLICIES

         If specified in the related Prospectus Supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described therein, cover loss by reason of default in payment on Contracts in the Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Contracts as of the Cut-off Date. As more fully described in the related Prospectus Supplement, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Certificates of the related Series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Contracts and only upon satisfaction of certain conditions precedent as described in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all repossessed or foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Contracts to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related Certificateholders. A copy of the Pool Insurance Policy for a Series, if any, will be filed within 15 days of issuance of the Certificates of such Series with the Commission as an exhibit to a Current Report on Form 8-K.

CROSS-COLLATERALIZATION

         If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same Trust Fund prior to distributions to Subordinated Certificates evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within such Trust Fund. Cross-collateralization may be provided by (i) the allocation of certain excess amounts generated by one or more asset groups to one or more other asset groups within the same Trust Fund or (ii) the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same Trust Fund. Such excess amounts will be applied and/or such losses will be allocated to the class or classes of Subordinated Certificates of the related Series then outstanding having the lowest rating assigned by any Rating Agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related Prospectus Supplement. The Prospectus Supplement for a Series which includes a cross-collateralization feature will describe the manner and conditions for applying such cross-collateralization feature.

         If specified in the related Prospectus Supplement, the coverage provided by one or more of the forms of credit enhancement described in this Prospectus may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of coverage provided to such Trust Funds thereby and of the application of such coverage to the identified Trust Funds.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund. The original terms to maturity of the Contracts in a given Pool will vary depending upon the type of Contracts included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Contracts in the related Pool. The related Prospectus Supplement will specify the circumstances, if any, under which the related Contracts will be subject to prepayment penalties. The prepayment experience on the Contracts in a Pool will affect the weighted average life of the related Series of Certificates.

         The rate of prepayment on the Contracts cannot be predicted. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility. In general, if prevailing rates fall significantly below the Contract Rates borne by the Contracts, such Contracts are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Contract Rates. Conversely, if prevailing interest rates rise appreciably above the Contract Rates borne by the Contracts, such Contracts are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Contract Rates. However, there can be no assurance that such will be the case.

         Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly smaller effect on the amount of the monthly payments on manufactured housing contracts than on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes. Conversely, local economic conditions and certain of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

         In addition, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Contract. See "Certain Legal Aspects of the Contracts -- Due-on-Sale Clauses". Unless otherwise specified in the related Prospectus Supplement, substantially all Contracts will contain due-on-sale provisions permitting the lender to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Manufactured Home (and, in the case of a Land-and-Home Contract, the related underlying real property). Contracts insured by the FHA or partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Contracts may be lower than that of conventional Contracts bearing comparable interest rates. The Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Manufactured Home (and, in the case of a Land-and-Home Contract, the underlying real property) and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.

         When a full prepayment is made on a Contract, the borrower is charged interest on the principal amount of the Contract so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of Certificates because interest on the principal amount of any Contract so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Contracts so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. Unless otherwise specified in the related Prospectus Supplement, neither full nor partial prepayments will be passed through or paid until the month following receipt.

         Unless otherwise specified in the related Prospectus Supplement, no scheduled payment on a Contract will be considered delinquent once 90% of the amount thereof is received. Late payments or payments of less than 100% of any scheduled payment on a simple interest Contract will result in such Contract amortizing more slowly than originally scheduled and could extend the maturity date of any such Contract beyond its original scheduled maturity date.

         Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Contracts. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive acts and practices which may apply to the origination, servicing and collection of the Contracts. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Contracts, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions.

         If the rate at which interest is passed through or paid to the holders of Certificates of a Series is calculated on a Contract-by-Contract basis, disproportionate principal prepayments among Contracts with different Contract Rates will affect the yield on such Certificates. In most cases, the effective yield to Certificateholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each Contract from the first day of the month (unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.
         The yield to an investor who purchases Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Contracts is actually different than the rate anticipated by such investor at the time such Certificates were purchased.

         Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Certificates. See "The Agreements -- Termination; Optional Termination".

         The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Certificates.

         The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Certificates.

                                 THE AGREEMENTS

         Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this Prospectus. The description is subject to, and qualified by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

         At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the Trustee, without recourse, the Contracts comprising the related Trust Fund, together with all principal and interest received (if the Contracts are assigned based on actual principal balances) or scheduled to be received (if the Contracts are assigned based on scheduled principal balances) by or on behalf of the Depositor on or with respect to such Contracts after the Cut-off Date, other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver such Certificates to the Depositor in exchange for the Contracts. Each Contract will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information in respect of each Contract included in the related Trust Fund, including the Contract number, the outstanding principal amount and the Contract Rate.

         The Prospectus Supplement for any Series will state whether the Trustee, the Master Servicer (which may also be the Seller), as agent for the Trustee, or a custodian specified in such Prospectus Supplement will maintain custody of the original Contract, any assignment of such Contract to the Seller and any extensions, supplements, waivers or modifications to such Contract (the "Contract Documents").

         In order to give notice of the right, title and interest of the Trustee in the Contracts, the Depositor will cause UCC-1 financing statements to be executed by the Seller identifying the Depositor as secured party and by the Depositor identifying the Trustee as the secured party and, in each case, identifying the Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Company to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Trustee in the Contracts could be defeated.

         With respect to each Land-and-Home Contract, the related Prospectus Supplement will state whether the Trustee, the Master Servicer (which may also be the Seller), as agent for the Trustee, or a custodian specified in such Prospectus Supplement will maintain custody of the original Contract, the related mortgage or deed of trust and the assignment of such mortgage or deed of trust in recordable form (such mortgage or deed of trust together with such assignment, the "Mortgage Documents"), and any assignments of or extensions, supplements, waivers or modification to such Contract. The related Prospectus Supplement will also state whether assignments to the Trustee of the mortgage or deed of trust related to the underlying real property securing such Contracts will be recorded. In some states in the absence of such recordation the assignment to the Trustee of such mortgage or deed of trust may not be effective, and in the absence of such recordation may not be effective against creditors of or purchasers from the Seller or a trustee in bankruptcy of the Seller.

         Unless otherwise specified in the related Prospectus Supplement, if the Trustee or custodian specified in the such Prospectus Supplement is delivered the Contract Documents and/or the Mortgage Documents, the Trustee or custodian, as the case may be, will review the Contract Documents and the Mortgage Documents (if any) that have been delivered to it within the time period specified in the related Prospectus Supplement after receipt thereof. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee or such custodian will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If such Seller cannot cure the omission or defect within the time period specified in the related Prospectus Supplement after receipt of such notice, such Seller will be obligated to either (i) purchase the related Contract from the Trust Fund at the related Purchase Price or (ii) if so specified in the related Prospectus Supplement, remove such Contract from the Trust Fund and substitute in its place one or more other Contracts that meets certain requirements set forth therein. There can be no assurance that a Seller will fulfill this purchase or substitution obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "The Manufactured Housing Program --
Representations by Sellers; Repurchases," the Master Servicer will not be obligated to purchase or replace such Contract if the Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a Contract Document or a Mortgage Document (if any). The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the Contract Documents and/or the Mortgage Documents (if any) as agent of the Trustee.

         The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Unless otherwise specified in the related Prospectus Supplement, a breach of such representations and warranties by the Master Servicer does not give rise to an obligation by the Master Servicer to repurchase any affected Mortgage Loans.

         Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Contract will be made if such purchase or substitution would result in a prohibited transaction tax under the Code (unless the Master Servicer or a holder of the related residual certificate otherwise pays such prohibited transaction from its own funds as described herein). See "The Manufactured Housing Program --Representations by Sellers; Repurchases".

NO RECOURSE TO SELLERS, DEPOSITOR OR MASTER SERVICER

         As described above under " -- Assignment of the Contracts," the Depositor will cause the Contracts comprising the related Trust Fund to be assigned to the Trustee, without recourse. However, each Seller will be obligated to repurchase or substitute for any Contract as to which certain representations and warranties are breached where such breach materially and adversely affects the Certificateholders' interest in such Contract, or for failure to deliver certain documents relating to the Contracts as described herein under "Assignment of the Contracts" and "The Manufactured Housing Program -- Representations by Sellers; Repurchases". These obligations to purchase or substitute constitute the sole remedy available to the Certificateholders or the Trustee for a breach of any such representation or failure to deliver a constituent document.

PAYMENTS ON CONTRACTS; DEPOSITS TO COLLECTION ACCOUNT

         The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the "Certificate Account") which, unless otherwise specified in the related Prospectus Supplement, must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related Series of Certificates, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the Federal Deposit Insurance Corporation (the "FDIC") or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Collection Account is maintained or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Collection Account is limited to Permitted Investments. A Collection Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Collection Account as additional compensation and will be obligated to deposit in the Collection Account the amount of any loss immediately as realized. The Collection Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

         The Master Servicer will deposit or cause to be deposited in the Collection Account for each Trust Fund, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

                  (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, any applicable prepayment penalties, on the Contracts;

                  (ii) all payments on account of interest on the Contracts, net of applicable servicing compensation;

                  (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed Advances made, by the Master Servicer, if any) of the hazard insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the obligor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation, repossession or foreclosure ("Liquidation Expenses") and unreimbursed Advances made, by the Master Servicer, if any) received and retained in connection with the liquidation of defaulted Contracts, by repossession, foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by repossession (in the case of Manufactured Homes) or foreclosure or deed in lieu of foreclosure (in the case of underlying real property securing Land-and-Home Contracts);

                  (iv) all proceeds of any Contract or property in respect thereof purchased by the Master Servicer, the Depositor or any Seller as described under "The Manufactured Housing Program -- Representations by Sellers; Repurchases" or " -- Assignment of Trust Fund Assets" above and all proceeds of any Contract repurchased as described under " -- Termination; Optional Termination" below;

                  (v) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under " -- Hazard Insurance" below;

                  (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Collection Account and, to the extent specified in the related Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls; and

                  (vii) all other amounts required to be deposited in the Collection Account pursuant to the Agreement.

         The Master Servicer (or the Depositor, as applicable) may from time to time direct the institution that maintains the Collection Account to withdraw funds from the Collection Account for the following purposes:

                  (i) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Collection Account credited thereto;

                  (ii) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Contract being limited to amounts received that represent late recoveries of payments of principal and/or interest on such Contract (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

                  (iii) to reimburse the Master Servicer for any Advances previously made which the Master Servicer has determined to be nonrecoverable;

                  (iv) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

                  (v) to reimburse the Master Servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

                  (vi) to reimburse the Master Servicer or the Depositor for expenses incurred and reimbursable pursuant to the Agreement;

                  (vii) to withdraw any amount deposited in the Collection Account and not required to be deposited therein; and

                  (viii) to clear and terminate the Collection Account upon termination of the Agreement.

         In  addition,  unless  otherwise  specified  in the related  Prospectus
Supplement, on or prior to the business day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Collection Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Certificates.

PRE-FUNDING ACCOUNT

         If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Certificateholders, into which the Depositor will deposit cash in an amount equal to the Pre-Funded Amount on the related Closing Date. The Pre-Funding Account will be maintained with the Trustee for the related Series of Certificates and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Contracts. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Contracts. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the Certificates of the related Series. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Contracts from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Collection Account or such other trust account as is specified in the related Prospectus Supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Certificateholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Certificates.

         In addition, if so provided in the related Prospectus Supplement, on the related Closing Date the Depositor will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related Series of Certificates that may arise as a result of utilization of the Pre-Funding Account as described above. The
Capitalized Interest Account shall be maintained with the Trustee for the related Series of Certificates and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related Contracts. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related Series of Certificates by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the Depositor.

SUB-SERVICING BY SELLERS

         Each Seller of a Contract or any other servicing entity may act as the Sub-Servicer for such Contract pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason the Master Servicer for such Series of Certificates is no longer the Master Servicer of the related Contracts, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

         All references in this Prospectus and in the Prospectus Supplement for any Series to actions, rights or duties of the Master Servicer will be deemed to include any one or more Sub-Servicers acting on the Master Servicer's behalf. Notwithstanding the foregoing, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will remain liable for its servicing duties and obligations under the Agreement as if the Master Servicer alone were servicing the Contracts.

COLLECTION PROCEDURES

         The Master Servicer will make reasonable efforts to collect all payments called for under the Contracts and will, consistent with each Agreement and any Pool Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Contracts. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Contract and (ii) to the extent not inconsistent with the coverage of such Contract by a Pool Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the Master Servicer is obligated to make or cause to be made Advances, such obligation will remain during any period of such an arrangement.

         In any case in which property securing a Contract has been, or is about to be, conveyed by the obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Contract under any due-on-sale clause applicable thereto. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such Contract is insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Contract and, to the extent permitted by applicable law, the obligor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Contracts -- Due-on-Sale Clauses". In connection with any such assumption, the terms of the related Contract may not be changed.

HAZARD INSURANCE

         Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the obligor on each Contract to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Manufactured Home in the state in which such Manufactured Home is located. Such coverage will generally be in an amount that equal to the lesser of (i) the maximum insurable value of the Manufactured Home (and, in the case of a Land-and-Home Contract, the underlying real property) securing such Contract and
(ii) the outstanding principal balance of the Contract; provided, however, that the amount of such coverage will be sufficient to avoid the application of any co-insurance clause in the policy. Each hazard insurance policy caused to be maintained by the Master Servicer will contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its hazard insurance policy or policies, the Master Servicer will pay such premiums out of its own funds, and may add separately such premium to the obligor's obligations as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a manufactured housing contract by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Contracts may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Manufactured Home securing a Contract is located in a federally designated special flood area at the time of origination, the Master Servicer will require the obligor to obtain and maintain flood insurance.

         The Master Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each individual Contract, and will maintain, to the extent that the related Contract does not require the obligor to maintain a hazard insurance policy with respect to the related Manufactured Home (and, in the case of a Land-and-Home Contract, the underlying real property), one or more blanket insurance policies covering losses on the obligor's interest on the Contracts resulting from the absence or inefficiency of individual hazard insurance policies. The Master Servicer will pay the premium for such blanket policy on the basis described therein and will pay any deductible amount with respect to claims under such policy relating to the Contracts.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each Series of Certificates will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Contract, and such compensation will be retained by it from collections of interest on such Contract in the related Trust Fund (the "Master Servicing Fee"). As compensation for its servicing duties, a Sub-Servicer or, if there is no Sub-Servicer, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, the Master Servicer or Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Collection Account (unless otherwise specified in the related Prospectus Supplement).

         The Master Servicer will, to the extent provided in the related Prospectus Supplement, pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances. Certain other expenses may be borne by the related Trust Fund as specified in the related Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

         Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm of certain documents and records relating to the servicing of manufactured housing contracts serviced by or on behalf of the Master Servicer under pooling and servicing agreements similar to such Agreement, such servicing has been conducted in compliance with such Agreement, except for any exceptions set forth in such statement.

         Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of an officer of the Master Servicer may be obtained by Certificateholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The Master Servicer under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may be an affiliate of the Depositor and may otherwise have normal business relationships with the Depositor or the Depositor's affiliates.

         Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Contract or Contracts (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

         Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Certificates of such Series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Except as otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders of any class any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of such class evidencing not less than 25% of the total distributions allocated to such class ("Percentage Interests");
(ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement, which failure materially affects the rights of Certificateholders and continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets and the other assets of the Trust Fund described under "Credit Enhancement" herein in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

         Unless otherwise provided in the related Prospectus Supplement, so long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates of any class evidencing not less than 66 2/3% of the aggregate Percentage Interests constituting such class and under such other circumstances as may be specified in such Agreement, the Trustee shall terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the related Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make Advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a manufactured housing loan servicing institution with a net worth of a least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

         Unless otherwise provided in the related Prospectus Supplement, no Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates of any class of such Series evidencing not less than 66 2/3% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

AMENDMENT

         Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake; (ii) to correct any defective provision therein or to supplement any provision therein which may be inconsistent with any other provision therein; (iii) to add to the duties of the Depositor, the Seller or the Master Servicer, (iv) to add any other provisions with respect to matters or questions arising thereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in such Agreement; provided, however, that any such action pursuant to clauses (iv) or (v) above will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder; provided, however, that no opinion of counsel will be required if the person requesting such amendment obtains a letter from each Rating Agency requested to rate the class or classes of Certificates of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Certificates. In addition, if a REMIC or FASIT election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC or FASIT, avoid or minimize the risk of the imposition of any tax on the REMIC or FASIT or to comply with any other provision of the Code, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification, avoid or minimize the risk of imposition of such a tax or comply with any such requirement of the Code, as the case may be. Except as otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of holders of Certificates of such Series evidencing not less than 66 2/3% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Contracts which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in the immediately preceding clause (i), without the consent of the holders of such class evidencing not less than 66 2/3% of the Percentage Interests of such class or
(iii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Agreement then outstanding. If a REMIC or FASIT election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC or as a FASIT, as the case may be.

TERMINATION; OPTIONAL TERMINATION

         Unless otherwise specified in the related Agreement, the obligations created by each Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in the Collection Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon repossession or foreclosure of any such Trust Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if specified in the related Prospectus Supplement, by the holder of a call right with respect to the Trust Fund Assets after the passage of a specified period of time or after the principal balance of the Trust Fund Assets or the Securities has been reduced to a specified level.

         Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets will be made at the option of the Master Servicer or such other person at a price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Master Servicer or such other person or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets as of the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

THE TRUSTEE

         The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

         The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Contracts. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the Contracts is situated. The descriptions are qualified by reference to the applicable federal laws and the appropriate laws of the states in which Contracts may be originated.

GENERAL

         As a result of the assignment of the Contracts to the Trustee, the Trustee will succeed to all of the rights (including the right to receive payment on the Contracts) of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

         The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Master Servicer will transfer physical possession of the Contracts to the Trustee or its custodian or may retain physical possession of the Contracts as custodian for the Trustee. In addition, the Master Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Company to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of any Contract without notice of such assignment, the Trustee's interest in such Contract could be defeated.

MANUFACTURED HOMES

         SECURITY INTERESTS IN THE MANUFACTURED HOMES

         The Manufactured Homes securing the Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Seller may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. In the event the Seller fails, due to clerical error, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Seller may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. See "-- Land-and-Home Contracts". So long as the borrower does not permanently attach its Manufactured Home to its site, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Depositor. With respect to a Series of Certificates and if so described in the related Prospectus Supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Seller will represent that as of the date of the sale to the Depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

         The Depositor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor nor the Trustee will amend the certificates of title (or file UCC-3 statements) to identify the Trustee as the new secured party, and neither the Depositor nor the Master Servicer will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee. Accordingly, the Seller (or other originator of the Contracts) will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In some states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to Master Servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title (or the filing of a UCC-3 statement), such assignment of the security interest in the Manufactured Home may not be held effective or such security interests may not be perfected and in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Seller (or such other originator of the Contracts) or a trustee in bankruptcy of the Seller (or such other originator).

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Seller (or other originator of the Contracts) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the
Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Master Servicer must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Seller (or other originator) would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the Master Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing contract sells a manufactured home, the Master Servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing contract before release of the lien.

         Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority even over a perfected security interest. The related Seller will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

         ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

         The Master Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (I.E., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

LAND-AND-HOME CONTRACTS

         If so specified in the related Prospectus Supplement, certain Contracts ("Land-and-Home Contracts") may be secured by a lien on the underlying real property on which the related Manufactured Home is located (in addition to a lien on the Manufactured Home).

         GENERAL

         The Land-and-Home Contracts will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         FORECLOSURE

         DEED OF TRUST. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         MORTGAGES. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

         ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY LAWS; TAX LIENS

         Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, such a lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both such loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

         Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Land-and-Home Contracts underlying a Series of Certificates and possible reductions in the aggregate amount of such payments.

         The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

         ENVIRONMENTAL RISKS

         Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at an underlying real property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion") but without "participating in the management" of the underlying real property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to third party), or fails to market the property in a timely fashion.

         Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

         This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. This legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

         If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to Certificateholders.

         CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

         Except as otherwise specified in the related Prospectus Supplement, at the time the Land-and-Home Contracts were originated, no environmental assessment or a very limited environmental assessment of the related underlying real properties was conducted.

DUE-ON-SALE CLAUSES

         Unless otherwise specified in the related Prospectus Supplement, each conventional Contract will contain a due-on-sale clause which will generally provide that if the obligor sells, transfers or conveys the Manufactured Home (and, in the case of Land-and-Home Contracts, the underlying real property), the loan or contract may be accelerated by the secured party or the mortgagee. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to manufactured housing loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October
15, 1982 and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a secured party or mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Manufactured Home (and, in the case of Land-and-Home Contracts, the related underlying real property) to an uncreditworthy person, which could increase the likelihood of default or may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Contracts and the number of Contracts which may extend to maturity.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated by modified terms of the loan resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, contracts, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of manufactured housing loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. The absence of such a restraint on prepayment, particularly with respect to fixed rate Contracts having higher Contract Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that (subject to certain conditions governing, among other things, (x) the terms of any prepayments, (y) late charges and deferral fees and (z) requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit) state usury limitations shall not apply to any manufactured housing loan that is secured by a first lien on certain kinds of manufactured housing. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on manufactured housing loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Contract (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Contracts. Unless otherwise provided in the related Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to Certificateholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to repossess or foreclose on the collateral securing an affected Contract during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Contract's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the Manufactured Home (and, in the case of Land-and-Home Contracts, the underlying real property) in a timely fashion.

FHA INSURANCE AND VA GUARANTIES

         Certain of the Contracts may be FHA insured or VA guaranteed, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act, as amended, or partially guaranteed by the VA. Any FHA insurance or VA guarantees relating to the Contracts will be described in the related Prospectus Supplement.

         The FHA is responsible for administering various federal programs, including manufactured home insurance, authorized under the National Housing Act, as amended. The insurance premiums for FHA insured contracts are collected by HUD approved lenders or by the servicers of such FHA insured contracts and are paid to the FHA. The regulations governing FHA manufactured home insurance provide that insurance benefits are payable upon the repossession and resale of the collateral and assignment of the contract to HUD. With respect to a defaulted FHA insured contract, the servicer must follow applicable regulations before initiating repossession procedures. Once it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the lenders control, these regulations require, among other things, that the lender arrange a face-to-face meeting with the borrower, initiate a modification or repayment plan, if feasible, and give the borrower 30 days' notice of default prior to any repossession. Such plans may involve the reduction or suspension of scheduled contract payments for a specified period, with such payments to be made upon or before the maturity date of the contract, or the recasting of payments due under the FHA insured contract up to and beyond the scheduled maturity date. In addition, when a default is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer of such contract in partial or full satisfaction of amounts due thereunder (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the contract. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA insured contract, and HUD must have rejected any request for relief from the lender before the servicer may initiate foreclosure proceedings. If these regulations are satisfied, the insurance claim is paid in cash by HUD.

         For manufactured housing contracts, the amount of insurance benefits generally paid by FHA is equal to 90% of the sum of (i) the unpaid principal amount of the contract at the date of default and uncollected interest earned to the date of default computed at the contract rate, after deducting the best price obtainable for the collateral (based in part on a HUD-approved appraisal) and all amounts retained or collected by the lender from other sources with respect to the contract, (ii) accrued and unpaid interest on the unpaid amount of the contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% per annum, (iii) costs paid to a dealer or other third party to repossess and preserve the property, (iv) the amount of any sales commission paid to a dealer or other third party for the resale of the property, (v) any property taxes, special assessments and other similar charges and hazard insurance premiums, prorated to the date of disposition of the property, (vi) uncollected court costs, (vii) legal fees, not to exceed $500, and (viii) expenses for recording the assignment of the lien on the collateral to the United States. When entitlement to insurance benefits results from assignment of the FHA insured contract to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date.

         The insurance available to a lender under FHA Title I insurance is subject to the limit of a reserve amount equal to ten percent of the original principal balance of all Title I insured loans held by the lender, which amount is reduced by all claims paid to the lender and which is increased by an amount equal to ten percent of the original principal balance of insured loans originated or acquired by the lender.

         The maximum guarantee that may be issued by the VA for a VA guaranteed contract is the lesser of (a) the lesser of $20,000 and 40% of the principal amount of the contract and (b) the maximum amount of guaranty entitlement available to the obligor veteran (which may range from $20,000 to zero). The amount payable under the guarantee will be the percentage of the VA contract originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the contract holder, but in each case only to the extent that such amounts have not been recovered through resale of the manufactured home. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

         The VA may, at its option and without regard to the guarantee, make full payment to a lender of the unsatisfied amount on a contract upon its assignment to the VA. With respect to a defaulted VA guaranteed Contract, the servicer is, absent exceptional circumstances, authorized to announce its intention to repossess only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the related collateral.

CONSUMER PROTECTION LAWS

         The so-called "Holder-in-Due Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination, servicing and enforcement of the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Certificates and is based on advice of Brown & Wood LLP, special counsel to the Depositor. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this summary is based are subject to change, and such a change could apply retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Certificates.

         The federal income tax consequences to Holders will vary depending on whether (i) the Certificates of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC or as a FASIT; (iii) the Certificates represent interests in a grantor trust; or (iv) the Trust Fund relating to a particular Series of Certificates is classified as a partnership. The Prospectus Supplement for each Series of Certificates will specify how the Certificates will be treated for federal income tax purposes and will discuss whether a REMIC or a FASIT election, if any, will be made with respect to such Series. Prior to issuance of each Series of Certificates, the Depositor shall file with the Commission a Form 8-K on behalf of the related Trust Fund containing an opinion of Brown & Wood LLP with respect to the validity of the information set forth under "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

TAXATION OF DEBT CERTIFICATES

         INTEREST AND ACQUISITION DISCOUNT. Certificates representing regular interests in a REMIC are generally treated as evidences of indebtedness issued by the REMIC. Certificates representing regular interests in a FASIT are treated as debt instruments. Stated interest on regular interests in REMICs and regular interests in FASITs will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Thus, a taxpayer may be required to report income in respect of a FASIT or REMIC regular interest before actually receiving a corresponding cash distribution. Interest (other than original issue discount) on Certificates (other than regular interests in REMICs or FASITs) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Certificates characterized as debt for federal income tax purposes, including regular interests in REMICs or FASITs, will be referred to hereinafter collectively as "Debt Certificates".

         Debt Certificates that are Compound Interest Certificates (I.E., debt securities that accrete the amount of accrued interest and add that amount to the principal balance of the securities until maturity or until some specified event has occurred) will, and certain of the other Debt Certificates may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994, as amended on June 11, 1996, (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Certificates.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Certificate and its issue price. A holder of a Debt Certificate must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Certificate will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a Debt Certificate is the first price at which a substantial amount of Debt Certificates of that class are sold (excluding sales to bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Certificates is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of such class on such Closing Date. The issue price of a Debt Certificate generally includes the amount paid by an initial Debt Certificate holder for accrued interest that relates to a period prior to the issue date of the Debt Certificate ("pre-issuance accrued interest"). The issue price of a Debt Security may, however, be computed without regard to such pre-issuance accrued interest if such pre-issuance accrued interest will be paid on the first payment date following the date of issuance. This alternative is available only if the first payment date occurs within one year of the date of issuance. Under this alternative, the payment of pre-issuance accrued interest will be treated as a non-taxable return of capital and not as a payment of interest. The stated redemption price at maturity of a Debt Certificate includes the original principal amount of the Debt Certificate, but generally will not include stated interest if it is "qualified stated interest".

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Certificate. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment or the Debt Security otherwise provides terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. Certain Debt Certificates may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Certificates will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Certificates do not provide for default remedies, the interest payments will be included in the Debt Certificate's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Certificates includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Certificate is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Certificate with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Certificate will generally have OID. Holders of Debt Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Certificate.

         Under the de minimis rule, OID on a Debt Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Certificate multiplied by the weighted average maturity of the Debt Certificate. For this purpose, the weighted average maturity of the Debt Certificate is computed as the sum of the amounts determined by multiplying the number of full years (I.E., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Certificate and the denominator of which is the stated redemption price at maturity of the Debt Certificate. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt Certificates may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Certificate. In the case of Compound Interest Certificates, certain Interest Weighted Certificates (as defined herein), and certain of the other Debt Certificates, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

         The OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a Debt Certificate issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Certificate, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Certificate that is not a regular interest in a REMIC or a FASIT and the principal payments on which are not subject to acceleration resulting from prepayments on the Contracts, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Certificate and the adjusted issue price of the Debt Certificate, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Certificate in all prior periods, other than qualified stated interest payments.

         The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the Debt Certificates, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Certificate is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Certificate as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Certificate, over the adjusted issue price of the Pay-Through
Certificate at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Certificate (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Contracts at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Certificate to take into account prepayments with respect to the Contracts at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Certificates based on the Prepayment Assumption, no representation is made to Holders that Contracts will be prepaid at that rate or at any other rate.

         The Depositor may adjust the accrual of OID on a class of Debt Certificates in a manner that it believes to be appropriate, to take account of realized losses on the Contracts, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of Debt Certificates could increase.

         Certain classes of Debt Certificates may represent more than one class of REMIC or FASIT regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Certificates as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a Debt Certificate will also be required to include OID in gross income, but such a holder who purchases such Debt Certificate for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Certificate's issue price) to offset such OID by comparable economic accruals of portions of such excess.

         EFFECTS OF DEFAULTS AND DELINQUENCIES. Holders will be required to report income with respect to REMIC or FASIT regular interests under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Contracts, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Certificates is deducted as a result of a Contract default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Certificates should consult their own tax advisors on this point.

         INTEREST WEIGHTED CERTIFICATES. It is not clear how income should be accrued with respect to REMIC or FASIT regular interests or Stripped
Certificates (as defined under " -- Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC, on debt instruments held by the FASIT, or on Contracts underlying Pass-Through Certificates ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Certificate should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Certificate as a Compound Interest Certificate. However, in the case of Interest Weighted Certificates that are entitled to some payments of principal and that are REMIC or FASIT regular interests the Internal Revenue Service could assert that income derived from an Interest Weighted Certificate should be calculated as if the Certificate were a security purchased at a premium equal to the excess of the price paid by such holder for such Certificate over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Certificate should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Certificates that are Stripped Certificates as described below. See " -- Tax Status as a Grantor Trust -- Discount or Premium on Pass-Through Certificates".

         VARIABLE RATE DEBT CERTIFICATES. In the case of Debt Certificates bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Certificates and (ii) in the case of Pay-Through Certificates, the present value of all payments remaining to be made on such Debt Certificates, should be calculated as if the interest index remained at its value as of the issue date of such Certificates. Because the proper method of adjusting accruals of OID on a variable rate Debt Certificate is uncertain, holders of variable rate Debt Certificates should consult their own tax advisers regarding the appropriate treatment of such Certificates for federal income tax purposes.

         MARKET DISCOUNT. A purchaser of a Certificate may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Certificate with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Certificate over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Certificate received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Certificate, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Certificates (or in the case of a Pass-Through Certificate (as defined herein), as set forth below, the Contracts underlying such Certificate) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Certificates (or, in the case of a Pass-Through Certificate, as described below, the Contracts underlying such Certificate) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the Debt Certificate (or, in the case of a Pass-Through Certificate, the Contracts), the excess of interest paid or accrued to purchase or carry a Certificate (or, in the case of a Pass-Through Certificate, as described below, the underlying Contracts) with market discount over interest received on such Certificate is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Certificate (or in the case of a Pass-Through Certificate, an underlying Contract). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         PREMIUM. A holder who purchases a Debt Certificate (other than an Interest Weighted Certificate to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Certificate at a premium, which it may elect to amortize as an offset to interest income on such Certificate (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Certificates have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Certificates will be calculated using the prepayment assumption used in pricing such class. If a holder makes an election to amortize premium on a Debt Certificate, such election will apply to all taxable debt instruments (including all REMIC and FASIT regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         Regulations dealing with amortizable bond premium specifically do not apply to prepayable debt instruments described in Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above.
Prospective purchasers of the Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID Regulations permit a holder of a Debt Certificate to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Certificate with market discount, the holder of the Debt Certificate would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Certificate acquires during the year of the election or thereafter. Similarly, a holder of a Debt Certificate that makes this election for a Debt Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Certificate is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

         GENERAL. In the opinion of Brown & Wood LLP, special counsel to the Depositor, if a REMIC election is made with respect to a Series of Certificates, then the arrangement by which the Certificates of that Series are issued will be treated as a REMIC as long as all of the provisions of the relevant Agreement are complied with. Certificates will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

         Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Certificates, (i) Certificates held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Certificate will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets are qualifying assets.

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Certificates. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Certificates and the holders of the Residual Interest Certificates (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Certificate who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Certificate to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or
(ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

         GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

         CALCULATION OF REMIC INCOME. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Certificates, amortization of any premium with respect to Contracts, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Certificate that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Certificates accrue original issue discount (I.E., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Certificates in the same manner that the holders of the Regular Interest Certificates include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Certificates" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

         PROHIBITED TRANSACTIONS AND CONTRIBUTIONS TAX. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction". For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Certificates will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Certificates of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST CERTIFICATES

         The holder of a Certificate representing a residual interest (a "Residual Interest Certificate") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Certificate. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Certificates in proportion to their respective holdings on such day.

         The  holder  of  a  Residual  Interest   Certificate  must  report  its
proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Certificates, will typically increase over time as lower yielding Certificates are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Certificate in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Certificate may be less than that of such a bond or instrument.

         LIMITATION ON LOSSES. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Certificate will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Certificates to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

         DISTRIBUTIONS. Distributions on a Residual Interest Certificate (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Certificate. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Certificate, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Certificate) to the extent of such excess.

         SALE OR EXCHANGE. A holder of a Residual Interest Certificate will recognize gain or loss on the sale or exchange of a Residual Interest Certificate equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Certificate at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Certificate will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

         EXCESS INCLUSIONS. The portion of the REMIC taxable income of a holder of a Residual Interest Certificate consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Certificate, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Certificate is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors". The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Certificate, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Certificate at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Certificate before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in certain circumstances, transfers of Residual Certificates may be disregarded. See " -- Restrictions on Ownership and Transfer of Residual Interest Certificates" and " -- Tax Treatment of Foreign Investors" below.

         RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST CERTIFICATES. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization". Disqualified Organizations include the
United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in
Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Interest Certificate. In addition, no transfer of a Residual Interest Certificate will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

         If a Residual Interest Certificate is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax can be imposed on the transferor of such Residual Interest Certificate at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Certificate, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a Residual Interest Certificate is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Certificate to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Certificate is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See " -- Tax Treatment of Foreign Investors".

         MARK TO MARKET RULES. Prospective purchasers of a REMIC Residual Interest Certificate should be aware that a REMIC Residual Interest Certificate acquired after January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAXATION OF THE FASIT AND ITS HOLDERS

         In the opinion of Brown & Wood LLP, special counsel to the Depositor, if a FASIT election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a FASIT so long as all of the provisions of the relevant Agreement are complied with.

         The Small Business and Job Protection Act of 1996 added Sections 860H through 860L to the Code (the "FASIT Provisions"), which provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance have been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT regular interest holders. Investors should also note that the FASIT discussion contained herein constitutes only a summary of the U.S. federal income tax consequences to the holders of FASIT interests. With respect to each Series of FASIT regular interests, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT interests will be classified as either FASIT regular interests, which generally will be treated as debt for federal income tax purposes, or FASIT ownership interests, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The Prospectus Supplement for each Series of Securities will indicate which Securities of such Series will be designated as regular interests, and which, if any, will be designated as ownership interests.

         QUALIFICATION AS A FASIT. A Trust Fund will qualify as a FASIT if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the investors' interests in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in section 851(a) of the Code.

         ASSET COMPOSITION. For a Trust Fund to be eligible for FASIT status, substantially all of the Trust Fund Assets must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate), (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,
(v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interest, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

         INTERESTS IN A FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C Corporation.

         A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates). Interest will be considered to be based on a permissible variable rate if generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rate," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such FASIT regular interest.

         If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "High-Yield Interest". In addition, if an interest in a FASIT fails to meet the requirement of clause
(vi), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Certain Federal Income Tax Consequences-Taxation of Trust as a FASIT-Treatment of High-Yield Interests".

         CONSEQUENCES OF DISQUALIFICATION. If a Trust Fund fails to comply with one or more of ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and interests therein for federal income tax purposes is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

TREATMENT OF FASIT REGULAR SECURITIES

         Payments received by holders of FASIT regular interests generally will be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT regular interests must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. If the FASIT regular interests is sold, the Holder generally will recognize gain or loss upon the sale. See "Taxation of Debt Securities" above.

TREATMENT OF HIGH-YIELD INTEREST

         High-Yield Interests are subject to special rules regarding the eligibility of holders of such interest, and the ability of such holders to offset income derived from those interests with losses. High-Yield Interests only may be held by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the High-Yield Interest.

         The Holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as High-Yield Interests.

TAX TREATMENT OF FASIT OWNERSHIP SECURITIES

         A FASIT ownership interest represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership interest determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership interest must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT regular interests issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT regular interests as are holders of High-Yield Interest.

         Rules similar to the wash sale rules applicable to REMIC residual interests also will apply to FASIT ownership interests. Accordingly, losses on dispositions of a FASIT ownership interest generally will be disallowed where within six months before or after the disposition, the seller of such interest acquires any other FASIT ownership interest that is economically comparable to a FASIT ownership interest. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT ownership interest was required to be marked-to-market under section 475 of the Code by such holder, then section 475 of the Code will continue to apply to such securities, except that the amount realized under the mark-to-market rules or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semi-annually.

         The holder of a FASIT ownership interest will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions". Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series of Securities for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

TAX STATUS AS A GRANTOR TRUST

         In the absence of a REMIC or FASIT election, a Trust Fund generally will be classified as a grantor trust if (i) there is either only one class of Certificates that evidences the entire undivided beneficial ownership of the Trust Fund Assets, or, if there is more than one class of Certificates, each class represents a direct investment in the Trust Fund Assets, and (ii) no power exists under the Agreement to vary the investment of the Certificateholders. If these conditions are satisfied, the related Prospectus Supplement will recite that, in the opinion of Brown & Wood LLP, special counsel to the Depositor, the Trust Fund relating to a Series of Certificates will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation (the Certificates of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Contracts. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Contracts. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Contracts.

         Each Holder must report on its federal income tax return its share of the gross income derived from the Contracts (not reduced by the amount payable as fees to the Trustee and the Master Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Contracts directly, received directly its share of the amounts received with respect to the Contracts, and paid directly its share of the Servicing Fees. In the case of Pass-Through Certificates other than Stripped Certificates, such income will consist of a pro rata share of all of the income derived from all of the Contracts and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a Certificate will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Master Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, E.G., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

         DISCOUNT OR PREMIUM ON PASS-THROUGH CERTIFICATES. The holder's purchase price of a Pass-Through Certificate is to be allocated among the Contracts in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Contract as having a fair market value proportional to the share of the aggregate principal balances of all of the Contracts that it represents, since the Certificates, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Certificate allocated to a Contract (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Contract allocable to the Certificate, the interest in the Contract allocable to the Pass-Through Certificate will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Contract with OID in excess of a prescribed de minimis amount or a Stripped Certificate, a holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Contract could arise, for example, by virtue of the financing of points by the originator of the Contract, or by virtue of the charging of points by the originator of the Contract in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Contract will be includible in income, generally in the manner described above, except that in the case of Pass-Through Certificates, market discount is calculated with respect to the Contracts underlying the Certificate, rather than with respect to the Certificate. A Holder that acquires an interest in a Contract originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Contract over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See " -- Taxation of Debt Certificates; Market Discount" and " -- Premium" above.

         In the case of market discount on a Pass-Through Certificate attributable to Contracts originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Contract and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         STRIPPED CERTIFICATES. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Contracts, a right to receive only principal payments on the Contracts, or a right to receive certain payments of both interest and principal. Certain Stripped Certificates ("Ratio Strip Certificates") may represent a right to receive differing percentages of both the interest and principal on each Contract. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

         Servicing  fees  in  excess  of  reasonable   servicing  fees  ("excess
servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (I.E., 1% interest on the Contract principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Contract by Contract basis, which could result in some Contracts being treated as having more than 100 basis points of interest stripped off.

         OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Certificates and other Pass-Through Certificates. Under the method described above for Pay-Through Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Certificates which technically represent ownership interests in the underlying Contracts, rather than being debt instruments "secured by" those loans. For tax years beginning after August 5, 1997 the Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Certificates and other Pass-Through Certificates because it provides that such method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Certificates, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Certificates, the Trustee will treat all payments to be received by a holder with respect to the underlying Contracts as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Contract underlying a Certificate.

         Under certain circumstances, if the Contracts prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Contracts prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

         In the case of a Stripped Certificate that is an Interest Weighted Certificate, the Trustee intends, absent contrary authority, to report income to Certificate holders as OID, in the manner described above for Interest Weighted Certificates.

         POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each non-Interest Weighted Certificate is composed of an unstripped undivided ownership interest in Contracts and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Certificates are subject to the contingent payment provisions of the Contingent Regulations; or (iii) each Interest Weighted Stripped Certificate is composed of an unstripped undivided ownership interest in Contracts and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the Stripped Certificates and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Certificates for federal income tax purposes.

         CHARACTER AS QUALIFYING CONTRACTS. In the case of Stripped Certificates, there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Contracts. The IRS could take the position that the Contracts' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section
7701(a)(19)(C)(v) of the Code; and interest income attributable to the Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Certificates may cause a proportionate reduction in the above-described qualifying status categories of Certificates.

SALE OR EXCHANGE

         Subject to the discussion below with respect to Trust Funds classified as partnerships, a Holder's tax basis in its Certificate is the price such holder pays for a Certificate, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Certificate, measured by the difference between the amount realized and the Certificate's basis as so adjusted, will generally be capital gain or loss, assuming that the Certificate is held as a capital asset. In the case of a Certificate held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC or FASIT regular interest will be taxable as ordinary income or loss. In addition, gain from the disposition of a REMIC or FASIT regular interest that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such REMIC regular interest had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such REMIC regular interest. In general, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

         The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Prospective investors should consult their own tax advisors concerning these tax law changes.

MISCELLANEOUS TAX ASPECTS

         BACKUP WITHHOLDING. Subject to the discussion below with respect to Trust Funds classified as partnerships, a Holder, other than a holder of a REMIC Residual Certificate, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Certificates. This withholding generally applies if the holder of a Certificate (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The Trustee will report to the Holders and to the Master Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Certificates.

TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to Trust Funds classified as partnerships is made, under the Code, unless interest (including OID) paid on a Certificate (other than a Residual Interest Certificate) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Certificates and Stripped Certificates, including Ratio Strip Certificates, however, may be subject to withholding to the extent that the Contracts were originated on or before July 18, 1984.

         Interest and OID of Holders who are Non-residents are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of Residual Interest Certificates who are Non-residents will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest". It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Certificate will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Certificate is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Certificates that do not have significant value. Under the REMIC Regulations, if a Residual Interest Certificate has tax avoidance potential, a transfer of a Residual Interest Certificate to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Certificate has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Certificate to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Certificate for purposes of the withholding tax provisions of the Code. See " -- Excess Inclusions".

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

         In the absence of a REMIC or FASIT election, a Trust Fund that is not classified as a grantor trust will be classified as a partnership for federal tax purposes. Brown & Wood LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund classified as a partnership will not be a publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. Any such corporate income tax could materially reduce cash available to make distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         TREATMENT OF THE TRUST FUND AS A PARTNERSHIP. The Trust Fund and the Master Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, and the partners of the partnership being the Certificateholders. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A VARIETY OF ALTERNATIVE CHARACTERIZATIONS ARE POSSIBLE. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

         INDEXED CERTIFICATES, ETC. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Certificates or Strip Certificates, and that a Series of Certificates includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

         PARTNERSHIP TAXATION. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Contracts (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Contracts. The Trust Fund's deductions will consist primarily of servicing and other fees, and losses or deductions upon collection or disposition of Contracts.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the related Agreement and related documents). The Agreements will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Contracts that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

         All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

         The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Contract, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         DISCOUNT AND PREMIUM. It is believed that the Contracts were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Contracts may be greater or less than the remaining principal balance of the Contracts at the time of purchase. If so, the Contract will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Contract by Contract basis.)

         If the Trust Fund acquires the Contracts at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Contracts or to offset any such premium against interest income on the Contracts. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         SECTION 708 TERMINATION. Pursuant to final regulations issued on May 9, 1997 under Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly under these new regulations, if the Trust Fund were characterized as a partnership and a sale of Certificates terminated the partnership under Code Section 708, the purchaser's basis in its ownership interest would not change.

         DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Contracts would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

         ADMINISTRATIVE MATTERS. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

         The Depositor will be designated as the tax matters partner in the related Agreement and, as such, will be responsible for representing the
Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

         TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to Certificateholders, that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (or other entity treated as a corporation or partnership) created or organized in or under the laws of the United States or any state thereof including the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest". As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Certificates.

                              ERISA CONSIDERATIONS

         The following describes certain considerations under ERISA and the Code, which apply only to Certificates of a Series that are not divided into subclasses. If Certificates are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Certificates.

         ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

         On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Contracts may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

         In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Certificates that represent interests in a Pool consisting of Contracts ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Certificates at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and
(2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Certificates, and at least 50% of all Single Family Certificates are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Certificates. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Certificate or a Certificate which is not a Single Family Certificate may be made to a Plan.

         The discussion in this and the next succeeding paragraph applies only to Single Family Certificates. The Depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) Certificates issued in a Series consisting of only a single class of Certificates; and (ii) Certificates issued in a Series in which there is only one class of those particular Certificates; provided that the Certificates in the case of clause (i), or the Certificates in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Contracts. It is not clear whether a class of Certificates that evidences the beneficial ownership in a Trust Fund divided into Contract groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Certificates entitled to receive payments of interest and principal on the Contracts only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Certificates in a Series issued without a subordination feature, or the Certificates only in a Series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described under "Credit Enhancement" herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Contracts or the principal balance of the largest Contract. See "Description of the Certificates" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Certificates must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

         While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

                  (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

                  (2) the rights and interest evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

                  (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch");

                  (4) the trustee must not be an affiliate of any other member of the Restricted Group as defined below;

                  (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

                  (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

         The trust fund must also meet the following requirements:

                  (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

                  (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of certificates; and

                  (iii)   certificates   evidencing   interests  in  such  other
         investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

         Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group, (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Underwriter Exemptions do not apply to Plans sponsored by the Seller, the related Underwriter, the Trustee, the Master Servicer, any insurer with respect to the Contracts, any obligor with respect to Contracts included in the Trust Fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

         The Prospectus Supplement for each Series of Certificates will indicate the classes of Certificates, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

         The Underwriter Exemption contains several requirements, some of which differ from those in PTE 83-l. The Underwriter Exemption contains an expanded definition of "certificate" which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of "trust" which permits the trust corpus to consist of secured consumer receivables. The definition of "trust," however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of the type which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of S&P, Moody's, Fitch or DCR. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         On July 21, 1997, the DOL published in the Federal Register an amendment to the Underwriter Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "obligations") supporting payments to certificate-holders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "pre-funding period") instead of requiring that all such obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

                  (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "pre-funding limit") must not exceed twenty-five percent (25%).

                  (2) All obligations transferred after the closing date (the "additional obligations") must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency.

                  (3) The transfer of such additional obligations to the trust during the pre-funding period must not result in the certificates to be covered by the Underwriter Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

                  (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the obligations in the trust at the end of the pre-funding period must not be more than 1.0% lower than the average interest rate for the obligations which were transferred to the trust on the closing date.

                  (5) In order to ensure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust,

                  (i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                  (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the obligations which were transferred to the trust as of the closing date.

                  (6) The pre-funding period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

                  (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

                  (8) The related prospectus supplement must describe:

                           (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

                           (ii)   the duration of the pre-funding period;

                           (iii) the percentage and/or dollar amount of the pre-funding Limit for the trust; and

                           (iv) that the amount remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificate holders as repayments of principal.

                  (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

         Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The Prospectus Supplement for each series of Certificates will specify which, if any, of the classes of Certificates offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Certificates that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of Certificates under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

         All depository institutions considering an investment in the Certificates (whether or not the class of Certificates under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Certificates Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities," which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Certificates not entitled to distributions allocated to principal or interest, or Subordinated Certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

         Certificates are being offered hereby in Series from time to time (each Series evidencing or relating to a separate Trust Fund) through any of the following methods:

                  1. By negotiated firm commitment underwriting and public reoffering by underwriters;

                  2. By agency placements through one or more placement agents primarily with institutional investors and dealers; and

                  3. By placement directly by the Depositor with institutional investors.

         A Prospectus Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Depositor, or the method by which the price at which the underwriters will sell the Certificates will be determined. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the Depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Certificates of such Series if any such Certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

         Underwriters and agents may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

         If a Series is offered other than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Certificates of such Series.

                                  LEGAL MATTERS

         The validity of the Certificates of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, One World Trade Center, New York, New York 10048.

                              FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

         It is a condition to the issuance of the Certificates of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

         Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Contracts will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Certificates. Such rating should not be deemed a recommendation to purchase, hold or sell Certificates, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of manufactured housing loans accurately predicts the delinquency, repossession, foreclosure or loss experience of any particular pool of Contracts. No assurance can be given that values of any Manufactured Homes (and, in the case of Land-and-Home Contracts, any underlying real properties) have remained or will remain at their levels on the respective dates of origination of the related Contracts. If the manufactured housing or residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Contracts in a particular Trust Fund and any secondary financing on the related Manufactured Homes (and, in the case of Land-and Home Contracts, the related underlying real properties) become equal to or greater than the value of the Manufactured Homes (and, in the case of Land-and-Home Contracts, the underlying real properties), the rates of delinquencies, repossessions, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect manufactured housing property values) may affect the timely payment by obligors of scheduled payments of principal and interest on the Contracts and, accordingly, the rates of delinquencies, repossessions, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related Series.

                  INDEX OF DEFINED TERMS

TERM                                              PAGE
----                                              ----


Accretion Directed.................................33
Accrual............................................35
Accrual Certificates...............................30
Advance............................................11
Agreement..........................................22
APR................................................24
ARM Contracts......................................24
Available Funds....................................30
balloon payment....................................24
BBA................................................36
Belgian Cooperative................................41
BIF................................................49
Book-Entry Certificates............................39
Calculation Agent..................................35
Capitalized Interest Account.......................51
Cash Flow Bond Method..............................79
CEDEL Participants.................................40
CERCLA.............................................62
Certificate Account................................49
Certificate Owners.................................39
Certificate Register...............................29
CERTIFICATES........................................1
Class Security Balance.............................30
Closing Date.......................................19
Code...............................................12
COFI Securities....................................37
Collateral Value...................................25
Commission..........................................3
Component Certificates.............................33
Contract Documents.................................48
Contract Rate.......................................6
contracts..........................................16
CONTRACTS...........................................1
Contract-to-Value Ratio............................25
Cut-off Date....................................5, 22
Cut-off Date Principal Balance.....................28
DCR................................................88
Debt Securities....................................67
Definitive Security................................39
DEPOSITOR...........................................1
Derivative Transactions........................21, 39
Detailed Description...............................23
Distribution Date...................................7
DOL................................................86
DTC................................................18
Eleventh District..................................37
EPA................................................62
ERISA..............................................14
Euroclear Operator.................................41
Euroclear Participants.............................41
European Depositaries..............................39
Exchange Act........................................3
FDIC...............................................49
FHA................................................10
FHLBSF.............................................37
FHLMC..............................................55
Financial Intermediary.............................39
Fitch..............................................88
Fixed Rate.........................................34
Floating Rate......................................34
FNMA...............................................55
Funding Period.....................................19
Garn-St Germain Act................................63
HOLDER IN DUE COURSE RULES.........................17
Insurance Proceeds.................................50
Insured Expenses...................................50
Interest Only......................................34
Interest Settlement Rate...........................36
Interest Weighted Certificates.....................69
Inverse Floating Rate..............................34
L/C Bank............................................9
L/C Percentage......................................9
Land-and-Home Contracts............................59
Liquidation Expenses...............................50
Liquidation Proceeds...............................50
Loan-to-Value Ratio................................25
lockout periods....................................24
Manufactured Home...............................6, 23
manufactured housing contracts.....................16
Master Servicer.....................................5
Master Servicing Fee...............................53
Moody's............................................88
Morgan.............................................41
Mortgage Documents.................................48
National Cost of Funds Index.......................38
NCUA...............................................91
Nonresidents.......................................81
Notional Amount Certificates.......................33
OID................................................12
OID Regulations....................................67
OTS................................................38
PACs...............................................33
Partial Accrual....................................35
Parties in Interest................................87
Pass-Through Securities............................78
Pay-Through Security...............................68
Percentage Interests...............................55
Permitted Investments..............................45
Planned Principal Class............................33
Plans..............................................86
Policy Statement...................................91
Pool Insurance Policy..............................45
Pool Insurer.......................................45
Pool:...............................................5
Pre-Funded Amount..................................19
Pre-Funding Account.................................5
Prepayment Assumption..............................68
Prime Rate.........................................39
Principal Only.....................................34
Principal Prepayments..............................31
PTE 83-1...........................................87
Purchase Price.....................................26
Rating Agency......................................93
Ratio Strip Securities.............................79
RCRA...............................................63
Record Date........................................29
Reference Banks....................................36
Relevant Depositary................................39
Relief Act.........................................64
REMIC...............................................2
Reserve Account.....................................9
Reserve Interest Rate..............................36
Residual Interest Security.........................73
Restricted Group...................................89
Retained Interest..................................28
Rules..............................................40
S&P................................................88
SAIF...............................................49
Scheduled Principal Class..........................33
Securityholders....................................39
SELLER..............................................1
Sellers............................................22
Senior Certificates................................43
Senior Securities...................................6
Sequential Pay.....................................34
SERIES..............................................1
Servicing Fee......................................78
Single Family Securities...........................87
SMMEA..............................................12
Strip..............................................34
Stripped Securities................................78
Subordinated Securities.............................6
Subsequent Contracts...............................19
Sub-Servicer.......................................11
Sub-Servicing Agreement............................52
Support Class......................................34
TACs...............................................34
Targeted Principal Class...........................34
Terms and Conditions...............................41
TIN................................................81
Title V............................................64
TRUST FUND..........................................1
TRUST FUND ASSETS...................................1
Trustee.............................................5
U.S. Person........................................85
UCC................................................57
Underwriter Exemptions.............................88
VA 10
Value..............................................25
Variable Rate......................................34


               SUBJECT TO COMPLETION, DATED _________ _____, 1998

PROSPECTUS

                                INDYMAC ABS, INC.
                                    DEPOSITOR
                            ASSET BACKED CERTIFICATES
                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)
                      -------------------------------------

         This Prospectus relates to the issuance of Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities"), which may be sold from time to time in one or more series (each, a "Series") by IndyMac ABS, Inc. (the "Depositor") or by a Trust Fund (as defined below) on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Securities of a Series will consist of Certificates which evidence beneficial ownership of a trust established by the Depositor (each, a "Trust Fund"), and/or Notes secured by the assets of a Trust Fund. As specified in the related Prospectus Supplement, the Trust Fund for a Series of Securities will include certain assets (the "Trust Fund Assets") which will consist of the following types of mortgage loans (the "Loans"): (i) mortgage loans secured by first and/or subordinate liens on one- to four-family residential properties, including manufactured housing that is permanently affixed and treated as real property under local law, or security interests in shares issued by cooperative housing corporations (the "Single Family Loans"), (ii) mortgage loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units (the "Multifamily Loans"), (iii) closed-end and/or revolving home equity loans (the "Home Equity Loans"), secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties and (iv) home improvement installment sale contracts and installment loan agreements (the "Home Improvement Contracts") that are either unsecured or secured by first or subordinate liens on one- to four-family residential properties, or by purchase money security interests in the home improvements financed thereby (the "Home Improvements"). The Trust Fund Assets will be acquired by the Depositor, either directly or indirectly, from one or more institutions (each, a "Seller"), which may be affiliates of the Depositor, and conveyed by the Depositor to the related Trust Fund. A Trust Fund also may include insurance policies, surety bonds, cash accounts, reinvestment income, guaranties or letters of credit to the extent described in the related Prospectus Supplement. See "Index of Defined Terms" on Page 110 of this Prospectus for the location of the definitions of certain capitalized terms.

         Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the related Trust Fund Assets. Each class of Notes of a Series will be secured by the related Trust Fund Assets or, if so specified in the related Prospectus Supplement, a portion thereof. A Series of Securities may include one or more classes that are senior in right of payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Securities of such Series or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement.

                                                  (COVER CONTINUED ON NEXT PAGE)

                      -------------------------------------
               FORA DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN
             INVESTMENT IN THE SECURITIES, SEE THE INFORMATION UNDER
                           "RISK FACTORS" ON PAGE 16.
                      -------------------------------------

         THE CERTIFICATES OF A GIVEN SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, AND THE NOTES OF A GIVEN SERIES WILL REPRESENT OBLIGATIONS OF, THE RELATED TRUST FUND ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE MASTER SERVICER, ANY SELLER OR ANY AFFILIATES THEREOF, EXCEPT TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. THE SECURITIES AND
THE LOANS WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR OR ANY OTHER PERSON OR ENTITY, EXCEPT IN EACH CASE TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. THE DEPOSITOR IS NOT A GOVERNMENTAL AGENCY OR INSTRUMENTALITY NOR IS IT AFFILIATED WITH ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                      -------------------------------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE
              RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                      -------------------------------------

         Prior to issuance there will have been no market for the Securities of any Series and there can be no assurance that a secondary market for any Securities will develop, or if it does develop, that it will continue or provide Securityholders with a sufficient level of liquidity of investment. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement. Offers of the

         Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

___________ ____, 1998





(CONTINUED FROM COVER PAGE)

         Distributions to Securityholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of a Series will be made from the related Trust Fund Assets or proceeds thereof pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement.

         The related Prospectus Supplement will describe any insurance or guarantee provided with respect to the related Series of Securities including, without limitation, any insurance or guarantee provided by the Department of Housing and Urban Development, the United States Department of Veterans' Affairs or any private insurer or guarantor. The only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related Series of Securities the Depositor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Securities will be limited to its contractual servicing obligations, including any obligation it may have to advance delinquent interest and/or principal payments on the related Trust Fund Assets.

         The yield on each class of Securities of a Series will be affected by, among other things, the rate of payments of principal (including prepayments) on the related Trust Fund Assets and the timing of receipt of such payments as described under "Risk Factors -- Prepayment and Yield Considerations" and "Yield and Prepayment Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described under "The Agreements -- Termination"; Optional Termination herein and in the related Prospectus Supplement.

         If specified in the related Prospectus Supplement, one or more elections may be made to treat a Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") or as a "financial asset securitization investment trust" ("FASIT") for federal income tax purposes. See "Federal Income Tax Consequences".




         UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

               PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

         The Prospectus Supplement or Current Report on Form 8-K relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) the aggregate principal amount, interest rate and authorized denominations of each class of such Series of Securities; (ii) information as to the assets of the Trust Fund, including the general characteristics of the related Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account or other cash account; (iii) the circumstances, if any, under which the Trust Fund may be subject to early termination; (iv) the circumstances, if any, under which the Notes of such Series are subject to redemption; (v) the method used to calculate the amount of principal to be distributed or paid with respect to each class of Securities; (vi) the order of application of distributions or payments to each of the classes within such Series, whether sequential, pro rata, or otherwise;
(vii) the Distribution Dates with respect to such Series; (viii) additional information with respect to the method of distribution of such Securities; (ix) whether one or more REMIC elections will be made with respect to the Trust Fund and, if so, the designation of the regular interests and the residual interests;
(x) whether a FASIT election will be made with respect to the Trust Fund and, if so, the designation of the regular interests and the ownership interest; (xi) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (xii) the stated maturity of each class of Notes of such Series; (xiii) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (xiv) information as to the Seller, the Master Servicer and the Trustee.

                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain descriptions of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site at http://www.sec.gov from which such Registration Statement and exhibits may be obtained.

         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus
Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Neither the Depositor nor the Master Servicer for any Series intends to file with the Commission periodic reports with respect to the related Trust Fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act, and accordingly such periodic reports will not be filed for each Trust Fund subsequent to the first fiscal year of such Trust Fund unless at the beginning of any subsequent fiscal year of such Trust Fund the Securities of any Class issued by such Trust Fund are held of record by 300 or more persons.

         The Trustee or such other entity specified in the related Prospectus Supplement on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee or the address of such other entity, in each case as specified in the accompanying Prospectus Supplement. Included in the accompanying Prospectus Supplement is the name, address, telephone number, and, if available, facsimile number of the office or contact person at the Corporate Trust Office of the Trustee or such other entity.

                           REPORTS TO SECURITYHOLDERS

         Periodic and annual reports concerning the related Trust Fund for a Series of Securities will be forwarded to Securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities -- Reports to Securityholders".





                                SUMMARY OF TERMS

         THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT WITH RESPECT TO THE SERIES OF SECURITIES OFFERED THEREBY AND TO THE RELATED AGREEMENT (AS SUCH TERM IS DEFINED BELOW) WHICH WILL BE PREPARED IN CONNECTION WITH EACH SERIES OF SECURITIES. UNLESS OTHERWISE SPECIFIED, CAPITALIZED TERMS USED AND NOT DEFINED IN THIS SUMMARY OF TERMS HAVE THE MEANINGS GIVEN TO THEM IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT. SEE "INDEX OF DEFINED TERMS" ON PAGE 110 OF THIS PROSPECTUS FOR THE LOCATION OF THE DEFINITIONS OF CERTAIN CAPITALIZED TERMS.

Title of Securities................          Asset  Backed   Certificates   (the
                                             "Certificates")  and  Asset  Backed
                                             Notes (the  "Notes"  and,  together
                                             with    the    Certificates,    the
                                             "Securities"),  which are  issuable
                                             in Series.

Depositor..........................          IndyMac   ABS,   Inc.,  a  Delaware
                                             corporation.

Trustee............................          The trustee(s)  (the "Trustee") for
                                             each Series of  Securities  will be
                                             specified in the related Prospectus
                                             Supplement.  See  "The  Agreements"
                                             herein  for a  description  of  the
                                             Trustee's rights and obligations.

Master Servicer....................          The  entity  or  entities  named as
                                             Master    Servicer   (the   "Master
                                             Servicer")     in    the    related
                                             Prospectus Supplement, which may be
                                             an affiliate of the Depositor.  See
                                             "The  Agreements--  Certain Matters
                                             Regarding  the Master  Servicer and
                                             the Depositor".

Trust Fund Assets..................          Assets  of  the  Trust  Fund  for a
                                             Series of  Securities  will include
                                             certain  assets  (the  "Trust  Fund
                                             Assets")  which will consist of the
                                             Loans,  together  with  payments in
                                             respect of such Trust Fund  Assets,
                                             as   specified   in   the   related
                                             Prospectus Supplement.  At the time
                                             of  issuance of the  Securities  of
                                             the  Series,   the  Depositor  will
                                             cause  the Loans  constituting  the
                                             related  Trust Fund to be  assigned
                                             to the Trustee,  without  recourse.
                                             The Loans  will be  collected  in a
                                             pool  (each,  a  "Pool")  as of the
                                             first  day  of  the  month  of  the
                                             issuance of the  related  Series of
                                             Securities   or  such   other  date
                                             specified in the related Prospectus
                                             Supplement  (the  "Cut-off  Date").
                                             Trust Fund  Assets also may include
                                             insurance  policies,  surety bonds,
                                             cash accounts, reinvestment income,
                                             guaranties  or letters of credit to
                                             the extent described in the related
                                             Prospectus Supplement.  See "Credit
                                             Enhancement".  In addition,  if the
                                             related  Prospectus  Supplement  so
                                             provides,  the  related  Trust Fund
                                             Assets  will  include  the funds on
                                             deposit    in   an    account    (a
                                             "Pre-Funding  Account")  which will
                                             be  used  to  purchase   additional
                                             Loans  during the period  specified
                                             in such Prospectus Supplement.  See
                                             "The    Agreements--    Pre-Funding
                                             Account".

Loans..............................          The  Loans  will   consist  of  (i)
                                             mortgage  loans  secured  by  first
                                             and/or subordinate liens on one- to
                                             four-family residential properties,
                                             including manufactured housing that
                                             is permanently  affixed and treated
                                             as real  property  under local law,
                                             or  security  interests  in  shares
                                             issued   by   cooperative   housing
                                             corporations  (the  "Single  Family
                                             Loans"),    (ii)   mortgage   loans
                                             secured by first and/or subordinate
                                             liens    on    small    multifamily
                                             residential  properties,   such  as
                                             rental   apartment   buildings   or
                                             projects  containing  five to fifty
                                             residential units (the "Multifamily
                                             Loans"),   (iii)  closed-end  loans
                                             (the  "Closed-End   Loans")  and/or
                                             revolving   home  equity  loans  or
                                             certain   balances   thereof   (the
                                             "Revolving   Credit  Line   Loans,"
                                             together with the Closed-End Loans,
                                             the "Home  Equity  Loans") and (iv)
                                             home  improvement  installment sale
                                             contracts  and   installment   loan
                                             agreements  (the "Home  Improvement
                                             Contracts").  All  Loans  will have
                                             been  purchased  by the  Depositor,
                                             either   directly   or  through  an
                                             affiliate,   from   one   or   more
                                             Sellers.

                                             As   specified   in   the   related
                                             Prospectus  Supplement,   the  Home
                                             Equity  Loans  will,  and the  Home
                                             Improvement   Contracts   may,   be
                                             secured  by  mortgages  or deeds of
                                             trust  or  other  similar  security
                                             instruments  creating  a lien  on a
                                             Mortgaged   Property   (as  defined
                                             below),  which may be  subordinated
                                             to one or more senior  liens on the
                                             Mortgaged Property, as described in
                                             the related Prospectus  Supplement.
                                             As   specified   in   the   related
                                             Prospectus     Supplement,     Home
                                             Improvement    Contracts   may   be
                                             unsecured  or secured  by  purchase
                                             money  security  interests  in  the
                                             Home Improvements financed thereby.
                                             If  so  specified  in  the  related
                                             Prospectus  Supplement,   the  Home
                                             Equity    Loans    and   the   Home
                                             Improvement  Contracts  may include
                                             Loans     (primarily    for    home
                                             improvement  or debt  consolidation
                                             purposes)  that are in  amounts  in
                                             excess of the value of the  related
                                             Mortgaged Properties at the time of
                                             origination.      The     Mortgaged
                                             Properties     and     the     Home
                                             Improvements    are    collectively
                                             referred    to    herein   as   the
                                             "Properties".  All Properties  will
                                             be located  in the  United  States,
                                             its territories or possessions.

Description of the Securities......          Each  Security  will   represent  a
                                             beneficial  ownership  interest in,
                                             or be  secured  by the assets of, a
                                             Trust Fund created by the Depositor
                                             pursuant to an Agreement  among the
                                             Depositor,  the Master Servicer and
                                             the Trustee for the related Series.
                                             The Securities of any Series may be
                                             issued  in one or more  classes  as
                                             specified in the related Prospectus
                                             Supplement.  A Series of Securities
                                             may include one or more  classes of
                                             senior  Securities   (collectively,
                                             the "Senior Securities") and one or
                                             more    classes   of    subordinate
                                             Securities    (collectively,    the
                                             "Subordinated Securities"). Certain
                                             Series or classes of Securities may
                                             be covered by insurance policies or
                                             other forms of credit  enhancement,
                                             in  each  case as  described  under
                                             "Credit  Enhancement" herein and in
                                             the related Prospectus Supplement.

                                             One or more  classes of  Securities
                                             of each  Series (i) may be entitled
                                             to receive distributions  allocable
                                             only to principal, only to interest
                                             or to any combination thereof; (ii)
                                             may   be    entitled   to   receive
                                             distributions  only of  prepayments
                                             of principal  throughout  the lives
                                             of   the   Securities   or   during
                                             specified  periods;  (iii)  may  be
                                             subordinated   in  the   right   to
                                             receive  distributions of scheduled
                                             payments of principal,  prepayments
                                             of   principal,   interest  or  any
                                             combination  thereof to one or more
                                             other classes of Securities of such
                                             Series  throughout the lives of the
                                             Securities   or  during   specified
                                             periods;  (iv) may be  entitled  to
                                             receive  such   distributions  only
                                             after  the   occurrence  of  events
                                             specified in the related Prospectus
                                             Supplement;  (v) may be entitled to
                                             receive distributions in accordance
                                             with a  schedule  or  formula or on
                                             the  basis  of   collections   from
                                             designated  portions of the related
                                             Trust  Fund  Assets;   (vi)  as  to
                                             Securities        entitled       to
                                             distributions      allocable     to
                                             interest,   may  be   entitled   to
                                             receive interest at a fixed rate or
                                             a rate  that is  subject  to change
                                             from time to time;  and (vii) as to
                                             Securities        entitled       to
                                             distributions      allocable     to
                                             interest,   may  be   entitled   to
                                             distributions allocable to interest
                                             only after the occurrence of events
                                             specified in the related Prospectus
                                             Supplement and may accrue  interest
                                             until such  events  occur,  in each
                                             case as  specified  in the  related
                                             Prospectus  Supplement.  The timing
                                             and  amounts of such  distributions
                                             may  vary  among  classes  or  over
                                             time,  as  specified in the related
                                             Prospectus Supplement.

Distributions on the Securities....          Distributions   on  the  Securities
                                             entitled   thereto   will  be  made
                                             monthly,  quarterly,  semi-annually
                                             or at such other  intervals  and on
                                             the dates  specified in the related
                                             Prospectus   Supplement   (each,  a
                                             "Distribution  Date")  out  of  the
                                             payments received in respect of the
                                             assets of the related Trust Fund or
                                             Funds or other  assets  pledged for
                                             the  benefit of the  Securities  as
                                             described       under       "Credit
                                             Enhancement"  herein to the  extent
                                             specified in the related Prospectus
                                             Supplement. The amount allocable to
                                             payments of principal  and interest
                                             on any  Distribution  Date  will be
                                             determined   as  specified  in  the
                                             related Prospectus Supplement.  The
                                             Prospectus  Supplement for a Series
                                             of  Securities  will  describe  the
                                             method for allocating distributions
                                             among   Securities   of   different
                                             classes  as well as the  method for
                                             allocating    distributions   among
                                             Securities   for   any   particular
                                             class.

                                             Unless  otherwise  specified in the
                                             related Prospectus Supplement,  the
                                             aggregate     original    principal
                                             balance of the Securities  will not
                                             exceed the aggregate  distributions
                                             allocable  to  principal  that such
                                             Securities   will  be  entitled  to
                                             receive.   If   specified   in  the
                                             related Prospectus Supplement,  the
                                             Securities  will have an  aggregate
                                             original principal balance equal to
                                             the  aggregate   unpaid   principal
                                             balance of the Trust Fund Assets as
                                             of the  related  Cut-off  Date  and
                                             will bear interest in the aggregate
                                             at a rate  equal  to  the  interest
                                             rate borne by the underlying  Loans
                                             (the   "Loan   Rate")  net  of  the
                                             aggregate  servicing  fees  and any
                                             other  amounts   specified  in  the
                                             related Prospectus  Supplement,  or
                                             at such other  interest rate as may
                                             be  specified  in  such  Prospectus
                                             Supplement.  If  specified  in  the
                                             related Prospectus Supplement,  the
                                             aggregate     original    principal
                                             balance  of  the   Securities   and
                                             interest  rates on the  classes  of
                                             Securities will be determined based
                                             on the cash flow on the Trust  Fund
                                             Assets.

                                             The rate at which  interest will be
                                             passed  through  or paid to holders
                                             of   each   class   of   Securities
                                             entitled  thereto  may  be a  fixed
                                             rate or a rate that is  subject  to
                                             change  from  time to time from the
                                             time and for the  periods,  in each
                                             case,  as  specified in the related
                                             Prospectus  Supplement.   Any  such
                                             rate   may  be   calculated   on  a
                                             loan-by-loan,  weighted  average or
                                             notional  amount  in  each  case as
                                             described in the related Prospectus
                                             Supplement.

Credit Enhancement.................          The  assets in a Trust  Fund or the
                                             Securities  of one or more  classes
                                             in the related  Series may have the
                                             benefit  of one or  more  types  of
                                             credit  enhancement as described in
                                             the related Prospectus  Supplement.
                                             The   protection   against   losses
                                             afforded by any such credit support
                                             may   be    limited.    The   type,
                                             characteristics   and   amount   of
                                             credit    enhancement    will    be
                                             determined     based     on     the
                                             characteristics    of   the   Loans
                                             comprising  the Trust  Fund  Assets
                                             and  other   factors  and  will  be
                                             established   on   the   basis   of
                                             requirements  of each Rating Agency
                                             rating  the   Securities   of  such
                                             Series. See "Credit Enhancement".

A.  Subordination.................           A Series of Securities  may consist
                                             of one or more  classes  of  Senior
                                             Securities  and one or more classes
                                             of  Subordinated  Securities.   The
                                             rights  of  the   holders   of  the
                                             Subordinated Securities of a Series
                                             to   receive   distributions   with
                                             respect   to  the   assets  in  the
                                             related    Trust   Fund   will   be
                                             subordinated  to such rights of the
                                             holders of the Senior Securities of
                                             the  same   Series  to  the  extent
                                             described in the related Prospectus
                                             Supplement.  This  subordination is
                                             intended to enhance the  likelihood
                                             of  regular  receipt  by holders of
                                             Senior   Securities   of  the  full
                                             amount  of  monthly   payments   of
                                             principal  and  interest  due them.
                                             The  protection   afforded  to  the
                                             holders of Senior  Securities  of a
                                             Series     by    means    of    the
                                             subordination   feature   will   be
                                             accomplished     by     (i)     the
                                             preferential  right of such holders
                                             to    receive,    prior    to   any
                                             distribution  being made in respect
                                             of   the    related    Subordinated
                                             Securities, the amounts of interest
                                             and/or  principal  due them on each
                                             Distribution  Date out of the funds
                                             available for  distribution on such
                                             date   in  the   related   Security
                                             Account    and,   to   the   extent
                                             described in the related Prospectus
                                             Supplement,  by the  right  of such
                                             holders    to    receive     future
                                             distributions  on the assets in the
                                             related   Trust   Fund  that  would
                                             otherwise  have been payable to the
                                             holders of Subordinated Securities;
                                             (ii)    reducing   the    ownership
                                             interest  (if  applicable)  of  the
                                             related Subordinated Securities; or
                                             (iii) a combination  of clauses (i)
                                             and (ii) above.  If so specified in
                                             the related Prospectus  Supplement,
                                             subordination may apply only in the
                                             event of  certain  types of  losses
                                             not   covered  by  other  forms  of
                                             credit  support,   such  as  hazard
                                             losses  not   covered  by  standard
                                             hazard insurance policies or losses
                                             due to the  bankruptcy  or fraud of
                                             the    borrower.     The    related
                                             Prospectus   Supplement   will  set
                                             forth information concerning, among
                                             other   things,   the   amount   of
                                             subordination of a class or classes
                                             of  Subordinated  Securities  in  a
                                             Series,  the circumstances in which
                                             such    subordination    will    be
                                             applicable, and the manner, if any,
                                             in    which    the     amount    of
                                             subordination  will  decrease  over
                                             time.   B...................Reserve
                                             Account   One   or   more   reserve
                                             accounts  or  other  cash  accounts
                                             (each, a "Reserve  Account") may be
                                             established and maintained for each
                                             Series of  Securities.  The related
                                             Prospectus  Supplement will specify
                                             whether   or   not   such   Reserve
                                             Accounts  will be  included  in the
                                             corpus of the  Trust  Fund for such
                                             Series  and will also  specify  the
                                             manner  of  funding   such  Reserve
                                             Accounts and the  conditions  under
                                             which  the   amounts  in  any  such
                                             Reserve  Accounts  will  be used to
                                             make  distributions  to  holders of
                                             Securities of a particular class or
                                             released    from    such    Reserve
                                             Accounts. C..................Letter
                                             of  Credit If so  specified  in the
                                             related   Prospectus    Supplement,
                                             credit  support  may be provided by
                                             one or more  letters of  credit.  A
                                             letter   of  credit   may   provide
                                             limited  protection against certain
                                             losses in addition to or in lieu of
                                             other  credit   support,   such  as
                                             losses  resulting  from  delinquent
                                             payments   on  the   Loans  in  the
                                             related  Trust  Fund,  losses  from
                                             risks  not   covered  by   standard
                                             hazard insurance  policies,  losses
                                             due to bankruptcy of a borrower and
                                             application  of certain  provisions
                                             of the Bankruptcy  Code, and losses
                                             due to denial of insurance coverage
                                             due to  misrepresentations  made in
                                             connection  with the origination or
                                             sale of a Loan.  The  issuer of the
                                             letter of credit  (the "L/C  Bank")
                                             will be obligated to honor  demands
                                             with  respect  to  such  letter  of
                                             credit, to the extent of the amount
                                             available   thereunder,    and   to
                                             provide     funds     under     the
                                             circumstances  and  subject to such
                                             conditions  as are specified in the
                                             related Prospectus Supplement.  The
                                             liability of the L/C Bank under its
                                             letter of credit will be reduced by
                                             the amount of unreimbursed payments
                                             thereunder.

                                             The maximum liability of a L/C Bank
                                             under its letter of credit  will be
                                             an  amount  equal  to a  percentage
                                             specified in the related Prospectus
                                             Supplement of the initial aggregate
                                             outstanding  principal  balance  of
                                             the Loans in the related Trust Fund
                                             or   one   or   more   classes   of
                                             Securities  of the  related  Series
                                             (the "L/C Percentage"). The maximum
                                             amount  available at any time to be
                                             paid under a letter of credit  will
                                             be   determined   in   the   manner
                                             specified   therein   and   in  the
                                             related Prospectus Supplement.

D.  Insurance Policies;
    Surety Bonds and Guarantees.....         If  so  specified  in  the  related
                                             Prospectus    Supplement,    credit
                                             support   for  a   Series   may  be
                                             provided  by  an  insurance  policy
                                             and/or a surety  bond issued by one
                                             or  more  insurance   companies  or
                                             sureties.      Such     certificate
                                             guarantee  insurance or surety bond
                                             will guarantee timely distributions
                                             of     interest     and/or     full
                                             distributions  of  principal on the
                                             basis of a  schedule  of  principal
                                             distributions   set   forth  in  or
                                             determined in the manner  specified
                                             in    the    related     Prospectus
                                             Supplement.  If  specified  in  the
                                             related Prospectus Supplement,  one
                                             or more bankruptcy  bonds,  special
                                             hazard  insurance  policies,  other
                                             insurance or third-party guarantees
                                             may be used to provide coverage for
                                             the  risks of  default  or types of
                                             losses set forth in such Prospectus
                                             Supplement.

E.  Over-Collateralization..........         If so  provided  in the  Prospectus
                                             Supplement    for   a   Series   of
                                             Securities,   a   portion   of  the
                                             interest  payment  on each Loan may
                                             be   applied   as   an   additional
                                             distribution    in    respect    of
                                             principal  to reduce the  principal
                                             balance  of  a  certain   class  or
                                             classes of  Securities  and,  thus,
                                             accelerate  the rate of  payment of
                                             principal  on such class or classes
                                             of Securities.

F.  Loan Pool Insurance Policy......         A mortgage pool insurance policy or
                                             policies   may  be   obtained   and
                                             maintained  for Loans  relating  to
                                             any  Series  of  Securities,  which
                                             shall be limited in scope, covering
                                             defaults on the related Loans in an
                                             initial amount equal to a specified
                                             percentage    of   the    aggregate
                                             principal   balance  of  all  Loans
                                             included  in  the  Pool  as of  the
                                             related Cut-off Date.

G.  FHA Insurance ..................         If   specified   in   the   related
                                             Prospectus  Supplement,  all  or  a
                                             portion  of the Loans in a Pool may
                                             be  (i)   insured  by  the  Federal
                                             Housing  Administration (the "FHA")
                                             and/or (ii) partially guaranteed by
                                             the Department of Veterans' Affairs
                                             (the  "VA").   See  "Certain  Legal
                                             Aspects of the Loans -- The Title I
                                             Program".

H.  Cross-Collateralization.........         If   specified   in   the   related
                                             Prospectus   Supplement,   separate
                                             classes  of a Series of  Securities
                                             may   evidence    the    beneficial
                                             ownership  of,  or be  secured  by,
                                             separate  groups of assets included
                                             in a  Trust  Fund.  In  such  case,
                                             credit support may be provided by a
                                             cross-  collateralization   feature
                                             which  requires that  distributions
                                             be made with respect to  Securities
                                             evidencing a  beneficial  ownership
                                             interest  in, or secured by, one or
                                             more   asset    groups   prior   to
                                             distributions    to    Subordinated
                                             Securities  evidencing a beneficial
                                             ownership  interest  in, or secured
                                             by, other asset  groups  within the
                                             same  Trust   Fund.   See   "Credit
                                             Enhancement                      --
                                             Cross-Collateralization".

                                             If   specified   in   the   related
                                             Prospectus Supplement, the coverage
                                             provided  by  one  or  more  of the
                                             forms   of    credit    enhancement
                                             described  in this  Prospectus  may
                                             apply  concurrently  to two or more
                                             separate     Trust    Funds.     If
                                             applicable,  the related Prospectus
                                             Supplement  will identify the Trust
                                             Funds   to   which   such    credit
                                             enhancement  relates and the manner
                                             of   determining   the   amount  of
                                             coverage  provided  to  such  Trust
                                             Funds    thereby    and    of   the
                                             application of such coverage to the
                                             identified Trust Funds. See "Credit
                                             Enhancement                      --
                                             Cross-Collateralization".

Advances...........................          The   Master   Servicer   and,   if
                                             applicable, each mortgage servicing
                                             institution that services a Loan in
                                             a Pool  on  behalf  of  the  Master
                                             Servicer  (each, a  "Sub-Servicer")
                                             may be obligated to advance amounts
                                             (each, an "Advance")  corresponding
                                             to   delinquent   interest   and/or
                                             principal  payments  on  such  Loan
                                             (including,    in   the   case   of
                                             Cooperative      Loans,      unpaid
                                             maintenance  fees or other  charges
                                             under   the   related   proprietary
                                             lease) until the date, as specified
                                             in    the    related     Prospectus
                                             Supplement,  following  the date on
                                             which the related  Property is sold
                                             at  a   foreclosure   sale  or  the
                                             related     Loan    is    otherwise
                                             liquidated.  Any obligation to make
                                             Advances    may   be   subject   to
                                             limitations  as  specified  in  the
                                             related Prospectus  Supplement.  If
                                             so   specified   in   the   related
                                             Prospectus Supplement, Advances may
                                             be  drawn   from  a  cash   account
                                             available   for  such   purpose  as
                                             described   in   such    Prospectus
                                             Supplement.    Advances   will   be
                                             reimbursable    to    the    extent
                                             described under "Description of the
                                             Securities--  Advances"  herein and
                                             in    the    related     Prospectus
                                             Supplement.

                                             In the event the Master Servicer or
                                             Sub-Servicer   fails   to   make  a
                                             required  Advance,  the Trustee may
                                             be   obligated   to  advance   such
                                             amounts  otherwise  required  to be
                                             advanced by the Master  Servicer or
                                             Sub-Servicer.  See  "Description of
                                             the Securities -- Advances".

Optional Termination ...............         The  Master  Servicer  or the party
                                             specified in the related Prospectus
                                             Supplement, including the holder of
                                             the residual interest in a REMIC or
                                             the   holder   of   the   ownership
                                             interest  in a FASIT,  may have the
                                             option to effect  early  retirement
                                             of a Series of  Securities  through
                                             the  purchase  of  the  Trust  Fund
                                             Assets.  The Master  Servicer  will
                                             deposit  the  proceeds  of any such
                                             purchase  in the  Security  Account
                                             for each  Trust  Fund as  described
                                             under "The  Agreements  -- Payments
                                             on  Loans;   Deposit  to   Security
                                             Account".   Any  such  purchase  of
                                             Trust  Fund  Assets  and   property
                                             acquired  in  respect of Trust Fund
                                             Assets  evidenced  by a  Series  of
                                             Securities  will  be  made  at  the
                                             option of the Master Servicer, such
                                             other  person  or,  if  applicable,
                                             such  holder of the REMIC  residual
                                             interest    or   FASIT    ownership
                                             interest,  at a price  specified in
                                             the related Prospectus  Supplement.
                                             The  exercise  of such  right  will
                                             effect  early   retirement  of  the
                                             Securities of that Series,  but the
                                             right of the Master Servicer,  such
                                             other  person  or,  if  applicable,
                                             such  holder of the REMIC  residual
                                             interest    or   FASIT    ownership
                                             interest, to so purchase is subject
                                             to  the  principal  balance  of the
                                             related  Trust  Fund  Assets  being
                                             less than the percentage  specified
                                             in    the    related     Prospectus
                                             Supplement    of   the    aggregate
                                             principal balance of the Trust Fund
                                             Assets at the Cut-off  Date for the
                                             Series. The foregoing is subject to
                                             the  provision   that  if  a  REMIC
                                             election is made with  respect to a
                                             Trust Fund, any repurchase  will be
                                             made  only  in  connection  with  a
                                             "qualified   liquidation"   of  the
                                             REMIC within the meaning of Section
                                             860F(g)(4)  of the  Code,  and if a
                                             FASIT election is made with respect
                                             to a  Trust  Fund,  any  repurchase
                                             will   be   made   only   if   such
                                             repurchase    would    not   be   a
                                             prohibited  transaction  within the
                                             meaning  of section  860L(e)(2)  of
                                             the Code.

Legal Investment ...................         The Prospectus  Supplement for each
                                             series of  Securities  will specify
                                             which,  if any,  of the  classes of
                                             Securities      offered     thereby
                                             constitute     "mortgage    related
                                             securities"  for  purposes  of  the
                                             Secondary      Mortgage      Market
                                             Enhancement  Act of 1984 ("SMMEA").
                                             Classes of Securities  that qualify
                                             as  "mortgage  related  securities"
                                             will  be  legal   investments   for
                                             certain   types  of   institutional
                                             investors to the extent provided in
                                             SMMEA, subject, in any case, to any
                                             other  regulations which may govern
                                             investments  by such  institutional
                                             investors.    Institutions    whose
                                             investment  activities  are subject
                                             to  review  by   federal  or  state
                                             authorities   should  consult  with
                                             their  counsel  or  the  applicable
                                             authorities to determine whether an
                                             investment in a particular class of
                                             Securities  (whether  or  not  such
                                             class   constitutes   a   "mortgage
                                             related  security")  complies  with
                                             applicable    guidelines,    policy
                                             statements  or  restrictions.   See
                                             "Legal Investment".

Federal Income Tax Consequences ....         The federal income tax consequences
                                             to   Securityholders    will   vary
                                             depending  on  whether  one or more
                                             elections  are  made to  treat  the
                                             Trust  Fund or  specified  portions
                                             thereof  as  either  a  REMIC  or a
                                             FASIT under the  provisions  of the
                                             Internal  Revenue Code of 1986,  as
                                             amended    (the    "Code").     The
                                             Prospectus   Supplement   for  each
                                             Series of  Securities  will specify
                                             whether  such an  election  will be
                                             made.

                                             If a  REMIC  election  or  a  FASIT
                                             election   is   made,    Securities
                                             representing regular interests in a
                                             REMIC or FASIT  will  generally  be
                                             treated     as     evidences     of
                                             indebtedness for federal income tax
                                             purposes.  Stated  interest on such
                                             regular  interests  will be taxable
                                             as  ordinary  income and taken into
                                             account using the accrual method of
                                             accounting,   regardless   of   the
                                             holder's normal accounting  method.
                                             If neither a REMIC  election  nor a
                                             FASIT is made, interest (other than
                                             original issue discount  ("OID") on
                                             Securities  that are  characterized
                                             as indebtedness  for federal income
                                             tax purposes  will be includible in
                                             income  by   holders   thereof   in
                                             accordance  with their usual method
                                             of accounting.

                                             Certain  classes of Securities  may
                                             be issued with OID. A holder should
                                             be  aware  that  the  Code  and the
                                             Treasury  regulations   promulgated
                                             thereunder   do   not    adequately
                                             address  certain issues relevant to
                                             prepayable securities,  such as the
                                             Securities.

                                             Securityholders    that   will   be
                                             required  to  report   income  with
                                             respect to the  related  Securities
                                             under   the   accrual   method   of
                                             accounting   will  do  so   without
                                             giving   effect   to   delays   and
                                             reductions     in     distributions
                                             attributable   to  a   default   or
                                             delinquency  on the  Loans,  except
                                             possibly  to the extent that it can
                                             be  established  that such  amounts
                                             are uncollectible. As a result, the
                                             amount  of income  (including  OID)
                                             reported  by a holder of a Security
                                             in any period  could  significantly
                                             exceed    the    amount   of   cash
                                             distributed  to such holder in that
                                             period.

                                             In the opinion of Brown & Wood LLP,
                                             if a REMIC  election  is made  with
                                             respect to a Series of  Securities,
                                             then the  arrangement by which such
                                             Securities   are  issued   will  be
                                             treated  as a REMIC  as long as all
                                             of the provisions of the applicable
                                             Agreement   are   complied    with.
                                             Securities  will be  designated  as
                                             "regular  interests"  or  "residual
                                             interests"  in  a  REMIC.  A  REMIC
                                             generally  will not be  subject  to
                                             entity-level   tax.   Rather,   the
                                             taxable  income  or net  loss  of a
                                             REMIC will be taken into account by
                                             the holders of residual  interests.
                                             Such   holders  will  report  their
                                             proportionate  share of the taxable
                                             income of the REMIC  whether or not
                                             they  receive  cash   distributions
                                             from the REMIC attributable to such
                                             income.  The  portion  of the REMIC
                                             taxable   income    consisting   of
                                             "excess  inclusions"  generally may
                                             not   be   offset   by    otherwise
                                             allowable deductions of the holder,
                                             including   net   operating    loss
                                             deductions.

                                             In the opinion of Brown & Wood LLP,
                                             if a FASIT  election  is made  with
                                             respect to a Series of  Securities,
                                             then the  arrangement by which such
                                             Securities   are  issued   will  be
                                             treated  as a FASIT  as long as all
                                             of the provisions of the applicable
                                             Agreement   are   complied    with.
                                             Securities  will be  designated  as
                                             regular   interests   or   as   the
                                             ownership   interest.   The   FASIT
                                             generally will not be subject to an
                                             entity-level   tax.   Rather,   the
                                             taxable  income  or net loss of the
                                             FASIT will be taken into account by
                                             the   holder   of   the   ownership
                                             interest  whether or not the holder
                                             receives  cash  distributions  from
                                             the  FASIT   attributable  to  such
                                             income.   The  ownership   interest
                                             generally must be held at all times
                                             by a  domestic  C  corporation  (an
                                             "Eligible            Corporation").
                                             Furthermore,     certain    regular
                                             interests referred to as High-Yield
                                             interests    are   only    suitable
                                             investments       for      Eligible
                                             Corporations.  Income  derived from
                                             holding  ownership   interests  and
                                             income    derived    from   holding
                                             High-Yield  interests generally may
                                             not   be   offset   by    otherwise
                                             allowable deductions, including net
                                             operating loss deductions.

                                             In the opinion of Brown & Wood LLP,
                                             if a REMIC or a FASIT  election  is
                                             not made with  respect  to a Series
                                             of Securities, then the arrangement
                                             by which such Securities are issued
                                             either  will  be  classified  as  a
                                             grantor trust under Subpart E, Part
                                             I of Subchapter J of the Code or as
                                             a partnership.  The Trust Fund will
                                             not    be   a    publicly    traded
                                             partnership     taxable     as    a
                                             corporation  as  long as all of the
                                             provisions of the related Agreement
                                             are  complied  with.  If Notes  are
                                             issued  by such  Trust  Fund,  such
                                             Notes    will   be    treated    as
                                             indebtedness for federal income tax
                                             purposes.   The   holders   of  the
                                             Certificates  issued by such  Trust
                                             Fund   will   agree  to  treat  the
                                             Certificates   either   as   equity
                                             interests in a partnership  or in a
                                             grantor trust.

                                             Generally,  gain  or  loss  will be
                                             recognized  on a sale of Securities
                                             in   the   amount   equal   to  the
                                             difference   between   the   amount
                                             realized and the seller's tax basis
                                             in the Securities sold.

                                             The  material  federal  income  tax
                                             consequences      for     investors
                                             associated   with   the   purchase,
                                             ownership  and  disposition  of the
                                             Securities  are  set  forth  herein
                                             under   "Federal   Income   --  Tax
                                             Consequences". The material federal
                                             income   tax    consequences    for
                                             investors   associated   with   the
                                             purchase, ownership and disposition
                                             of  Securities  of  any  particular
                                             Series  will be set forth under the
                                             heading    "Federal    Income   Tax
                                             Consequences"    in   the   related
                                             Prospectus Supplement. See "Federal
                                             Income Tax Consequences".

ERISA Considerations ...............         A fiduciary of any employee benefit
                                             plan or  other  retirement  plan or
                                             arrangement subject to the Employee
                                             Retirement  Income  Security Act of
                                             1974, as amended ("ERISA"),  or the
                                             Code should  carefully  review with
                                             its  legal  advisors   whether  the
                                             purchase  or holding of  Securities
                                             could  give  rise to a  transaction
                                             prohibited    or   not    otherwise
                                             permissible   under  ERISA  or  the
                                             Code.  See "ERISA  Considerations".
                                             Certain  classes of Securities  may
                                             not  be   transferred   unless  the
                                             Trustee  and  the   Depositor   are
                                             furnished    with   a   letter   of
                                             representation  or  an  opinion  of
                                             counsel  to the  effect  that  such
                                             transfer   will  not  result  in  a
                                             violation    of   the    prohibited
                                             transaction provisions of ERISA and
                                             the Code and will not  subject  the
                                             Trustee,   the   Depositor  or  the
                                             Master   Servicer   to   additional
                                             obligations.  See  "Description  of
                                             the  Securities-General" and "ERISA
                                             Considerations".

Risk Factors .......................         For a discussion  of certain  risks
                                             associated  with an  investment  in
                                             the Securities,  see "Risk Factors"
                                             on  page  16  herein   and  in  the
                                             related Prospectus Supplement.

                                  RISK FACTORS

         Investors should consider the following factors in connection with the purchase of the Securities.

LIMITED LIQUIDITY

         No market for the Securities of any Series will exist prior to the issuance thereof, and no assurance can be given that a secondary market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities of such Series.

LIMITED  SOURCE OF  PAYMENTS -- NO  RECOURSE  TO  SELLERS,  DEPOSITOR  OR MASTER
SERVICER

         The  Depositor  does  not  have,  nor  is  it  expected  to  have,  any significant  assets.  Unless  otherwise  specified  in  the  related  Prospectus
Supplement, the Securities of a Series will be payable solely from the Trust Fund for such Securities and will not have any claim against or security interest in the Trust Fund for any other Series. There will be no recourse to the Depositor or any other person for any failure to receive distributions on the Securities. Further, at the times set forth in the related Prospectus Supplement, certain Trust Fund Assets and/or any balance remaining in the Security Account immediately after making all payments due on the Securities of such Series, after making adequate provision for future payments on certain classes of Securities and after making any other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Master Servicer, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments to Securityholders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

         The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer, any Seller or any of their respective affiliates. The only obligations, if any, of the Depositor with respect to the Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Loans with respect to which there has been a breach of any representation or warranty which materially and adversely affects the interests of the Securityholders in such Loans. If, for example, the Depositor were required to repurchase a Loan, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of the related Seller or originator of such Loan or (ii) to the extent provided in the related Prospectus Supplement, from a Reserve Account or similar credit enhancement established to provide funds for such repurchases.

         The only obligations of any Seller with respect to Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties and certain document delivery requirements. A Seller may be required to repurchase or substitute for any Loan with respect to which such representations and warranties or certain document delivery requirements are breached (and in the case of any such breach of representations and warranties, such breach materially and adversely affects the interest of the Securityholders in such Loan). There is no assurance, however, that such Seller will have the financial ability to effect such repurchase or substitution. Although the Master Servicer may be obligated to enforce such obligation to the extent described under "Loan Program -- Representations by Sellers; Repurchases," the Master Servicer will not be obligated to purchase or replace such Loan if the Seller defaults on its obligation (nor will the Master Servicer otherwise be obligated to purchase or replace any such Loan for any other reason).

CREDIT ENHANCEMENT -- LIMITATIONS

         Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may be subject to periodic reduction in accordance with a schedule or formula or otherwise decline, and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Securityholders of the related Series may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. In addition, the Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Securities, provided the applicable Rating Agency indicates that the then-current rating of the Securities of such Series will not be adversely affected. See "Credit Enhancement".

PREPAYMENT AND YIELD CONSIDERATIONS

         The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments (including for this purpose prepayments resulting from refinancing or liquidations of the Loans due to defaults, casualties, condemnations and repurchases by the Depositor or a Seller) of the Loans comprising the Trust Fund, which prepayments may be influenced by a variety of factors including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility, (ii) the manner of allocating principal and/or payments among the classes of Securities of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust Fund Assets. The repurchase of Loans by the Depositor or a Seller may result from repurchases of Trust Fund Assets due to material breaches of the Depositor's or such Seller's representations and warranties, as applicable. The yields to maturity and weighted average lives of the Securities will be affected primarily by the rate and timing of prepayment of the Loans comprising the Trust Fund Assets. In addition, the yields to maturity and weighted average lives of the Securities will be affected by the distribution of amounts remaining in any Pre-Funding Account following the end of the related Funding Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Loans held by a Trust Fund will be borne entirely by the holders of one or more classes of the related Series of Securities. See "Yield and Prepayment Considerations" and "The Agreements -- Pre-Funding Account".

         Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate. See "Description of the Securities -- Distributions on Securities -- Distributions of Interest".

LOANS WITH BALLOON PAYMENTS HAVE GREATER RISK OF BORROWER DEFAULT

         Certain of the Loans as of the related Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (I.E., balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Property, the financial condition of the borrower and tax laws. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable
Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series.

NATURE OF MORTGAGES

         PROPERTY VALUES MAY DECLINE. The value of the Properties underlying the Loans may decline over time. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Such decline could extinguish the value of the interest of a junior mortgagee in the Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all Loans could be higher than those currently experienced in the mortgage lending industry in general. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holder of one or more classes of Securities of the related Series.

         DELAYS DUE TO LIQUIDATION OF PROPERTIES. Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

         DISPROPORTIONATE EFFECT OF LIQUIDATION EXPENSES. Liquidation expenses with respect to defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance.

         HOME EQUITY LOANS; JUNIOR LIENS MAY BE MORE DIFFICULT TO FORECLOSE. Since the mortgages and deeds of trust securing the Home Equity Loans and the Home Improvement Contracts will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, it forecloses subject to any senior mortgage and must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the mortgagor is in default thereunder in order to protect the junior mortgagee's interest in the property. The Trust Fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees and may therefore effectively be prevented from foreclosing on the related property.

         Certain states have imposed statutory and judicial restrictions that limit the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to such secured lender. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, such a lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both such loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. See "Certain Legal Aspects of the Loans -- Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens".

         CONSUMER PROTECTION LAWS. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive acts and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Loans".

MULTIFAMILY LOANS SUBJECT TO MORE RISKS THAN SINGLE FAMILY LOANS

         Multifamily lending may be viewed as exposing the lender to a greater risk of loss than single family residential lending. Owners of multifamily residential properties rely on monthly lease payments from tenants to pay for maintenance and other operating expenses of such properties, to fund capital improvements and to service any mortgage loan and any other debt that may be secured by such properties. Various factors, many of which are beyond the control of the owner or operator of such a property, may affect the economic viability of that property.

         Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors including the rate of inflation, unemployment levels and relative rates offered for various types of housing may be reflected in changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. The Depositor is unable to determine and has no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

         The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

HOME IMPROVEMENT CONTRACTS AND HOME EQUITY LOANS MAY BE UNDERCOLLATERALIZED AND SUBJECT TO GREATER RISK OF COLLECTION

         If specified in the related Prospectus Supplement, the Trust Fund for any Series may include Home Equity Loans and Home Improvement Contracts that were originated with Loan-to-Value Ratios or Combined Loan-to-Value Ratios in excess of the value of the related Mortgaged Property pledged as security therefor. Under such circumstances, the Trust Fund for the related Series could be treated as a general unsecured creditor as to any undercollateralized portion of any such Loan. In the event of a default under a Loan that is undercollateralized, the related Trust Fund will have recourse only against the borrower's assets generally for the undercollateralized portion of the Loan, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on any such Loan, the undercollateralized obligations of the borrower with respect to such Loan will be treated as an unsecured loan and may be discharged by the bankruptcy court even though such obligations are not fully satisfied. Losses on any such undercollateralized Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holder of one or more classes of Securities of the related Series.

HOME IMPROVEMENT CONTRACTS MAY BE UNSECURED AND SUBJECT TO GREATER RISK OF COLLECTION

         If so specified in the related Prospectus Supplement, the Trust Fund for any Series may include Home Improvement Contracts that are not secured by an interest in real estate or otherwise. In the event of a default under a Loan that is unsecured, the related Trust Fund will only have recourse against the borrower's assets generally along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on any such Loan, the obligations of the borrower in respect to such Loan may be discharged by the bankruptcy court even though such obligations are not fully satisfied. Losses on any such unsecured Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holder of one or more classes of Securities of the related Series.

CERTAIN   ENVIRONMENTAL    LIABILITIES   MAY   REDUCE   AMOUNTS   AVAILABLE   TO
SECURITYHOLDERS

         Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. Such costs could result in a loss to the holders of one or more classes of Securities of the related Series. A lender also risks such liability on foreclosure of the related property. See "Certain Legal Aspects of the Loans --Environmental Risks".

CERTAIN OTHER LEGAL ASPECTS OF THE LOANS THAT MAY DELAY OR REDUCE AMOUNTS AVAILABLE TO SECURITYHOLDERS

          CONSUMER PROTECTION LAWS. The Loans may also be subject to federal laws, including:

                  (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

                  (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

                  (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

                  (iv) for Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

         THE RIEGLE ACT. Certain mortgage loans may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

         HOLDER IN DUE COURSE RULES. The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which are intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of the Holder in Due Course Rules is to subject the assignee of such a Home Improvement Contract (such as the Trust Fund) to all claims and defenses which the obligor under the Home Improvement Contract could assert against the seller of the related goods. Liability under this rule is limited to amounts paid under the Home Improvement Contract; however, the obligor under the Home Improvement Contract also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against such obligor. See "Certain Legal Aspects of the Loans".

         Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series. See "Certain Legal Aspects of the Loans".

RATING OF THE SECURITIES -- LIMITATIONS

         It will be a condition to the issuance of a class of Securities offered hereby that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the related Trust Fund Assets and any credit enhancement with respect to such class and will represent such Rating Agency's assessment solely of the likelihood that holders of such class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating shall not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. In addition, if such rating relates to a Series with a Pre-Funding Account, such rating will not address the ability of the related Trust Fund to acquire Subsequent Loans, any potential prepayment of the Securities resulting from distribution to Securityholders of amounts remaining in the Pre-Funding Account following the end of the Funding Period, or the effect on the yield to Securityholders resulting therefrom.

         There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series of Securities, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a class of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that the values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of Securities of the related Series. See "Rating".

BOOK-ENTRY REGISTRATION MAY REDUCE LIQUIDITY OF THE SECURITIES

         If issued in book-entry form, such registration may reduce the liquidity of the Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in book-entry Securities can be effected only through the Depository Trust Company ("DTC"), participating organizations, Financial Intermediaries and certain banks, the ability of a Securityholder to pledge a book-entry Security to persons or entities that do not participate in the DTC system may be limited due to lack of a physical certificate representing such Securities. Securities Owners will not be recognized as Securityholders as such term is used in the related Agreement, and Security Owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

         In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on book-entry Securities since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Depository participants which thereafter will be required to credit them to the accounts of Securityholders either directly or indirectly through Financial Intermediaries. See "Description of the Securities -- Book-Entry Registration of Securities".

PRE-FUNDING ACCOUNTS

         PRE-FUNDED AMOUNTS NOT USED TO COVER LOSSES. If so provided in the related Prospectus Supplement, on the closing date specified in such Prospectus Supplement (the "Closing Date") the Depositor will deposit cash in an amount (the "Pre-Funded Amount") specified in such Prospectus Supplement into an account (the "Pre-Funding Account"). In no event shall the Pre-Funded Amount exceed 50% of the initial aggregate principal amount of the Certificates and/or Notes of the related Series of Securities. The Pre-Funded Amount will be used to purchase Loans ("Subsequent Loans") in a period from the related Closing Date to a date not more than one year after such Closing Date (such period, the "Funding Period") from the Depositor (which, in turn, will acquire such Subsequent Loans from the Seller or Sellers specified in the related Prospectus Supplement). The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans.

         UNUSED PRE-FUNDED AMOUNTS AT THE END OF FUNDING PERIOD WILL BE DISTRIBUTED AS PRINCIPAL PREPAYMENT TO SECURITYHOLDERS. To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Loans by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Securityholders on the Distribution Date immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Any reinvestment risk resulting from such prepayment will be borne entirely by the holders of one or more classes of the related Series of Securities.

BANKRUPTCY OR INSOLVENCY OF THE SELLER, THE DEPOSITOR OR THE MASTER SERVICER COULD LEAD TO DELAY OR REDUCTION OF AMOUNTS PAYABLE TO SECURITYHOLDERS

         The Seller and the Depositor will treat the transfer of the Loans by the Seller to the Depositor as a sale for accounting purposes. The Depositor and the Trust Fund will treat the transfer of Loans from the Depositor to the Trust Fund as a sale for accounting purposes. As a sale of the Loans by the Seller to the Depositor, the Loans would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors. However, in the event of the insolvency of the Seller, it is possible that the bankruptcy trustee or a creditor of the Seller may attempt to recharacterize the sale of the Loans as a borrowing by the Seller, secured by a pledge of the Loans. Similarly, as a sale of the Loans by the Depositor to the Trust Fund, the Loans would not be part of the Depositor's bankruptcy estate and would not be available to the Depositor's creditors. However, in the event of the insolvency of the Depositor, it is possible that the bankruptcy trustee or a creditor of the Depositor may attempt to recharacterize the sale of the Loans as a borrowing by the Depositor, secured by a pledge of the Loans. In either case, this position, if argued before or accepted by a court, could prevent timely payments of amounts due on the Securities and result in a reduction of payments due on the Securities.

         In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Securityholders from appointing a successor Servicer. The time period, if any, during which cash collections may be commingled with the Master Servicer's own funds prior to each Distribution Date will be specified in the related Prospectus Supplement. In the event of the insolvency of the Master Servicer and if such cash collections are commingled with the Master Servicer's own funds for at least ten days, the Trust Fund will likely not have a perfected interest in such collections since such collections would not have been deposited in a segregated account within ten days after the collection thereof, and the inclusion thereof in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the Securities of the related Series.

         In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under Title 11 of the United States Code Section 101 ET SEQ. and the rules and regulations promulgated thereunder, as amended (the "Bankruptcy Code"), a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

HOLDERS OF ORIGINAL ISSUE DISCOUNT SECURITIES REQUIRED TO INCLUDE ORIGINAL ISSUE DISCOUNT IN ORDINARY GROSS INCOME FOR FEDERAL INCOME TAX PURPOSES AS IT ACCRUES

         Debt Securities that are Compound Interest Securities will be, and certain of the other Debt Securities may be, issued with original discount for federal income tax purposes. A holder of Debt Securities issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on the Debt Securities that are Compound Interest Securities generally will be treated as original issue discount for this purpose. See "Federal Income Tax Consequences -- Taxation of Debt Securities -- Interest and Acquisition Discount" and " -- Market Discount" herein.

VALUE OF TRUST FUND ASSETS COULD BE INSUFFICIENT TO PAY PRINCIPAL AND INTEREST ON THE SECURITIES

         There is no assurance that the market value of the Trust Fund Assets or any other assets relating to a Series of Securities described under "Credit Enhancement" herein will at any time be equal to or greater than the principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Agreement for a Series of Securities and a sale of the related Trust Fund Assets or upon a sale of the assets of a Trust Fund for a Series of Securities, the Trustee, the Master Servicer, the credit enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Securityholders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

DERIVATIVE TRANSACTIONS

         The Trust may enter into privately negotiated, over-the-counter hedging transactions with various counterparties, including interest rate and securities-based swaps, caps, collars and floors (collectively, "Derivative Transactions") to effectively fix the rate of interest that a Trust Fund pays on one or more borrowings or series of borrowings. See "Description of the Securities -- Derivative Transactions".

         CREDIT RISKS. It is expected that if a Trust Fund enters into Derivative Transactions it will do so with banks, financial institutions and recognized dealers in Derivative Transactions. Entering into a Derivatives Transaction directly with a counterparty subjects a Trust Fund to the credit risk that the counterparty may default on an obligation to such Trust Fund. Such a risk contrasts with transactions done through exchange markets, wherein credit risk is reduced through the collection of variation margin and through the interposition of a clearing organization as the guarantor of all transactions. Clearing organizations transform the credit risk of individual counterparties into the more remote risk of the failure of the clearing organization. Additionally, the financial integrity of over-the-counter Derivative Transactions is generally unsupported by other regulatory or self-regulatory protections such as margin requirements, capital requirements, or financial compliance programs. Therefore, there are much greater risks of defaults with respect to over-the-counter privately negotiated Derivative Transactions than with respect to exchange-traded transactions. If there is a default by the other party to such a transaction, the related Trust Fund will have to rely on its contractual remedies (which may be limited by bankruptcy, insolvency or similar laws) pursuant to the agreements related to the Derivative Transactions.

         LEGAL ENFORCEABILITY RISKS. Privately negotiated over-the-counter Derivative Transactions subject a Trust Fund to the risks of (a) a single counterparty's legal incapacity to enter into or perform its obligations under a given Derivative Transaction or class of Derivative Transactions, rendering such Derivative Transactions unenforceable, (b) a court or regulatory body declaring that classes of Derivative Transactions are unlawful or not in compliance with applicable laws or regulations, rendering them invalid and unenforceable, or (c) legislation which may be proposed or enacted which may affect the legal, regulatory or tax status of Derivative Transactions to the detriment of the related Trust Fund's interests.

         BASIS RISKS. Successful use of Derivative Transactions depends upon the ability to predict movements of the overall securities or interest rate markets. There might be an imperfect correlation, or even no correlation, between price movements of a Derivative Transaction and price movements of the investments or instruments being hedged. If a Trust Fund enters into Derivative Transactions at the wrong time or market conditions are predicted incorrectly, the Derivative Transaction may result in a substantial loss to such Trust Fund and hence the related Securityholders.


                                 THE TRUST FUND

GENERAL

         The Securities of each Series will represent interests in the assets of the related Trust Fund, and the Notes of each Series will be secured by the pledge of the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust Fund will consist of certain assets (the "Trust Fund Assets") consisting of a pool (each, a "Pool") comprised of Loans as specified in the related Prospectus Supplement, together with payments in respect of such Loans, as specified in the related Prospectus Supplement.* The Pool will be created on the first day of the month of the issuance of the related Series of Securities or such other date specified in the related Prospectus Supplement (the "Cut-off Date"). The Securities will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders, as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor.

----------
              * Whenever the terms "Pool", "Certificates", "Notes" and "Securities" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Securities of one Series including the Certificates representing certain undivided interests in, and/or Notes secured by the assets of, a single Trust Fund consisting primarily of the Loans in such Pool. Similarly, the term "Pass-Through Rate" will refer to the pass-through rate borne by the Certificates and the term "interest rate" will refer to the interest rate borne by the Notes of one specific Series, as applicable, and the term "Trust Fund" will refer to one specific Trust Fund.

         The Trust Fund Assets will be acquired by the Depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the Depositor (the "Sellers"), and conveyed without recourse by the Depositor to the related Trust Fund. Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program -- Underwriting Standards" or as otherwise described in the related Prospectus Supplement. See "Loan Program -- Underwriting Standards".

         The Depositor will cause the Trust Fund Assets to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Trust Fund Assets, either directly or through other servicing institutions ("Sub-Servicers"), pursuant to a Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee with respect to a Series consisting of Certificates, or a master servicing agreement (each, a "Master Servicing Agreement") between the Trustee and the Master Servicer with respect to a Series consisting of Certificates and Notes, and will receive a fee for such services. See "Loan Program" and "The Agreements". With respect to Loans serviced by the Master Servicer through a
Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Loans.

         As used herein, "Agreement" means, with respect to a Series consisting of Certificates, the Pooling and Servicing Agreement, and with respect to a Series consisting of Certificates and Notes, the Trust Agreement, the Indenture and the Master Servicing Agreement, as the context requires.

         If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the trustee of such Trust Fund.

         With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein specified and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

         Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from the Sellers and, to the extent such representations and warranties are not made by the Sellers directly to the Trustee, to assign to the Trustee for such Series of Securities the Depositor's rights with respect to such representations and warranties. See "The Agreements -- Assignment of the Trust Fund Assets". The obligations of the
Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "Loan Program -- Representations by Sellers; Repurchases" and "The Agreements -- Sub-Servicing By Sellers" and " --Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments of interest and/or principal on or with respect to the Loans in the amounts described herein under "Description of the Securities -- Advances". The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

         The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting the Trust Fund Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A maximum of 5% of the Trust Fund Assets as they will be constituted at the time that the applicable Detailed Description is filed will deviate in any material respect from the Trust Fund Asset pool characteristics (other than the aggregate number or amount of Loans) described in the related Prospectus Supplement. A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Loans relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

THE LOANS

         GENERAL. Loans will consist of Single Family Loans, Multifamily Loans, Home Equity Loans or Home Improvement Contracts. For purposes hereof, "Home Equity Loans" includes "Closed-End Loans" and "Revolving Credit Line Loans". If so specified, the Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. As more fully described in the related Prospectus Supplement, the Loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the FHA or VA.

         Unless otherwise specified in the related Prospectus Supplement, all of the Loans in a Pool will have monthly payments due on the first, tenth, fifteenth, twentieth or twenty-fifth day of each month. The payment terms of the Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features (or combination thereof), all as described below or in the related Prospectus Supplement:

                  (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, a rate that is "stepped-up" or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Loan (the "Loan Rate") for a period of time or for the life of the Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

                  (b) Principal may be payable on a level debt service basis to fully amortize the Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payment"). Principal may include interest that has been deferred and added to the principal balance of the Loan.

                  (c) Monthly payments of principal and interest may be fixed for the life of the Loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                  (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Loan or may decline over time, and may be prohibited for the life of the Loan or for certain periods ("lockout periods"). Certain Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire Loan in connection with the sale or certain transfers of the related Property. Other Loans may be assumable by persons meeting the then applicable underwriting standards of the related Seller.

         A Trust Fund may contain certain Loans ("Buydown Loans") that include provisions whereby a third party partially subsidizes the monthly payments of the borrowers on such Loans during the early years of such Loans, the difference to be made up from a fund (a "Buydown Fund") contributed by such third party at the time of origination of the Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

         The real property which secures repayment of the Loans is referred to as the "Mortgaged Properties". Home Improvement Contracts may, and the other Loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property. In the case of Home Equity Loans and the Home Improvement Contracts liens generally will be subordinated to one or more senior liens on the related Mortgaged Properties as described in the related Prospectus Supplement. As specified in the related Prospectus Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. If so specified in the related Prospectus Supplement, the Home Equity Loans and the Home Improvement Contracts may include Loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related Mortgaged Properties at the time of origination. The Mortgaged Properties and the Home Improvements are collectively referred to herein as the "Properties". The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

         The aggregate principal balance of Loans secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the Loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

         SINGLE FAMILY LOANS. The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, security interests in shares issued by cooperative housing corporations, and certain other dwelling units ("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the remaining term of the leasehold and any sublease is at least as long as the remaining term on the Loan, unless otherwise specified in the related Prospectus Supplement.

         MULTIFAMILY LOANS. Mortgaged Properties which secure Multifamily Loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. In such cases, the Cooperative owns all the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

         HOME EQUITY LOANS. The Mortgaged Properties relating to Home Equity Loans will consist of Single Family Properties. As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the Loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such Loan at its stated maturity. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

         HOME IMPROVEMENT CONTRACTS. The Trust Fund Assets for a Series of Securities may consist, in whole or in part, of Home Improvement Contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The Home Improvements securing the Home Improvement Contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, spas, kitchen and bathroom remodeling goods, solar heating panels and other exterior and interior renovations and general remodeling projects. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property, or secured by purchase money security interests in the Home Improvements financed thereby. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement. The initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement. See "Risk Factors - Home Improvement Contracts and Home Equity Loans may be Undercollateralized and Subject to Greater Risk of Collection " and "-Home Improvement Contracts May be Unsecured and Subject to Greater Risk of Collection ".

         ADDITIONAL INFORMATION. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Loans as of the applicable Cut-off Date, (ii) the type of property securing the Loan (E.G., single family residences, individual units in condominium apartment buildings, small multi-family properties, other real property or Home Improvements), (iii) the original terms to maturity of the Loans, (iv) the largest principal balance and the smallest principal balance of any of the Loans, (v) the earliest origination date and latest maturity date of any of the Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the Loans, (vii) the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the Loans, (viii) the maximum and minimum per annum Loan Rates and (ix) the geographical location of the Loans. If specific information respecting the Loans is not known to the Depositor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

         Unless otherwise specified in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Loan and the denominator of which is the Collateral Value of the related Property. Unless otherwise specified in the related Prospectus Supplement, the "Combined Loan-to-Value Ratio" of a Loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Loan (or, in the case of a Revolving Credit Line Loan, the maximum amount thereof available at origination) and (b) the outstanding principal balance at the date of origination of the Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan at origination, regardless of any lesser amount actually outstanding at the date of origination of the Loan, to
(ii) the Collateral Value of the related Property. Unless otherwise specified in the related Prospectus Supplement, the "Collateral Value" of the Property, other than with respect to certain Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Loan and (b) the sales price for such Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

         No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Loans. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding principal balances of the Loans and any primary or secondary financing on the Properties, as applicable, in a particular Pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne, at least in part, by the holders of the Securities of the related Series.

SUBSTITUTION OF TRUST FUND ASSETS

         Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event certain documentation with respect to any Trust Fund Asset is determined by the Trustee to be incomplete. See "Loan Program
--Representations by Sellers; Repurchases". The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement.


                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Trust Fund Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell Securities in Series from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.


                                  THE DEPOSITOR

         IndyMac ABS, Inc., a Delaware corporation (the "Depositor"), was incorporated in April 1998 for the limited purpose of acquiring, owning and transferring mortgage and mortgage related assets and selling interests therein or bonds secured thereby. The Depositor is a limited purpose finance subsidiary of IndyMac, Inc., a Delaware corporation. The Depositor maintains its principal office at 155 North Lake Avenue, Pasadena, California 91101. Its telephone number is (800) 669-2300.

         Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any Series.


                                  LOAN PROGRAM

         The Loans will have been purchased by the Depositor, either directly or through affiliates, from Sellers. Unless otherwise specified in the related Prospectus Supplement, the Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards".

UNDERWRITING STANDARDS

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any, which, unless otherwise specified in the related Prospectus Supplement, will be verified by the related Seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         Unless otherwise specified in the related Prospectus Supplement, in determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related Prospectus Supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

         Each Seller's underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related Prospectus Supplement, a Seller's underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%, such as for debt consolidation or home improvement purposes. In addition, if so specified in the related Prospectus Supplement, a Seller's underwriting criteria may permit unsecured loans for home improvement purposes. Loan-to-value ratios may not be evaluated in the case of Title I Loans.

         After obtaining all applicable employment, credit and property information, the related Seller may use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related Prospectus Supplement.

         In the case of a Loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the related Seller will, unless otherwise specified in the related Prospectus Supplement, represent and warrant, among other things, that the remaining term of the lease and any sublease is at least as long as the remaining term on the Loan.

         Certain of the types of Loans that may be included in a Trust Fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Loans may provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as such payments increase. These types of Loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

         Each Seller will be required to satisfy the following qualifications. Each Seller must be an institution experienced in originating and servicing loans of the type contained in the related Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Unless otherwise specified in the related Prospectus Supplement, each Seller must be (i) a seller/servicer approved by either the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") and (ii) a mortgagee approved by HUD or an institution the deposit accounts of which are insured by the Federal Deposit Insurance Corporation (the "FDIC").

REPRESENTATIONS BY SELLERS; REPURCHASES

         Each Seller will have made representations and warranties in respect of the Loans sold by such Seller and evidenced by all, or a part, of a Series of Securities. Such representations and warranties may include, among other things:
(i) that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each Loan, other than Cooperative Loans and certain Home Equity Loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the Loan from the Seller by or on behalf of the Depositor; (ii) that the Seller had good title to each such Loan and such Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower; (iii) that each Loan, other than Cooperative Loans, constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, the liens of nondelinquent current real property taxes and assessments, if applicable, liens arising under federal, state or local laws relating to hazardous wastes or hazardous substances, if applicable, any liens for common charges, if applicable, and certain other exceptions described in the Agreement); (iv) that there were no delinquent tax or assessment liens against the Property; (v) that no required payment on a Loan was delinquent more than the number of days specified in the related Prospectus Supplement; and (vi) that each Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

         If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the Series of Securities evidencing an interest in such Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Loan occurs after the date of sale of such Loan by such Seller to the Depositor or its affiliates. However, the Depositor will not include any Loan in the Trust Fund for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of a Seller will not be accurate and complete in all material respects in respect of such Loan as of the date of initial issuance of the related Series of Securities. If the Master Servicer is also a Seller of Loans with respect to a particular Series of Securities, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

         The Master Servicer or the Trustee, if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Loan which materially and adversely affects the interests of the Securityholders in such Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure any such breach on or prior to the business day after the first Determination Date which is more than 90 days after such Seller's receipt of notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated either (i) to repurchase such Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the scheduled monthly payment date for such Loan in the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the Seller is the Master Servicer) or (ii) substitute for such Loan a replacement loan that satisfies the criteria specified in the related Prospectus Supplement; provided, however, that such Seller will not be obligated to make any such repurchase or substitution (or cure such breach) if such breach constitutes fraud in the origination of the affected Loan and such Seller did not have knowledge of such fraud. If a REMIC election is to be made with respect to a Trust Fund, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. The Master Servicer may be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See "Description of the Securities -- General". Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the relevant Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Seller.

         Neither the Depositor nor the Master Servicer (unless the Master Servicer is a Seller) will be obligated to purchase or substitute a Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase or substitution obligations with respect to Loans.

                          DESCRIPTION OF THE SECURITIES

         Each Series of Certificates will be issued pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Master Servicer and the Trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series, and the related Loans will be serviced by the Master Servicer pursuant to a Master Servicing Agreement. A form of Indenture and Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series of Securities may consist of both Notes and Certificates. Each Agreement, dated as of the related Cut-off Date, will be among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Securities of such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Security of such Series addressed to IndyMac ABS, Inc., 155 North Lake Avenue, Pasadena, California 91101, Attention: Secondary Marketing.

GENERAL

         Unless otherwise specified in the related Prospectus Supplement, the Securities of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will, in the case of Certificates, evidence specified beneficial ownership interests in, and in the case of Notes, be secured by, the assets of the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Securities will not represent obligations of the Depositor or any affiliate of the Depositor. Certain of the Loans may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the related Agreement, (i) the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained
Interest")), including all payments of interest and principal received with respect to the Loans after the Cut-off Date (to the extent not applied in computing the principal balance of such Loans as of the Cut-off Date (the "Cut-off Date Principal Balance")); (ii) such assets as from time to time are required to be deposited in the related Security Account, as described below under "The Agreements -- Payments on Loans; Deposits to Security Account"; (iii) property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

         Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of Notes of a Series will be secured by, the related Trust Fund Assets. A Series of Securities may include one or more classes that are senior in right to payment to one or more other classes of Securities of such Series. Certain Series or classes of Securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related Prospectus Supplement. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

         Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (I.E., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "Security Register"); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.

         The Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series, but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law, the purchase and holding of certain classes of Securities by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code may result in prohibited transactions, within the meaning of ERISA and the Code, or may subject the Trustee, the Master Servicer or the Depositor to obligations or liabilities in addition to those undertaken in the related Agreement. See "ERISA Considerations". Under current law, the transfer of Securities of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

         As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof either as a REMIC or as a FASIT. The related Prospectus Supplement will specify whether a REMIC or FASIT election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC or FASIT election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC or FASIT election will be set forth in the related Prospectus Supplement. If a REMIC election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. If a FASIT election is made with respect to a Series, one of the classes will be designated as the ownership interest, as defined in the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related FASIT, as defined in the Code. As to each Series with respect to which a REMIC or FASIT election is to be made, the Master Servicer or a holder of the related residual in the case of a REMIC, and the holder of the related ownership interest in the case of a FASIT, certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, unless otherwise provided in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate in the case of a REMIC, or, from the holder of the related ownership interest in the case of a FASIT.

DISTRIBUTIONS ON SECURITIES

         GENERAL. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement". Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

         Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any Reserve Account (a "Reserve Account"). As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. The Prospectus Supplement will also describe the method for allocating distributions among Securities of a particular class.

         AVAILABLE FUNDS. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. "Available Funds" for each Distribution Date will generally equal the amount on deposit in the related Security Account on such Distribution Date (net of related fees and expenses payable by the related Trust
Fund) other than amounts to be held therein for distribution on future Distribution Dates.

         DISTRIBUTIONS OF INTEREST. Interest will accrue on the aggregate principal balance of the Securities (or, in the case of Securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Securities (the "Class Security Balance") entitled to interest from the date, at the pass-through rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in such Prospectus Supplement), and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Securities") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Class Security Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional amount of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Class Security Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Security. The notional amount of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding such Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

         With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Class Security Balance of such class of Securities on that Distribution Date. Distributions of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in such Prospectus Supplement. Prior to such time, the beneficial ownership interest in the Trust Fund or the principal balance, as applicable, of such class of Accrued Securities, as reflected in the aggregate Class Security Balance of such class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

         DISTRIBUTIONS OF PRINCIPAL. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal. The aggregate Class Security Balance of any class of Securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of such class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Accrual Securities, increased by all interest accrued but not then distributable on such Accrual Securities and (ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

         If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal
Prepayments to such class or classes of Securities will have the effect of accelerating the amortization of such Securities while increasing the interests evidenced by one or more other classes of Securities in the Trust Fund. Increasing the interests of the other classes of Securities relative to that of certain Securities is intended to preserve the availability of the subordination provided by such other Securities. See "Credit Enhancement -- Subordination".

         UNSCHEDULED DISTRIBUTIONS. If specified in the related Prospectus Supplement, the Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable pass-through rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

ADVANCES

         To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in the Security Account for future distributions to the holders of Securities of the related Series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related Prospectus Supplement) and were otherwise not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of Cooperative Loans, the Master Servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement.

         In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Securities, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Security Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Loans with respect to which such Advances were made (E.G., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Loan purchased by the Depositor, a Sub-Servicer or a Seller pursuant to the related Agreement). Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the related Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under "Credit Enhancement," in each case as described in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, in the event the Master Servicer or a Sub-Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer or a Sub-Servicer is entitled to be reimbursed for Advances. See "Description of the Securities -- Distributions on Securities".

REPORTS TO SECURITYHOLDERS

         Unless otherwise specified in the related Prospectus Supplement, prior to or concurrently with each distribution on a Distribution Date the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

                  (i)      the  amount  of  such   distribution   allocable   to
                           principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, any applicable prepayment penalties included therein;

                  (ii) the amount of such  distribution  allocable  to interest;

                  (iii) the amount of any Advance;

                  (iv) the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such Distribution Date and (b) withdrawn from the Reserve Account, if any, that is included in the amounts distributed to the Senior Securityholders;

                  (v) the outstanding principal balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

                  (vi) the percentage of principal payments on the Loans (excluding prepayments), if any, which each such class will be entitled to receive on the following Distribution Date;

                  (vii) the percentage of Principal Prepayments on the Loans, if any, which each such class will be entitled to receive on the following Distribution Date;

                  (viii) the related amount of the servicing compensation retained or withdrawn from the Security Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

                  (ix)     the number and aggregate  principal balances of Loans
                           (A)  delinquent  (exclusive of Loans in  foreclosure)
                           (1) 1 to 30  days,  (2) 31 to 60  days,  (3) 61 to 90
                           days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days, (2) 31 to 60 days,
                           (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

                   (x)     the  book value of any real estate  acquired  through
                           foreclosure   or   grant   of  a  deed   in  lieu  of
                           foreclosure;

                  (xi) the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

                   (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

                   (xiii)  the   pass-through   rate   or  interest   rate,   as
                           applicable, as of the day prior to the immediately preceding Distribution Date; and

                   (xiv) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

         Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

         The Securities of any Series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such Series by reference to the following categories.

         CATEGORIES OF CLASSES                           DEFINITION
                                                     PRINCIPAL TYPES

Accretion Directed..................       A  class  that   receives   principal
                                           payments  from the accreted  interest
                                           from specified Accrual Securities. An
                                           Accretion  Directed  class  also  may
                                           receive   principal   payments   from
                                           principal   paid  on  the  underlying
                                           Trust  Fund  Assets  for the  related
                                           Series.

Component Securities................       A class  consisting of  "Components".
                                           The   Components   of  a   class   of
                                           Component    Securities    may   have
                                           different  principal  and/or interest
                                           payment  characteristics but together
                                           constitute  a  single   class.   Each
                                           Component  of a  class  of  Component
                                           Securities   may  be   identified  as
                                           falling  into  one  or  more  of  the
                                           categories in this chart.

Notional Amount Securities..........       A class having no  principal  balance
                                           and  bearing  interest on the related
                                           notional amount.  The notional amount
                                           is   used   for   purposes   of   the
                                           determination       of       interest
                                           distributions.

Planned Principal Class (also sometimes
referred to as "PACs")..............       A class that is  designed  to receive
                                           principal     payments     using    a
                                           predetermined    principal    balance
                                           schedule   derived  by  assuming  two
                                           constant  prepayment  rates  for  the
                                           underlying  Trust Fund Assets.  These
                                           two rates are the  endpoints  for the
                                           "structuring  range" for the  Planned
                                           Principal    Class.    The    Planned
                                           Principal  Classes  in any  Series of
                                           Securities  may  be  subdivided  into
                                           different  categories (E.G.,  Primary
                                           Planned Principal Classes,  Secondary
                                           Planned   Principal  Classes  and  so
                                           forth)  having  different   effective
                                           structuring   ranges  and   different
                                           principal  payment  priorities.   The
                                           structuring  range for the  Secondary
                                           Planned   Principal   Categories   of
                                           Classes  of a  Series  of  Securities
                                           will be  narrower  than  that for the
                                           Primary  Planned  Principal  Class of
                                           such Series.

Scheduled Principal Class...........       A class that is  designed  to receive
                                           principal     payments     using    a
                                           predetermined    principal    balance
                                           schedule but is not  designated  as a
                                           Planned  Principal  Class or Targeted
                                           Principal  Class. In many cases,  the
                                           schedule is derived by  assuming  two
                                           constant  prepayment  rates  for  the
                                           underlying  Trust Fund Assets.  These
                                           two rates are the  endpoints  for the
                                           "structuring range" for the Scheduled
                                           Principal Class.

Sequential Pay......................       Classes   that   receive    principal
                                           payments  in a  prescribed  sequence,
                                           that   do  not   have   predetermined
                                           principal  balance schedules and that
                                           under   all   circumstances   receive
                                           payments  of  principal  continuously
                                           from the first  Distribution  Date on
                                           which they  receive  principal  until
                                           they are retired. A single class that
                                           receives principal payments before or
                                           after all other  classes  in the same
                                           Series   of    Securities    may   be
                                           identified as a Sequential Pay class.

Strip...............................       A  class  that  receives  a  constant
                                           proportion,   or   "strip,"   of  the
                                           principal  payments on the underlying
                                           Trust Fund Assets.

Support Class (also sometimes referred
to as "companion classes")..........       A  class  that   receives   principal
                                           payments  on  any  Distribution  Date
                                           only if scheduled  payments have been
                                           made on specified  Planned  Principal
                                           Classes,  Targeted  Principal Classes
                                           and/or Scheduled Principal Classes.

Targeted Principal Class (also
sometimes referred to as "TACs")....       A class that is  designed  to receive
                                           principal     payments     using    a
                                           predetermined    principal    balance
                                           schedule derived by assuming a single
                                           constant   prepayment  rate  for  the
                                           underlying Trust Fund Assets.

                                 INTEREST TYPES

Fixed Rate..........................       A class with an interest rate that is
                                           fixed  throughout  the  life  of  the
                                           class.

Floating Rate.......................       A class  with an  interest  rate that
                                           resets   periodically  based  upon  a
                                           designated   index  and  that  varies
                                           directly with changes in such index.

Inverse Floating Rate...............       A class  with an  interest  rate that
                                           resets   periodically  based  upon  a
                                           designated   index  and  that  varies
                                           inversely with changes in such index.

Variable Rate.......................       A class  with an  interest  rate that
                                           resets periodically and is calculated
                                           by  reference to the rate or rates of
                                           interest   applicable   to  specified
                                           assets or instruments (E.G., the Loan
                                           Rates borne by the underlying Loans).

Interest Only.......................       A class that  receives some or all of
                                           the  interest  payments  made  on the
                                           underlying   Trust  Fund  Assets  and
                                           little or no principal. Interest Only
                                           classes   have   either   a   nominal
                                           principal   balance   or  a  notional
                                           amount. A nominal  principal  balance
                                           represents actual principal that will
                                           be paid on the class.  It is referred
                                           to as nominal  since it is  extremely
                                           small  compared to other  classes.  A
                                           notional amount is the amount used as
                                           a reference to  calculate  the amount
                                           of interest  due on an Interest  Only
                                           class  that  is not  entitled  to any
                                           distributions     in    respect    of
                                           principal.

Principal Only......................       A class  that does not bear  interest
                                           and  is  entitled  to  receive   only
                                           distributions     in    respect    of
                                           principal.

Partial Accrual.....................       A class  that  accretes  a portion of
                                           the   amount  of   accrued   interest
                                           thereon,  which  amount will be added
                                           to  the  principal  balance  of  such
                                           class on each applicable Distribution
                                           Date,  with  the  remainder  of  such
                                           accrued  interest  to be  distributed
                                           currently  as interest on such class.
                                           Such  accretion may continue  until a
                                           specified event has occurred or until
                                           such   Partial   Accrual   class   is
                                           retired.

Accrual.............................       A class that  accretes  the amount of
                                           accrued      interest       otherwise
                                           distributable  on such  class,  which
                                           amount will be added as  principal to
                                           the  principal  balance of such class
                                           on each applicable Distribution Date.
                                           Such  accretion  may  continue  until
                                           some specified  event has occurred or
                                           until such Accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

         Unless otherwise specified in the related Prospectus Supplement, on the LIBOR Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as LIBOR, the Person designated in the related Agreement (the "Calculation Agent") will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related Prospectus Supplement):

LIBO METHOD

         If using this method to calculate LIBOR, the Calculation Agent will determine LIBOR by reference to the quotations set forth on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), offered by the principal London office of each of the designated reference banks meeting the criteria set forth below (the "Reference Banks") for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date. In lieu of relying on the quotations for those Reference Banks that appear at such time on the Reuters Screen LIBO Page, the Calculation Agent will request each of the Reference Banks to provide such offered quotations at such time.

         Under this method LIBOR will be established by the Calculation Agent on each LIBOR Determination Date as follows:

                  (a) If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

                  (b) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period (as such term is defined in the related Prospectus Supplement) shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum which the Calculation Agent determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Calculation Agent are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Calculation Agent, being so made or (ii) in the event that the Calculation Agent can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Calculation Agent are quoting on such LIBOR Determination Date to leading European banks.

                  (c) If on any LIBOR Determination Date for a class specified in the related Prospectus Supplement, the Calculation Agent is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR for the next Interest Accrual Period shall be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, LIBOR shall be deemed to be the per annum rate specified as such in the related Prospectus Supplement.

         Each Reference Bank (i) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (ii) shall not control, be controlled by, or be under common control with the Calculation Agent; and (iii) shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if appointment of any such Reference Bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA METHOD

         If using this method of determining LIBOR, the Calculation Agent will determine LIBOR on the basis of the British Bankers' Association BBA") "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by eight BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

         If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next Interest Accrual period shall be calculated in accordance with the LIBOR method described above under "LIBO METHOD".

         The establishment of LIBOR on each LIBOR Determination Date by the Calculation Agent and its calculation of the rate of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

COFI

         The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: (i) savings deposits, (ii) time deposits, (iii) FHLBSF advances, (iv) repurchase agreements and (v) all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

         A number of factors affect the performance of the Eleventh District Cost of Funds Index which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

         The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

         The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI Securities") for the Interest Accrual Period commencing in such second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

         Unless otherwise specified in the related Prospectus Supplement, if on the tenth day of the month in which any Interest Accrual Period commences for a class of COFI Securities the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, the index for such current Interest Accrual Period and for each succeeding Interest Accrual Period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on such tenth day of an Interest Accrual Period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on any such tenth day of the month in which an Interest Accrual Period commences the most recently published National Cost of Funds Index relates to a month prior to the fourth preceding month, the applicable index for such Interest Accrual Period and each succeeding Interest Accrual Period will be based on LIBOR, as determined by the Calculation Agent in accordance with the Agreement relating to such Series of Securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

         The establishment of COFI by the Calculation Agent and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

TREASURY INDEX

         Unless otherwise specified in the related Prospectus Supplement, on the Treasury Index Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as a Treasury Index, the Calculation Agent will ascertain the Treasury Index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified therein (and for any date means the yield for such date), expressed as a per annum percentage rate, on (i) U.S Treasury securities adjusted to the "constant maturity" (as further described below) specified in such Prospectus Supplement or (ii) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in such Prospectus Supplement, in each case as published by the Federal Reserve Board in its
Statistical Release No. H.15(519). Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the Calculation Agent has not yet received Statistical Release No. H.15(519) for such week, then it will use such Statistical Release from the immediately preceding week.

         Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

PRIME RATE

         Unless otherwise specified in the related Prospectus Supplement, on the Prime Rate Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the Calculation Agent will ascertain the Prime Rate for the related Interest Accrual Period. Unless otherwise specified in the related Prospectus Supplement, the Prime Rate for an Interest Accrual Period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the Calculation Agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Securities. The Calculation Agent's determination of the Prime Rate and its calculation of the rates of interest for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

DERIVATIVE TRANSACTIONS

         If specified in the related Prospectus Supplement, a Trust Fund may enter into privately negotiated, over-the-counter hedging transactions with various counterparties, including interest rate swaps, caps, collars and floors (collectively, "Derivative Transactions") to effectively fix the rate of interest that such Trust Fund pays on one or more borrowings or series of borrowings. Trust Funds will use these Derivative Transactions as hedges and not as speculative investments. Derivative Transactions involve an agreement between two parties to exchange payments that are based, respectively, on variable and fixed rates of interest and that are calculated on the basis of a specified amount of principal for a specified period of time. Cap and floor transactions involve an agreement between two parties in which the first party agrees to make payments to the counterparty when a designated market interest rate goes above (in the case of a cap) or below (in the case of a floor) a designated level on predetermined dates or during a specified time period. Collar transactions involve an agreement between two parties in which the first party makes payments to the counterparty when a designated market interest rate goes above a designated level of predetermined dates or during a specified time period, and the counterparty makes payments to the first party when a designated market interest rate goes below a designated level on predetermined dates or during a specified time period.

BOOK-ENTRY REGISTRATION OF SECURITIES

         As described in the related Prospectus Supplement, if not issued in fully registered form, each class of Securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Securities ("Security Owners") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Security (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholders" of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

         Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and DTC participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

         Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan" and in such capacity, the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Belgian Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences -Tax Treatment of Foreign Investors" and " -- Tax Consequences to Holders of the Notes -- Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Master Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Securities of such Series, the establishment of one or more Reserve Accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated herein and described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

         If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Securities of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Securities under the circumstances and to the extent specified in the related Prospectus Supplement. Protection may also be afforded to the holders of Senior Securities of a Series by: (i) reducing the ownership interest (if applicable) of the related Subordinated Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Loans and losses on defaulted Loans may be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Loans or aggregate losses in respect of such Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Securities would experience losses on the Securities.

         In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee or distributed to holders of Senior Securities. Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Securities at the times and under the circumstances specified in such Prospectus Supplement.

         If specified in the related Prospectus Supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

         As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

LETTER OF CREDIT

         The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more classes of Securities (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See "The Agreements -- Termination: Optional Termination". A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

         If so provided in the Prospectus Supplement for a Series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, a Trust Fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Securities of the related series.

OVER-COLLATERALIZATION

         If so provided in the Prospectus Supplement for a Series of Securities, a portion of the interest payment on each Loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of Securities and, thus, accelerate the rate of payment of principal on such class or classes of Securities.

RESERVE ACCOUNTS

         If specified in the related Prospectus Supplement, credit support with respect to a Series of Securities will be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

         The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

         Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Permitted Investments" which, in general, will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the related Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the Securities of the related Series. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the related Prospectus Supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Securities of the related Series for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

POOL INSURANCE POLICIES

         If specified in the related Prospectus Supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described therein, cover loss by reason of default in payment on Loans in the Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described in the related Prospectus Supplement, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Securities of the related Series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent as described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

         Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related Securityholders.

CROSS-COLLATERALIZATION

         If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same Trust Fund prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within such Trust Fund. Cross-collateralization may be provided by (i) the allocation of certain excess amounts generated by one or more asset groups to one or more other asset groups within the same Trust Fund or (ii) the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same Trust Fund. Such excess amounts will be applied and/or such losses will be allocated to the class or classes of Subordinated Securities of the related Series then outstanding having the lowest rating assigned by any Rating Agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related Prospectus Supplement. The Prospectus Supplement for a Series which includes a cross-collateralization feature will describe the manner and conditions for applying such cross-collateralization feature.

         If specified in the related Prospectus Supplement, the coverage provided by one or more of the forms of credit enhancement described in this Prospectus may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of coverage provided to such Trust Funds thereby and of the application of such coverage to the identified Trust Funds.


                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund. The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. The related Prospectus Supplement will specify the circumstances, if any, under which the related Loans will be subject to prepayment penalties. The prepayment experience on the Loans in a Pool will affect the weighted average life of the related Series of Securities.

         The rate of prepayment on the Loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, such Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, such Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Loan. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses". The yield to an investor who purchases Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

         Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Loans may vary due to seasonal purchasing and the payment habits of borrowers.

         Unless otherwise specified in the related Prospectus Supplement, substantially all conventional Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and Single Family Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Loans may be lower than that of conventional Loans bearing comparable interest rates. The Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements -- Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Loans.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the Loans, such Loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such Loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

         When a full prepayment is made on a Loan, the borrower is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of Securities because interest on the principal amount of any Loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. Unless otherwise specified in the related Prospectus Supplement, neither full nor partial prepayments will be passed through or paid until the month following receipt.

         Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

         Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

         Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive acts and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions.

         If the rate at which interest is passed through or paid to the holders of Securities of a Series is calculated on a Loan-by-Loan basis, disproportionate principal prepayments among Loans with different Loan Rates will affect the yield on such Securities. In most cases, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each Loan from the first day of the month (unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

         Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Securities. See "The Agreements -- Termination; Optional Termination".

         The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Securities.

         The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Securities.


                                 THE AGREEMENTS

         Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this Prospectus. The description is subject to, and qualified by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

         ASSIGNMENT OF THE LOANS. At the time of issuance of the Securities of a Series, the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, without recourse, together with all principal and interest received (if the Contracts are sold based on actual principal balances) or scheduled to be received (if the Contracts are sold based on scheduled principal balances) by or on behalf of the Depositor on or with respect to such Loans after the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver such Securities to the Depositor in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Loan after application of payments due on or before the Cut-off Date, as well as information regarding the Loan Rate or APR, the maturity of the Loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

         Unless otherwise specified in the related Prospectus Supplement, the Agreement will require that, on or prior to the Closing Date, the Depositor will also deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Single Family Loan or Multifamily Loan, among other things, (i) the mortgage note or contract endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment and (iv) such other security documents, including those relating to any senior interests in the Property, as may be specified in the related Prospectus Supplement or the related Agreement. Unless otherwise specified in the related Prospectus Supplement, the Depositor will promptly cause the assignments of the related Loans to be recorded in the appropriate public office for real property records, except in states in which the Seller has reasonably determined (in certain circumstances, as evidenced by an opinion of counsel acceptable to the Trustee) that such recording is not required to protect the Trustee's interest in such Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Loans.

         With respect to any Loans that are Cooperative Loans, the Depositor will cause to be delivered to the Trustee the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related Prospectus Supplement. The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

         With respect to any Loans that are Home Equity Loans, the related Prospectus Supplement will specify whether the documents relating to such Loans will be required to be delivered to the Trustee (or a custodian) and whether assignments of the related Mortgage to the Trustee will be recorded. In the event documents are not required to be delivered, they will be retained by the Master Servicer, which may also be the Seller.

         With respect to the Home Improvement Contracts, the related Prospectus Supplement will specify whether the documents relating to such Contracts will be required to be delivered to the Trustee (or a custodian). Notwithstanding the foregoing, unless otherwise specified in the related Prospectus Supplement, the Depositor will not deliver to the Trustee the original Mortgage securing a Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans -- The Home Improvement Contracts".

         The Trustee (or the custodian) will review the loan documents that have been delivered to it within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee (or the custodian) will hold such documents in trust for the benefit of the related Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If such Seller cannot cure the omission or defect within the time period specified in the related Prospectus Supplement after receipt of such notice, such Seller will be obligated to either
(i) purchase the related Loan from the Trust Fund at the Purchase Price or (ii) if so specified in the related Prospectus Supplement, remove such Loan from the Trust Fund and substitute in its place one or more other Loans that meets certain requirements set forth therein. There can be no assurance that a Seller will fulfill this purchase or substitution obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Loan Program -- Representations by Sellers; Repurchases," the Master Servicer will not be obligated to purchase or replace such Loan if the Seller defaults on its obligation (nor will the Master Servicer otherwise be obligated to purchase or replace any such Loan for any other reason). Unless otherwise specified in the related Prospectus Supplement, this obligation of the Seller to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

         Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code (unless the Master Servicer or a holder of the related residual certificate otherwise pays such prohibited transaction from its own funds as described herein). See "Loan Program -- Representations by Sellers; Repurchases".

         The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as agent of the Trustee.

NO RECOURSE TO SELLERS, DEPOSITOR OR MASTER SERVICER

         As described above under " -- Assignment of the Loans," the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, without recourse. However, each Seller will be obligated to repurchase or substitute for any Loan as to which certain representations and warranties are breached where such breach materially and adversely affects the interests of the Securityholders, or for failure to deliver certain documents relating to the Loans as described herein under "Assignment of the Loans" and "Loan Program -- Representations by Sellers; Repurchases". These obligations to purchase or substitute constitute the sole remedy available to the Securityholders or the Trustee for a breach of any such representation or failure to deliver a constituent document.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

         The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the "Security Account") which, unless otherwise specified in the related Prospectus Supplement, must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related Series of Securities, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

         The Master Servicer will deposit or cause to be deposited in the Security Account for each Trust Fund, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

                  (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, any applicable prepayment penalties, on the Loans;

                  (ii) all payments on account of interest on the Loans, net of applicable servicing compensation;

                  (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed Advances made, by the Master Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed Advances made, by the Master Servicer, if any) received and retained in connection with the liquidation of defaulted Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;

                  (iv) all proceeds of any Loan or property in respect thereof purchased by the Master Servicer, the Depositor or any Seller as
         described under "Loan Program -- Representations by Sellers; Repurchases" or " -- Assignment of Trust Fund Assets" above and all proceeds of any Loan repurchased as described under " -- Termination; Optional Termination" below;

                  (v) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under " -- Hazard Insurance" below;

                  (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Security Account and, to the extent specified in the related Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls; and

                  (vii) all other amounts required to be deposited in the Security Account pursuant to the Agreement.

         The Master Servicer (or the Depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

                  (i) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

                  (ii) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

                  (iii) to reimburse the Master Servicer for any Advances previously made which the Master Servicer has determined to be nonrecoverable;

                  (iv) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

                  (v) to reimburse the Master Servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

                  (vi) to reimburse the Master Servicer or the Depositor for expenses incurred and reimbursable pursuant to the Agreement;

                  (vii) to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

                  (viii) to clear and terminate the Security Account upon termination of the Agreement.

         In  addition,  unless  otherwise  specified  in the related  Prospectus
Supplement, on or prior to the business day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Securities.

PRE-FUNDING ACCOUNT

         If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit cash in an amount equal to the Pre-Funded Amount on the related Closing Date. The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the Certificates and Notes of the related Series. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related Prospectus Supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

         In addition, if so provided in the related Prospectus Supplement, on the related Closing Date the Depositor will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related Series of Securities that may arise as a result of utilization of the Pre-Funding Account as described above. The
Capitalized Interest Account shall be maintained with the Trustee for the related Series of Securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related Loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related Series of Securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the Depositor.

SUB-SERVICING BY SELLERS

         Each Seller of a Loan or any other servicing entity may act as the Sub-Servicer for such Loan pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

         All references in this Prospectus and in the Prospectus Supplement for any Series to actions, rights or duties of the Master Servicer will be deemed to include any one or more Sub-Servicers acting on the Master Servicer's behalf. Notwithstanding the foregoing, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the Master Servicer alone were servicing the Loans.

COLLECTION PROCEDURES

         The Master Servicer will make reasonable efforts to collect all payments called for under the Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans. Consistent with the above, the Master Servicer may, in its discretion,
(i) waive any assumption fee, late payment or other charge in connection with a Loan and (ii) to the extent not inconsistent with the coverage of such Loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the Master Servicer is obligated to make or cause to be made Advances, such obligation will remain during any period of such an arrangement.

         In any case in which property securing a Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such Loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses". In connection with any such assumption, the terms of the related Loan may not be changed.

         With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Loans". This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

         In general a "tenant-stockholder" (as defined in Code Section 216(b)(2) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

         Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the mortgagor or obligor on each Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. Such coverage will be in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Loan or (ii) the greater of (y) the outstanding principal balance of the Loan and (z) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies covering properties securing the Loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement".

         The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

         If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted Loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by an Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

         If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Loan together with accrued interest thereon. See "Credit Enhancement".

         The proceeds from any liquidation of a Loan will be applied in the following order of priority: first, to reimburse the Master Servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the Master Servicer with respect to such Loan; second, to reimburse the Master Servicer for any unreimbursed Advances with respect to such Loan; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on such Loan; and fourth, as a recovery of principal of such Loan.

REALIZATION UPON DEFAULTED LOANS

         PRIMARY MORTGAGE INSURANCE POLICIES. If so specified in the related Prospectus Supplement, the Master Servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each Loan for which such coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

         FHA INSURANCE; VA GUARANTIES. Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Certain Legal Aspects of the Loans -- Title I Program," certain Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

         Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's
Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for such Loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each Series of Securities will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Loan, and such compensation will be retained by it from collections of interest on such Loan in the related Trust Fund (the "Master Servicing Fee"). As compensation for its servicing duties, a Sub-Servicer or, if there is no Sub-Servicer, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, the Master Servicer or Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related Prospectus Supplement).

         The Master Servicer will, to the extent provided in the related Prospectus Supplement, pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances. Certain other expenses may be borne by the related Trust Fund as specified in the related Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

         Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

         Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of an officer of the Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The Master Servicer under each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, will be named in the related Prospectus Supplement. The entity serving as Master Servicer may be an affiliate of the Depositor and may otherwise have normal business relationships with the Depositor or the Depositor's affiliates.

         Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

         Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Securities of such Series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         POOLING AND SERVICING AGREEMENT; MASTER SERVICING AGREEMENT. Except as otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders of any class any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of such class evidencing not less than 25% of the total distributions allocated to such class ("Percentage Interests"); (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement, which failure materially affects the rights of Securityholders and continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets and the other assets of the Trust Fund described under "Credit Enhancement" herein in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

         Unless otherwise provided in the related Prospectus Supplement, so long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities of any class evidencing not less than 66 2/3% of the aggregate Percentage Interests constituting such class and under such other circumstances as may be specified in such Agreement, the Trustee shall terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the related Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make Advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

         Unless otherwise provided in the related Prospectus Supplement, no Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities of any class of such Series evidencing not less than 66 2/3% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

         INDENTURE. Except as otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default in the payment of any principal of or interest on any Note of such Series which continues unremedied for five days after the giving of written notice of such default is given as specified in the related Prospectus Supplement; (ii) failure to perform in any material respect any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (iv) any other Event of Default provided with respect to Notes of that Series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such Notes.

         If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the Notes of such Series.

         If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such Series for five days or more, unless (a) the holders of 100% of the Percentage Interests of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the Percentage Interests of the Notes of such Series.

         In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         Except as otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

AMENDMENT

         Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Securityholders, (i) to cure any ambiguity or mistake; (ii) to correct any defective provision therein or to supplement any provision therein which may be inconsistent with any other provision therein; (iii) to add to the duties of the Depositor, the Seller or the Master Servicer; (iv) to add any other provisions with respect to matters or questions arising thereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in such Agreement; provided, however, that any such action pursuant to clauses (iv) or (v) above, will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Securityholder; provided, however, that no opinion of counsel will be required if the person requesting such amendment obtains a letter from each Rating Agency requested to rate the class or classes of Securities of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Securities. In addition, if a REMIC or FASIT election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary or helpful to maintain the qualification of the related Trust Fund as a REMIC or as a FASIT, avoid or minimize the risk of the imposition of any tax on the REMIC or FASIT or to comply with any other provision of the Code, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification, avoid or minimize the risk of imposition of such a tax or comply with any such requirement of the Code, as the case may be. Except as otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of holders of Securities of such Series evidencing not less than 66 2/3% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Securities; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Loans which are required to be distributed on any Security without the consent of the holder of such Security, (ii) adversely affect in any material respect the interests of the holders of any class of Securities in a manner other than as described in the immediately preceding clause (i), without the consent of the holders of Securities of such class evidencing not less than 66 2/3% of the Percentage Interests of such class, or
(iii) reduce the aforesaid percentage of Securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC or FASIT election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC or as a FASIT, as the case may be.

TERMINATION; OPTIONAL TERMINATION

         POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT. Unless otherwise specified in the related Agreement, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Security Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if specified in the related Prospectus Supplement, by the holder of a call right with respect to the Trust Fund Assets after the passage of a specified period of time or after the principal balance of the Trust Fund Assets or the Securities has been reduced to a specified level.

         Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets will be made at the option of the Master Servicer or such other person at a price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer or such other person to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

         INDENTURE. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

         In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the last scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

THE TRUSTEE

         The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.


                       CERTAIN LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the Loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which Loans may be originated.

GENERAL

         The Loans for a Series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         COOPERATIVES. Certain of the Loans may be Cooperative Loans. The Cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

         The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

FORECLOSURE

         DEED OF TRUST. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         MORTGAGES. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

         COOPERATIVE LOANS. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti- Deficiency Legislation and Other Limitations on Lenders" below.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

ENVIRONMENTAL RISKS

         Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion") but without "participating in the management" of the Property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to third party), or fails to market the property in a timely fashion.

         Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

         This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. This legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

         If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to Certificateholders.

         CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

         Except as otherwise specified in the related Prospectus Supplement, at the time the Loans were originated, no environmental assessment or a very limited environmental assessment of the Properties was conducted.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY LAWS; TAX LIENS

         Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, such a lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both such loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

         Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

         The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

         Unless otherwise specified in the related Prospectus Supplement, each conventional Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982 and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Loans and the number of Loans which may extend to maturity.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE HOME IMPROVEMENT CONTRACTS

         GENERAL. The Home Improvement Contracts other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the Trust Fund's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trust Fund's interest in the contracts could be defeated.

         SECURITY INTERESTS IN HOME IMPROVEMENTS. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

         ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (I.E., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         CONSUMER PROTECTION LAWS. The so-called "Holder-in-Due Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination, servicing and enforcement of the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         APPLICABILITY OF USURY LAWS. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

         The Loans may also consist of installment sale contracts. Under an installment sale contract ("Installment Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.
Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. Unless otherwise provided in the related Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to Securityholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

         To the extent that the Loans comprising the Trust Fund for a Series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the Trust Fund (and therefore the Securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any Mortgage will not be included in the Trust Fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE TITLE I PROGRAM

         GENERAL. Certain of the Loans contained in a Trust Fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

         There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction.
With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

         Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         REQUIREMENTS FOR TITLE I LOANS. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

         Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

         FHA INSURANCE COVERAGE. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after such prepayment.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and
(ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

         The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

         CLAIMS PROCEDURES UNDER TITLE I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z, requires certain disclosures to the borrowers regarding the terms of the Loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of such laws may limit the ability of the Sellers to collect all or part of the principal of or interest on the Loans and could subject the Sellers and in some cases their assignees to damages and administrative enforcement.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on advice of Brown & Wood LLP, special counsel to the Depositor. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this summary is based are subject to change, and such a change could apply retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

         The federal income tax consequences to Securityholders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a REMIC or as a FASIT; (iii) the Securities represent interests in a grantor trust; or (iv) the Trust Fund relating to a particular Series of Certificates is classified as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC or a FASIT election, if any, will be made with respect to such Series. Prior to issuance of each Series of Securities, the Depositor shall file with the Commission a Form 8-K on behalf of the related Trust Fund containing an opinion of Brown & Wood LLP with respect to the validity of the information set forth under "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

TAXATION OF DEBT SECURITIES

         INTEREST AND ACQUISITION DISCOUNT. Securities representing regular interests in a REMIC are generally treated as evidences of indebtedness issued by the REMIC. Securities representing regular interests in a FASIT are treated as debt instruments. Stated interest on regular interests in REMICs and regular interests in FASITs will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Securityholder's normal accounting method. Thus, a taxpayer may be required to report income in respect of a FASIT or REMIC regular interest before actually receiving a corresponding cash distribution. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes, including regular interests in REMICs or FASITs, will be referred to hereinafter collectively as "Debt Securities".

         Debt Securities that are Compound Interest Securities (I.E., debt securities that accrete the amount of accrued interest and add that amount to the principal balance of the securities until maturity or until some specified event has occurred) will, and certain of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder, (the "OID Regulations"). A Securityholder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold (excluding sales to bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of such class on such Closing Date. The issue price of a Debt Security generally includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. ("pre-issuance accrued interest"). The issue price of a Debt Security may, however, be computed without regard to such pre-issuance accrued interest if such pre-issuance accrued interest will be paid on the first payment date following the date of issuance. This alternative is available only if the first payment date occurs within one year of the date of issuance. Under this alternative, the payment of pre-issuance accrued interest will be treated as a non-taxable return of capital and not as a payment of interest. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include stated interest if it is "qualified stated interest".

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment or the Debt Security otherwise provides terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

         Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (I.E., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities (as defined herein), and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

         The OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a regular interest in a REMIC or a FASIT and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Securityholder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

         The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that Loans will be prepaid at that rate or at any other rate.

         The Depositor may adjust the accrual of OID on a class of Debt Securities in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class Debt Securities could increase.

         Certain classes of Debt Securities may represent more than one class of REMIC or FASIT regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

         EFFECTS OF DEFAULTS AND DELINQUENCIES. Holders will be required to report income with respect to REMIC or FASIT regular interests under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is deducted as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

         INTEREST WEIGHTED SECURITIES. It is not clear how income should be accrued with respect to REMIC or FASIT regular interests or Stripped Securities (as defined under " -- Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC, on debt instruments held by the FASIT, or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are REMIC or FASIT regular interests the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See " -- Tax Status as a Grantor Trust -- Discount or Premium on Pass-Through Securities".

         VARIABLE RATE DEBT SECURITIES. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

         MARKET DISCOUNT. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         PREMIUM. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC and FASIT regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         Regulations dealing with amortizable bond premium specifically do not apply to prepayable debt instruments described in Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

         GENERAL. In the opinion of Brown & Wood LLP, special counsel to the Depositor, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

         Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets are qualifying assets.

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of such holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

         GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

         CALCULATION OF REMIC INCOME. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (I.E., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

         PROHIBITED TRANSACTIONS AND CONTRIBUTIONS TAX. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction". For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

         The holder of a Security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

         The  holder  of  a  Residual   Interest   Security   must   report  its
proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

         LIMITATION ON LOSSES. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

         DISTRIBUTIONS. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

         SALE OR EXCHANGE. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

         EXCESS INCLUSIONS. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual
Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors". The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See " -- Restrictions on Ownership and Transfer of Residual Interest Securities" and " -- Tax Treatment of Foreign Investors" below.

         RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization". Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

         If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax can be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See " -- Tax Treatment of Foreign Investors".

         MARK TO MARKET RULES. Prospective purchasers of a REMIC Residual Interest Security should be aware that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAXATION OF THE FASIT AND ITS HOLDERS

         In the opinion of Brown & Wood LLP, special counsel to the Depositor, if a FASIT election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a FASIT so long as all of the provisions of the related Agreement are complied with.

         The Small Business and Job Protection Act of 1996 added Sections 860H through 860L to the Code (the "FASIT Provisions"), which provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance have been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT regular interest holders. Investors should also note that the FASIT discussion contained herein constitutes only a summary of the U.S. federal income tax consequences to the holders of FASIT interests. With respect to each Series of FASIT regular interests, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT interests will be classified as either FASIT regular interests, which generally will be treated as debt for federal income tax purposes, or FASIT ownership interests, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The Prospectus Supplement for each Series of Securities will indicate which Securities of such Series will be designated as regular interests, and which, if any, will be designated as ownership interests.

         QUALIFICATION AS A FASIT. A Trust Fund will qualify as a FASIT if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the investors' interests in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in Section 851(a) of the Code.

         ASSET COMPOSITION. For a Trust Fund to be eligible for FASIT status, substantially all of the Trust Fund Assets must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate), (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,
(v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interest, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

         INTERESTS IN A FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C Corporation.

         A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates). Interest will generally be considered to be based on a permissible variable rate if (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rate," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such FASIT regular interest.

         If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "High-Yield Interest". In addition, if an interest in a FASIT fails to meet the requirement of clause
(vi), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on of income derived from such interest.

         CONSEQUENCES OF DISQUALIFICATION. If a Trust Fund fails to comply with one or more of ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and interests therein for federal income tax purposes is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

TREATMENT OF FASIT REGULAR INTERESTS

         Payments received by holders of FASIT regular interests generally will be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT regular interests must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. If the FASIT regular interests is sold, the holder generally will recognize gain or loss upon the sale. See "-Taxation of Debt Securities" above.

TREATMENT OF HIGH-YIELD INTEREST

         High-Yield Interests are subject to special rules regarding the eligibility of holders of such interest, and the ability of such holders to offset income derived from those interests with losses. High-Yield Interests only may be held by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the High-Yield Interest.

         The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as High-Yield Interests.

TAX TREATMENT OF FASIT OWNERSHIP INTERESTS

         A FASIT ownership interest represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership interest determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership interest must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT regular interests issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT regular interests as are holders of High-Yield Interest.

         Rules similar to the wash sale rules applicable to REMIC residual interests also will apply to FASIT ownership interests. Accordingly, losses on dispositions of a FASIT ownership interest generally will be disallowed where within six months before or after the disposition, the seller of such interest acquires any other FASIT ownership interest that is economically comparable to a FASIT ownership interest. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT ownership interest was required to be marked-to-market under section 475 of the Code by such holder, then section 475 of the Code will continue to apply to such securities, except that the amount realized under the mark-to-market rules or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semi-annually.

         The holder of a FASIT ownership interest will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions". Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series of Securities for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

TAX STATUS AS A GRANTOR TRUST

         In the absence of a REMIC or FASIT election, a Trust Fund generally will be classified as a grantor trust if (i) there is either only one class of Securities that evidences the entire undivided beneficial ownership of the Trust Fund Assets, or, if there is more than one class of Securities, each class represents a direct investment in the Trust Fund Assets, and (ii) no power exists under the related Agreement to vary the investment of the Securityholders. If these conditions are satisfied, the related Prospectus Supplement will recite that in the opinion of Brown & Wood LLP, special counsel to the Depositor, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E,
Part I of Subchapter J of the Code (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

         Each holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or
Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the
Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, E.G., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

         DISCOUNT OR PREMIUM ON PASS-THROUGH SECURITIES. The holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and " -- Premium" above.

         In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         STRIPPED SECURITIES. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments.
Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

         Servicing  fees  in  excess  of  reasonable   servicing  fees  ("excess
servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (I.E., 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

         OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. For tax years beginning after August 5, 1997 the Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that such method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

         Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

         In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

         POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

         Given  the  variety  of  alternatives  for  treatment  of the  Stripped
Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

         CHARACTER AS QUALIFYING LOANS. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE
         Subject to the discussion below with respect to Trust Funds classified as partnerships made, a holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC or FASIT regular interest will be taxable as ordinary income or loss. In addition, gain from the disposition of a REMIC regular interest that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such REMIC regular interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such REMIC regular interest. In general, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

         The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Prospective investors should consult their own tax advisors concerning these tax law changes.

MISCELLANEOUS TAX ASPECTS

         BACKUP WITHHOLDING. Subject to the discussion below with respect to Trust Funds classified as partnerships, a holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The Trustee will report to the holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to Trust Funds classified as partnerships election is made, under the Code, unless interest (including
OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer or
(ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

         Interest and OID of Securityholders who are Nonresidents are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of Residual Interest Securities who are Nonresidents will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest". It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See " -- Excess Inclusions".

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

         In the absence of a REMIC or FASIT election, a Trust Fund that is not classified as a grantor trust will be classified as a partnership for federal tax purposes. Brown & Wood LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund classified as a partnership will not be a publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Securities has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         TREATMENT OF THE NOTES AS INDEBTEDNESS. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The tax treatment of the Notes is described under the caption "Taxation of Debt Securities" set forth above.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         TREATMENT OF THE TRUST FUND AS A PARTNERSHIP. The Trust Fund and the Master Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A VARIETY OF ALTERNATIVE CHARACTERIZATIONS ARE POSSIBLE. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

         INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

         PARTNERSHIP TAXATION. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

         All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

         The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         DISCOUNT AND PREMIUM. It is believed that the Loans were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

         If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         SECTION 708 TERMINATION. Pursuant to final regulations issued on May 9, 1997 under Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly under these new regulations, if the Trust Fund were characterized as a partnership and a sale of Certificates terminated the partnership under Code Section 708, the purchaser's basis in its ownership interest would not change.

         DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

         ADMINISTRATIVE MATTERS. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

         The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

         TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to Certificateholders, that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or (other entity treated as a corporation or partnership) created or organized in or under the laws of the United States or any state thereof including the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest". As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.


                              ERISA CONSIDERATIONS

         The following describes certain considerations under ERISA and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities.

         ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

         On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Loans may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

         In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Security or a Security which is not a Single Family Security may be made to a Plan.

         The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) Securities issued in a Series consisting of only a single class of Securities; and (ii) Securities issued in a Series in which there is only one class of those particular Securities; provided that the Securities in the case of clause (i), or the Securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the Securities only in a Series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described under "Credit Enhancement" herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Loans or the principal balance of the largest Loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

         While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

                  (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

                  (2) the rights and interest evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

                  (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch");

                  (4) the trustee must not be an affiliate of any other member of the Restricted Group as defined below;

                  (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

                  (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

         The trust fund must also meet the following requirements:

                  (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

                  (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of certificates; and

                  (iii)   certificates   evidencing   interests  in  such  other
         investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

         Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group, (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Underwriter Exemptions do not apply to Plans sponsored by the Seller, the related Underwriter, the Trustee, the Master Servicer, any insurer with respect to the Loans, any obligor with respect to Loans included in the Trust Fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

         The Prospectus Supplement for each Series of Securities will indicate the classes of Securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

         The Underwriter Exemption contains several requirements, some of which differ from those in PTE 83-l. The Underwriter Exemption contains an expanded definition of "certificate" which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of "trust" which permits the trust corpus to consist of secured consumer receivables. The definition of "trust," however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of the type which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of S&P, Moody's, Fitch or DCR. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         On July 21, 1997, the DOL published in the Federal Register an amendment to the Underwriter Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "obligations") supporting payments to certificate-holders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "pre-funding period") instead of requiring that all such obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

                  (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "pre-funding limit") must not exceed twenty-five percent (25%).

                  (2) All obligations transferred after the closing date (the "additional obligations") must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency.

                  (3) The transfer of such additional obligations to the trust during the pre-funding period must not result in the certificates to be covered by the Underwriter Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

                  (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the obligations in the trust at the end of the pre-funding period must not be more than 1.0% lower than the average interest rate for the obligations which were transferred to the trust on the closing date.

                  (5) In order to ensure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust,

                  (i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                  (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the obligations which were transferred to the trust as of the closing date.

                  (6) The pre-funding period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

                  (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

                  (8) The related prospectus supplement must describe:

                           (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

                           (ii)     the duration of the pre-funding period;

                           (iii)    the   percentage and/or dollar amount of the
                                    pre-funding Limit for the trust; and

                           (iv) that the amount remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificate holders as repayments of principal.

                  (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

         Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                                LEGAL INVESTMENT

         The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of Securities under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

         All depository institutions considering an investment in the Securities (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities," which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.


                             METHOD OF DISTRIBUTION

          Securities are being offered hereby in Series from time to time (each Series evidencing or relating to a separate Trust Fund) through any of the following methods:

                  1. By negotiated firm commitment underwriting and public reoffering by underwriters;

                  2. By agency placements through one or more placement agents primarily with institutional investors and dealers; and

                  3. By placement directly by the Depositor with institutional investors.

         A Prospectus Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Depositor, or the method by which the price at which the underwriters will sell the Securities will be determined. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the Depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Securities of such Series if any such Securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In addition, if so stated in the related Prospectus Supplement, such Prospectus Supplement and this Prospectus may be used by Countrywide Securities Corporation, an affiliate of IndyMac ABS, Inc. and IndyMac, Inc., in connection with offers and sales related to market making transactions in the Securities in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales in such transactions will be made at prices related to prevailing prices at the time of sale.

         Underwriters and agents may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

         If a Series is offered other than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.


                                  LEGAL MATTERS

         The validity of the Securities of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, One World Trade Center, New York, New York 10048.


                              FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

         It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

         Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series.

                             INDEX OF DEFINED TERMS

TERM                                                      PAGE
----                                                      ----

Accretion Directed..........................................38
Accrual.....................................................39
Accrual Securities..........................................35
Advance.....................................................13
Agreement...................................................25
Amortizable Bond Premium Regulations........................81
APR.........................................................29
Available Funds.............................................35
Balloon Payment.............................................18
Belgian Cooperative.........................................45
BIF.........................................................53
Book-Entry Securities.......................................43
Buydown Fund................................................27
Buydown Loans...............................................27
Calculation Agent...........................................40
Capitalized Interest Account................................55
Cash Flow Bond Method.......................................89
CEDEL Participants..........................................44
CERCLA..................................................20, 67
Certificates.................................................3
Claimable Amount............................................76
Class Security Balance......................................35
Closed-End Loans.............................................8
Code........................................................14
COFI Securities.............................................42
Collateral Value............................................29
Combined Loan-to-Value Ratio................................29
Commission...................................................6
Component Securities........................................38
Contingent Regulations......................................90
Cooperative Loans...........................................26
Cooperatives................................................26
Cut-off Date................................................25
Cut-off Date.................................................8
Cut-off Date Principal Balance..............................33
DCR.........................................................98
Debt Securities.............................................77
Definitive Security.........................................43
Depositor....................................................3
Derivative Transactions.................................24, 43
Detailed Description........................................26
Distribution Date...........................................10
DOL.........................................................96
DTC.........................................................22
Eleventh District...........................................41
EPA.........................................................67
ERISA.......................................................16
Euroclear Operator..........................................45
Euroclear Participants......................................45
European Depositaries.......................................43
Exchange Act.................................................7
FDIC........................................................31
FHA.........................................................12
FHLBSF......................................................41
FHLMC.......................................................31
Financial Intermediary......................................44
Fitch.......................................................98
Fixed Rate..................................................39
Floating Rate...............................................39
FNMA........................................................31
Funding Period..............................................23
Garn-St Germain Act.........................................69
Holder in Due Course Rules..................................21
Home Equity Loans............................................3
Home Improvement Contracts...................................3
Home Improvements............................................3
Indenture...................................................33
Installment Contract........................................72
Insurance Proceeds..........................................54
Insured Expenses............................................54
Interest Only...............................................39
Interest Weighted Securities................................80
Inverse Floating Rate.......................................39
IRS.........................................................79
L/C Bank....................................................11
L/C Percentage..............................................11
Liquidation Expenses........................................54
Liquidation Proceeds........................................54
Loan Rate...................................................10
Loans........................................................3
Loan-to-Value Ratio.........................................29
Lockout periods.............................................27
Master Servicer..............................................8
Master Servicing Agreement..................................25
Master Servicing Fee........................................59
Moody's.....................................................98
Morgan......................................................45
Mortgage....................................................52
Mortgaged Properties........................................27
Multifamily Loans............................................3
National Cost of Funds Index................................42
NCUA.......................................................101
Nonresidents................................................91
Notes........................................................3
Notional Amount Securities..................................38
OID.........................................................14
OID Regulations.............................................77
OTS.........................................................42
PACs........................................................38
Partial Accrual.............................................39
Parties in Interest.........................................97
Pass-Through Rate...........................................25
Pass-Through Securities.....................................88
Pay-Through Security........................................79
Percentage Interests........................................61
Permitted Investments.......................................48
Planned Principal Class.....................................38
Plans.......................................................96
Policy Statement...........................................101
Pool.........................................................8
Pool Insurance Policy.......................................48
Pool Insurer................................................48
Pooling and Servicing Agreement.............................33
Pre-Funded Amount...........................................23
Pre-Funding Account..........................................8
Prepayment Assumption.......................................79
Primary Mortgage Insurance Policy...........................27
Prime Rate..................................................43
Principal Only..............................................39
Principal Prepayments.......................................36
Properties...................................................8
Property Improvement Loans..................................73
PTE 83-1....................................................97
Purchase Price..............................................32
Rating Agency...............................................10
Ratio Strip Securities......................................89
RCRA........................................................68
Record Date.................................................34
Reference Banks.............................................40
Refinance Loan..............................................29
Regular Interest Securities.................................77
Relevant Depositary.........................................43
Relief Act..................................................72
REMIC........................................................5
Reserve Account.............................................11
Reserve Interest Rate.......................................40
Residual Interest Security..................................83
Restricted Group............................................99
Retained Interest...........................................33
Revolving Credit Line Loans..................................8
Riegle Act..................................................21
Rules.......................................................44
S&P.........................................................98
SAIF........................................................53
Scheduled Principal Class...................................38
Securities...................................................3
Security Account............................................53
Security Owners.............................................43
Security Register...........................................34
Securityholders.............................................43
Seller.......................................................3
Sellers.....................................................25
Senior Securities............................................9
Sequential Pay..............................................38
Series.......................................................3
Servicing Fee...............................................88
Single Family Loans..........................................3
Single Family Properties....................................27
Single Family Securities....................................97
SMMEA.......................................................14
Strip.......................................................39
Stripped Securities.........................................88
Subordinated Securities......................................9
Subsequent Loans............................................23
Sub-Servicer................................................13
Sub-Servicing Agreement.....................................56
Support Class...............................................39
TACs........................................................39
Targeted Principal Class....................................39
Terms and Conditions........................................45
TIN.........................................................91
Title I Loans...............................................73
Title I Program.............................................73
Title V.....................................................70
Trust Agreement.............................................25
Trust Fund...................................................3
Trust Fund Assets............................................3
Trustee......................................................8
U.S. Person.................................................95
UCC.........................................................66
Underwriter Exemptions......................................98
VA 12
VA Guaranty.................................................59
Variable Rate...............................................39

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the Securities being registered under this Registration Statement, other than underwriting discounts and commissions:

         SEC registration fee...................................      $590,000
         Printing and engraving expenses........................       $40,000
         Legal fees and expenses................................       $75,000
         Trustee fees and expenses..............................       $25,000
         Accounting fees and expenses...........................       $30,000
         Rating agency fees.....................................       $80,000
         Miscellaneous..........................................       $10,000
                                                                     ---------

         Total..................................................      $850,000
                                                                     =========

----------
* All amounts except the SEC registration fee are estimates of expenses incurred in connection with the issuance and distribution of a Series of Securities in an aggregate principal amount assumed for these purposes to be equal to $150,000,000 of Securities registered hereby.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court may deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         The Certificate of Incorporation and Bylaws of the Registrant provide, in effect, that, to the extent and under the circumstances permitted by Section 145 of the General Corporation Law of Delaware, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant.


ITEM 16. EXHIBITS.

1.1     -- Form of Underwriting Agreement*
3.1     -- Certificate of Incorporation of the Registrant.*
3.2     -- By-laws of the Registrant.*
4.1     -- Form of Pooling and Servicing Agreement relating to Home Equity  Loan
                Asset Backed Certificates.*
4.2     -- Form  of  Pooling  and  Servicing  Agreement  relating   to  Mortgage
                Pass-Through Certificates.*
4.3     -- Form  of  Pooling  and  Servicing  Agreement relating to Manufactured
                Housing Asset Backed Certificates.*
4.4     -- Form of Trust Agreement.*
4.5     -- Form of Indenture.*
4.6     -- Form of Master Servicing Agreement.*

5.1(a)  -- Opinion of Brown & Wood LLP as to legality of the Securities**
5.1(b)  -- Opinion  of  Richards,  Layton  &  Finger  as  to the legality of the
                Securities**
8.1     -- Opinion of Brown & Wood LLP as to certain  tax matters  (included  in
                Exhibit 5.1(a))**
10.1    -- Form  of  Loan Purchase Agreement*
23.1(a) -- Consent of  Brown & Wood LLP  (included  in  Exhibits  5.1(a) and 8.1 hereof)**
23.1(b) -- Consent  of  Richards,  Layton  &  Finger (included in Exhibit 5.1(b)
                hereof) **

----------
*      Previously filed.
**    Filed herewith.


ITEM 17. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration   Fee"  table  in  the   effective   Registration
                  Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of a Trust Fund's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that (i) it reasonably believes that the security rating requirement of Transaction Requirement I.B.5 of Form S-3 will be met by the time of sale of each Series of Securities to which this Registration Statement relates and (ii) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pasadena, state of California on the 13th day of August, 1998.


                                              IndyMac ABS, Inc.

                                              By  /s/  S. Blair Abernathy

                                              ..................................
                                              Name:  S. Blair Abernathy
                                              Title: Chairman of the Board,
                                              President and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement Amendment has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                                    TITLE                              DATE
                 ---------                                    -----                              ----

           /s/ S. Blair Abernathy             Chairman of the Board, President              August 13, 1998
           ----------------------
             S. Blair Abernathy               and Director


           /s/ Carmella L. Grahn              First Vice President, Chief                   August 13, 1998
           ---------------------
             Carmella L. Grahn                Financial Officer and Principal
                                              Accounting Officer and Director


                     *                        General Counsel, Secretary                    August 13, 1998
       -----------------------------
               Gwen J. Eells                  and Director


                     *                        Director                                      August 13, 1998
       -----------------------------
             Jeffrey P. Grogin


                     *                        Director                                      August 13, 1998
       -----------------------------
                James Banks

        *By /s/ S. Blair Abernathy
            ------------------------
             S. Blair Abernathy
              Attorney-in-Fact


                                  EXHIBIT INDEX
 EXHIBIT
SEQUENTIAL
    NO.            DESCRIPTION OF EXHIBIT                                                      PAGE NUMBER
----------         ----------------------                                                      ------------

 1.1      --       Form of Underwriting Agreement*................................................
 3.1      --       Certificate of Incorporation of the Registrant*................................
 3.2      --       By-laws of the Registrant*.....................................................
 4.1      --       Form of Pooling and Servicing Agreement relating to Home Equity
                   Loan Asset Backed Certificate*.................................................
 4.2      --       Form of Pooling and Servicing Agreement relating to Mortgage
                   Pass-Through Certificates*.....................................................
 4.3      --       Form of Pooling and Servicing Agreement relating to Manufactured
                   Housing Asset Backed Certificates*.............................................
 4.4      --       Form of Trust Agreement*.......................................................
 4.5      --       Form of Indenture*.............................................................
 4.6      --       Form of Master Servicing Agreement*............................................
 5.1(a)   --       Opinion of Brown & Wood LLP as to legality of the Securities**.................
 5.1(b)   --       Opinion of Richards, Layton & Finger as to legality of the Securities**........
 8.1      --       Opinion of Brown & Wood LLP as to certain tax matters
                   (included in Exhibit 5.1(a))**.................................................
 10.1     --       Form of Loan Purchase Agreement*...............................................
 23.1(a)  --       Consent of Brown & Wood LLP (included in Exhibits 5.1(a) and 8.1)**............
 23.1(b)  --       Consent of Richards, Layton & Finger (included in Exhibits 5.1(b) hereof)**....

-----------
*    Previously filed.
**   Filed herewith.